SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

                                ATEC GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock and Series K Convertible Preferred Stock*
2) Aggregate number of securities to which transaction applies: 5,562,456 shares of Common Stock and 1,854,152 shares of Series K Convertible Preferred Stock*
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): **
4)   Proposed maximum aggregate value of transaction: **
5)   Total fee paid: $5,362.66

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:
     (2)      Form, Schedule or Registration Statement No.:
     (3)      Filing Party:
     (4)      Date Filed:

----------------------------
* These registrant securities are being issued for the acquisition of all of the equity securities of Interpharm, Inc. The total number of shares of Common Stock to be issued to Interpharm shareholders at the closing of the acquisition of Interpharm will represent approximately 42% of all of the issued and outstanding Common Stock post-closing. If no conversion restriction existed and all of the Series K

     Convertible Preferred Stock to be issued to Interpharm shareholders were converted into Common Stock immediately following the closing of the acquisition of Interpharm, the total number of shares of Common Stock issued to the Interpharm shareholders at the closing together with the total number of shares of Common Stock issued upon conversion of the Series K Stock will represent approximately 80% of all of the issued and outstanding voting securities.

** The proposed maximum value of the transactions is $25,582,655, calculated as follows: Each share of Common Stock is valued at its "market value" (the average of the high and low prices for such a share on the American Stock Exchange on December 19, 2002,; each share of Series K Convertible Preferred Stock is valued at the market value of the number of shares of the registrant's Common Stock into which a share of Series K Convertible Preferred Stock is convertible, calculated on January 20, 2003; and $4,278,184, which represents the amount of cash and promissory notes to be paid to the registrant for the sale of its assets. The registrant will receive two promissory notes in the aggregate principal amount of $1.75 million for the sale of its assets and will receive cash for the remainder of the purchase price. The registrant anticipates that the cash portion of the purchase price will be paid in part by approximately $1.2 million of the registrant's cash which is part of the assets to be sold in the asset sale.

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                                                                PRELIMINARY COPY
                                                                ----------------

                                ATEC GROUP, INC.
                                  69 Mall Drive
                                Commack, NY 11725

                               ------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [____________], 2003

To the Stockholders of ATEC Group, Inc.:

         You are cordially invited to attend the annual meeting of stockholders of ATEC Group, Inc. ("Atec, our, we or us"), a Delaware corporation, to be held at the Huntington Hilton, Melville, New York, on [____________],
[________________], 2003, at 10:00 a.m. local time, for the following purposes:

         1. To approve the acquisition of all of the outstanding stock of Interpharm, Inc., a manufacturer of generic pharmaceuticals, in exchange for shares of common stock and a new series preferred stock of Atec;

         2. To approve an amendment to Atec's Certificate of Incorporation to change the name of Atec to "Interpharm Holdings, Inc.";

         3. To approve the sale of the assets relating to the sole current business of Atec to, and assumption of substantially all of the liabilities of Atec by, Baar Group, Inc., the principals of which are certain members of present management, in consideration of cash and promissory notes totaling $4,278,184, subject to certain closing adjustments.

         4. To elect six members to the board of directors of Atec to serve until their respective successors are elected and qualified;

         5. To ratify and approve Weinick Sanders Leventhal & Co., LLP, as our independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2003; and

         6. To approve the adjournment of the annual meeting in the event a quorum is not present at the meeting or sufficient votes in favor of Proposals 1, 2 and 3 are not received by the date of the meeting.

         Only stockholders of record at the close of business on [January 10], 2003 (the "Record Date") are entitled to notice of and to vote at the meeting.

         The acquisition of Interpharm and the sale of Atec's assets to Baar Group are contingent on each other. Specifically, the manner in which they are contingent on each other is as follows: Passage of Proposals 1 and 2 is contingent upon approval of each of Proposals 1 through 3. In addition, passage of Proposals 1 and 2 is contingent upon the election of Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm, Inc., in Proposal 4. In the event that Proposal 1, 2 and/or 3 is not approved or that the two director nominees of Interpharm, Inc. are not elected, Proposals 1 and 2 will not pass, the two director nominees of Interpharm, Inc. will not be elected and immediately after the annual meeting of stockholders the Board of Directors will appoint Ashok Rametra and James Charles (current Atec directors) to fill the vacancies created.

         In addition, the passage of Proposal 3 is contingent on the approval of Proposals 1 and 2 and the election of Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm,

Inc., in Proposal 4. In the event that Proposals 1 and 2 are not approved and/or the two director nominees of Interpharm, Inc. are not elected, Proposal 3 will not pass.

         Under Delaware law, Atec's stockholders will not be entitled to dissenters' rights of appraisal in connection with the acquisition of Interpharm or the sale of assets to Baar Group.

         Mona Rametra, the owner of 20% of Interpharm's capital stock, is the daughter-in-law of Surinder Rametra, our chairman and a member of Atec's Board. She is also the daughter of Dr. Maganlal K. Sutaria, the Chairman of the Board and chief executive officer of Interpharm. Mrs. Rametra will receive 20% of all of the consideration to be issued to the Interpharm shareholders for their Interpharm stock. Although Dr. Sutaria does not own any Interpharm stock, his other two children (i.e. Mrs. Rametra's brothers) collectively own 55% of Interpharm stock and his nephew, Ravi Sutaria, owns the remaining 25%. Ravi Sutaria is the son of Bhupatlal K. Sutaria, the President of Interpharm. In addition, Munish K. Rametra, who is Mrs. Rametra's husband and Surinder Rametra's son, will share a finder's fee of $100,000 with three other individuals relating to the acquisition of Interpharm.

         As of January 10, 2003, our directors, executive officers and the members of management who also are principals of Baar Group own approximately 26% of Atec stock entitled to vote on the proposals. Atec believes that these individuals will vote their shares to approve all of the proposals.

         A proxy statement and proxy are enclosed with this notice. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Details of the proposed acquisition, the sale of assets to members of management and the other business to be conducted at the annual meeting are described in the enclosed Proxy Statement. We have also enclosed a copy of our 2002 Annual Report for the fiscal year ended June 30, 2002.

                                 By Order of the Board of Directors

                                 Ashok Rametra, Secretary


Hauppauge, New York
[_________], 2003

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                                                                PRELIMINARY COPY
                                                                ----------------

                                ATEC GROUP, INC.
                                  69 Mall Drive
                                Commack, NY 11725

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          [_____________________], 2003

    Approximate Date of Mailing of this Proxy Statement: [___________], 2002.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the board of directors of Atec Group, Inc. ("Atec, our, we or us"), a Delaware corporation, for the annual meeting of stockholders to be held at 10:00 a.m. local time at the Huntington Hilton, Melville, New York on [___________], [________________], 2003, or any
continuation or adjournment thereof. At the meeting, the stockholders will be asked to vote on proposals, which are listed in the Atec notice of annual meeting of stockholders and described in more detail below.

         This proxy statement and the enclosed proxy card are being mailed on or about [_____________], 2003, to all stockholders entitled to vote at the meeting. Atec's Annual Report for the fiscal year ended June 30, 2002, including financial statements, is being mailed to all stockholders' entitled to vote at the annual meeting. The Annual Report does not constitute a part of the proxy solicitation material, except to the extent incorporated herein by reference.

         At the meeting, Atec stockholders will be asked:

           1. To approve the acquisition of all of the outstanding stock of Interpharm, Inc., a manufacturer of generic pharmaceuticals, in exchange for shares of common stock and a new series preferred stock of Atec (the "Acquisition");

           2. To approve an amendment to Atec's Certificate of Incorporation to change the name of Atec to "Interpharm Holdings, Inc.";

           3. To approve the sale of the assets relating to the sole current business of Atec to, and assumption of substantially all of the liabilities of Atec by, Baar Group, Inc., the principals of which are certain members of present management, in consideration of cash and promissory notes totaling $4,278,184, subject to certain closing adjustments (the "Management Buy-Out");

           4. To elect six members to the board of directors of Atec to serve until their respective successors are elected and qualified;

           5. To ratify and approve Weinick Sanders Leventhal & Co., LLP, as our independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2003; and

           6. To approve the adjournment of the annual meeting in the event a quorum is not present at the meeting or sufficient votes in favor of Proposals 1, 2 and 3 are not received by the date of the meeting.

The Acquisition and the Management Buy-Out are contingent on each other. Specifically, the manner in which they are contingent on each other is as follows: Passage of Proposals 1 and 2 is contingent upon approval of each of Proposals 1 through 3. In addition passage of Proposals 1 and 2 is contingent upon the election of Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm,

Inc., in Proposal 4. In the event that Proposal 1, 2 and/or 3 is not approved or that the two director nominees of Interpharm, Inc. are not elected, Proposals 1 and 2 will not pass, the two director nominees of Interpharm, Inc. will not be elected and immediately after the annual meeting of stockholders the Board of Directors will appoint Ashok Rametra and James Charles (current Atec directors) to fill the vacancies created.

         In addition, the passage of Proposal 3 is contingent on the approval of Proposals 1 and 2 and the election of Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm, Inc., in Proposal 4. In the event that Proposals 1 and 2 are not approved and/or the two director nominees of Interpharm, Inc. are not elected, Proposal 3 will not pass.

Summary Term Sheet

         This summary term sheet highlights selected information contained in this proxy statement. It may not contain all the information that is important to you. To understand the acquisition of Interpharm and the sale of our assets, we urge you to carefully read the entire proxy statement, including the exhibits and the documents to which we refer in this proxy statement. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies
-------------

         Atec, a Delaware corporation, is in the business of computer operations and provides a full line of information technology products and services to businesses, professionals, government and educational institutions. Atec's core competencies are system design, networking, server-based computing, help desk, e-commerce, ASP and Internet/Intranet solutions. Atec's principal executive offices are located at Atec Group, Inc., 69 Mall Drive, Commack, New York 11725, and its telephone number is (631) 543-2800.

         Interpharm, Inc. ("Interpharm"), a privately held New York corporation, is in the business of developing, manufacturing, and selling both prescription strength and over the counter generic drugs in the United States. Interpharm's sales are primarily to distributors and wholesalers. Interpharm's executive offices are located at Interpharm, Inc., 75 Adams Avenue, Hauppauge, New York 11788, and its telephone number is (631) 952-0214.

         Baar Group, Inc. ("Baar Group") was organized in July, 2002 for the purposes of acquiring the assets of Atec and has not yet conducted any business operations. Baar Group's prinicipal executive offices are located at 1762 Central Avenue, Albany, New York 12205.

The Acquisition
---------------

The Acquisition of Interpharm (page 9)

         Our board of directors has unanimously approved the acquisition of all of the capital stock of Interpharm. If the Acquisition of Interpharm is completed, Interpharm will become a wholly owned subsidiary of Atec.

Stock to be issued to Interpharm shareholders (page 37)

         In exchange for their Interpharm stock, Interpharm shareholders will receive shares of our Common Stock and Series K Preferred Stock. Immediately following the Acquisition, the Interpharm shareholders will own collectively approximately 42% of all of our outstanding Common Stock. In addition, immediately following the Acquisition, the Interpharm shareholders will own collectively shares of Series K Stock equal to approximately 14% of our outstanding Common Stock. As a result, immediately following the Acquisition, the Interpharm shareholders will own approximately 48% of all our voting securities, which are Common Stock and Series A, B and C preferred stock.

Series K Stock (page 38)

         The Series K Stock to be issued to the Interpharm shareholders has the following terms:

         o Voting. The Series K Stock is entitled to one vote per share, voting together as a class with the holders of our Common Stock.

         o Conversion. Upon the occurrence of certain events, the Series K Stock will be convertible into shares of our Common Stock. Upon full conversion of the Series K Stock, the number of shares of our Common Stock Interpharm shareholders will own will be equal to approximately 80% of the number of our voting securities as of the date the date of the closing of the acquisition of Interpharm.

         o Liquidation Preference. In the event of a liquidation, dissolution or winding up of Atec, the holders of the Series K Stock will be entitled to $7.50 per share prior to distribution on any class of stock ranking junior to the Series K Stock, including the Common Stock.

The Board of Directors (page 53)

         Balwinder Singh Bathla, James Charles and Ashok Rametra will resign as members of our Board and be replaced by Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria , two designees of Interpharm.

Name Change (page 45)

         Our name will be changed to "Interpharm Holdings, Inc."

Registration Rights (page 42)

         The Interpharm shareholders will receive rights to demand that we register the shares of our Common Stock they receive for resale by them, including the shares of Common Stock that they will receive upon the conversion of the Series K Stock.

Conditions to closing (page 40)

         The obligations of each of the parties to complete the Acquisition are subject to the satisfaction or waiver of various conditions, including the following:

         o all governmental and third-party consents and approvals necessary for the Acquisition must be received; and

         o there must not be any court order or injunction preventing the Acquisition.

         Our obligation to complete the Acquisition is also subject to the satisfaction or waiver of various conditions, including the following:

         o Interpharm and its shareholders must have materially performed their obligations under the Capital Stock Exchange Agreement;

         o there must not have occurred a material adverse change in the business and condition of Interpharm;

         o the representations and warranties of Interpharm and its shareholders must be true in all material respects; and

         o the Acquisition and the Management Buy-Out must be approved by our stockholders.

         The obligations of Interpharm and its shareholders are also subject to the satisfaction or waiver of various conditions, including the following:

         o we must have materially performed our obligations under the Capital Stock Exchange Agreement;

         o there must not have occurred a material adverse change in our business and condition since September 30, 2002;

         o our representations and warranties must be true in all material respects;

         o        the Management Buy-Out must have been completed;

         o we must have not more than $650,000 in total liabilities, not less than $3.7 million in stockholders' equity and not less than $1.25 million in cash.

Interests of our directors and officers in the Acquisition (page 44)

         Mona Rametra is married to the son of our Chairman of the Board, Surinder Rametra. Ms. Rametra is a shareholder of Interpharm and will receive 20% of all of our Common Stock and Series K Stock that is issued to the Interpharm shareholders. Additionally, Ms. Rametra's father is the chairman and chief executive officer of Interpharm. Her husband, Surinder Rametra's son, will share a $100,000 finder's fee with three other individuals.

Recommendation of the Board (page 36)

                 Our Board has determined that the Acquisition of Interpharm is fair to you and in your best interests. Accordingly, our board, including all of the unaffiliated members, has approved the Acquisition and has recommend that you vote "FOR" the Acquisition.

The Management Buy-Out
----------------------

The sale of our assets (page 45)

         Our board of directors has unanimously approved the sale of our sole current business consisting of computer operations to Baar Group for a purchase price of $4,278,184 and assumption of substantially all our liabilities.

         The purchase price is composed of $2,528,184 in cash and two promissory notes in the aggregate amount of $1.75 million. The cash portion of the purchase price will be increased by 34% of income from operations from our Albany, New York City and New Jersey computer operations from July 1, 2002 through the date of the closing and reduced by expenses which are allocated to our Long Island, New York office from July 1, 2002 through the date of the closing.

         We anticipate that the cash portion of the purchase price will be paid in part by returning approximately $1.2 million of Atec's cash which is being acquired by Baar Group as part of the asset sale. We estimate that as of December 31, 2002, the purchase price, as adjusted, would have been $3,754,184 and, as of April 15, 2003, will be $3,578,184.

The promissory notes (page 47)

         The principal amount of the first note is $1 million and is to be paid in 12 monthly equal installments. The second note is $750,000 and is to be paid in 36 equal monthly installments. Both of the promissory notes also have the following terms:

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

         o Interest. The interest rate is equal to 1.5% in excess of the prime rate as announced by Citibank.

         o Repayment. Repayment of the principal and interest commences one month from the date of closing of the Management Buy-Out.

         o Security Interest. The obligations under the promissory notes are secured by substantially all of the assets of Baar Group, including the assets it acquires pursuant to the Management Buy-Out.

         o Personal Guarantees. The obligations under the promissory notes are personally guaranteed by Ashok Rametra, Rajnish Rametra and Arvin Gulati.

Conditions to closing (page 50)

         Our obligation to complete the Acquisition is also subject to the satisfaction or waiver of various conditions, including the following:

         o the representations and warranties of Baar Group must be true in all material respects;

         o Baar Group must have materially performed its obligations under the Asset Purchase Agreement;

         o there must not be pending any suit or proceeding which prevents the Management Buy-Out or adversely effects the assets to be sold;

         o        the Management Buy-Out must be approved by our stockholders;
                  and

         o        the Acquisition of Interpharm must have been completed.

         The obligation of Baar Group is also subject to the satisfaction or waiver of various conditions, including the following:

         o our representations and warranties must be true in all material respects;

         o we must have materially performed our obligations under the Asset Purchase Agreement;

         o all governmental and third-party consents and approvals necessary for the Management Buy-Out must be received;

         o there must not be pending any suit or proceeding which prevents the Management Buy-Out or adversely effects the assets to be sold; and

         o        Baar Group must have received at least $500,000 in funding.

Interests of our directors and officers in the Acquisition (page 52)

         The principals of Baar Group are the following members of our management and board:

         o        Ashok Rametra, our President, Treasurer and a director;

         o Balwinder Singh Bathla, our Chief Executive Officer and a director;

         o Rajnish Rametra, our chief operating officer of technology integration services; and

         o        Arvin Gulati, our chief operating officer of distribution.

Recommendation of the Board (page 46)

         Our Board has determined that the Management Buy-Out is fair to you and in your best interests. Accordingly, our board, including all of the unaffiliated members, has approved the Management Buy-Out and has recommend that you vote "FOR" the Management Buy-Out.

Record Date; Outstanding Shares

         Only stockholders of record at the close of business on January 10, 2003 are entitled to receive notice of, and vote at our annual meeting. As of January 10, 2003, the number and class of stock outstanding and entitled to vote at the meeting consisted of:

           o  7,719,326 shares of common stock, par value $.01 per share,
           o 8,371 shares of series A preferred stock, par value $.01 per share,
           o 1,458 shares of series B preferred stock, par value $.01 per share and
           o 309,600 shares of series C preferred stock, par value $.01 per share.

         Each share of our common and preferred stock is entitled to one vote on all matters. As of the record date, we had 8,038,755 shares of our common and preferred stock entitled to one vote per share outstanding. Atec has no other voting securities.

Expenses of Soliciting Proxies

         Atec will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other proxy materials, Atec and its agents may also supplement the solicitation of proxies by mail, telephone, internet, telegraph or in person. Following the original mailing of the proxies and other proxy materials, Atec will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other annual meeting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In these cases, Atec will reimburse such record holders for their reasonable expenses if requested to do so.

Revocability of Proxies

         If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing, with the corporate secretary of Atec at its principal offices, 69 Mall Drive, Commack, NY 11725, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

Voting and Votes Required for Approval

         Every stockholder of record is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. There are no cumulative voting rights. By submitting your proxy, you authorize Ashok Rametra to represent you and vote your shares at the meeting in accordance with your instructions. If the meeting is adjourned, Mr. Rametra will be authorized to vote your shares at any adjournment or postponement of the meeting.

         To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

         In addition to solicitations by mail, we may solicit proxies in person, by telephone, facsimile or e-mail.

         Proposal 1: Acquisition of Interpharm. Although the Delaware General Corporation Law does not require Atec's stockholders to approve the acquisition of Interpharm, such approval is being sought because of (i) the significant relationships family members of certain members of our Board of Directors and our management have with shareholders and members of management of Interpharm and (ii) the rules of the American Stock Exchange ("AMEX"), which require stockholder approval of issuances of our Common Stock, among other things, in connection with an acquisition of another company (A) if any individual director, officer or substantial shareholder has a 5% or greater interest (or such persons have a 10% or greater interest), directly or indirectly, in the company to be acquired and the issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares by 5% or more, or (B) if the issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more. Under Delaware law, the affirmative vote of at least a majority of our shares entitled to vote, and voting together as a class, present in person or represented by proxy at our annual meeting at which a quorum is present is necessary for ratification of the acquisition of Interpharm. A quorum is present if one-third of our outstanding shares of common stock and Series A, B and C preferred stock collectively is present in person or by proxy at the annual meeting. In the event Proposal 1 is not ratified by our stockholders, Atec will not consummate the acquisition of Interpharm or the Management Buy-Out.

         Proposal 2: Amendment to Certificate of Incorporation. The affirmative vote of stockholders owning at least a majority of the issued and outstanding shares of our Series A, B and C preferred stock and Common Stock, voting together as a class, is necessary for ratification of the amendment of the Certificate of Incorporation changing our name to "Interpharm Holdings, Inc."

         Proposal 3: Sale of the Assets in the Management Buy-Out. The affirmative vote of stockholders owning at least a majority of the issued and outstanding shares of our Series A, B and C preferred stock and Common Stock, voting together as a class, is necessary for ratification of the sale of our assets to Baar Group. In the event Proposal 3 is not ratified by our stockholders, Atec will not consummate the Management Buy-Out or the acquisition of Interpharm.

         Proposal 4: Election of Directors. Directors are elected by a plurality vote and the six nominees who receive the most votes will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee.

         Proposal 5: Ratification of Selection of Auditors. The affirmative vote of stockholders owning at least a majority of our shares of common and preferred stock entitled to vote, and voting together as a single class, present in person or represented by proxy at our annual meeting at which a quorum is present is necessary for ratification of the selection of our auditors.

         Proposal 6: Adjournment of the Annual Meeting. The affirmative vote of stockholders owing at least a majority of our shares of common and preferred stock entitled to vote, and voting together as a single class, present in person or represented by proxy at our annual meeting at which a quorum is present is necessary to adjourn the meeting.

The Acquisition and the Management Buy-Out are contingent on each other. Specifically, the manner in which they are contingent on each other is as follows: Passage of Proposals 1 and 2 is contingent upon approval of each of Proposals 1 through 3. In addition passage of Proposals 1 and 2 is contingent upon the election of Dr. Maganlal K. Sutaria and Bhupatlal Sutaria, the two director nominees of Interpharm, Inc., in Proposal 4. In the event that Proposal 1, 2 and/or 3 is not approved or that the two director nominees of Interpharm, Inc. are not elected, Proposals 1 and 2 will not pass, the two director nominees of Interpharm, Inc. will not be elected and immediately after the annual meeting of stockholders the Board of Directors will appoint Ashok Rametra and James Charles (current Atec directors) to fill the vacancies created.

         In addition, the passage of Proposal 3 is contingent on the approval of Proposals 1 and 2 and the election of Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm, Inc., in Proposal 4. In the event that Proposals 1 and 2 are not approved and/or the two director nominees of Interpharm, Inc. are not elected, Proposal 3 will not pass.

Tabulation of Votes

         The votes will be tabulated and certified by Atec's transfer agent, North American Transfer.

Voting by Street Name Holders

         If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

Quorum; Abstentions; Broker Non-Votes

         The required quorum for the transaction of business at the annual meeting is one-third of the issued and outstanding shares of common and Series A, B and C preferred stock, collectively, at the annual meeting, in person or by proxy. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares represented and voting the votes cast at the annual meeting with respect to such matter.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Atec believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, Atec intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Atec intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Incorporation by Reference

         A copy of Atec's Annual Report on Form 10-K and Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended June 30, 2002, previously filed with the Securities and Exchange Commission by Atec pursuant to the Securities Exchange Act of 1934, as amended, are being mailed to stockholders with this Proxy Statement. Such Annual Report on Form 10-K and Amendment No. 1 are hereby incorporated by reference to this Proxy Statement.

         This Proxy Statement incorporates documents by reference which are not presented herein. Such documents are also available to any person including any beneficial owner to whom this Proxy Statement is delivered, without charge on written or oral request directed to Atec Group, Inc., 69 Mall Drive, Commack, New York 11725, Attention: chief financial officer, (631) 543-2800. Atec will send the requested documents by first class mail within one business day of its receipt of the request.

                            PROPOSALS TO STOCKHOLDERS

                                 PROPOSAL NO. 1

                            ACQUISTION OF INTERPHARM

         On November 25, 2002, Atec entered into a Capital Stock Exchange Agreement with Interpharm and all of the shareholders of Interpharm, whereby Atec agreed to acquire all of the outstanding stock of Interpharm in exchange for Common Stock and a new Series K Stock. For a discussion on the number of Common Stock and Series K Stock to be issued to the Interpharm shareholders, and the number of shares that will be outstanding after the Acquisition, see page
37. The issuance of the Common Stock and Series K Stock may substantially dilute your ownership percentage in us and the value of your shares. The Capital Stock Exchange Agreement provides that the Acquisition is subject to the approval of Atec's stockholders. You should carefully read the documents, including the Capital Stock Exchange Agreement, the Certificate of Designations, Preferences and Rights of the Series K Stock and the Registration Rights Agreement which are included in this Proxy Statement as Appendix A, as well as Atec's Form 10-K and Form 10-K/A for the year ended June 30, 2002 and Form 10-Q for the quarter ended September 30, 2002 which also are included in this Proxy Statement.

         In the event there is a material change in the terms of the Acquisition, including a material change resulting from the waiver of a condition to closing, Atec will not consummate the Acquisition until its stockholders have approved the Acquisition, with such change.

         The Series K Stock to be issued to the Interpharm shareholders has the following material terms and characteristics:

         -        Title.   $.01 par value per share Series K Convertible
                  Preferred Stock.

         - Voting. The Series K Stock is entitled to one vote per share, voting together as a class with the holders of our Common Stock.

         - Conversion. Upon the occurrence of certain events as detailed at page __ below, the Series K Stock will be convertible into shares of our Common Stock. Upon full conversion of the Series K Stock, the number of shares of our Common Stock Interpharm shareholders will own will be equal to approximately 80% of our outstanding voting securities on the date of the closing of the Acquisition.

         -        Liquidation Preference.   In the event of a liquidation,
                  dissolution or winding up of Atec, the holders of the Series K Stock will be entitled to $7.50 per share prior to distribution on any class of stock ranking junior to the Series K Stock, including the Common Stock.

         -        Dividend Rights.   None.

         -        Redemption Provisions.   None.

         -        Amount Authorized.   3 million shares.

Interpharm

Interpharm's Corporate History, Management and Ownership Structure
------------------------------------------------------------------

         Interpharm is in the business of developing, manufacturing, and selling both prescription strength and over the counter ("OTC") generic drugs in the United States. Interpharm's sales are primarily to distributors and wholesalers. Interpharm was incorporated in 1984 and its plant and executive offices are located at 75 Adams Avenue, Hauppauge, New York 11788, and its telephone number is (631) 952-0214. Interpharm has a 50% owned subsidiary, Saturn Chemical, LLC, a New York limited liability company, which acts as a purchasing agent for it.

         Interpharm is owned and run by members of the Sutaria family. The shareholders of Interpharm are Raj Sutaria, Perry Sutaria, Ravi Sutaria and Mona Rametra. The members of Interpharm's Board of Directors are Dr. Maganlal K. Sutaria, who serves as Chairman of the Board of Directors, Bhupatlal K. Sutaria and Vimla Sutaria. Interpharm's current management and officers are as follows:

Name                                        Position
----                                        --------

Dr. Maganlal K. Sutaria                     Chief Executive Officer

Bhupatlal K. Sutaria                        President

Vimla Sutaria                               Vice President

Jyoti Sutaria                               Secretary/Treasurer

Raj Sutaria                                 Assistant Secretary

         Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria are brothers. Dr. Maganlal K. Sutaria is married to Vimla Sutaria and Bhupatlal K. Sutaria is married to Jyoti Sutaria. Raj Sutaria, Perry Sutaria and Mona Rametra are the children of Dr. Maganlal K. Sutaria and Vimla Sutaria. Ravi Sutaria is the son of Bhupatlal K. Sutaria and Jyoti Sutaria. See also "Interpharm Related Party Transactions"

The Generic Drug Market and Necessary Approvals
-----------------------------------------------

         Pharmaceutical products in the United States are generally marketed as either "brand-name" or "generic" drugs. Brand-name products are drugs generally sold by the holder of the drug's patent or through an exclusive marketing arrangement. A company that receives approval for a new drug application ("NDA") from the U.S. Food and Drug Administration ("FDA"), usually the patent holder, has the exclusive right to produce and sell the drug for about 20 years from the date of filing of the patent application. This market exclusivity generally provides brand-name products the opportunity to build up physician and customer loyalties.

         Once a patent on a drug expires, a manufacturer can obtain FDA approval to market a "generic" version. A generic drug is therefore usually marketed after the patent on a brand drug expires and is comparable to a brand-name drug. In fact, the FDA requires that generic drugs to have the same quality, strength, purity, identity and efficacy as brand-name drugs. While comparable to brand-name drugs, generic drugs are usually far less costly than brand-name drugs, resulting in substantial savings to consumers and hospitals. These cost savings have resulted in sustained growth of the generic pharmaceutical industry in the United States. According to a Congressional Budget Office study, "How Increased Competition from Generic Drugs has Affected Prices and Returns in the Pharmaceutical Industry," (available at http://www.cbo.gov/showdoc.cfm?index=655&sequence=0) in 1984, 19% of prescription drugs sold in the United States were generic. In 2002, according to a Federal Trade Commission Study in July, 2002, "Generic Drug Entry Prior to Patent Expiration," (available at http://www.ftc.gov/os/2002/07/genericdrugstudy.pdf) that figure reached more than 47%.

         Much of the growth of the generic pharmaceutical industry has been attributed to The Drug Price Competition and Patent Term Restoration Act of 1984 (the "Waxman-Hatch Act") which encourages generic competition. Before the Waxman-Hatch Act, generic drug manufacturers had to put their products through an approval process similar to that for the original approval for brand-name drugs. Now, there is an accelerated approval process in which the generic manufacturer needs only to demonstrate to the FDA that the generic product is bioequivalent to the brand-name product through the filing of an abbreviated new drug application ("ANDA"). The ANDA may rely on information from the brand-name drug's application with the FDA.

         It has been estimated that the average drug takes 12 years and $270 million from initial discovery, through FDA testing and approvals, to public use.(1) Generic drug manufacturers can avoid almost all of these costs through the ANDA process, which has typically cost Interpharm less than $500,000.

Interpharm's Business
---------------------

         Interpharm currently manufactures and markets twenty generic drug products in solid dosage form. Interpharm holds an ANDA for ten of the products. The remaining products are manufactured under an OTC monogram or are pre-1938 drugs which do not require ANDAs. Interpharm's products are solid oral dosage form consisting of tablets, caplets and capsules.

         Approximately 35% of Interpharm's sales are to wholesalers and distributors which sell Interpharm's products to retailers and other wholesalers under their own labels. Approximately 65% of Interpharm's sales are under its own label. Interpharm distributes its products as follows:

         - to distributors who sell to retail chain stores;

         - directly to retail chains;

         - to resellers who repackage Interpharm's products and sell them to retail chains; and

         - with respect to a contract awarded to Interpharm by the U.S. Department of Veterans Affairs described below, through a government appointed prime vendor which purchases Interpharm's products and ships them as needed by the end user hospitals and facilities.

         During the nine months ended September 30, 2002, two Interpharm customers collectively accounted for approximately 56% of total sales. During the fiscal year ended December 31, 2001, three customers accounted for 19%, 20% and 22%, respectively, of total sales. Except as described below, Interpharm does not have a contract with any of these customers. The customers submit purchase orders to Interpharm and are invoiced for their orders.

         During 2001, Interpharm had a contract with the Department of Veterans Affairs for the supply of Ibuprofen through a prime vendor which accounted for 19% of total sales. That contract expired June 30, 2002, but has again been awarded to Interpharm as of December 5, 2002 as described under "Recent Business Developments," below.

         The loss of any of Interpharm's largest customers could have a material adverse effect on Interpharm's business.

         As is the case with Interpharm's largest customers, most of Interpharm's other sales are not made pursuant to contracts, but pursuant to individual purchase orders. Therefore, there is nothing requiring many of Interpharm's customers to continue to purchase generic drugs from Interpharm and there can be no guarantee that they will continue to do so.

                            Interpharm's Product Line
                            -------------------------

         Below is a list of drugs manufactured by Interpharm. The names of all of the drugs under the caption "Brand-Name Drug" are registered trademarks. The holders of the registered trademarks are non-affiliated pharmaceutical manufacturers.


---------------------
(1) PROJECTIONS OF DRUG APPROVALS, PATENT EXPIRATIONS, AND GENERIC ENTRY FROM 2000 TO 2004, C. Daniel Mullins, Ph.D., Francis Palumbo, Ph.D., J.D., and Bruce Stuart, Ph.D. (2000).

Product Name                                                 BRAND-NAME DRUG
------------                                                 ---------------

1. Acetaminophen 500 mg White Tablets                          Tylenol(R)

2. Acetaminophen 500 mg White Caplets                          Tylenol(R)

3. Acetaminophen 325 mg White Tablets                          Tylenol(R)

4. Acetaminophen, Pseudoephedrine, Chlorpheniramine
Maleate, USP Tablets 650mg/60mg/ 4mg                           Singlet(R)

5. Clorpheniramine Maleate 4mg Yellow Tablets                  Chlortrimetron(R)

6. Ibuprofen 200mg White Tablets                               Advil(R)

7. Ibuprofen 200mg Brown Tablets                               Advil(R)

8. Ibuprofen 200mg Orange Tablets                              Motrin(R)

9. Ibuprofen 200mg White Caplets                               Advil(R)

10. Ibuprofen 200mg Brown Caplets                              Advil(R)

11. Ibuprofen 200mg Orange Caplets                             Motrin(R)

12. Ibuprofen 400mg White Tablets                              Motrin(R)

13. Ibuprofen 600mg White Tablets                              Motrin(R)

14. Ibuprofen 800mg White Tablets                              Motrin(R)

15. Isometheptene Mucate, Dichloralphenazone,
Acetaminophen, Red/Red Capsule, 65mg/100mg/325mg               Midrane(R)

16. Naproxen 250mg White Tablets                               Naprosyn(R)

17 Naproxen 375mg White Tablets                                Naprosyn(R)

18. Naproxen 500mg White Tablets                               Naprosyn(R)

19. Pseudoephedrine HCl 60mg White Tablets                     Sudafed(R)

20. Pseudoephedrine HCl, Triprolidine HCl White
Tablets, 2.5mg/60mg                                            Actifed(R)

Product Development
-------------------

         During the fiscal years ended December 31, 2000 and 2001, and the interim period ended September 30,2002, the majority of Interpharm's revenues were derived from sales of Ibuprofen tablets in both OTC and prescription strength.

         Interpharm believes that its growth in recent years has been due primarily to its ability to create competitive advantages in its existing product line through efficient manufacturing processes, cost competitiveness, and the ability to create loyalty among its customers.

         Over the next few years, patent protections on a large number of brand-name drugs are expected to expire which represent billions of dollars in sales. These patent expirations may provide opportunities for the manufacturers of generic drugs. In order to take advantage of these opportunities, Interpharm intends to expand its product line and concentrate its new product development activities on brand-name products that have proven markets.

         FDA approval is required before any generic drug can be marketed through an ANDA. While the ANDA has significantly streamlined the process of obtaining FDA approval for generic drugs, it is difficult to predict how long the process will take for any specific drug. Therefore, there is always the risk that the introduction of new products can be delayed.

         The ANDA process requires that a company's manufacturing procedures and operations conform to FDA requirements and guidelines, generally referred to as current Good Manufacturing Practices ("cGMP"). The requirements for FDA approval encompass all aspects of the production process, including validation and record keeping, and involve changing and evolving standards. Compliance with cGMP regulations requires substantial expenditures of time, money and effort in such areas as production and quality control to ensure full technical compliance. The evolving and complex nature of these regulatory requirements, the broad authority and discretion of the FDA and the generally high level of regulatory oversight result in a continuing possibility that Interpharm may be adversely affected by regulatory actions despite its efforts to comply with regulatory requirements.

         The ANDA process also requires bioequivalency studies to show that the generic drug is bioequivalent to the approved drug. Bioequivalence compares the bioavailability of one drug product with that of another formulation containing the same active ingredient. When established, bioequivalency confirms that the rate of absorption and levels of concentration in the bloodstream of a formulation of the approved drug and the generic drug are equivalent. Bioavailability indicates the rate and extent of absorption and levels of concentration of a drug product in the bloodstream needed to produce the same therapeutic effect.

         Supplemental ANDAs are required for approval of various types of changes to an approved application, and these supplements may be under review for six months or more. In addition, certain types of changes may only be approved once new bioequivalency studies are conducted or other requirements are satisfied.

         In December 2001 Interpharm received ANDA approval from the FDA to produce prescription strength Naproxen. In addition, Interpharm has two new drugs that are under development. There can be no assurances, however, that the FDA will ultimately approve the drugs that are under development.

         Even if an ANDA is approved, brand-name companies can impose substantial barriers to market entry which may include: filing new patents on drugs whose original patent protection is about to expire, developing patented controlled-release products or other product improvements, developing and marketing, as OTC products, brand-name products that will soon face generic competition, and commencement of marketing initiatives, regulatory activities and litigation. While none of these actions have been taken against Interpharm, to date, there can be no assurance that they will not be taken in the future.

Recent Business Developments
----------------------------

         In January 2002 Interpharm entered into an agreement to manufacture, on a contract basis, four drugs in various dosage strengths. The contract is subject to Interpharm receiving a Site Transfer Approval ("STA") from the FDA.

         The agreement is for a five year term, which may be renewed for an additional two years. The agreement also contains a non-compete provision stating that Interpharm may not distribute any of the drugs covered by the agreement for five years after its termination.

         Whereas an ANDA approves the formula for a given product produced at a specified location, an STA granted by the FDA allows for the production of an approved drug at a site other than the one approved in the ANDA. In order for the FDA to approve an STA, the new production location must demonstrate that it will be able to comply with all of the terms and conditions set forth in the approved ANDA, which include sources for raw materials, equipment, facility approval, and standard operating procedures. Interpharm believes that it may obtain an STA for the four drugs by the end of the second quarter of 2003. There can be no assurances, however, that an STA for each drug will be granted by the FDA.

         On December 5, 2002, Interpharm was awarded a contract by the Department of Veterans Affairs to supply Ibuprofen tablets for the period January 2, 2003 through January 1, 2004 and includes four one year renewal options after that at the option of the Department of Veterans Affairs. The Department of Veterans Affairs has advised Interpharm that its estimated yearly value of the contract is $5,054,879. Interpharm previously had this contract which expired June 30, 2002.

         The contract covers sales to the following entities: all Department of Veterans Affairs facilities, all Indian Health Service facilities, Department of Health and Human Service Supply Center at Perry Point and all Option 2 State Veterans Homes. Upon mutual agreement, other government entities may be added to the contract.

         Interpharm believes that its continued growth is dependent upon its ability (i) to continue increasing its market share in its existing product lines by utilizing its manufacturing efficiency, cost competitiveness, and customer loyalty, (ii) to obtain FDA approval for the drugs currently under development, (iii) to continue to increase its product line, (iv) to leverage off of its competitive strengths to capture market share on its new product lines and (v) to utilize its manufacturing efficiencies to enter into additional contract manufacturing arrangements. Interpharm believes that it will be successful in implementing the strategies above, but there can be no assurance that it will do so.

Research and Development
------------------------

         Interpharm's research and development expenses in and prior to 2000 were negligible. In the fiscal year ended 2001, Interpharm's expenditures on research and development were approximately $110,000. Interpharm has expended approximately $127,450 for research and development from January 1, 2002 through September 30, 2002.

         Interpharm's research and development activities consist of (i) identifying and conducting patent and market research on brand name drugs for which patent protection has expired or will expire in the near future, (ii) researching and developing new product formulations based upon such drugs, (iii) obtaining approval from the FDA for such new product formulations, and (iv) introducing technology to improve production efficiency and enhance product quality. The scientific process of developing new products and obtaining FDA approval is complex, costly and time consuming and there can be no assurance that any products will be developed and approved despite the amount spent on research and development. The development of products may be curtailed in the early or later stages of development due to the introduction of competing generic products or for other strategic reasons.

         The research and development of oral solid dosage products requires studies and FDA review and approval which has historically taken approximately two to three years. However, the length of time necessary to bring a product to market can vary significantly and can depend on, among other things, availability of funding, problems relating to formulation, safety or efficacy, patent issues associated with the product or barriers to market entry from brand-name product manufacturers.

         Interpharm contracts with outside laboratories to conduct biostudies, which, in the case of oral solids, generally are required for FDA approval. Historically, the vast majority of Interpharm's research and development expenditures have been on biostudies. While Interpharm believes that the companies contracted to perform the biostudies are reliable, there can be no assurance that they will use the proper due diligence or that their work will otherwise be accurate.

Intellectual Property
---------------------

         Interpharm does not currently hold or license any patents and has not trademarked its name.

Marketing
---------

         Interpharm markets its products primarily to wholesalers, drug distributors, repackagers, and other manufacturers through its internal sales staff as well as independent sales representatives. Some of Interpharm's wholesalers and distributors purchase products that are warehoused for drug chains, independent pharmacies, state and federal governmental agencies and managed healthcare organizations. Consistent with industry practice, Interpharm has a return goods policy. Pursuant to its policy, any unopened items in its original packaging may be returned if accompanied by (i) an authorization form obtained from Interpharm, a "Returned Goods Authorization Number" obtained from Interpharm and a proof of purchase. Transportation charges for returns are paid by the customer. If the foregoing procedures are followed, Interpharm will return the customer's original purchase price or the current market price, whichever is lower.

         Pursuant to its return policy, Interpharm will not accept any of the following for return: (i) short-dated products (14 months or less remaining on the expiration date), (ii) expired products, products which have been opened, tampered with or which have a broken seal, (iii) products which have stickers or other price markings, (iv) products which have been damaged by improper handling, fire, flood or other catastrophes, (v) products stored under conditions other than as specified on the label, (vi) products returned by someone other than the direct purchaser from Interpharm, or (vii) products without proof of purchase.

         Interpharm has not experienced returns of material quantities of any of the products it sells and therefore, does not believe that it is subject to material risk of inventory buildup attributable to returns.

Subsidiary
----------

         Interpharm has a 50% owned subsidiary called Saturn Chemical, LLC, a New York limited liability company. Saturn acts solely as a purchasing agent for Interpharm by purchasing Ibuprofen powder and supplying it to Interpharm. No written agreement exists between Interpharm and the other 50% owner of Saturn with respect to Saturn or the supply of Ibuprofen powder.

         Interpharm has in the past sold finished goods to the other 50% owner of Saturn. For the fiscal year ended December 31, 2001, there were $3,506,267 in sales to the other owner. For the nine months ended September 30, 2002 however, there were no sales to it.

Competition
-----------

         The generic pharmaceutical industry is immensely competitive. Interpharm has identified at least seven principal competitors. The primary means of competition involve manufacturing capabilities and efficiencies, innovation and development, timely FDA approval, product quality, marketing, reputation, level of service, including the maintenance of sufficient inventory levels to assure timely delivery of products, product appearance and price. Price is one of the key factors in the generic pharmaceutical business. To compete effectively and remain profitable, a generic drug manufacturer must manufacture its products in a cost effective manner. Interpharm maintains adequate levels of inventories to meet customer demand and have them readily available.

         In addition to generic manufacturers, Interpharm has also experienced competition from brand-name companies that have purchased generic companies or license their products prior to or as relevant patents expire. No further regulatory approvals are required for a brand-name manufacturer to sell its pharmaceutical products directly or through a third party to the generic market, nor do such manufacturers face any other significant barriers for entry into such market.

         As is the case with many generic pharmaceutical manufacturers, many of Interpharm's competitors have longer operating histories and greater financial resources than Interpharm. Consequently, some of theses competitors may have larger production capabilities, may be able to develop products at a significantly faster pace at a reduced cost, and may be able to devote far greater resources to marketing their product lines.

         Certain manufacturers of brand-name drugs and/or their affiliates have been introducing generic pharmaceutical products equivalent to such brand-name drugs at relatively low prices. Such pricing, with its attendant diminished profit margins, could have the effect of inhibiting Interpharm and other manufacturers of generic pharmaceutical products from developing and introducing generic pharmaceutical products comparable to certain brand-name drugs. This, in turn, may discourage Interpharm's development of new products, reduce Interpharm's sales and limit or preclude its profitability. Additionally, consolidation among wholesalers, distributors, and repackagers, and technological advances in the industry and pricing pressures from large buying groups, could create pricing pressure, which would reduce Interpharm's profit margins on its product lines.

         In addition, increased price competition among manufacturers of generic pharmaceutical products, resulting from new generic pharmaceutical products being introduced into the market and other generic pharmaceutical products being reintroduced into the market, has led to an increase in demands by customers for downward price adjustments by the manufacturers of generic pharmaceutical products. No assurance can be given that such price adjustments, which reduce gross profit margins, will not continue, or even increase, with a consequent adverse effect on Interpharm's earnings.

         Brand-name companies also pursue other strategies to prevent or delay generic competition. These strategies may include: seeking to establish regulatory and legal obstacles that would make it more difficult to demonstrate bioequivalence, initiating legislative efforts in various states to limit the substitution of generic versions of certain types of brand-name pharmaceuticals, instituting legal action that automatically delays approval of generic products, the approval of which requires certifications that the brand-name drug's patents are invalid or unenforceable, or introducing "second generation" products prior to the expiration of market exclusivity for the reference product, obtaining extensions of market exclusivity by conducting trials of brand-name drugs, persuading the FDA to withdraw the approval of brand-name drugs, for which the patents are about to expire, thus allowing the brand-name company to obtain new patented products serving as substitutes for the products withdrawn, or seeking to obtain new patents on drugs for which patent protection is about to expire.

         The ability of brand-name companies to successfully delay generic competition in any of Interpharm's targeted new product lines may adversely affect Interpharm's ability to enter into the desired product line or may impact its ability to attain its desired market share for that product.

         The Food and Drug Modernization Act of 1997 includes a pediatric exclusivity provision that may provide an additional six months of market exclusivity for indications of new or currently marketed drugs if certain agreed upon pediatric studies are completed by the applicant. Brand-name companies are utilizing this provision to extend periods of market exclusivity.

         Some brand-name companies have lobbied Congress for amendments to the Waxman-Hatch legislation that would give them additional advantages over generic competitors. For example, although the term of a company's drug patent can be extended to reflect a portion of the time an NDA is under regulatory review, some companies have proposed extending the patent term by a full year for each year spent in clinical trials, rather than the one-half year that is currently permitted. If proposals like these become effective, Interpharm's entry into the market and its ability to generate revenues associated with these products will be delayed.

Raw Materials
-------------

         Production and development depends upon Interpharm's ability to procure raw materials, which are generally available, at prices which allow Interpharm to compete with other generic drug manufacturers. The raw materials purchased by Interpharm consist primarily of the generic drugs it sells, in powder form, which Interpharm then mixes with several other ingredients and manufactures into tablet form. Interpharm does not have any contracts or other long-term arrangements with any supplier and therefore, there is no guarantee that necessary materials will continue to be procured at the prices or delivery terms currently available or acceptable to Interpharm. Interpharm usually purchases its raw materials by submitting a purchase order to the supplier for which it receives an invoice.

         With respect to raw material purchases, Interpharm's 50% owned subsidiary, Saturn Chemical, LLC, acts as a purchasing agent to supply Ibuprofen to Interpharm. Saturn, however, is not the sole supplier. There is no written agreement between Interpharm and Saturn.

         During the nine month period ended September 30, 2002, Interpharm purchased raw materials from two suppliers totaling approximately 70% of its total raw material purchases. During the fiscal years ended December 31, 2001 and December 31, 2000, Interpharm purchased raw materials from three suppliers totaling approximately 65% and 53% of its total raw material purchases.

         To date, Interpharm has experienced no significant difficulty in obtaining raw materials and believes that raw materials will generally continue to be available in the future. However, since the federal drug application process requires specification of raw material suppliers, if raw materials from a specified supplier were to become unavailable, FDA approval of a new supplier would be required. While a new supplier becomes qualified by the FDA and its manufacturing process is judged to meet FDA standards, a delay of six months or more in the manufacture and marketing of the drug involved could result, which, depending on the particular product, could have a material adverse effect on Interpharm's financial condition.

         Generally Interpharm attempts to minimize the effects of any lack of raw materials supply by specifying, where economical and feasible, two or more suppliers of raw materials for the drugs it manufactures.

Employees
---------

         Interpharm currently has 128 full time employees.

Product Liability
-----------------

         Like all pharmaceutical companies, Interpharm faces the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. Interpharm currently has products liability coverage for $2,000,000 per occurrence with a $2,000,000 aggregate limit. Although Interpharm believes that it has reasonably adequate insurance coverage, it cannot be certain that such coverage will, in fact, be adequate to cover claims or that Interpharm will be able to get adequate insurance coverage in the future at acceptable costs. A successful product liability claim that is excluded from coverage, or that exceeds Interpharm's policy limits, could require it to pay substantial sums.

Government Regulation
---------------------

         All pharmaceutical manufacturers are subject to extensive, complex and evolving regulation by Federal local and state governmental entities, principally by the FDA, and, to a lesser extent, by the Drug Enforcement Administration and state governmental agencies. The Federal Food, Drug, and Cosmetic Act, the Controlled Substances Act, the Waxman-Hatch Act, the Generic Drug Enforcement Act and other Federal statutes and regulations govern or influence the testing, manufacture, packaging, safety, labeling, storage, record keeping, approval, advertising and promotion of Interpharm's products.

         Noncompliance with applicable requirements can result in judicially and/or administratively imposed sanctions including the initiation of product seizures, injunction actions, fines and criminal prosecutions. Administrative enforcement measures can involve the recall of products, as well as the refusal of the government to enter into supply contracts or to approve new drug applications. The FDA also has the authority to withdraw approval of drugs in accordance with regulatory due process procedures. Although, Interpharm has internal compliance programs and standard operating procedures which have been reviewed by independent consultants, and has had a favorable compliance history, if these programs were not to meet regulatory agency standards in the future, or if Interpharm's compliance were deemed deficient in any significant way, it could have a material adverse effect on Interpharm's business and earnings.

         The FDA inspects manufacturer's facilities to assure compliance with cGMP. Manufacturers must follow cGMP regulations at all times during the manufacture and processing of drugs. To comply with the standards set forth in these regulations, Interpharm must continue to expend significant time, money and effort in the areas of production, quality control and quality assurance.

         In addition to the Federal government, individual states have laws regulating the manufacture and distribution of pharmaceuticals, as well as regulations pertaining to the substitution of generic drugs for brand-name drugs. Interpharm's operations are subject to regulation, licensing requirements and inspection by the states in which Interpharm is located or conducts business.

         Interpharm must also comply with federal, state and local laws of general applicability, such as laws regulating working conditions and equal opportunity employment. Additionally, Interpharm is subject, as are all manufacturers, to various federal, state and local environmental protection laws and regulations, including those governing the discharge of materials into the environment. Historically, the costs of complying with such environmental provisions have not had a material adverse effect on Interpharm's earnings, cash requirements or competitive position, and Interpharm does not expect such costs to have any such material adverse effect in the foreseeable future. However, if changes to such environmental provisions are made that require significant changes in its operations or the expenditure of significant funds, such changes could have a material adverse effect on Interpharm's earnings, cash requirements or competitive position.

         Continuing studies of the proper utilization, safety and efficacy of pharmaceutical products are being conducted by the industry, government agencies and others. Such studies, which increasingly employ sophisticated methods and techniques, can call into question the utilization, safety and efficacy of previously marketed products. There can be no assurances that these studies will not, in the future, result in the discontinuance of product marketing.

Description of Property
-----------------------

         Interpharm does not own any real property. It leases an entire building in Hauppauge, New York, pursuant to a lease expiring in October, 2019, which houses its manufacturing, warehousing and executive offices. The leased building is approximately 100,000 square feet and is located in an industrial/office park. The current annual lease payments to the landlord, Sutaria Family Realty, LLC, are $480,000. Sutaria Family Realty, LLC is owned by Mona Rametra, Perry Sutaria and Raj Sutaria. Upon a change in ownership of Interpharm, and every three years thereafter, the annual base rent will be adjusted to fair market value, as determined by an independent appraisal. There are no tenants in the building other than Interpharm.

Legal Proceedings
-----------------

         On or about January 31, 2002, Teresa Casey and Jerry Casey, as plaintiffs, commenced a lawsuit against Interpharm, as defendant in Superior Court, State of Washington, County of Pierce. Plaintiffs allege that Teresa Casey suffered a hemorrhagic stroke and aneurysm caused by ingesting guaifenesin/phenylpropanolamine ("PPA") for relief of bronchitis symptoms. Plaintiffs allege that Teresa Casey suffered severe injuries, including, but not limited to, invasive surgery, physical and cognitive impairment, emotional distress and other economic and non-economic damages. Plaintiffs allege that Interpharm was the alleged designer, constructor, manufacturer, producer, marketer, seller and distributor of the PPA Teresa Casey ingested. Plaintiffs have alleged nine causes of action for product liability, tort liability, negligence, breach of implied and express warranties and violation of the Washington Consumer

Protection Act. Plaintiffs seek unspecified damages, attorney's fees, prejudgment interest, punitive damages and such other relief as the court deems just.

         Interpharm has denied the material allegations of the complaint, believes it has meritorious defenses to the complaint and plans to vigorously defend the action.

         On or about August 13, 2002, Interpharm, as plaintiff, commenced a lawsuit against General Star Indemnity Company, G.P. Insurance Agency, Inc. and Mortsan General Agency, Inc., as defendants in the Supreme Court of the State of New York, County of Suffolk. The lawsuit arose from General Star's refusal to cover or defend Interpharm under an insurance policy with respect to the Casey action discussed in the preceding paragraph. The insurance policy is alleged to have been obtained for Interpharm by G.P. Insurance Agency, Inc. and Mortsan General Agency, Inc.

         The alleged factual basis for Interpharm's claims is as follows. On or about July 28, 2001, General Star notified Interpharm that its Commercial General Liability Insurance Policy would not be renewed, but did not provide it with notice of extended reporting period coverage as required under New York law. When Interpharm received the complaint in the Casey action above and forwarded it to General Star in February, 2002, General Star refused coverage. On or about June 7, 2002, Interpharm exercised its right to obtain extended reporting coverage under its General Star policy.

         Interpharm seeks a declaratory judgment that General Star is obligated to cover and defend the action and seeks damages, costs and attorney's fees for fraud misrepresentation and other claims.

Interpharm Related Party Transactions
-------------------------------------

         Because Interpharm is a family owned business, it and its owners and affiliates have engaged in a number of related party transactions as detailed below.

Loans from Shareholders, Officers and Directors
-----------------------------------------------

         Dr. Maganlal K. Sutaria and Interpharm shareholders, from time to time have made loans to Interpharm. Approximately $3,000,000 of the loans have a maturity date of January 1, 2012, and the balance of the advances, as reflected in Interpharm's September 30, 2002 financial statements, have no definitive repayment terms. As of December 31, 2002, repayment of $3,000,000 of these loans is subordinated to Interpharm's bank debt. In December 2002, Interpharm repaid approximately $759,000 of these loans.

Lease
-----

         On November 17, 1997, Interpharm entered into a lease for its facility with Perry Sutaria, Mona Rametra and Raj Sutaria as landlords, ending October 31, 2019. Each of the landlords is an Interpharm shareholder and Raj Sutaria is an Interpharm Officer. The current monthly lease payments are $40,000. The lease was subsequently assigned to, and assumed by, Sutaria Family Realty, LLC which is owned by Perry Sutaria, Raj Sutaria and Mona Rametra. Pursuant to the terms of the lease, upon a change in ownership of Interpharm, and every three years thereafter, the annual base rent will be adjusted to fair market value, as determined by an independent appraisal.

         No third party assessment or appraisal of the lease was made at the time it was entered into or at any subsequent time. The Special Committee of Atec's Board of Directors has taken the lack of a third party assessment into account but believe that the lease terms are in line with other leases in the area. This belief is based on the fact that Atec's offices are in the same area as Interpharm's leased premises and ATEC is currently subletting similar space for $5.50 per square foot whereas Interpharm is paying $4.80 per square foot.

         An oral agreement exists among Vimojy Realty, Inc. and the owners of 75 Adams Avenue, Hauppauge, New York for Vimojy to act as managing agent for the property. Vimojy is wholly owned by

Bhupatlal K. Sutaria, Interpharm's President.

         As managing agent, Vimojy is responsible for and performs the following functions: collection of rent, making mortgage, tax and insurance payments and management and maintenance of the property, including, but not limited to, arranging repairs, purchasing supplies and ensuring compliance with the lease.

Guarantees
----------

         Raj Sutaria (Shareholder/Officer), Bhupatlal K. Sutaria (Officer), Perry Sutaria (Shareholder) and Mona Rametra (Shareholder) have provided unconditional joint and several guarantees of payment by with respect to:

         1. HSBC Advised Secured Line of Credit Facility for $2.0 ($1.5 million to Interpharm; and $.5 million to Saturn Chemical); and

         2. HSBC Non-Revolving Secured Facility for Equipment Purchases for $1.5 million to Interpharm.

         Interpharm has guaranteed the following loans relating to its leased premises. Interpharm does not receive any payments or other consideration for these loan guarantees which relate to its leased building.

         1. July 21, 1999 Loan and Use Agreement relating to an $820,000 loan for the purchase of 75 Adams Avenue, Hauppauge, New York, among Bi-County Development Corporation, Perry M. Sutaria, Mona M. Sutaria, Raj M. Sutaria, Interpharm and the New York Job Development Authority;

         2.   July 21, 1999 Loan Agreement by and among Perry M. Sutaria, Mona
              M. Sutaria and Raj M. Sutaria, as borrower, Interpharm as guarantor, and the Long Island Development Corporation ("LIDC") for an $850,000 loan from LIDC under guarantee by the U.S. Small Business Administration; and

         3. April 29, 2002 $1,859,000 mortgage loan from HSBC to Sutaria Family Realty, LLC, which is owned by Perry Sutaria, Raj Sutaria and Mona Rametra.

Market Price of and Dividends on Interpharm's Common Equity and Related Stockholder Matters
-----------------------------------------------------------------------

         Interpharm has one class of common stock, $.001 par value, which is held by the following four shareholders in the following amounts:

Name                                        Number of Shares
----                                        ----------------

Raj Sutaria                                     1,400,000

Ravi Sutaria                                    1,000,000

Mona Rametra                                      800,000

Perry Sutaria                                     800,000

         Interpharm's stock has never been publicly traded and no dividends have ever been paid to the holders of Interpharm stock. Interpharm does not have any equity compensation plans in place, nor does it have any outstanding options, warrants or securities convertible into its common stock.

Financial Statements of Atec and Interpharm

         For the audited financial statements of Interpharm for the fiscal years ended December 30, 2000 and 2001, as well as the unaudited financial statements of Interpharm for the nine months ended September 30, 2002 and 2001, which are incorporated herein by reference, see Appendix B.

         For the audited financial statements of Atec for the fiscal years ended June 30, 2001 and 2002, as well as selected financial data and quantitative and qualitative disclosures about market risks, see Atec's Form 10-K and Form 10-K/A which are being provided with this Proxy Statement and is incorporated herein by reference. For unaudited financial statements of Atec for the quarter ended September 30, 2002, as well as quantitative and qualitative disclosures about market risks, management's discussion and analysis of financial condition and results of operations, see Atec's Form 10-Q for the Quarter ended September 30, 2002, which is being provided with this Proxy Statement and is incorporated herein by reference.

Pro Forma Financial Statements

                       INTRODUCTION TO UNAUDITED PRO FORMA
                        CONDENSED COMBINED BALANCE SHEET

         The following unaudited pro forma condensed combined balance sheet, as of September 30, 2002, is based on the historical financial statements of Atec Group, Inc. and Subsidiaries ("Atec") and Interpharm, Inc. and Subsidiary ("Interpharm") and gives effect to the pro forma adjustments described herein as though the Management Buy-Out (as defined below) and the acquisition of Interpharm (as described below) had been consummated at September 30, 2002. The acquisition of Interpharm will be accounted for as a reverse merger in the form of a recapitalization of Interpharm. Since the historical financial statements of Interpharm will become the financial statements of Atec, a pro forma statement of operations is not presented.

         The unaudited pro forma condensed combined balance sheet should be read in conjunction with the notes thereto and with the historical financial statements of Atec, as filed in its annual report on Form 10-K and Form 10-K/A for the year ended June 30, 2002 and in its quarterly report on Form 10-Q for the quarter ended September 30, 2002 and with the historical financial statements of Interpharm included elsewhere herein. The unaudited pro forma condensed combined balance sheet is not necessarily indicative of the Company's combined financial position that would have been achieved had the Management Buy-Out and the acquisition been consummated at September 30, 2002.

         On November 25, 2002, Atec entered into an Asset Purchase Agreement with Baar Group whereby Baar Group agreed to purchase the assets of Atec's sole current operations and assume substantially all of the liabilities of Atec for a purchase price of $4,278,184, subject to certain adjustments (the "Management Buy-Out"). The purchase price is payable by delivery of (a) a $1 million promissory note payable within 12 months, (b) a $750,000 promissory note payable within 3 years and (c) cash for the remainder of the purchase price. The principals of Baar Group consist of current directors, officers, employees and/or shareholders of Atec. The column labeled "Atec Group, Inc.- After Management Buy-Out" in the pro forma condensed combined balance sheet reflects the Atec financial position as if the Management Buy-Out were completed on September 30, 2002, prior to recording the affects of the Interpharm acquisition.

         Under the terms of the Capital Stock Exchange Agreement dated November 25, 2002, Atec will purchase all of the issued and outstanding common stock of Interpharm, in exchange for Atec common stock and a new Series K Convertible Preferred Stock. Immediately following the exchange, Interpharm shareholders will own approximately 48% of Atec's total voting stock.

         The pro forma adjustments reflect the transactions based on currently available information and certain estimates and assumptions as set forth in the notes to the unaudited pro forma condensed combined balance sheet. However, the actual amounts may differ from the pro forma amounts.

                                                  ATEC GROUP, INC. AND SUBSIDIARIES
                                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                         SEPTEMBER 30, 2002


                                                                       ATEC GROUP, INC.
                                                ATEC GROUP, INC.       After Management
                        ATEC GROUP,          Pro Forma Adjustments                      INTERPHARM,                INTERPHARM, INC.
                           INC.          -----------------------------     Buy-out          INC.       Pro Forma   POST-ACQUISITION
                        Historical          Debt              Credit      Pro Forma      Historical   Adjustments    Pro Forma
                       -----------       ----------         ----------   -----------    -----------   ----------    -----------
   A S S E T S
   -----------
Current assets:

  Cash                 $ 2,012,000  (1)  $2,204,000     (1) $2,012,000    $2,204,000    $   120,000   $  (200,000)    2,124,000

  Note receivable -
    current portion             --  (1)   1,250,000                 --     1,250,000             --                   1,250,000

  Marketable
    securities,                 --                                                --         33,000                      33,000

  Accounts
    receivable           2,978,000               --     (1)  2,978,000            --      3,874,000                   3,874,000

  Inventories              620,000               --     (1)    620,000            --      3,129,000                   3,129,000

  Deferred taxes           401,000               --     (3)    401,000            --         44,000                      44,000

  Other current
    assets                 713,000               --     (1)    356,000            --        110,000                     110,000

                                                        (2)    357,000            --             --                          --
                                                            ----------    ----------    -----------                 -----------
  Total current assets   6,724,000        3,454,000          6,724,000     3,454,000      7,310,000   $  (200,000)  $10,564,000

  Property and
    equipment              250,000               --     (1)    243,000         7,000      3,146,000                   3,153,000

  Goodwill                 865,000               --     (1)    507,000            --             --

                                                        (2)    358,000            --

  Note receivable -
    non-current
    portion                     --  (1)     500,000                 --       500,000             --                     500,000

  Other assets             191,000               --     (2)    191,000            --         11,000                      11,000

  Deferred tax
    assets                      --               --   ##            --            --        103,000                     103,000
                       -----------       ----------         ----------    ----------    -----------                 -----------

                       $ 8,030,000       $3,954,000         $8,023,000    $ 3961,000    $10,570,000                 $14,331,000
                       ===========       ==========         ==========    ==========    ===========                 ===========

  LIABILITIES AND
  STOCKHOLDERS'
  EQUITY
  ---------------

  Current liabilities:
    Revolving lines
    of credit          $   249,000       $       --     (1)    249,000    $       --    $   943,000                     943,000


  Accounts payable       1,281,000               --     (1)  1,239,000        42,000      2,875,000                   2,917,000
  Accrued expenses         756,000               --     (1)    537,000       219,000             --                     219,000
  Current maturities
    of bank notes
    payable                     --               --                 --            --        250,000                     250,000
  Due to related
    parties                     --               --                 --            --      1,029,000                   1,029,000
  Other current
    liabilities            314,000               --     (1)    314,000            --             --                          --
                       -----------       ----------         ----------    ----------    -----------                 -----------
  Total current
    liabilities          2,600,000               --          2,339,000       261,000      5,097,000                   5,358,000
                       -----------       ----------         ----------    ----------    -----------                 -----------

  Other liabilities:
    Bank notes
    payable, less
    current maturities          --               --                 --            --        404,000                     404,000
  Due to related
    parties                     --               --                 --            --      3,000,000                   3,000,000
                       -----------       ----------         ----------    ----------    -----------                 -----------
  Total other
    liabilities                                                                           3,404,000                   3,404,000
                       -----------       ----------         ----------    ----------    -----------                 -----------

  TOTAL LIABILITIES      2,600,000               --   ##     2,339,000       261,000      8,501,000                   8,762,000
                       -----------       ----------         ----------    ----------    -----------                 -----------

  Stockholders'
    equity:

  Preferred stocks         836,000               --                 --       836,000             -- (5)    18,542       854,542
  Common stock -
    ATEC Group, Inc.        74,000               --                 --        74,000             -- (5)    55,625       129,625
  Common stock -
    Interpharm, Inc.            --               --                 --            --          4,000 (5)    (4,000)           --
  Additional paid-in
    capital             12,177,000               --                 --    12,177,000      2,366,000 (5)(8,175,167)    6,367,833
  Discount on
    preferred stocks      (743,000)              --                 --      (743,000)            --                    (743,000)
  Accumulated other
    comprehensive
    loss                        --               --                 --            --         (4,000)                     (4,000)
  Deficit               (6,175,000) (4)   1,730,000                 --    (7,905,000)      (297,000)(5) 7,905,000      (297,000)
                       -----------       ----------         ----------    ----------    -----------    ----------   -----------
                         6,169,000        1,730,000                 --     4,439,000      2,069,000      (200,000)    6,308,000

  Less:
    Treasury stock -
    at cost              ( 739,000)              --                 --      (739,000)            --                    (739,000)
                       -----------       ----------         ----------    ----------    -----------                 -----------
  Total
    stockholders'
    equity               5,430,000        1,730,000                 --     3,700,000      2,069,000      (200,000)    5,569,000
                       -----------       ----------         ----------    ----------    -----------                 -----------

  Total liabilities
    and stockholders'
    equity             $ 8,030,000       $1,730,000          2,339,000    $3,961,000    $10,570,000      (200,000)  $14,331,000
                       ===========       ==========         ==========    ==========    ===========    ==========   ===========

ATEC GROUP, INC. AND SUBSIDIARIES
PRO FORMA ADJUSTMENTS
SEPTEMBER 30, 2002
(Unaudited)

(1) Record net proceeds, of $3,700,000 from the sale of the existing business and various assets and assumption of various liabilities of the ATEC GROUP, Inc.(Atec) follows:

         Cash                                           $2,204,000
         Notes receivable                                1,750,000
         Retained assets and liabilities
             Property and equipment          $7,000
             Liabilities                   (261,000)
                                           --------
                                                          (254,000)
                                                        ----------

                                                        $3,700,000
                                                        ==========

         Pursuant to the terms of the Asset Purchase Agreement between Baar Group, Inc. and Atec Group, Inc., the Baar Group, Inc. will acquire substantially all of the assets and assume substantially all of the liabilities of Atec for a purchase price of $4,278,184, subject to certain closing adjustments. Since one of the conditions of closing the acquisition of Interpharm is that Atec must have not less than $3,700,000 in equity, the purchase price was reduced to reflect the minimum net assets pursuant to the agreement. The actual purchase price may vary. The notes receivable will consist of two interest-bearing notes: a $1,000,000 note which is payable over 12 months, and a $750,000 note which is payable over 36 months. Accordingly, $1,250,000,of the notes receivable, is classified as current and $500,000 is classified as long-term.


(2) Write down of retained assets of Atec with no value, as a result of the sale as follows:

                      Goodwill               $358,000
                      Other assets            548,000
                                             --------

                                             $906,000
                                             ========

(3) Record a valuation allowance on the remaining net deferred tax asset of Atec ,of $401,000, as result of the sale of the existing business operations and various assets and liabilities.


(4) Record the net loss of $1,730,000, and increase in Atec accumulated deficit, as a result of adjustments 1,2 and 3.

(5) Record the acquisition of Interpharm by Atec based upon the following assumptions:
            a. The acquisition transaction is based upon the total number of common shares (7,719,326) of Atec outstanding as of January 10, 2003-the latest date for which share information is available.
            b. The shareholders of Interpharm will own approximately 48% of the voting securities of Atec immediately after the transaction is consummated.
            c. Atec will issue common shares, and a newly created Series K preferred stock, $.01 par value, in a 75/25 ratio to effectuate the transaction.
            d. Based upon assumptions a, b and c, Atec would issue 5,562,456 of common shares and 1,854,152 Series K preferred shares in exchange for all of the outstanding common shares (4,000,000) of Interpharm.
            e. Interpharm will incur an estimated $200,000 of costs associated with the acquisition transaction, including a $100,000 finders fee and an estimated $100,000 in professional fees.

Management's Discussions and Analysis of Financial Condition and Results of Operations

         For management's discussion and analysis of financial condition and results of operations regarding Atec, see Atec's Form 10-K and Form 10-K/A for the year ended June 30, 2002 and Form 10-Q for the quarter ended September 30, 2002 which are being provided with this Proxy Statement and are incorporated herein by reference.

         The following Interpharm management's discussion and analysis should be read in conjunction with Interpharm's unaudited financial statements for the nine months ended September 30, 2002 and its audited Consolidated Financial Statements for the fiscal years ended December 31, 2001 and 2000, and related Notes to those financial statements which are attached to this Proxy Statement as Appendix B.

                                    Overview

         Interpharm, Inc. was incorporated in November 1984 and is in the business of developing, manufacturing, and selling both prescription strength and over the counter ("OTC") generic drugs in the United States. Approximately 35% of Interpharm's sales are to wholesalers and distributors which sell Interpharm's products to retailers and other wholesalers under their own labels. Approximately 65% of Interpharm's sales are under its own label. Interpharm currently manufactures and markets twenty generic drug products in solid dosage form. Most of Interpharm's revenues, approximately 70%, are derived from the sale of Ibuprofen in four different OTC and prescription dosages.

         Interpharm sells its products through an internal sales staff as well as independent sales representatives. Some of Interpharm's wholesaler and distributor customers purchase products that are warehoused for drug chains, independent pharmacies, state and federal governmental agencies and managed healthcare organizations. Consistent with industry practice, Interpharm has a return goods policy. Sales are recognized when the product is shipped and appropriate provisions are made for returns.

         Interpharm has not experienced returns of material quantities of any of the products it sells during the fiscal years ended December 31, 2001 or 2000 or the nine months ended September 30, 2002, and therefore, does not believe that it is subject to material risk of inventory buildup attributable to returns.

         For the nine months ended September 30, 2002, two Interpharm customers accounted for approximately 56% of sales. For the fiscal year ended December 31, 2001, three Interpharm customers accounted for 61% of sales. The loss of any of these larger customers and Interpharm's lack of a very large customer base could adversely impact Interpharm's business.

         Over the previous two fiscal years and the subsequent interim period ended September 30, 2002, Interpharm has expanded its operations and production facilities in order to meet increased demand from its existing customers. Interpharm's management believes that its existing customers would purchase more of its products if Interpharm had increased manufacturing capacity. Accordingly, Interpharm leased an additional 38,000 square feet of space in its building in January 2002 and plans to spend an additional $1 million on equipment over the next 12 to 18 months which Interpharm believes will allow it to increase manufacturing capacity by 40 to 50%.

         The market for Interpharm's products is extremely competitive and Interpharm anticipates that average selling prices for its products may decrease in future periods, although the timing and amounts of these decreases cannot be predicted with any certainty. These decreases may be offset by the introduction of new drug products.

         Interpharm believes that period to period comparisons of its historical operating results should not be relied upon as being a good indication of Interpharm's future performance because of Interpharm's dependence on a small number of customers for the bulk of its sales. Should Interpharm lose one or more of those customers, its business and operating results would be materially affected. Although Interpharm has experienced significant sales growth recently, it may not be able to sustain this trend.

         The Special Committee of Atec's Board of Directors has taken Interpharm's dependence on a small number of customers for the bulk of its sales into account but determined that the acquisition of Interpharm is nevertheless in the best interests of Atec shareholders because of demonstrated growth in the past and the potential for future growth.

Results of Operations

Nine months ended September 30, 2002 compared to September 30, 2001

Financial Highlights

     o Net sales increased 35% or $4.6 million to $17.7 million from $13.1 million.
     o Gross profit increased 19% or $.5 million to $3.2 million from $2.7 million.
     o Operating income increased 89% or $.6 million to $1.4 million from $.8 million.
     o   Net earnings increased 120% or $439,588 to $806,909 from $367,321.

Net Sales and Gross Profit

         Net sales for the nine months ended September 30, 2002 were $17.7 million compared to $13.1 million for the nine months ended September 30, 2001, an increase of $4.6 million. Of this 35% increase in net sales approximately $4 million is attributable to increased orders from existing customers spread evenly across Interpharm's product lines and resulting from Interpharm's increased production capacity and $600,000 is attributable to the introduction of Naproxen to Interpharm's product line. The increase in net sales was not attributable to any change in prices which, for all products in Interpharm's product line, remained stable from the nine months ended September 30, 2001 to the nine months ended September 30, 2002. Gross profit for the nine months ended September 30, 2002 was $3.2 million, an increase of 19% or .5 million from the $2.7 million for the prior year.

         During the nine months ended September 30, 2002, two Interpharm customers accounted for approximately 45% and 12% of Interpharm's total sales, respectively.

Cost of Sales

         Cost of sales increased to $14.4 million in the nine months ended September 30, 2002, or 39% from $10.4 million in the prior year due to increased production. Approximately $3.5 million, or 88% of this increase is primarily raw material purchases and approximately $.5 million, or 12%, was for increased labor costs. Raw material prices were constant during the period.

         Interpharm increased its production to satisfy demand from existing customers which have additional purchasing capacity. The increase in production is attributable to the introduction of Naproxen as well as increased production of Ibuprofen and Iso Cap the production of which increased 22% and 28% respectively.

Research and Development

         Research and development expenses for the nine months ended September 30, 2002 were $127,450, or 1% of net sales, compared to $110,000, or 1% of net sales in 2001, an increase of $17,450. Research and development expenses were used primarily for a biostudy for a new drug currently in development.

Selling, General and Administrative

         Selling, general and administrative expenses were $1.6 million, in the nine months ended

September 30, 2002, or 9% of net sales, compared to $1.5 million, or 11% of net sales, for 2001.

         Selling, general and administrative expenses for the nine months ended September 30, 2002 were primarily made up of salaries ($487,000), selling commissions ($121,000) freight expenses ($276,000), legal, accounting and other professional services ($136,000), repairs and maintenance costs ($109,000) and insurance expense ($63,000). Salaries increased $130,000 due to increases in staff to accommodate increased production and repair and maintenance costs increased by $60,000 because of increased production. In addition, bad debt expense decreased by $297,000 due to the write-off of one customer balance in the preceding year and no write-offs occurring during the nine months ended September 30, 2002. No sales were made to the customer whose balance was written off in the nine months ended September 30, 2002.

Income Taxes

         The effective tax rate for the nine months ended September 30, 2002 was 33% compared to 31% for 2001. The increase in the effective tax rate for 2002 was primarily due to a decrease in the net deferred tax asset valuation allowance in the 2001 fiscal period. The deferred tax asset was primarily attributable to New York State investment tax and employment incentive tax credits. The tax credits utilized are limited to the state taxes computed on the minimum taxable income base. These tax credits also expire in 15 years if not utilized. Management has estimated a reserve for the deferred tax asset based upon prior years' actual credits utilized and projected credits to be utilized on future taxable income. The valuation allowance reserve has decreased due to Interpharm's increased taxable income which has utilized more credits and management's estimate of future growth which has reduced the estimated credits that will not be utilized

Year ended December 31, 2001 compared to December 31, 2000

Financial Highlights

     o Net sales increased 62% or $7 million to $18.4 million from $11.4 million
     o Gross profit increased 58% or $1.3 million to $3.5 million from $2.2 million
     o   Operating income increased 20% or $172,679 to $1,035,957 from $863,278
     o   Net earnings increased 52% or $176,801 to $514,565 from $337,764

Net Sales and Gross Profit

         Net sales for 2001 were $18.4 million compared to $11.4 million for fiscal 2000, an increase of $7 million or 62%. In 2001, Interpharm increased its production capacity to satisfy demand from existing customers with the capacity to make additional purchases. Once Interpharm's production capacity was increased, it received a corresponding increase in orders from these customers.

         Gross profit for 2001 was $3.5 million, or 19% of net sales, compared to $2.2 million, or 19% of net sales, for fiscal 2000. This increase of $1.3 million, or 58%, was also attributable to increased production of Interpharm's generic products.

         The increase in net sales was not attributable to any change in prices which, for all products in Interpharm's product line, remained stable between 2000 and 2001.

Cost of Sales

         Cost of sales increased from $9.2 million in 2000 to $14.9 million in 2001, an increase of $5.7 million or 62% due to increased production. $2.6 million, or 46%, of this increase was attributable to raw material purchases, $1.9 million, or 33%, was attributable to manufacturing overhead, $.2 million, or 4%, was attributable to increases in the purchase of packing supplies and $.1 million, or 2%, was attributable to increased labor costs. Raw material prices were constant during the period.

Research and Development

         Research and development expenses for fiscal 2001 were $110,000, or 1% of net sales, compared to $0, in fiscal 2000. This increase was largely attributable to the new drugs currently in development.

Selling, General and Administrative Expenses

         Selling, general and administrative expenses were $2.0 million, or 11% of net sales, for fiscal 2001, compared to $1.3 million, or 11% of net revenues, for fiscal 2000. For fiscal 2001, selling general and administrative expenses were primarily made up of salaries ($456,000), freight expenses ($248,000), commissions ($166,000), legal, accounting and other professional services ($199,000), repairs and maintenance expenses ($89,000) and, a bad debt of $297,000 for one customer, the other 50% owner of Interpharm's Saturn subsidiary. The bad debt and an increase in salaries of $218,000 relating to the hiring of additional personnel in order to increase production comprised most of the increase in selling, general and administrative expenses from 2000 to 2001.

Income Taxes

         The effective tax rate for fiscal 2001 was 29% compared to 39% for fiscal 2000. The decrease in the effective tax rate was due to the decrease in the tax effect of permanent differences, primarily due to the minority owner's share of the loss of Interpharm's subsidiary during 2000. At December 31, 2001, Interpharm has net deferred tax assets of $298,000 primarily related to New York State investment tax credits of approximately $268,500 and cumulative losses in excess of its subsidiary basis. The net deferred tax asset has been reduced by a valuation allowance of $151,000 because Interpharm may not be able to utilize all of these deferred tax assets prior to their expiration.

Material Financial Statement Changes

Accounts Receivable

         The accounts receivable increase from December 31, 2000 to December 31, 2001 is primarily attributable to the increase in sales throughout 2001, with a significant portion of such increase during the 4th quarter of 2001. This increase resulted in an increased accounts receivable balance at December 31, 2001.

         The accounts receivable days outstanding for the periods December 31, 2000 through September 30, 2002 consistently ranged from 52-59 days.

Inventory

         During the later part of 2000 and early 2001 Interpharm commenced a program to increase inventory production levels to meet the demand for increasing sales. Due to the increase in sales at the end of 2001 Interpharm's inventory had decreased. During 2002 Interpharm had increased production capacity to produce more inventory to meet future demand resulting in a more optimal level of inventory at September 30, 2002.

         The inventory turnover for the periods ended December 31, 2000 through September 30, 2002 has consistently improved with a decrease in number days sales in inventory from 85 days to 50 days.

Accounts Payable

         The accounts payable, accrued expenses and other liabilities increase from December 31, 2000 to September 30, 2001 is primarily attributable to increased inventory production to meet sales demands during 2001. Since September 30, 2001, the level of accounts payable and accrued expense has remained relatively constant due to the fact that increased sales resulted in increased cash from operations, which was used to pay current trade payables and operating expense obligations.

Liquidity and Capital Resources

         Since Interpharm's inception, it has financed its operations and met capital expenditure requirements primarily through cash flows from operations, bank loans and lines of credit and loans from Interpharm's shareholders. While Interpharm relied more heavily on its shareholders in previous years, cash provided from operations is currently the primary source of funds to operate and expand Interpharm's business. Cash flows from operations were $718,217 during year ended December 31, 2001 and $165,167 during 2000. As a result of Interpharm's cash flows from operations during 2001, working capital increased $.6 million to $2.1 million from $1.5 million in 2000. Cash flows provided by operating activities were $460,593 for the nine months ended September 30, 2002 and $534,135 in 2001. Working capital at September 30, 2002 was $2.2 million. Interpharm believes that its working capital and cash provided by operating activities are sufficient to meet current operating needs.

         Net cash used in investing activities for the nine months ended September 30, 2002 and 2001 were $847,840 and $896,971, respectively. These were all for the purchase of production equipment except for $19,043 in 2002 for the purchase of marketable securities. In the year ended 2001, Interpharm purchased $964,259 of production equipment. Interpharm removed $313,166 of net equipment from service.

         Interpharm expects to devote substantial resources to continue its research and development efforts, equipment purchases and internal expansion necessary to support its growth. As a result, Interpharm anticipates that capital expenditures will increase in absolute dollars over the next 12 to 18 months by approximately $1 million, which will be used primarily for purchases of equipment. Interpharm also plans to spend approximately $500,000 on leasehold improvements over the next 12 months to house additional equipment and production facilities. While Interpharm anticipates that its cash flow and current credit arrangements will be sufficient for at least the next 12 to 18 months, it may need or choose to raise additional funds or seek other financing arrangements to facilitate more rapid expansion, to develop new products, or to acquire or invest in complimentary businesses, technologies, services or products. In the event that additional financing is required, Interpharm may not be able to acquire it on acceptable terms, if at all.

         Interpharm anticipates that once it has completed its internal expansion it will be able to sell more of the products it currently produces to its existing customers which have indicated additional purchasing capacity and which have increased the volume of their orders when Interpharm has increased its production capacity in the past. However, there can be no assurance that additional orders will be received from existing customers once Interpharm's internal expansion is completed because Interpharm has no agreements or other binding commitments for such orders.

         From time to time in the past, Interpharm's shareholders, directors and officers had made loans to it for working capital. As of December, 2002, each of these loans was paid by Interpharm with the exception of a loan with a $3 million principal balance from Dr. Maganlal K. Sutaria to Interpharm. These loans, reflected in Interpharm's September 30, 2002 financial statements, bear interest at a rate of 5% per annum. $3,000,000 of these loans have a maturity date of January 1, 2012, and the balance of the advances have no definitive repayment terms. Repayment of $3,248,000 of these loans is subordinated to Interpharm's bank debt. In December 2002, Interpharm repaid approximately $759,000 of the loans.

Interpharm's Obligations
------------------------

         As of September 30, 2002, Interpharm's obligations and the periods in which they are scheduled to become due are set forth in the following table:


                                                Due in
                                                 Less            Due              Due              Due
                                                than 1          in 1-3           in 4-5           after 5
Obligation                     Total            Years            Years            Years            Years
-----------------------------------------------------------------------------------------------------------
Line of credit (1)         $    943,000     $    943,000     $         --     $         --     $         --

Bank notes payable (1)          653,721          249,741          299,783          104,197               --

Due to related
 Parties (2)                  4,029,396        1,029,396               --               --        3,000,000

Operating lease (3)           8,200,000          480,000          960,000          960,000        5,800,000
                           ------------     ------------     ------------     ------------     ------------

    Total cash
     obligations           $ 13,826,117     $  2,702,137     $  1,259,783     $  1,064,197     $  8,800,000
                           ============     ============     ============     ============     ============

(1) As described in Note 6 to Interpharm's Consolidated Financial Statements for the years ended December 31, 2001 and 2000, as described below, Interpharm has a credit facility with a bank consisting of a $2,000,000 secured line of credit and a $1,500,000 non-revolving secured facility for equipment purchases. The line of credit is due on demand, but is reviewed by the bank at least annually, and automatically expires unless extended in writing. The line of credit is scheduled to be reviewed by September 30, 2003. The credit facility is collateralized by substantially all Interpharm assets and personally guaranteed by Interpharm's stockholders. In addition, Interpharm must comply with certain financial covenants. The material covenants (as defined in the agreement) are as follows:

                  - Minimum debt service ratio of at least 1.2 : 1, on an annual basis;

                  - Maximum debt to net worth ratio of not more than 1.0 : 1, on an annual basis;

                  - Maintain a tangible net worth plus subordinated debt of at least $3,900,000 as of December 31, 2001 with an increase of tangible net worth plus subordinated net of not less than $50,000 for each fiscal year end, thereafter. Repayment of $3,248,000 of the amounts due to related parties are subordinated to the bank.

                  - Interpharm is also required to provide financial statements and other financial information on a regular basis.

         As of December 31, 2001 and September 30, 2002 and through the date of this proxy statement, the Company is in compliance with all of the above covenants.

(2) See Note 3 to Interpharm's Condensed Consolidated Financial Statements for the nine months ended September 30, 2002 and 2001. A portion of the amounts due to related parties was paid in December 2002.

(3) See Note 7 to Interpharm's Consolidated Financial Statements for the years ended December 31, 2001 and 2000, which describes the Company's guarantee of the mortgage related to these leased premises.

Bank Loans and Lines of Credit
------------------------------

         Interpharm has the following loans and credit lines outstanding as of December 31, 2002:

          1. HSBC Advised Secured Line of Credit Facility for $2.0 ($1.5 million for Interpharm and $500,000 for its subsidiary). The interest rate on this credit line is at HSBC's prime rate plus .5% or, at Interpharm's option, a fixed rate equal to HSBC's cost of funds plus 2.0%. The line of credit is due on demand. The facility is reviewed by the bank at least annually and automatically expires unless extended in writing. The line of credit is scheduled to be reviewed by September 30, 2003.

         2. HSBC Non-Revolving Secured Facility for Equipment Purchases for $1.5 million. The secured credit facility is to amortize in no more than 60 equal monthly installments of principal and interest. Each advance under the Equipment Purchase Line cannot exceed 90% of the invoice amount of the new equipment. Each advance is converted into a separate note that is fully amortizing in up to 60 equal monthly installments of principal and interest. Interest on the notes payable is charged at the bank's prime rate plus .5%. At December 31, 2001, there were four separate notes outstanding with current aggregate monthly installments totaling $24,597. Such notes mature at various dates through July 2006.

Loans that are guaranteed by Interpharm
---------------------------------------

         The following loans are guaranteed by Interpharm as of December 1, 2002:

          1. July 21, 1999 Loan and Use Agreement relating to an $820,000 loan for the purchase of 75 Adams Avenue, Hauppauge, New York, among Bi-County Development Corporation, Perry M. Sutaria (Shareholder), Mona M. Sutaria (Shareholder), Raj M. Sutaria (Shareholder/Officer), Interpharm and the New York Job Development Authority; and

         2. July 21, 1999 Loan Agreement by and among Perry M. Sutaria (Shareholder), Mona M. Sutaria (Shareholder) and Raj M. Sutaria
(Shareholder/Officer), as borrower, Interpharm as guarantor, and the Long Island Development Corporation ("LIDC") for an $850,000 loan from LIDC under guarantee by the U.S. Small Business Administration.

         3. April 29, 2002 $1,859,000 mortgage loan from HSBC to Sutaria Family Realty, LLC, which is owned by Perry Sutaria, Raj Sutaria and Mona Rametra.

         As of December 31, 2002, there is approximately $3,350,000 due under the above guaranteed loans.

         Interpharm leases its business premises from an entity controlled by three of its stockholders under a noncancelable lease expiring in October, 2019. Interpharm is obligated to pay minimum annual rent of $480,000, plus property taxes, insurance, maintenance and other expenses related to the premises. Upon a change in ownership of Interpharm, and every three years thereafter, the annual rent will be adjusted to fair market value, as determined by an independent party.

Recent Accounting Pronouncements

         In January 2002, Interpharm adopted SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized, but instead will be tested for impairment periodically. Implementation of SFAS 142 did not have any material impact on the consolidated financial statements of Interpharm.

         In January 2002, Interpharm adopted SFAS 144, "Accounting for the Impairment of Disposal of Long Lived Assets." SFAS No. 144 addresses the accounting model for long-lived assets to be disposed of by sale and resulting implementation issues. This statement requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. It also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. Implementation of SFAS No. 144 did not have any material impact on the consolidated financial statements of Interpharm.

         On April 30, 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. The adoption of this standard had no material impact on the consolidated financial statements of Interpharm.

         Effective July 30, 2002, the FASB issued SFAS No. 146 "Accounting for Cost Associated with Exit or Disposal Activities". The main provisions of this statement address the recognition of liabilities associated with an exit or disposal activity. The adoption of this standard had no material impact on the consolidated financial statements of Interpharm.

         In January 2003, the FASB issued FASB Interpretation No. 46 (" FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. Interpharm is currently evaluating the effect that the adoption of FIN 46 will have on its results of operations and financial condition.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (" FIN 45"). FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for Interpharm during the first quarter ending January 31, 2003. Interpharm does not expect the adoption of FIN 45 will have a significant impact on its consolidated financial position or results of operations.

Risk of Product Liability Claims

         The testing, manufacturing and marketing of pharmaceutical products subject Interpharm to the risk of product liability claims. Interpharm believes that it maintains an adequate amount of product liability insurance, but no assurance can be given that such insurance will cover all existing and future claims or that Interpharm will be able to maintain existing coverage or obtain additional coverage at reasonable rates.

           Quantitative And Qualitative Disclosures About Market Risk

         Interpharm presently does not use any derivative financial instruments to hedge its exposure to adverse fluctuations in interest rates, fluctuations in commodity prices or other market risks, nor does it invest in speculative financial instruments. Borrowings under Interpharm's lines of credit are indexed to the prime rate.

         Due to the nature of Interpharm's borrowings and short-term investments, it has concluded that there is no material risk exposure.

Forward-Looking Statements

         The statements set forth in this proxy statement concerning the manner in which Interpharm intends to conduct its future operations, potential trends that may impact future results of operations, and managements' beliefs or expectations about future operations are forward-looking statements. The following statements that Interpharm makes in this proxy statement, in other filings made with the SEC, in press releases, on Interpharm's website, or in other contexts (including statements made by Interpharm's authorized representatives, either orally or in writing), are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

(i) any statement regarding possible or assumed future results of operations of Interpharm's business, the market for its products, anticipated expenditures, regulatory developments or competition;

(ii) any statement preceded by, followed by or that includes the words "intends," "estimates", "believes," "expects", "anticipates", "should", "could", or the negative or other variations of these or other similar expressions; and

(iii)    other statements regarding matters that are not historical facts.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

o uncertainties regarding Interpharm's ability to successfully develop and introduce new products on a timely basis in relation to competing product introductions;

o Interpharm's ability to obtain required FDA approvals for new products on a timely basis;

o the effects of vigorous competition on commercial acceptance of Interpharm's products and their pricing;

o uncertainties regarding continued market acceptance of and demand for Interpharm's core products;

o potential legislative or regulatory changes affecting the pharmaceutical industry;

o uncertainties associated with the licensing of products developed by others and the successful integration of acquired businesses;

o Interpharm's exposure to product liability and other lawsuits and contingencies associated with Interpharm's products;

o competition from and actions taken by brand-name pharmaceutical products and companies;

o        Interpharm's ability to attract and retain key personnel; and

o changes in accounting and related standards promulgated by the accounting profession or regulatory agencies.

         The cautionary statements contained or referred to above should be considered in connection with any subsequent written or oral forward-looking statements that may be made by Interpharm or by persons acting on its behalf. Interpharm undertakes no duty to update these forward-looking statements, even though its situation may change in the future.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         During the previous two fiscal years, and the subsequent interim period, Interpharm's accountant has not resigned, declined to stand for re-election and was not dismissed. During the previous two fiscal years, and the subsequent interim period, there were no material disagreements with Interpharm's accountant with respect to any matter.

         Similarly, during the previous two fiscal years, and the subsequent interim period, Atec's accountant has not resigned, declined to stand for re-election and was not dismissed. During the previous two fiscal years, and the subsequent interim period, there were no material disagreements with Atec's accountant with respect to any matter.

Background of the Acquisition

         The Atec Board of Directors has been considering potential suitable acquirers of, or merger candidates with, Atec for some time. Consideration of such a transaction began in February 2000, when Atec received an unsolicited proposal from Applied Digital Solutions, Inc. ("ADS") to acquire Atec. Following negotiations, a non-binding letter of intent was entered into during the Spring 2000. The letter of intent provided that Atec and a wholly owned subsidiary of ADS would merge. The letter of intent provided that each share of Atec Common Stock would be exchanged for 1.25 shares of ADS common stock. However, following due diligence, the parties mutually terminated the term sheet in Summer 2000, and the transaction was never consummated.

         Then, in October 2000, ADS revisited the transaction but indicated that it only wanted to acquire the shares of Atec held by our then Chairman and Chief Executive Officer, Surinder Rametra. Accordingly, it entered into a Stock Purchase Agreement with Surinder Rametra. However, the transaction was terminated by ADS in March 2001.

         Thereafter, in April 2002, in order to improve shareholder value, our Board instructed management to explore strategic opportunities for Atec, including exploring potential candidates which could merge with Atec and thus create a larger, more competitive company or which could acquire or could be acquired by Atec. The Board believed that, given the current economic conditions, which were compounded by the recent tragic events of September 2001, the acquisition by, or a merger with, another company would be in the best interest of Atec and its stockholders.

         In Spring 2002, we entered into negotiations with Chell Group Corporation ("Chell") to sell our assets for a purchase price of $4 million in cash and stock of Chell. In June 2002, following due diligence, Atec ceased any further discussions with Chell.

         At about the same time, Ashok Rametra, Balwinder Singh Bathla, Rajnish Rametra and Arvin Gulati, all members of our management, approached our Board to inquire about acquiring the assets of Atec and assuming its liabilities. Such members of management believed Atec's current computer operation would be more competitive and profitable as a privately held business without the overhead associated with a public reporting company. According to the Baar Group, they believe that they could save approximately $750,000 annually in administrative and overhead expenses such as legal expenses, auditing fees, printing costs, transfer agent fees, premiums for directors and officers liability insurance, exchange listing fees and reduction of work force. As a result of these savings, the Baar Group believes that the computer operations could become profitable as a private company. Once the Chell transaction was abandoned, the management group proposed to purchase our computer operations for the value of our working capital plus $750,000.

         As a result of the management team's proposal, a special committee of independent directors of the board (the "Special Committee"), consisting of David Reback and Stewart Benjamin, with Mr. Reback as the Chairperson of the Special Committee, was formed to review the proposed management buy-out. Although the members of the Special Committee believed that the management's proposal appeared fair and was on terms more favorable than any other viable proposal, Atec continued to explore other candidates for a potential merger or to acquire Atec. At the same time, Mr. Reback continued his discussions with the management group. Following the receipt of the management group's proposal, Atec considered numerous other potential transactions, including potential acquisitions of Atec; however discussions with such parties to potential transactions ceased at the initial due diligence phase, and the Special Committee determined that the terms offered by the management group, including the purchase price, were more favorable than any of the other potential transactions. In addition, the Special Committee believed that the parties to the other potential transactions, none of which involved the payment of cash and/or promissory notes, were less attractive candidates because of limited operating history and/or inadequate revenues and assets. Accordingly, Mr. Reback and our Chief Financial Officer continued negotiations with the management group in order to consummate a management buy-out.

         Munish K. Rametra, our Chairman's son who is a merger and acquisition consultant, was aware that Interpharm was considering going public and that Atec was seeking an acquisition candidate. He recommended that Atec and Interpharm meet for discussions. As a result, Surinder Rametra met with Interpharm's management. The Chairman of Interpharm's Board of Directors, Dr. Maganlal K. Sutaria, is Munish K. Rametra's father-in-law and Mr. Rametra's wife, Mona Rametra, is an Interpharm shareholder.

         During the next few weeks, the discussions and negotiations continued between Surinder Rametra, Dr. Sutaria and Bhupatlal K. Sutaria (Interpharm's President). These discussions and negotiations resulted in a proposal whereby Atec would acquire all of the outstanding stock of Interpharm in exchange for 40,000,000 shares of Atec Common Stock and whereby the loans made by Dr. Sutaria to Interpharm would be converted into a new series of Atec preferred stock paying 5% dividend per year. The 40 million shares of Common Stock would have represented approximately 80% of the total number of Atec Common Stock issued and outstanding after the closing.

         On October 21, 2002 after reviewing the above-described proposal submitted by Interpharm, our Board recommended that Surinder Rametra and James Charles continue to negotiate with Interpharm with a view towards consummating the acquisition of Interpharm.

         Following further negotiations between Atec and Interpharm management and further due diligence review, Interpharm revised its proposal. Interpharm proposed that Atec acquire all of its outstanding capital stock in exchange for Atec Common Stock and a new series of voting convertible preferred stock whereby immediately following the closing of the acquisition the former Interpharm shareholders would hold approximately 48% of Atec's voting stock.. The shares of Common Stock to be issued upon conversion of the new series of preferred stock, together with the shares of Common Stock to be issued at closing, would represent approximately 80% of the total number of Atec Common Stock. In addition, Interpharm agreed that the new series of preferred stock would not be convertible for at least one year and only after Atec is deemed to be in compliance with the applicable exchange listing standards. Interpharm also agreed that only one seventh of the total number of shares of the new series of preferred stock will be convertible each year. The revised proposal also eliminated the requirement that Dr. Sutaria's loan to Interpharm be converted into Atec preferred stock.

         Interpharm agreed to forgo its initial demand for 40 million shares of Common Stock in exchange for its capital stock and agreed its shareholders would receive, at closing, only such number of shares equal to approximately 48% of Atec's voting stock in order to address Atec's concerns regarding the immediate dilution of its stockholders. Further, Interpharm agreed to the restrictions on the conversion of the new series of preferred stock described-above in order to delay the full dilutive effect of conversion on the Atec stockholders.

         Financial and legal due diligence review of Interpharm was conducted by our Chief Financial Officer and its outside legal counsel. On November 25, 2002, our Chief Financial Officer reported to the Special Committee the results of the due diligence review. He summarized the due diligence review and noted that although the results of the due diligence review appeared satisfactory overall, there was concern regarding a personal injury product liability claim pending in the Superior Court of Washington (see "Legal Proceedings", page 18). He reported that Interpharm's insurance carrier has refused to provide coverage for the claim. After considering the Chief Financial Officer's due diligence report, the Special Committee determined that both the proposed management buy-out and the proposed acquisition were fair and in the best interests of Atec and its stockholders. It recommended the consummation of both the management buy-out and the acquisition of Interpharm, each subject to a fairness opinion. Upon receipt of the Special Committee's recommendation, our Board unanimously approved the management buy-out and the acquisition of Interpharm and recommended their approval to Atec stockholders, each subject to a fairness opinion.

         Consequently, on November 25, 2002, both the Asset Purchase Agreement and the Capital Stock Exchange Agreement were executed by the relevant parties.

Reasons for the Acquisition

         In concluding that the Acquisition was fair to, and in the best interest of all Atec stockholders, including unaffiliated stockholders, the Board and the Special Committee considered the following information and factors:


              1. The Board and the Special Committee also felt that the
                 acquisition of Interpharm was in the best interests of Atec and its stockholders due to Interpharm's historical growth rate and the potential for future growth. The Board and the Special Committee noted that Interpharm has experienced substantial revenue growth. It also noted the fact that Interpharm's revenue grew from approximately $11 to $12 million during year 2000 to approximately $18 million in year 2001. The Board and the Special Committee also considered studies which show that the generic drug market has been growing and the likelihood that the generic drug market is likely to continue to grow due to the anticipated expiration of patents for brand-name drugs.

              2. The Board and the Special Committee believed that the
                 acquisition of Interpharm was in the best interests of Atec and its stockholders due to Interpharm's historical profitability. It noted that the net income of Interpharm for the year 2000 was approximately $300,000 and for the year 2001 was approximately $500,000. Further, Interpharm's net income for the nine months ended September 30, 2002 was approximately $800,000.

              3. In contrast to Interpharm's historical performance, the Board and the Special Committee considered the downturn in demand for Atec's services and products, as well a general reduction in spending for information and computer technology due to the recent economic and market conditions. In that regard, the Board and the Special Committee noted that Atec's revenues had decreased from approximately $72 million in fiscal 2000 to approximately $39 million in fiscal 2002. Similarly, Atec's net income had decreased during that same period from approximately $300,000 to a net loss of approximately $1.7 million.

              4. The Board and the Special Committee believed that the
                 consideration to be paid for the acquisition of Interpharm was fair. They estimated, based upon the number of shares of Common Stock issued and outstanding on November 25, 2002, that the total amount of Common Stock to be issued to the Interpharm stockholders at the closing and upon the conversion of their preferred stock would be approximately 31 million shares. Based upon the then current trading price of Atec Common Stock of approximately $.32, the Board and the Special Committee estimated that the value of the Common Stock to be issued to the Interpharm shareholders was approximately $10 million, or less than Interpharm's historical annual revenues. In light of Interpharm's historical growth, potential for future growth and historical profitability, as contrasted by the declining revenues and net income of Atec, the Board and the Special Committee believed that the consideration to be paid to for the acquisition of Interpharm was fair to Atec and its stockholders.

              5. The offer to purchase Atec's computer operations by the management group was, in the determination of the Board and the Special Committee, superior to all the other potential transactions considered, including the proposed transaction with Chell, or any other bona fide offer the Board and the Special Committee believed they could receive. In this regard, the Board and the Special Committee noted that only the management group proposed all of the consideration to be paid in cash and promissory notes which were secured by assets and were personally guaranteed. The Board and the Special Committee also noted that the consideration offered by the management group was superior to the $4 million purchase price offered by Chell, most of which was to be paid in Chell capital stock. The Board and the Special Committee believed that in the event the Management Buy-Out is consummated, Atec would not have any operations and therefore, it was in the best interests of Atec and its stockholders to acquire an operating business.

              6. The Board and the Special Committee also considered other information concerning the historical financial performance, business operations, financial condition and prospects of Interpharm.

         The Board and the Special Committee also considered potentially negative factors relating to the Acquisition, including (i) the dilutive effect on the current stockholders of Atec, and (ii) the risk factors and uncertainties which are described above in the description of Interpharm's business.

         The Board and the Special Committee also considered the uncertainties associated with the Acquisition, including (i) the possibility that the transaction would not be approved by Atec's stockholders, (ii) the uncertainty regarding the number of shares of Common Stock that may be issued to Interpharm stockholders, and (iii) the possibility that AMEX would delist Atec's Common Stock.

         Based upon a review of the AMEX rules and regulations, we believe Atec's Common Stock will not be delisted for the following reasons: (i) Atec will continue to exist, (ii) Interpharm shareholders will own less than 50% of the voting power of Atec, (iii) the majority of the board of directors will consist of incumbent board members, and (iv) our Chairman and Chief Financial Officer would remain as executive officers and only two new executive officers would be added. However, no assurance can be given that Atec will retain its AMEX listing. Delisting would likely result in the trading of our Common Stock in the over-the-counter market and cause the trading volume and share price of our Common Stock to decline.

         The Board and the Special Committee concluded that these potentially negative factors were outweighed by the potential benefits to be gained by the Acquisition. Thus, after taking into consideration all of the factors set forth above, the Board and the Special Committee unanimously determined that the Acquisition was in the best interests of Atec and its stockholders, and that Atec should consummate the Acquisition.

Terms of the Acquisition

         Pursuant to the terms of the Capital Stock Exchange Agreement, each Interpharm shareholder will exchange all of their Interpharm stock for shares of Atec Common Stock and Atec Series K Stock, thus making Interpharm a wholly owned subsidiary of Atec. Immediately following the exchange, the Interpharm shareholders will own approximately 48% of Atec's voting securities. This will be accomplished by issuing to Interpharm shareholders (i) ATEC Common Stock equal to approximately 72% of the total outstanding number of shares of Atec Common Stock outstanding as of the closing, and (ii) Atec Series K Stock equal to approximately 24% of the total outstanding number of shares of Atec Common Stock outstanding as of the closing. As a result, your ownership percentage in Atec will be substantially diluted. Your ownership percentage in Atec will be further substantially diluted upon the conversion of the Series K Stock. If the Interpharm shareholders were to sell the Common Stock they receive at closing or upon conversion of their Series K Stock and sell such shares of Common Stock into the market, such sales could have a negative effect on the market price of our Common Stock and could dilute the value of your shares. In addition, once the Interpharm shareholders are able to convert their Series K Stock, they will most likely own in the aggregate the majority of the total voting equity of Atec.

         Based upon the number of shares of Common Stock outstanding as of January 10, 2003, Interpharm shareholders would receive 5,562,456 shares of Atec Common Stock and 1,854,152 shares of Atec Series K Stock at the closing of the Acquisition. Although Atec has no present intention of issuing shares of Common Stock prior to the closing of the Acquisition, it may be required to do so in the event holders of our options, warrants or convertible preferred stock elect to exercise their options, warrants or the conversion rights under such preferred stock. Under such circumstances, the number of shares of Common Stock and Series K Stock to be issued to the Interpharm shareholders will increase. For every 100 shares of Common Stock issued by Atec prior to the closing of the Acquisition, the Interpharm shareholders will be entitled to receive approximately 72 additional shares of Atec Common Stock and 24 additional shares of Series K Stock at closing.

         The Series K Stock. The relative rights, preferences and limitations of the Series K Stock, $.01 par value per share, will be governed by the Certificate of Designations, Preferences and Rights of the Series K Stock, annexed to the Capital Stock Exchange Agreement which is attached to this Proxy Statement. As of January 10, 2003, the total number of shares of Series K Stock to be required to be issued to the Interpharm shareholders will be 1,854,152. Each share of Series K Stock will be entitled to one vote, voting as a class with the holders of Atec Common Stock. It also will be entitled to receive dividends to the same extent and in the same amounts as Atec Common Stock. So long as any shares of Series K Stock remain outstanding, Atec may not create any new series or class of shares having preferences prior to, or in parity with or superior to the Series K Stock as to voting or liquidation preferences. In the event of a liquidation, dissolution or winding up of Atec, the holders of the Series K Stock will be entitled to receive, subject to the rights of any other class of stock ranking senior to the Series K Stock, $7.50 per share prior to distribution on any class of stock ranking junior to the Series K Stock, including the Common Stock. This means that if 1,854,152 shares of Series K Stock are issued and outstanding, the holders of the Series K Stock will be entitled to receive approximately $14 million upon the liquidation, dissolution or winding up of Atec before the holders of our Common Stock. No assurance can be given that Atec will have sufficient funds or assets to satisfy the liquidation preference of the holders of the Series K Stock.

         The Series K Stock will be convertible into shares of Atec Common Stock, no sooner than one year after the closing of the Acquisition, upon the happening of any of the following events (the "Triggering Events"): Atec is (i) deemed by AMEX to be in compliance with applicable listing standards; (ii) deemed by another exchange to be in compliance with its applicable listing standards in the event Atec's securities are listed on such exchange; or (iii) Atec is no longer listed on AMEX, the Nasdaq National Market or SmallCap Market, or the New York Stock Exchange.

         Upon the occurrence of any of the above Triggering Events, the shares of Series K Stock will become convertible into shares of Common Stock. The aggregate number of shares of Common Stock to be issued upon the full conversion of all of the Series K Stock is equal to the difference of (a) four times the difference of (i) the number of shares of Common Stock issued and outstanding immediately prior to the closing of the date of the Triggering Event and the number of shares of Common Stock that are issuable upon the full conversion of any outstanding shares of Series A, B, C and J preferred stock on the date of the Triggering Event, (ii) less the number of shares of Common Stock issued after the date of the closing pursuant to obligation which arose after the closing of the Acquisition, and (iii) less the number of shares of Common Stock issued to the Interpharm shareholders, and (b) the number of shares of Common Stock issued to the Interpharm shareholders. The net effect of the conversion feature, together with the shares of Common Stock to be issued at closing, is to issue to Interpharm shareholders Atec Common Stock equal to approximately 80% of the total number of Common Stock outstanding as of the date of the Triggering Event, after giving effect to the conversion, less shares of Common Stock which may be issued between the date of the closing of the Acquisition and the date of the Triggering Event arising out of obligations which arose after the date of closing.

         Beginning on the date of the Trigger Event and on each anniversary date thereof, one seventh of the total number of shares of Series K Stock will automatically convert into Common Stock until all of the Series K Stock has been converted, provided, however, if at any time after the date of the Triggering Event, the holders of the Series K Stock own less than 51% of Atec's outstanding Common Stock, then the holders may convert such number of Series K Stock as will be necessary such that the holder will own 51% of the outstanding Common Stock.

         By way of example, if no additional shares of Common Stock are issued after January 10, 2003 and until the closing of the Acquisition, on the date of the closing there will be 7,816,626 shares of Atec Common Stock outstanding and approximately 113,000 shares of Atec Common Stock issuable upon the conversion of the Series A, B, C and J preferred stock. The Interpharm shareholders will receive 5,562,456 shares of Common Stock and 1,884,152 shares of Series K Stock at the closing of the Acquisition. Furthermore, assuming that following the closing, no additional shares of Common Stock are issued prior to the date of the Triggering Event, then the 1,854,152 shares of Series K Stock will be convertible into approximately 25,767,648 shares of Common Stock. Of the 25,767,648 shares of Common Stock to be issued approximately 3,681,093 shares will be issued as of the date of the Triggering Event and as of each of the following six anniversary dates thereof, unless the holders of the Series K Stock in the aggregate own less than 51% of all of the outstanding Atec Common Stock in which case they will be able to convert additional Series K such that they will own 51% of Atec's Common Stock in the aggregate.

         When all of the Series K Stock is converted, the former Interpharm shareholders would then hold a total of 31,330,104 shares of Common Stock (5,562,456 received on the closing date and 25,767,648 received through conversion of the Series K Stock over a seven year period). For every share of Common Stock that is issued prior to the closing of the Acquisition or after the Acquisition pursuant to obligations of Atec which existed as of the date of the closing (for example, as a result of exercise of existing options) the number of shares to be issued to the holders of the Series K Stock upon conversion will increase in the aggregate by four shares. However, any shares of Common Stock that are issued after the closing not due to obligations of Atec which existed prior to the closing would have no effect on the number of shares to be issued to the holders of the Series K Stock upon conversion.

         Closing. Pursuant to the Capital Stock Exchange Agreement, the closing of the Acquisition will take place on a date to be agreed upon by the parties. The parties have agreed to select a closing date subsequent to the date of the shareholders meeting.

         Representations and Warranties. In the Capital Stock Exchange Agreement, Atec and Interpharm, with its shareholders, make customary representations and warranties to each other, including representations and warranties regarding the following: (a) organization, (b) capitalization, (c) authority regarding the Capital Stock Exchange Agreement, (d) consents and approvals and absence of violations of or conflicts with certain laws and agreements, (e) absence of undisclosed liabilities, (f) absence of material events since the last financial statements reviewed by the parties, (g) taxes,
(h) litigations, (i) subsidiaries, (j) employee, employee benefit and labor matters, (k) organizational documents, stock ledgers and minute books, (l) intellectual property, (m) real property and (n) environmental matters.

         In addition, Interpharm and its shareholders also make customary representations to Atec regarding (a) acquisition of Atec stock for investment purposes, (b) adequate rights to Interpharm's property, (c) the accuracy of Interpharm financial statements, (c) material contracts and absence of defaults thereunder, (d) Interpharm's receivables, (e) Interpharm's business relationships with its largest customers, (f) transactions with affiliates and
(g) insurance matters.

         In addition, Atec makes customary representations to Interpharm and its shareholders regarding (a) the accuracy of Atec's filings with the Securities and Exchange Commission, (b) the valid issuance of its stock, (c) compliance with securities laws, (d) matters relating to the listing of its securities with AMEX, (e) matters relating to the Investment Company Act and (f) outstanding stock options and warrants and (g) treatment of certain accrued expenses.

         Conduct Pending Closing. The Capital Stock Exchange Agreement provides that, except as expressly contemplated thereby, during the period from the date of the Capital Stock Exchange Agreement and continuing until the closing, each of Atec and Interpharm will continue to (a) conduct its business in the ordinary course, (b) file tax returns and pay or make provisions for taxes when due, (c) maintain its insurance coverage and (d) comply with all laws and regulations applicable to it. In the case of Atec, it also agreed to file all reports due to be filed with the Securities and Exchange Commission and to use its reasonable efforts to maintain the eligibility of its Common Stock for listing on AMEX. In the case of Interpharm, it also agreed to use reasonable efforts to keep intact its business organizations and goodwill, to keep the services of its employees and officers and to maintain good relationships with it suppliers, lenders, employees, customers and others having a business or financial relationship with it.

         Atec and Interpharm also agreed that, except as contemplated in the Capital Stock Exchange Agreement, each will not (a) amend its charter or by-laws, (b) (1) split, combine or reclassify any of its securities, or (2) declare, set aside or pay any dividends with respect to its capital stock, or
(3) make, agree or commit to make any exchange for or redemption of any securities, (c) issue or agree to issue any additional shares of its capital stock, (d) incur any indebtedness for money borrowed or make or commit to capital expenditures, except in the ordinary course of business, (e) adopt or amend employee benefits or agreements or materially increase the compensation to its officers, directors or employees, (f) enter into any material contracts, and
(g) not hold any meetings of the Board of Directors of stockholders without inviting a representative of the other party.

         Notwithstanding the foregoing, Atec may enter into and consummate the Management Buy-Out and issue shares upon exercise of its existing options and warrants.

         Each of the parties also agreed that pending the closing or the termination of the Capital Stock Exchange Agreement, it will not directly or indirectly, solicit, encourage or initiate any discussions with, negotiate with or provide any information to any other party regarding any merger or acquisition of such party or any similar transaction. Except, in the case of Atec, it is not prohibited from complying with Rule 14e-2 and Rule 14d-9 under the Securities Exchange Act of 1934, as amended, with respect to a bona fide tender offer or exchange offer or from disclosing another transaction involving a merger or acquisition of Atec or any of its subsidiaries if Atec's Board determines after consultation with legal counsel that such disclosure is necessary. In addition, Atec may participate in negotiations or discussions with, or furnish information to any person in connection with a merger or acquisition proposal if such proposal is not solicited by Atec after the date of the Capital Stock Exchange Agreement and such person submits the proposal in writing to Atec's Board. Prior to any such negotiation, discussion or furnishing of information, the Board must determine, after consultation with legal counsel and financial advisors, that such proposal is reasonably likely to lead to a superior proposal and that failure to participate in such negotiations, discussions or furnishing of information would be inconsistent with the Board's fiduciary duties. If prior to the closing of the Acquisition, a majority of the Board determines that it has received a superior proposal and that consummating the Acquisition of Interpharm would be inconsistent with its fiduciary duties, the Board may withdraw or modify its approval or recommendation of the Acquisition, approve or recommend the superior proposal, terminate the Capital Stock Exchange Agreement and publicly announce its intention to do the foregoing.

         Conditions. The obligations of Interpharm to effect the transactions contemplated by the Capital Exchange Agreement are subject to the satisfaction of the following conditions: (a) the receipt of all approval, consents, authorizations and waivers from governmental agencies and third parties required to consummate the Acquisition, (b) no injunction or other order of any court which prohibits the Acquisition shall be in effect, (c) Atec shall have performed in all material respects its obligations contained in the Capital Stock Exchange Agreement and complied with all material requirements, rules and regulations relating to the Acquisition, (d) no material adverse change in the business or condition of Atec since September 30, 2002, other than those permitted in the Capital Stock Exchange Agreement, (e) the representations and warranties of Atec set forth in Capital Stock Exchange Agreement shall be true in material respects as of the closing and as if made at the time of the closing, (f) the total number of shares of Atec Common Stock issued and outstanding shall not exceed 12,000,000, (g) the completion of the Management Buy-Out resulting in Atec having not more than $650,000 in total liabilities,
(h) Atec shall have not less than $3.7 million in stockholders' equity, of which at least $1.25 million in cash, (i) the filing of the Certificate of Designations of the Series K Stock, (j) fairness opinions as to the Acquisition and the Management Buy-Out, (k) approval of the Acquisition and the Management Buy-Out by Atec stockholders, (l) employment agreements with Surinder Rametra for at least three years at an annual salary not in excess of $150,000 and with James Charles for at least two years at an annual salary not in excess of $80,000, and (m) Atec shall have entered into the Registration Rights Agreement.

         The term "material adverse change" is defined in the Capital Exchange Agreement as any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of a party and its subsidiaries taken as a whole or the ability of such party to consummate the transactions contemplated therein.

         The condition that the Management Buy-Out be consummated as a condition to the acquisition of Interpharm was required by Interpharm. Interpharm does not wish to consummate the transaction if Atec continues to own the computer operations and furthermore, requires assurance that Atec would receive the cash and promissory notes contemplated in the Management Buy-Out.

         Similarly, the obligations of Atec to effect the transactions contemplated by the Capital Exchange Agreement are subject to the satisfaction of the following conditions: (a) the receipt of all approval, consents, authorizations and waivers from governmental agencies and third parties required to consummate the Acquisition, (b) no injunction or other order of any court which prohibits the Acquisition shall be in effect, (c) Interpharm and its shareholders shall have performed in all material respects their obligations contained in the Capital Stock Exchange Agreement and complied with all material requirements, rules and regulations relating to the Acquisition, (d) no material adverse change in the business or condition of Interpharm, other than those permitted in the Capital Stock Exchange Agreement, (e) the representations and warranties of Interpharm and its shareholders set forth in Capital Stock Exchange Agreement shall be true in material respects as of the closing and as if made at the time of the closing, (f) no material change in the final financial statements to be delivered by Interpharm from the financial statements previously reviewed by Atec, (g) no more than 4,000,000 shares of Interpharm common stock outstanding, (h) the approval of the Acquisition and the Management Buy-Out by Atec stockholders, (i) receipt of all outstanding Interpharm stock free and clear of any liens, pledges or encumbrances, and (j) a fairness opinion as to the Acquisition.

         Stockholder Meeting. In the Capital Stock Exchange Agreement, Atec has agreed to duly call and give notice of a shareholder meeting and to use its reasonable efforts to obtain the approval of its stockholders of the Acquisition and the Management Buy-Out as soon as practical. Atec has also agreed to prepare and file with the Securities and Exchange Commission a Proxy Statement, and Interpharm agreed to deliver as soon as practical its audited annual financial statements for the fiscal year ended December 31, 2001 and 2000, and reviewed financial statements for the quarter ended September 30, 2002 for inclusion in the Proxy Statement.

         Termination. The Capital Stock Exchange Agreement may be terminated at any time prior to the closing, whether before of after approval by stockholders:
(a) by mutual consent of Atec, Interpharm and Interpharm shareholders, (b) by Interpharm and its shareholders if the conditions set forth above in "Conditions" above as they relate to their obligations to consummate the Acquisition have not been met by the time of the closing, (c) by Atec if the conditions set forth above in "Conditions" above as they relate to its obligations to consummate the Acquisition have not been met by the time of the closing, (d) by Interpharm and its shareholders if there is a material breach in any representation, warranty, covenant, agreement or obligation of Atec, (e) by Atec if there is a material breach in any representation, warranty, covenant, agreement or obligation of Interpharm or its shareholders, and (f) by Atec if it receives a superior proposal.

         If the Capital Stock Exchange Agreement is terminated as provided therein, none of the parties will have any liability or further obligation to the other parties, except if the Capital Stock Exchange Agreement is terminated because it receives a superior proposal then, Atec is obligated to pay Interpharm and its shareholders' costs and expenses in connection with the Capital Stock Exchange Agreement. In addition, if the Capital Stock Exchange Agreement is terminated due to a breach in any representation, warranty or covenant of a party, such party is obligated to pay the other party a termination fee of $500,000 plus the costs and expenses of such other party.

         Indemnification. Interpharm has agreed in the Capital Stock Exchange Agreement to keep in effect for a period of three years current insurance coverage providing insurance for the current officers and directors of Atec for their errors, omissions and similar sources of potential liability and Atec's current policies regarding the indemnification of the current officers and directors.

         The Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Interpharm shareholders are entitled to certain rights relating to the registration with the Securities Exchange Commission for resale of the Common Stock to be issued to them in connection with the Acquisition and upon the conversion of their Series K Stock. Subject to certain terms and conditions, one-third of the holders of the registrable securities may demand up to two times that Atec file a registration statement covering their Common Stock, provided the shares to be registered represent at least one-third of all registrable securities and have an aggregate public offering price of $1,000,000. In addition, in the event Atec decides to file a registration statement, Atec must afford the holders of such registrable securities to include their Common Stock in the registration statement. The expenses in connection with the filing of the registration statements will be borne by Atec.

Opinion of vFinance

         Beginning in October 2002, our Chief Financial Officer began searching for potential investment banks or accounting firms to deliver a fairness opinion regarding the Management Buy-Out and the Acquisition. As a result of his search, he received two written proposals from investment banks and one oral proposal from an accounting firm. The three proposals were presented to the Special Committee on November 25, 2002. The Special Committee narrowed the potential candidates to the two investment banks upon the basis the fees sought by the accounting firm were approximately twice the fees quoted by the two investment banks. Of the two investment banks, the Special Committee determined that vFinance Investments, Inc. had a stronger background and experience regarding transactions of the nature contemplated by Atec. As a result, on November 27, 2002, the Special Committee selected vFinance Investments, Inc. as the independent investment banker to issue a fairness opinion with respect to the terms of the Management Buy-Out and the Acquisition of Interpharm.

         vFinance is a multi-channel financial services company that provides investment banking, trading and brokerage services to more than 10,000 corporate and private clients worldwide. The company has offices in New York, Chicago, San Jose, Atlanta, Houston, Boca Raton and 22 other cities nationwide. In the normal course of business, vFinance is asked to perform and issue valuations and opinions on behalf of private and public entities nationwide. vFinance has recently issued opinions in transactions for companies such as Oriole Homes, Options Talent Group and PartBase.

         No material relationship has existed during the past two years nor is a material relationship mutually understood to be contemplated between Atec and/or its affiliates and vFinance and/or its affiliates.

         Atec agreed to pay an aggregate fee of $38,500, plus expenses, for delivery of the fairness opinions regarding both the Management Buy-Out and the Acquisition. No portion of the fee is contingent upon the closing of either transaction.

         vFinance delivered a written opinion dated as of December 17, 2002 to our Board to the effect that, based upon the assumptions made, matters considered and limits of the review undertaken, the Acquisition from a financial point of view is fair to Atec's stockholders. vFinance did not recommend or determine the consideration to be paid with respect to the Management Buy-Out or the Acquisition. A copy of the opinion is attached as Appendix C and is incorporated herein by reference. vFinance's opinion should be read in its entirety by the stockholders of Atec for information with respect to assumptions made and matters considered.

         In arriving at its opinion with respect to the Acquisition, vFinance reviewed (a) periodic reports filed by Atec with the SEC (b) certain publicly available documents regarding Atec; (c) publicly available data and information for companies vFinance determined to be comparable to Atec; (d) available research reports for companies vFinance determined to be comparable to Atec; (e) financial terms of other recent transactions deemed to be similar; (f) the Capital Stock Exchange Agreement and all accompanying schedules and exhibits, including the Certificate of Designations, Preferences and Rights of the Series K Stock; (g) internal detailed financial statements for the years ended December 31, 2001 and December 30, 2000 and for the nine months ended September 30, 2002 provided to vFinance by Interpharm; (h) publicly available data and information for companies vFinance determined to be comparable to Interpharm; and (i) the Registration Rights Agreement. vFinance also held discussions members of Atec's and Interpharm's management regarding the strategic rationale for, and potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of Atec and Interpharm. It also conducted such other financial analyses and examinations and considered such other financial, economic and market criteria as it determined to be appropriate for purposes of the opinion.

         In rendering its opinion, vFinance relied upon the accuracy and completeness of all of the financial and other information reviewed by it. vFinance assumed that the financial forecasts provided by Atec had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of Atec.

         The following is a summary of the financial analyses performed by vFinance in arriving at its opinion regarding the Acquisition.

         vFinance set out to perform a comparable analysis on companies similar in nature to Interpharm. A total of 13 companies that vFinance believed fit its defined parameters were included in the comparable sample. The 13 companies used in the comparable analysis are Able Laboratories, Alpharma, Inc, Barr Laboratories, Bradley Pharmaceuticals, Caraco Pharmaceutical Lab, Chattem Inc., CNS, Inc., Endo Pharmaceuticals, Eon Labs, Inc., Forest Laboratories, Halsey Drug Company, Hitech Pharmacal Co., Impax Laboratories, Inc. The bases used to determine comparability were same industry type, similar products and similar distribution methods. These 13 companies ranged in market capitalization from $15.4 million to $19.4 billion, with a mean market capitalization of approximately $2.14 billion. The range of trailing twelve month revenue figures generated by this group varied from $7.8 million to $1.9 billion, with a mean of $394 million, as compared to the $23.2 million generated by Interpharm. Based on vFinance's review of the multiples, it appeared that the market is rewarding small, growing, generic drug manufacturers based on their ability to drive revenue growth. Based on vFinance's valuation, it assigned an overall enterprise value range of $49.7 to $55.7 million for Interpharm.

         Having reviewed the operating demographics of this sample set and determining that Interpharm fell within the parameters of this group, vFinance began to set forth the basis of its analysis. In the end, vFinance settled on 2 analytical techniques: Comparable Company Analysis and Buy-Out/Acquisition Analysis, to arrive at what vFinance believed was a proper valuation range for the contemplated transaction.

         In terms of Comparable Company Analysis, vFinance saw that it would not be possible to perform the analysis using earnings or cash flow as the valuation methodology, as a significant amount of the sample set were currently not generating earnings or cash flow. As such, vFinance determined that it would derive multiples based on Market Price and Enterprise Value. These two items were compared to each company's Revenue, EBITDA (Earnings before Interest, Taxes, Depreciation & Amortization), EBIT (Earnings before Interest and Taxes) and Net Assets. These multiples, once derived from the sample set, were applied against Interpharm's operating statistics to arrive at its value.

         vFinance sought to gather data on comparable buy-out transactions in the field of generic drug manufacturing. vFinance noted a sample set of approximately 6 transactions, ranging in size from $1.5 million to $644.2 million, with a mean deal size of $285.96 million. Revenues ranged from approximately $12 million to $400 million, with a mean revenue size of $94 million. vFinance noted that in the sample set, the skewed data, where the revenue size of the companies was either very small or very large, could potentially lead to distorted buy-out multiples. As such, vFinance elected to give no weight to these statistics in formulating their opinion regarding the fairness of the Acquisition and instead, determined the fairness of the Acquisition based upon the Comparable Company Analysis and equity ownership analysis only.

         Finally, vFinance performed an analysis of the equity ownership structure of Atec at both the closing date and upon a full conversion of the Series K Stock. Analysis of the equity ownership structure is an analysis of the post-acquisition and post-conversion capital structure of Atec, and it indicated the percentage ownership position of the interested parties (i.e. Atec public stockholders, Atec insiders and Interpharm insiders) in the company. The analysis received an equal weighting to the other analyses considered in determining the fairness, from a financial point of view, to the shareholders of Atec.

         Based on a review of the Acquisition, vFinance determined that the consideration being offered in the acquisition of Interpharm by Atec is fair, from a financial standpoint, to Atec's stockholders.

Interests of Certain Persons

         Mona Rametra, one of the Interpharm shareholders who is a party to the Capital Stock Exchange Agreement, is the daughter-in-law of Surinder Rametra, our chairman and a member of Atec's Board. She is also the daughter of Dr. Maganlal K. Sutaria, the Chairman of the Board and chief executive officer of Interpharm. Mrs. Rametra owns 800,000 shares of Interpharm common stock, or 20% of the outstanding capital stock of Interpharm. As a result, Mrs. Rametra will receive 20% of all of the Atec Common Stock and Series K Stock to be issued to the Interpharm shareholders. Although Dr. Sutaria does not own any Interpharm stock, his other two children (i.e. Mrs. Rametra's brothers) collectively own 55% of Interpharm stock and his nephew, Ravi Sutaria, owns the remaining 25%. Ravi Sutaria is the son of Bhupatlal K. Sutaria, the President of Interpharm. In addition, Munish K. Rametra, who is Mrs. Rametra's husband and Surinder Rametra's son, will share a finder's fee of $100,000 with three other individuals relating to the Acquisition.

Accounting Treatment

         Atec will have no operating assets, only general corporate liabilities and no operations, after giving effect to the Management Buy-Out. Accordingly, the transaction will be treated as a reverse merger in the form of a recapitalization of Interpharm. As a result, the financial statements of Interpharm will become the historical financial statements of Atec. The consolidated pro forma balance sheet of Atec upon consummation of the Interpharm transaction includes Interpharm's assets and liabilities on an historical cost basis, plus the net assets of Atec, which will primarily consist of cash and promissory notes approximating $4 million obtained from the Management Buy-Out.

Certain Federal Income Tax Consequences

         The Acquisition will have no federal income tax effect on the current holders of Atec stock. For federal income tax purposes, the Acquisition will be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

No Dissenters' Rights of Appraisal

         Under Delaware law, Atec's stockholders will not be entitled to dissenters' rights of appraisal in connection with the Acquisition.

Governmental and Regulatory Approval

         No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Acquisition as of the date hereof.

         The affirmative vote of at least a majority of the shares present in person and voting or represented by proxy and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 1.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE FAIR AND IN THE BEST INTERESTS OF ATEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ACQUISITION OF INTERPHARM BY ATEC.


                                 PROPOSAL NO. 2

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         The amendment to the Certificate of Incorporation of Atec will change our name from "Atec Group, Inc." to "Interpharm Holdings, Inc." In the Capital Stock Exchange Agreement, the parties agreed to change Atec's name to "Interpharm Holdings, Inc." as of the closing of the Acquisition. In addition, pursuant to the terms of the Management Buy-Out, Atec has agreed to grant Baar Group a perpetual license in its rights to the name "Atec Group, Inc." and to assign such name to Baar when Atec changes its name. Because, following the Acquisition and the Management Buy-Out, Atec's sole substantive business operations will be those of its wholly-owned subsidiary, Interpharm, Inc., Atec's Board has determined that the name change will better reflect Atec's business operations. The full text of the proposed amendment to our certificate of incorporation is attached hereto as Appendix D.

         The affirmative vote of at least a majority of our shares of our issued and outstanding Series A, B and C preferred stock and Common Stock, voting together as a class, is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights that arise as a result of a vote to approve the amendment to the Certificate of Incorporation.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF ATEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NAME CHANGE.


                                 PROPOSAL NO. 3

                             THE MANAGEMENT BUY-OUT

         On November 25, 2002, Atec entered into an Asset Purchase Agreement with Baar Group whereby Baar Group agreed to purchase the assets and assume substantially all of the liabilities of Atec for a purchase price of $4,278,184, subject to certain adjustments at closing as described below. The purchase price is payable by delivery of (a) a $1 million promissory note payable within 12 months, (b) a $750,000 promissory note payable within 3 years and (c) cash for the remainder of the purchase price. The principals of Baar Group consist of Ashok Rametra, Balwinder Singh Bathla, Rajnish Rametra and Arvin Gulati, each of whom is a current director, officer, employee and/or shareholder of Atec. Other than the members of Atec management who are principals of Baar Group, Atec shareholders will not receive any consideration as a result of the sale of assets and assignment of liabilities. The Asset Purchase Agreement provides that the Management Buy-Out is subject to the approval of Atec's stockholders. You should carefully read the documents, including the Asset Purchase Agreement and the Schedules and Exhibits attached thereto, which are included in this Proxy Statement as Appendix E, as well as Atec's Form 10-K and Form 10-K/A for the year ended June 30, 2002 and Form 10-Q for the quarter ended September 30, 2002, which also are included in this Proxy Statement.

         In the event there is a material change in the terms of the Management Buy-Out, including a material change resulting from the waiver of a condition to closing, Atec will not consummate the Management Buy-Out until its stockholders have approved the Management Buy-Out, with such change.

Background of the Management Buy-Out

         See "Background of the Acquisition" for description on the background of the Management Buy-Out.

Reasons for the Management Buy-Out

         In concluding that the Management Buy-Out was fair to, and in the best interest of all Atec stockholders, including unaffiliated stockholders, the Board and the Special Committee considered the following information and factors:

              1. As discussed above, the offer to purchase Atec's computer operations by the management group was, in the determination of the Board and Special Committee, superior to all the other potential transactions considered or any other bona fide offer the Board and the Special Committee believed they could receive.

              2. As discussed above, the Board and the Special Committee felt that the Management Buy-Out was in the best interests of Atec and its stockholders due to the downturn in demand for Atec's services and products, as well a general reduction in spending for information and computer technology due to the recent economic and market conditions.

              3. The Board and the Special Committee also believed that the consideration to be paid for the purchase of our assets was fair based upon the then current trading price of our Common Stock. They estimated that the total market value of Atec, as determined by the approximate trading price of $.32 on November 25, 2002, was approximately $2.7, million which amount is far less than the purchase price offered by Baar Group.

              4. The Board and the Special Committee also believed that the
                 Management Buy-Out provided an opportunity to acquire
                 Interpharm.

         The Board and the Special Committee also considered potentially negative factors relating to the Management Buy-Out, including the risk associated with a large portion of the purchase price being paid in promissory notes. In the event Baar Group defaults in the repayment of the promissory notes or enters into bankruptcy, liquidation, reorganization, or some other winding-up, we may be adversely effected. Although we have attempted to mitigate these potential risks by requiring the obligations under the notes be secured by substantially all of the assets of Baar Group, as well as personally guaranteed by certain principals of Baar Group, there can be no assurance that the assets of Baar Group will be sufficient or that such guarantors will be able to pay the amounts due under the notes in the event of a default under the notes.

         The Board and the Special Committee also considered the uncertainties associated with the Management Buy-Out, including (i) the possibility that the transaction would not be approved by Atec's stockholders; (ii) the uncertainty regarding the amount of the purchase price to be received following the purchase price adjustments, and (iii) the possibility that AMEX would delist Atec's Common Stock upon the basis that Atec has disposed of its principal operating assets. Based upon a review of the AMEX rules and regulations, we believe that the Management Buy-Out will not result in delisting by AMEX if the Acquisition of Interpharm also is consummated. Following the Management Buy-Out and the Acquisition, Atec will continue to be an operating company engaged in a commercial stage venture. However, no assurance can be given that our Common Stock will not be delisted from trading on AMEX. A delisting would likely result in our Common Stock being traded in the over-the-counter market and cause the trading volume and share price of our Common Stock to decline.

         The Board and the Special Committee concluded that these potentially negative factors were outweighed by the potential benefits to be gained by the Management Buy-Out. Thus, after taking into consideration all of the factors set forth above, the Board and the Special Committee unanimously determined that the Management Buy-Out was in the best interests of Atec and its stockholders, and that Atec should consummate the Management Buy-Out.

Terms of the Management Buy-Out

         Pursuant to the terms of the Asset Purchase Agreement, Baar Group will acquire the assets and assume substantially all of the liabilities of Atec for a purchase price of $4,278,184, subject to certain adjustments at closing as described below. The purchase price is payable by delivery of (a) a $1 million promissory note, (b) a $750,000 promissory note and (c) cash for the remainder of the purchase price, at closing. Atec anticipates that the cash portion of the purchase price will be paid in part by the return of Atec's cash which is being acquired by Baar Group as part of the asset sale. The total amount of Atec's cash as of December 31, 2002 was approximately $1.2 million.

         Atec estimates that as of December 31, 2002, the total amount of liabilities to be assumed by the Baar Group will be approximately $1,889,000 consisting primarily of approximately (a) $876,000 in accounts payable, (b) $344,061 for amounts due under our bank revolving line of credit and (c) $348,000 in accrued expenses. Accordingly, Atec estimates that the purchase price and liabilities to be assumed totals approximately $6,167,000, subject to the adjustments to the purchase price at closing as described below.

         Adjustment to Purchase Price. The purchase price will be adjusted at the time of the closing of the Management Buy-Out. It will be increased by an amount equal to 34% of income from operations from Atec's Albany, New York City and New Jersey computer operations during the period of July 1, 2002 through the date of the closing. The purchase price will be reduced by an amount equal to the expenses which are allocated to our Long Island, New York office from the period of July 1, 2002 through the date of closing. These expenses generally are for general corporate overhead and administrative expenses, including the costs associated with this Proxy Statement and the costs incurred in connection with the negotiation and consummation of the Acquisition and the Management Buy-Out.

         The purposes of the adjustments are: (i) to give effect to an agreed upon June 30, 2002 cut-off date for the sale of assets, which coincides with the end of Atec's fiscal year and (ii) to compensate Atec for the taxes it will have to pay on the income from operations it is selling (at the corporate rate of 34%), net of any deductible expenses.

         The following table sets forth our approximate estimates of the adjustments to the purchase price and the adjusted purchase price after giving effect to such adjustments, assuming consummation of the Management Buy-Out on the dates indicated. The estimates constitute "forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause deviations in actual results, performance or achievements to be materially different from any future results, performance or achievements express of implied.

                                            December 31, 2002    April 15, 2003
                                            -----------------    --------------

Base purchase price                         $       4,278,184    $    4,278,184

34% of income from operations from Albany,  $          34,000    $       50,000
New York City and New Jersey operations

Expenses allocated to Long Island           ($        550,000)   ($     750,000)
                                            =================    ==============
Adjusted Purchase Price                     $       3,754,184    $    3,578,184


         Promissory Notes. Baar Group has agreed to deliver two promissory notes as a part of the purchase price. The principal amount of the first note is $1 million. The principal amount of the first note and the interest thereon will be paid in 12 monthly installments commencing one month from the date of the closing. The principal amount of the second note is $750,000. The principal amount of the second note and the interest thereon will be paid in 36 monthly installments commencing one month from the date of the closing. Baar Group may prepay either of the promissory notes, in whole or in part, without any penalty. The interest rate on both of the promissory notes is equal to 1.5% per annum in excess of the prime rate as publicly announced by Citibank as its prime rate from time to time. Pursuant to the notes, the interest rate is adjustable on a monthly basis.

         The promissory notes contain customary default provisions including:
(a) failure to make payment of principal or interest, (b) bankruptcy and (c) the breach of any representation or warranty or the failure to perform any of the terms and covenants in the promissory notes, the Asset Purchase Agreement, the Security Agreement or the Guarantee.

         Security Agreement. Pursuant to a Security Agreement, all of Baar Group's obligations under the promissory notes are secured by substantially all of the assets of Baar Group, including the assets being acquired by Baar Group pursuant to the Asset Purchase Agreement and after acquired assets such as the accounts receivable, contract rights, general intangibles, instruments, monies, securities, deposits, inventory, records, equipment and other personal properties of Baar Group.

         Guarantee. In addition, Ashok Rametra, Rajnish Rametra and Arvin Gulati will guarantee the full and punctual payment and performance of all of the obligations of Baar Group arising under the promissory notes. The liability of Ashok Rametra under the Guarantee is limited to 50% of the guaranteed obligations. Similarly, the liabilities of Rajnish Rametra and Arvin Gulati under the Guarantee are limited to 25% of the guaranteed obligations, each.

         Acquired Assets. The assets of Atec to be acquired by Baar Group pursuant to the Asset Purchase Agreement include all of the assets of Atec other than the following:

               1. employment agreements of Surinder Rametra (our chairman) and
                  James Charles (our chief financial officer);

               2. lease for our offices located in Commack, New York, including all machinery, equipment, fixtures and office furniture located at such offices;

               3. assets and properties in our broker account with Merrill Lynch in the amount of approximately $12,000;

               4. our insurance policies, including any premium deposits, refunds or rebates for such policies;

               5. retainers provided to our special litigation counsel and our accountants;

               6. any tax receivables or tax credits;

               7. promissory note of Alan Prefer in the original principal amount of $40,000, receivables due from Alan Prefer in the amount of $14,378; and a Pledge and Security Agreement between Alan Prefer and Atec;

               8. intellectual property relating to our Nexar division;

               9. various employee benefit plans and insurance, including our
                  2000 Flexible Stock Plan and 1997 Stock Option Plan; and

              10. capital stock of any of our subsidiaries other than Micro
                  Computer Store, Inc. and Innovative Business Micros, Inc.

         Assumed Liabilities. Pursuant to the Asset Purchase Agreement, Baar Group has agreed to assume all of the liabilities of Atec other than the following:

               1. certain accrued expenses relating to litigation settlement estimates and judgments against Atec in the aggregate amount of $219,400 that management has concluded are no longer probable;

               1. tax liabilities of Atec to the extent of any such liability arising out of income from operations during the period of July 1, 2002 through the date of closing from our operations in Albany, New York City and New Jersey; and

               2. expenses and liabilities arising out of a class action lawsuit commenced entitled Asadour Manavazian v. Atec Group, Inc., Surinder Rametra and Ashok Rametra, civil action no. CV-99-4993, pending in the United District Court for the Southern District Court of New York. The class action lawsuit has been tentatively settled for an amount of $1,675,000 subject to the approval of the District Court and the terms of a Stipulation and Agreement of Settlement, including the option to terminate the settlement in the event a certain percentage of the class requests exclusion from the terms of the settlement. The amount of the settlement represents the balance of the coverage available under our insurance policy, and the insurance carrier has agreed to contribute the full amount.

         Ancillary Agreements. The Asset Purchase Agreement provides that the parties also will enter into additional side agreements, including an agreement whereby Atec grants an exclusive, worldwide, royalty free license to Baar Group to use the "Atec" and "Atec Group" name. It is contemplated that following the change of Atec's name to Interpharm Holdings, Inc. as set forth in Proposal No. 2 of this Proxy Statement, the "Atec" and "Atec Group" names will be transferred to Baar Group.

         In addition, Baar Group has agreed that in the event it sells, leases or otherwise disposes of any interest in the customer lists, goodwill, employees, real estate, equipment leases or vendor authorizations that it acquires from Atec within 12 months of acquiring such assets, it will pay to Atec 50% of the gross proceeds from such disposition of the asset.

         As part of the Asset Purchase Agreement, Atec has agreed to sell its interest in its subsidiaries Micro Computer Store, Inc. and Innovative Business Micros, Inc. These two subsidiaries have New York State tax receivables due to them in the aggregate amount of approximately $15,000. Pursuant to a side agreement to be entered into at closing, Baar Group has agreed to deliver to Atec these tax receivables when they are paid to the subsidiaries.

         Representations and Warranties. In the Asset Purchase Agreement, Atec and Baar Group make customary representations and warranties to each other, including representations and warranties regarding the following: (a) organization, (b) authority regarding the Asset Purchase Agreement, (c) absence of violations of or conflicts with certain laws and agreements and (d) the absence of any brokers or finders in connection with the Management Buy-Out.

         In addition, Atec makes customary representations regarding (a) title to its assets, (b) its subsidiaries, (c) the accuracy of its financial statements, (d) absence of material events since June 30, 2002, (e) absence of undisclosed liabilities, (f) compliance with applicable laws, (g) certain tax matters, (h) its intellectual property, (i) inventory, (j) contracts to which it is a party, (k) notes and account receivables, (l) absence of powers of attorney, (m) litigation, claims and investigations, (n) warranties for products manufactured, sold, leased or delivered by Atec, (o) employees, (p) certain employee benefit matters, (r) compliance with certain environmental, health and safety laws, and (s) acquisition of the promissory notes of Baar Group for investment purposes. The representations and warranties of Atec are specifically limited to the knowledge of Atec. The Asset Purchase Agreement provides that knowledge of any of the principals of Baar Group is not attributable to Atec. Furthermore, Baar Group has represented and warranted that to its knowledge and the knowledge of its principals all of the representations and warranties made by Atec are true, complete and correct in all material respects. Baar Group has also represented that at the time of the closing of the Management Buy-Out it will have at least $500,000 in cash and no material liabilities.

         Conduct Pending Closing. The Asset Purchase Agreement provides that during the period from the date of the Asset Purchase Agreement and continuing until the closing, each of Atec and Baar Group will (a) use its best efforts to take all actions that are necessary, proper or advisable to consummate the Management Buy-Out and (b) give notices to and use reasonable best efforts to obtain consents from third parties and governmental agencies as may be necessary to consummate the Management Buy-Out. In addition, Atec agreed to (a) conduct its business in the ordinary course, (b) keep its business and properties intact and (c) permit Baar Group full access to all premises, records and personnel of Atec.

         Conditions. The obligations of Baar Group to effect the transactions contemplated by the Asset Purchase Agreement are subject to the satisfaction of the following conditions: (a) the representations and warranties of Atec set forth in Asset Purchase Agreement shall be true in material respects as of the closing, (b) Atec shall have performed in all material respects its covenants of the Asset Purchase Agreement, (c) the receipt of all consents, from third parties and governmental agencies required to consummate the Management Buy-Out,
(d) no action, suit or proceeding pending which prevents the Management Buy-Out or adversely effects the assets to be purchased, (e) Atec shall have entered into the side agreement regarding the license of the name "Atec Group" and (f) Baar Group shall have received a minimum of $500,000 in financing.

         Similarly, the obligations of Atec to effect the transactions contemplated by the Asset Purchase Agreement are subject to the satisfaction of the following conditions: (a) the representations and warranties of Baar Group set forth in Asset Purchase Agreement shall be true in material respects as of the closing, (b) Baar Group shall have performed in all material respects its covenants of the Asset Purchase Agreement, (c) termination and release agreements from the principals of Baar Group and John Pakiam terminating their employment with Atec, (d) no action, suit or proceeding pending which prevents the Management Buy-Out or adversely effects the assets to be purchased, (e) receipt of a fairness opinion as to the purchase price for the Management Buy-Out, (f) approval of the Management Buy-Out by Atec's stockholders, (g) a determination that the Management Buy-Out will not result in the delisting of Atec's securities from AMEX, (h) Baar Group or its principals shall have entered into the following side agreements: (i) the guarantees by the principals of Baar Group, (ii) security agreement relating to the Notes, (iii) the Notes, (iv) agreement to deliver 50% of gross proceeds to Atec in the event Baar Group disposes of certain assets within 12 months of the closing and (v) agreement to deliver certain New York State tax receivables to Atec, (i) consummation of the Acquisition of Interpharm and (j) Alan Prefer shall have entered into a Security and Pledge Agreement whereby he pledges 100,000 shares of his Atec Common Stock as security for payment of a certain promissory note. Under the terms of the Asset Purchase Agreement, in the event that the Acquisition of Interpharm is not consummated, Atec will not be obligated to consummate the transactions contemplated in the Asset Purchase Agreement. However, Atec may waive this condition at its option. Atec does not have any present intent to waive this condition or any of the other conditions described above. In the event that the acquisition of Interpharm is not approved by the Atec stockholders, Atec will evaluate available options to determine which option is in the best interest of Atec and its stockholders, including abandoning the Management Buy-Out or going forward with the Management Buy-Out and thereafter liquidating Atec and/or seeking other potential acquisition candidates. However, Atec will not consummate the Management Buy-Out under such a scenario until its stockholders have approved the Management Buy-Out without the Acquisition.

         Termination. The Asset Purchase Agreement may be terminated at any time prior to the closing: (a) by mutual consent of Atec and Baar Group, (b) by Baar Group if Atec has breached any of its representations, warranties or covenants or if the conditions set forth above in "Conditions" above as they relate to Baar Group's obligations to consummate the Management Buy-Out have not been met by the time of closing, or such other date as agreed to by the parties or (c) by Atec if Baar Group has breached any of its representations, warranties or covenants or if the conditions set forth above in "Conditions" above as they relate to Atec's obligations to consummate the Acquisition have not been met by the time of closing. In addition, either party may terminate the Asset Purchase Agreement within 30 days provided that the terminating party pays the other party's expenses associated with the Management Buy-Out up to $250,000.

         If the Asset Purchase Agreement is terminated as provided therein, all rights and obligations of the parties under the Asset Purchase Agreement will terminate without any liability, except liability arising out a breach of the agreement.

Opinion of vFinance

         vFinance delivered a written opinion dated as of December 17, 2002 to our Board to the effect that, based upon the assumptions made, matters considered and limits of the review undertaken, the Management Buy-Out from a financial point of view, is fair to Atec's stockholders. A copy of the opinion is attached as Appendix F and is incorporated herein by reference. vFinance's opinion should be read in its entirety by the stockholders of Atec for information with respect to assumptions made and matters considered. Atec agreed to pay vFinance a fee for delivery of its opinion.

         In arriving at its opinion, vFinance reviewed (a) periodic reports filed by Atec with the SEC; (b) certain publicly available documents regarding Atec; (c) publicly available data and information for companies vFinance determined to be comparable to Atec; (d) available research reports for companies vFinance determined to be comparable to Atec; (e) financial terms of other recent transactions deemed to be similar; (f) the Asset Purchase Agreement and all accompanying schedules and exhibits; (g) the form of the notes, guaranty and security agreement to be delivered by Baar Group and/or its principals. vFinance also held discussions with members of Atec's management regarding the strategic rationale for, and potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of Atec. It also conducted such other financial analyses and examinations and considered such other financial, economic and market criteria as it determined to be appropriate for purposes of their opinion.

         In rendering its opinion, vFinance relied upon the accuracy and completeness of all of the financial and other information reviewed by it. vFinance assumed that the financial forecasts provided by Atec had been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of Atec.

         The following is a summary of the financial analyses performed by vFinance in arriving at its opinion regarding the Management Buy-Out.

         vFinance included a total of 11 companies that it believed fit the defined parameters in its comparable sample. The 11 companies used in the comparable company analysis are Manchester Technologies, Inc., Syscomm International Corp., Micros to Mainframes, Inc., Transnet Corp., Canterbury Consulting Group, Inc., Tech Data Corp., American Management Systems, Inc., Infocrossing, Inc., Digital Fusion, Inc., Atlantic Data Services, Inc., Braun Consulting, Inc. The bases used to determine comparability were same industry type and similar products or services. The companies range in market capitalization size from just slightly under $1.0 million to $1.6 billion, with a mean market capitalization of approximately $210 million. The range of trailing twelve month revenue figures generated by this group varied from $10.3 million to $15.9 billion, with a mean of $1.6 billion, as compared to the $36.3 million generated by Atec.

         Having reviewed the operating demographics of this sample set and having determined that Atec fell within the parameters of this group, vFinance began to set forth the basis of its analysis. In the end, vFinance settled on two analytical techniques; Comparable Company Analysis and Buy-Out/Acquisition Analysis, to arrive at what they believe was a proper valuation range for Atec.

         In terms of Comparable Company Analysis, vFinance saw that it would not be possible to perform the analysis using earnings or cash flow as the valuation methodology, primarily because most of the companies in the comparable sample were currently not generating earnings or cash flow. As such, vFinance determined that it would derive multiples based on Market Price and Enterprise Value. These two items were compared to each company's Revenue, EBITDA (Earnings before Interest, Taxes, Depreciation & Amortization), EBIT (Earnings before Interest and Taxes) and Net Assets. These multiples, once derived from the sample set, were applied against Atec's operating statistics to arrive at its value. Based on this analysis, the range of value worked out to be $4.39 million to $5.23 million.

         After examining the selected comparable companies, vFinance examined buyouts of similar sized companies in the field of information technology. vFinance noted a sample set of approximately 16 transactions, ranging in size from $1.2 million to $136.2 million, with a mean deal size of $27.9 million. Revenues ranged from approximately $4 million to $102 million, with a mean revenue size of $30.3 million. While the revenue size is comparable to Atec, the buy-out sample set was not truly reflective of Atec's core business, which skewed the overall valuation accorded to the buy-out multiple. A further review of the sample set showed only three transactions that could be deemed comparable to Atec, and the transactions ranged from $1.2 million to $22.3 million, with a mean deal size of $9.5 million. Given the rather small sample set of buy-out transactions of like companies, vFinance elected to give no weight to these statistics in formulating its opinion regarding the fairness of the consideration offered in the Management Buy-Out, and instead determined the fairness of the Management Buy-Out on the Comparable Company Analysis only.

          Based on a review of the Management Buy-Out, vFinance determined that the consideration being offered in the Management Buy-Out is fair, from a financial standpoint, to Atec's stockholders.

Interest of Certain Persons

         The principals of Baar Group are Ashok Rametra, Balwinder Singh Bathla, Rajnish Rametra and Arvin Gulati. Ashok Rametra is our President and Treasurer and has been a director of Atec since 1994. Mr. Bathla is our chief executive officer and has been a director of Atec since April 2002. Rajnish Rametra is our chief operating officer of technology integration services. Mr. Gulati is our chief operating officer of distribution. In addition, as of December 19, 2002, each of the above-named individuals beneficially owned the following number of shares of Atec Common Stock: Ashok Rametra - 627,242, Balwinder Singh Bathla - 325,000, Rajnish Rametra - 230,870 and Arvin Gulati - 58,462.

         Ashok Rametra and Rajnish Rametra also are brothers of Surinder Rametra, our chairman and a member of Atec's Board. As a result of the above-described relationships, Ashok Rametra, Mr. Bathla and Surinder Rametra recused themselves from participating in the negotiations or deliberations of the Management Buy-Out, including the vote of the Board approving the Management Buy-Out.

Accounting Treatment

         The Management Buy-Out will be treated as a sale of Atec's assets.

Certain Federal Income Tax Consequences

         The Management Buy-Out will result in an income tax obligation to Atec in the amount of approximately $176,000, which amount may be offset by net operating loss carry forwards.

No Dissenters' Rights of Appraisal

         Under Delaware law, Atec's stockholders will not be entitled to dissenters' rights of appraisal in connection with the Management Buy-Out.

Governmental and Regulatory Approval

         No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the Management Buy-Out as of the date hereof.

         The affirmative vote of at least a majority of our shares of our Series A, B and C preferred stock and Common Stock, voting together as a class, is necessary for approval of Proposal No. 3.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE FAIR AND IN THE BEST INTERESTS OF ATEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MANAGEMENT BUY-OUT.


                                 PROPOSAL NO. 4

                              ELECTION OF DIRECTORS

         A board of directors consisting of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Atec's nominees named below. In the event that any nominee of Atec is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the current board of directors to fill the vacancy. In the event that Proposals 1 through 3 are approved, it is not expected that any nominee will be unable or will decline to serve as a director. If any of the foregoing Proposals is not approved, Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm, Inc. will not be elected and immediately after the annual meeting of stockholders, the Board of Directors will appoint Ashok Rametra and James Charles (current Atec directors) to fill the vacancies created. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity.

         Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Surinder Rametra, David Reback, Praveen Bhutani, Stewart Benjamin, Dr. Maganlal K. Sutaria and Bhupatlal Sutaria to our board of directors. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified.

         The following table sets forth the names and ages of all current directors of Atec and all persons nominated or chosen to become directors along with their current position, offices and term:

Name of Nominee            Age     Position with Atec             Director Since
---------------            ---     ------------------             --------------

Surinder Rametra           63      Chairman of the Board,         June 1994
                                   and Director

Stewart Benjamin(1)        38      Director                       May 2001

David Reback(1)(2)         60      Director                       May 2001

Praveen Bhutani(1)(2)      55      Director                       May 2001

Ashok Rametra(2)(3)        50      President, Treasurer           June 1994
                                   and Director

James J. Charles(3)        60      Chief Financial Officer        September 2000

Dr. Maganlal K. Sutaria    66      None                           n/a

Bhupatlal Sutaria          57      None                           n/a

--------

(1)      Member of the audit committee

(2)      Member of the compensation committee
(3)      Not nominated for election as a director

         Set forth below is certain information with respect to each of the nominees for director of Atec, including the individuals to be appointed as directors by the Board of Directors in the event the Interpharm nominees are not elected:

         SURINDER RAMETRA. Mr. Rametra was appointed the Chief Executive Officer and Chairman of the Board in June 1994. Prior to June 1994, Mr. Rametra was president of one of our subsidiaries. In January 2002, Mr. Rametra resigned as our Chief Executive Officer. Mr. Rametra received a Bachelor of Science Degree from the Punjab Engineering College, India, and a Masters of Science Degree in Engineering from I.I.T., India in 1965 and 1969, respectively. In 1976, Mr. Rametra received a Masters of Business Administration Degree in Finance from New York University.

         PRAVEEN BHUTANI. Mr. Bhutani was appointed a Director in May 2001. Mr. Bhutani was the founder of Ultra Spec Cables, Inc. and The Options Group, Inc. He has served both companies as the Chief Executive Officer since 1992. Prior to 1992 he held various executive positions. Mr. Bhutani has Bachelor and Master degrees in finance from the Delhi College, Delhi, India.

         STEWART BENJAMIN. Mr. Benjamin was appointed a Director in May 2001. Mr. Benjamin is a certified public accountant in the State of New York. From January 1996 to the present, Mr. Benjamin has been self-employed as a sole practitioner under the name of Stewart H. Benjamin, CPA, P.C. From 1985 through December 1995, Mr. Benjamin was employed as a staff accountant in both private industry and local public accounting firms. Mr. Benjamin received a Bachelor of Business Administration degree from Pace University in 1985.

         DAVID C. REBACK. Mr. Reback was appointed a Director in November 1997. Since 1969, Mr. Reback has been a partner with Reback & Potash, LLP, a law firm specializing in litigation, appellate matters and real estate. Mr. Reback received a Bachelor of Arts degree from Syracuse University, and in 1965 he received a Juris Doctor's degree from Syracuse University College of Law.

         DR. MAGANLAL K. SUTARIA. Dr. Sutaria is a Cardiovascular surgeon and has served as the Chairman of Interpharm's Board of Directors since 1989. Dr. Sutaria received his medical degree from the Medical College, Ahmedabad, Gujarat University in 1961. Dr. Sutaria has served as an Assistant Professor of Surgery at the State University of New York at Stony Brook.

         BHUPATLAL K. SUTARIA. Mr. Sutaria has served as the President of Interpharm since 1990. Prior to joining Interpharm, Mr. Sutaria was an entrepreneur involved in several businesses. Mr. Sutaria received a Bachelor's degree in Chemistry from Saurashpra University in India in 1972 and a Masters of Business Administration degree from the University of Palm Beach in 1974.

         ASHOK RAMETRA. Mr. Rametra was appointed President in January of 1999. Prior to January 1999, and since June 1994, Mr. Rametra was the Treasurer, Chief Financial Officer and a Director of Atec. From June 1994 to March 1995, Mr. Rametra also served as Atec's president. Prior to 1994, Mr. Rametra was the president of a subsidiary of Atec. Mr. Rametra received a Bachelor of Science Degree from St. Johns University in Accounting in 1980.

         JAMES J. CHARLES. Mr. Charles was appointed Chief Financial Officer in January 1999. Prior to his appointment, Mr. Charles was a financial consultant to several public companies for the period of 1994-1998. Mr. Charles was also the Chief Financial Officer of a printing company from 1991-1994 and a partner at Ernst & Young from 1966-1991.

         Directors are elected by a plurality vote and the six nominees who receive the most votes of our Series A, B and C preferred stock and Common Stock, voting together as a class, will be elected. In the election of Directors, votes may be cast in favor of or withheld with respect to each nominee.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF ATEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" ALL SIX OF THE ABOVE-NAMED NOMINEE DIRECTORS TO THE ATEC BOARD.


                                   MANAGEMENT

         The following table sets forth the names and ages of all current officers of Atec along with their current positions in Atec.

         Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Name                            Age              Position
----                            ---              --------

Ashok Rametra                   50               President, Secretary, Treasurer

Balwinder Singh Bathla          46               Chief Executive Officer

James J. Charles                60               Chief Financial Officer


                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The board of directors of Atec held a total of 5 meetings during the fiscal year ended June 30, 2002. In addition, the board of directors acted 6 times by unanimous consent during the fiscal year ended June 30, 2002. During the fiscal year ended June 30, 2002, each of our directors attended at least 80% of the aggregate number of all meetings of the board of directors and of the committees, if any, on which such director served. The board of directors has standing Audit, Stock Option and Compensation Committees. It does not have a nominating committee.

Audit Committee and Audit Committee Report
------------------------------------------

         The board of directors created the audit committee in 1994. The audit committee is responsible for reviewing reports of financial results, audits, internal controls, and adherence to its Business Conduct Guidelines in compliance with federal procurement laws and regulations. The committee recommends to the board of directors the selection of Atec's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for Atec.

         The audit committee is composed of directors: Stewart Benjamin, David Reback and Praveen Bhutani. In the opinion of the board of directors, Messrs. Benjamin, Reback and Bhutani are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee and they are independent as defined in Section 121(A) of the AMEX listing standards. The board of directors has adopted a written charter for the audit committee.

The audit committee has reviewed and discussed the audited financials with management and the matters required to be discussed by SAS 61. The committee has also received the written disclosures and the letter from its independent accountants required by Independence Standards Board of directors Standard No. 1 and has discussed with its independent accountant the independent accountant's independence. Based on a review of the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in Atec 2002 Annual Report on Form 10-K. The audit committee met in September 2002 to review results of the 2002 audit.

                                            Stewart Benjamin
                                            David Reback
                                            Praveen Bhutani

Stock Option Committee
----------------------

         The board of directors created the stock option committee in July 1994. The stock option committee currently consists of directors' Ashok Rametra, James Charles and David Reback. During fiscal 2002, the stock option committee met 2 times. The stock option committee is responsible for setting forth, and approving any and all stock options under Atec's stock option plans as the stock option committee deems is desirable and necessary, while mindful of and guided by industry standards. In the opinion of the board of directors, Mr. Reback is independent of management and free of any relationship which would interfere with his exercise of independent judgment as a member of the stock option committee. Mr. Ashok Rametra and Mr. James Charles are not independent as determined by the board of directors based on their status as employees and executive officers of Atec.

Compensation Committee
----------------------

         In August 1994, the board of directors established a compensation committee, which is responsible for decisions regarding salaries, stock option grants and other matters regarding executive officers and key employees of Atec. Ashok Rametra, David C. Reback and Praveen Bhutani currently serve on the compensation committee. During fiscal 2002, the compensation committee met 2 times.

                         BOARD OF DIRECTORS COMPENSATION

Compensation of Directors
-------------------------

         All directors are entitled to reimbursement of reasonable travel and lodging expenses related to attending meetings of the board of directors and any committee on which they serve. On January 9, 2001, our stockholders approved the receipt by our non-employee directors of up to $5,000 for attendance at each quarterly meeting of the board of directors, plus up to $1,000 for attendance at each committee meeting. Non-employee directors are also eligible to participate in and receive stock options under our 2000 Plan. Directors who are employees receive no fees for attending meetings of the board of directors or any committee on which they serve.

         During the fiscal year ended June 30, 2002 no director received any fees for attending meetings.

                      REPORT OF THE COMPENSATION COMMITTEE

         This report outlines the framework used for making compensation decisions. Management's compensation philosophy and the criteria used for making compensation decisions in fiscal 2002 regarding the Chief Executive Officer and the other named executive officers is set forth below.

Framework for Compensation Decisions.

         The board of directors has overall responsibility for compensation and benefit programs. The board of directors created the compensation committee in August 1994 to facilitate its fulfillment of this responsibility. The committee administers Atec's salary program and recommends to the board of directors grants of stock options under our stock option plans. The committee specifically reviews and recommends for board approval all decisions relating to the compensation of the Chief Executive Officer and other named executive officers.

Philosophy of Management Compensation.

         Atec has an aggressive goal to significantly improve stockholder value by being an industry growth leader. The committee recognizes that the compensation program must enable Atec to attract, retain, and motivate key employees who are committed to creating stockholder value.

Criteria Used for Making Compensation Decisions in Fiscal 2002.

         This section describes the criteria used by the board of directors and the compensation committee regarding compensation decisions in fiscal 2002 affecting the Chief Executive Officer and other executive officers named in the summary compensation table below. Before the establishment of the compensation committee, salaries were based on individual employment agreements and any bonuses were reflective of an individual's performance during the year and that individual's current compensation compared to competitive market practices.

Base Salary.

         In fiscal 2002, the committee reviewed and compared various executive compensation programs established by competitors in Atec's industry to determine whether compensation levels for Atec's executive officers were consistent with competitive practice for companies in the same line of business. The committee reviewed base salaries, bonuses and whether executive officers were granted stock options at these comparable companies. The committee believed that these levels should serve as a barometer of the compensation levels to which executive compensation should be compared. Based on these comparisons, the committee recommended and the board of directors approved the base salary for each of the executive officers named in the summary compensation table effective July 1, 2000 and Mr. Bathla effective January 1, 2002.

Bonuses.

         In the past, bonuses were awarded to executive officers based on the successful achievement of specific quantitative and qualitative measures including: growth in revenue run rates and customer accounts, and managing major change initiatives. In fiscal 2002, based upon these criteria, no bonuses were awarded.

Chief Executive Officer

         The Chief Executive Officers' compensations were based upon employment agreements. Pursuant to his employment agreement, Surinder Rametra was entitled to a base salary of $200,000. In fiscal 2002, Mr. Rametra volunteered to reduce his base salary for fiscal 2002 to $159,615 in light of the downturn in the economy and the reduced demand for Atec services and products. In January 2002, Mr. Bathla was appointed Chief Executive Officer. His employment agreement provides for an annual base salary of $225,000, as well as annual discretionary stock options, stocks and cash bonuses. Based upon downturn in the economy and the reduced demand for Atec services and products, the compensation committee recommended that no stock options, stocks or cash bonus be awarded to Mr. Bathla for fiscal 2002, and accordingly, no such discretionary compensation was awarded to Mr. Bathla.

Stock Options.

         In fiscal 2002, the committee recommended, and the board of directors approved, grants of incentive stock options to each of the executive officers named in the summary compensation table below.

         The committee believes that our compensation practices and plans bring Atec's executives into line with current market conditions for pay and benefits in its industry and supports Atec's mission and strategies going forward.

                                                       Ashok Rametra
                                                       David Reback
                                                       Praveen Bhutani

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In August 1994, the board of directors established a compensation committee, which is responsible for decisions regarding salaries, stock option grants and other matters regarding executive officers and key employees of Atec. During fiscal 2000, David C. Reback and George Egan, a former director, were members of the compensation committee. Directors' Ashok Rametra, Richard Sullivan and Kristen Sickorez served on the committee from November 2000 to March 2001. In May 2001, David Reback and Praveen Bhutani were appointed to the Committee. In the opinion of the board of directors, Mr. Reback and Mr. Bhutani are independent of management and free of any relationship which would interfere with their exercise of independent judgment as a member of our compensation committee. Mr. Rametra is not independent based on his status as both an employee and executive officer of Atec.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table for the years ended June 30, 2002, 2001 and 2000 is provided herein. This table provides compensation information on behalf of the existing officers and directors who earned in excess of $100,000. There are no Option/SAR Grants, Aggregated Option/SAR Exercises or Fiscal Year-End Option/SAR Value Table for the years ended June 30, 2001, 2000 and/or 1999. There are no long-term incentive plan ("LTIP") awards, or stock option or stock appreciation rights except as discussed below.

                           SUMMARY COMPENSATION TABLE

                For the Years Ended June 30, 2001, 2000 and 1999
                       Annual Compensation Awards Payouts

                                                                    Other
                                  Year                              Compen-    Options/  LTIP
Name               Position       Ended      Salary($)    Bonus($)  sation($)  SARs      Payouts
----               --------       -----      ---------    --------  ---------  -------   -------
Surinder Rametra   Chairman*      6/30/02     159,615               14,367(1)   NONE      NONE
                                  6/30/01     108,915                8,464(2)   NONE      NONE
                                  6/30/00     200,000               12,731(3)   NONE      NONE

Ashok Rametra      President      6/30/02     181,731               10,772(4)   NONE      NONE
                                  6/30/01     215,077      50,000   10,766(5)   NONE      NONE

                                  6/30/00     200,000      25,000   12,779(6)   NONE      NONE

Balwinder Singh    CEO*           6/30/02      64,038                3,900(7)   NONE      NONE
Bathla

* Surinder Rametra was the Company's Chief Executive Officer during the fiscal years ended June 30, 2000 and 2001 and part of 2002. Mr. Bathla became the Company's Chief Executive Officer in January 2002.

(1)  Major Medical $6,567, Leased Auto $7,800
(2)  Major Medical $3,531, Leased Auto $4,933
(3)  Major Medical $3,941, Leased Auto $8790
(4)  Major Medical $3,064, Lease Auto $7,708
(5)  Major Medical $3,058, Leased Auto $7,708
(6)  Major Medical $5,611, Leased Auto $7,168
(7)  Leased Auto $3,900


                              YEAR END OPTION TABLE

         Year End Option Table. The following table sets forth certain information regarding the stock options held as of June 30, 2002, by the individuals named in the above Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE


                                                       Securities Underlying          Value of Unexercised
                                                       Unexercised Options at         In-the-Money Options
                                                         Fiscal Year End (#)         at Fiscal Year End (4)
                     Shares Acquired   Value        ---------------------------   ---------------------------
Name                 on exercise (#)   Realized($)  Exercisable   Unexercisable   Exercisable   Unexercisable
----                 ---------------   ----------   -----------   -------------   -----------   -------------
Surinder Rametra (1)       0               0         2,297,000       750,000           0              0
Ashok Rametra (2)          0               0         1,345,000       750,000           0              0
Balwinder Singh
Bathla(3)                  0               0           100,000             0           0              0

(1) Represents options to acquire: (i) 7,000 shares at $3.44 per share exercisable through August 8, 2007; (ii) 500,000 shares at $5.50 per share exercisable through March 28, 2008; (iii) 250,000 shares at $4.67 per share exercisable through September 27, 2008; (iv) 140,000 shares at $4.26 per share exercisable through June 29, 2009; (v) 150,000 shares at $1.993 per share exercisable through November 7, 2009 and (vi) 1,250,000 shares at $.56 per share exercisable through April 23, 2011.
(2) Represents options to acquire: (i) 10,000 shares at $3.44 per share exercisable through August 8, 2007; (ii) 35,000 shares at 3.7125 per share exercisable through October 8, 2008; (iii) 100,000 shares at $6.80 per share exercisable through December 14, 2008; (iv) 200,000 shares at $1.993 per share exercisable through November 7, 2009 and (v) 1,000,000 shares at $.563 per share excisable through November 14, 2010.
(3) Represents options to acquire 100,000 shares at $3.75 per share exercisable through December 19, 2002.
(4) Computation based on $.40, which was the June 28, 2002, closing price for our common stock.

         Option Grant Table. The following table sets forth certain information regarding the stock options granted during the fiscal year ended June 30, 2002, by us to the individuals named in the above Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                     % of Total
                                     Options
                                     Granted to
                                     Employees in   Exercise Price   Expiration
Name                   Granted (#)   Fiscal Year    $ / Share        Date
----                   -----------   -----------    ---------        ----
Surinder Rametra         750,000           28%         $.50          2011
Ashok Rametra            750,000           28%         $.50          2011

                              PERFORMANCE GRAPH(1)


                                                               ANNUAL RETURN PERCENTAGE
                                                                     Years Ending

Company / Index                                   Jun98        Jun99       Jun00       Jun01        Jun02
----------------------------------------------------------------------------------------------------------
ATEC GROUP INC                                   142.20       -47.46      -45.16      -61.88       -50.62
S&P SMALLCAP 600                                  19.46        -2.31       14.39       11.12         0.27
S&P 600 COMPUTER HARDWARE                        -43.51        22.12      -52.56      -31.04         3.55



                                                                   INDEXED RETURNS
                                   Base                              Years Ending
                                  Period
Company / Index                    Jun97          Jun98        Jun99       Jun00       Jun01        Jun02
----------------------------------------------------------------------------------------------------------
ATEC GROUP INC                      100          242.20       127.26       69.79       26.60        13.14
S&P SMALLCAP 600                    100          119.46       116.70      133.49      148.32       148.73
S&P 600 COMPUTER HARDWARE           100           56.49        68.99       32.73       22.57        23.37


                               [GRAPHIC OMITTED]


(1)  Source: Standard & Poor's.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of January 10, 2003, certain information with respect to the beneficial ownership of the voting securities by
(i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act) known by ATEC to be the beneficial owner of more than 5% of our voting securities, (ii) each director and nominee, (iii) each executive officer named in the Summary Compensation table appearing herein, (iv) all present executive officers and directors as a group, and (v) all shareholders of Interpharm. The table also sets forth the respective general voting power of such persons taking into account the voting power of our common stock and preferred stock combined. None of the persons in the following table presently owns preferred stock.

         In addition, the table sets forth information with respect to the beneficial ownership of the voting securities, assuming the Acquisition of Interpharm had closed as of January 10, 2003.

                                                                        Post Acquisition of Interpharm
                                                                        ------------------------------

Name and Address              Amount and Nature                        Amount and Nature
of Beneficial                 of Beneficial         Percentage of      of Beneficial       Percentage of
Owner                         Ownership of          Voting Stock       Ownership of        Voting Stock
Outstanding                   Common Stock          Outstanding(1)     Common Stock        Outstanding(2)
-----------                   ------------          --------------     ------------        --------------
Balwinder Singh Bathla(3)     425,000               5.2%               425,000             2.8%
69 Mall Drive
Commack, NY  11725

Ashok Rametra (4)             3,022,242             29.0%              3,022,242           16.9%
1762 Central Avenue
Albany, NY  12205

Surinder Rametra (5)          4,158,040             35.9%              4,158,040           21.9%
69 Mall Drive
Commack, NY  11725

James Charles (6)             605,000               7.0%               605,000             3.8%
69 Mall Drive
Commack, NY  11725

Praveen Bhutani (7)           254,910               3.2%               254,910             1.6%
69 Mall Drive
Commack, NY  11725

David Reback (8)              36,000                **                 36,000              **
69 Mall Drive
Commack, NY  11725

Stewart Benjamin (9)          10,000                **                 10,000              **
69 Mall Drive
Commack, NY  11725

Dr. Maganlal K. Sutaria (10)  34,500                **                 34,500              **
75 Adams Avenue
Hauppauge, NY  11788


Bhupatlal K. Sutaria          2,000                 **                 2,000               **
75 Adams Avenue
Hauppauge, NY  11788

Raj Sutaria (11)              30,946                **                 2,626,759           17.0%
75 Adams Avenue
Hauppauge, NY  11788

Ravi B. Sutaria (12)          0                     **                 1,854,152           12.0%
5 Phillips Lane
Lake Grove, NY 11788

Mona Rametra (13)             22,016                **                 1,505,337           9.7%
116 Southwood Road
Woodbury, NY 11791

Perry M. Sutaria (14)         19,166                **                 1,502,487           9.7%
6 Buckingham Court
Morristown, NJ 07960

All directors and (2)(3)(4)(5)
(6)(7)(8) executive/officers
as a group (7 persons)        8,511,192             57.4%

         ----------------
**       Less than 1%

(1) The percentages of beneficial ownership under this column are calculated based on the number of shares outstanding as of January 10, 2003. On such date Atec had 8,136,626 voting shares issued and outstanding consisting of 7,816,626 shares of common stock, 8,371 shares of Series A preferred stock, 1,458 shares of Series B preferred stock and 309,600 shares of Series C preferred stock. Each share of common stock and preferred stock possesses one vote per share. A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the record date upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the record date have been exercised or converted. Except otherwise indicated, and subject to applicable community property and similar laws, to our knowledge, each of the persons named has sole voting and investment power with respect to shares shown as beneficially owned.
(2) The percentage of beneficial ownership under this column assumes that the Acquisition of Interpharm had closed on January 10, 2003, and as a result, that 5,632,569 shares of common stock and 1,877,523 shares of Series K Stock had been issued to the Interpharm shareholders.
(3) The foregoing figure reflects the ownership of 325,000 shares of common stock by Mr. Bathla. The foregoing amount also assumes the exercise by Mr. Bathla of options to acquire 100,000 shares of the common stock.
(4) The foregoing figure reflects the ownership of 240,146 shares of common stock by Mr. Rametra and 387,096 common shares owned by Mr. Rametra's spouse and children. The foregoing amount also assumes the exercise by Mr. Rametra of options to acquire 2,395,000 shares of the common stock. Mr. Rametra disclaims beneficial ownership of shares of ATEC securities owned by other members of the Rametra family.
(5) The foregoing figure reflects the ownership of 400,040 shares of common stock by Mr. Rametra and 200,000 shares by Mr. Rametra's spouse and 11,000 shares jointly. In addition, the foregoing assumes the exercise by Mr. Rametra of options to acquire 3,547,000 shares of ATEC common stock. Mr. Rametra disclaims beneficial ownership of the shares of ATEC securities owned by other members of the Rametra family, including independent children.

(6) The foregoing figure reflects ownership of 10,000 shares of common stock by Mr. Charles. The foregoing amount also assumes the exercise by Mr. Charles of options to acquire 595,000 shares of common stock.
(7) The foregoing figure reflects the ownership of 244,910 shares of common stock by Mr. Bhutani. The foregoing amount also assumes the exercise of options for the purchase of 10,000 shares of common stock.
(8) The foregoing figure reflects the ownership of 1,000 shares of common stock by Mr. Reback. The foregoing amount also assumes the exercise of options for the purchase of 35,000 shares of common stock.
(9) The foregoing figure reflects options for the purchase of 10,000 shares of common stock.
(10) The foregoing figure reflects ownership of 32,500 shares of common stock by Dr. Sutaria and 2,000 common shares owned jointly with his spouse.
(11) The foregoing figure reflects the ownership of 30,946 shares of common stock by Mr. Sutaria. The foregoing amount also assumes 1,946,860 shares of common stock and 648,953 shares of Series K Stock to be issued to Mr. Sutaria at the closing of the Acquisition.
(12) The foregoing figure assumes 1,390,614 shares of common stock and 463,538 shares of Series K Stock to be issued to Mr. Sutaria at the closing of the Acquisition.
(13) The foregoing figure reflects the ownership of 10,966 shares of common stock by Ms. Rametra, and 11,350 shares of common stock owned by her spouse and child. The foregoing amount also assumes 1,112,491 shares of common stock and 370,830 shares of Series K Stock to be issued to Ms. Rametra at the closing of the Acquisition.
(14) The foregoing figure reflects the ownership of 19,166 shares of common stock by Mr. Sutaria. The foregoing amount also assumes 1,112,491 shares of common stock and 370,830 shares of Series K Stock to be issued to Mr. Sutaria at the closing of the Acquisition.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our Albany facility is leased from a company controlled by Surinder and Ashok Rametra. Ashok Rametra is a current officer and director of Atec. Surinder Rametra is the Chairman of our board of directors. Our lease with this company requires annual rental payments of approximately $108,000 per year plus all expenses and taxes attributable to the operation of the premises.

         In April 2001, the Company entered the IT enabled services market. The Company had no revenue from this division. In April 2002 we sold the division to ITES, LLC, a company controlled by our Chairman, Surinder Rametra for 10% of its pre-tax profits for a period of three years ending December 31, 2004 not to exceed $100,000. At June 30, 2002 the company had revenues of $2,652 and a loss of $37,000.

         In March 2002, we paid $223,606 to Advance Computer Management Group ("ACM"), a company owned and controlled by our Chief Executive Officer, Balwinder Singh Bathla. The payments were for the purchase of fixed assets and inventory of $30,558, expenses paid by ACM for Mr. Bathla, $25,807 and $167,241 to purchase notes and over advances on commissions for former ACM employees who entered into sales consulting agreements with us. The notes of $119,444 are guaranteed by ACM.

         Our Chief Executive Officer, Balwinder Singh Bathla, President, Ashok Rametra and two non-executive officers , Arvin Gulati and Rajnish Rametra, invested $25,000 each in a company controlled by Mr. Sonu Sodhi who is a stockholder of ATEC and has a sales consulting agreement with us.

         As described above, certain executives, directors and their family members are involved in the Acquisition and the Management Buy-Out.

         Our director, David Reback, was retained as attorney for Atec in connection with certain collection proceedings against our former customers and in connection with a litigation with Advance Computer Management.

         Rajnish Rametra is the brother of Ashok Rametra and Surinder Rametra, our Chairman. Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria are brothers. In addition, Dr. Maganlal K. Sutaria's daughter is married to Surinder Rametra's son.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To our knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of our officers, directors or beneficial holders of more than ten percent of our issued and outstanding shares of Common Stock has failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 2002.

                                 PROPOSAL NO. 5

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed the firm of Weinick Sanders Leventhal & Co., LLP ("WSL") as independent auditors of Atec for fiscal year 2003 subject to ratification by the stockholders. WSL has served as Atec's independent auditors since April 18, 1996.

         It is anticipated that a representative of WSL will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

         The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary for approval of Proposal No. 5. Under Delaware law, there are no rights of appraisal or dissenter's rights that arise as a result of a vote to ratify the selection of auditor's.

         It is possible that in the event that the Acquisition and Management Buy-Out are approved by the shareholders, it may be in Atec's best interests to retain Interpharm's current accountants. Our board of directors may replace WSL at that time.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 5 TO BE IN THE BEST INTERESTS OF ATEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO.5.

                             ACCOUNTANT RELATED FEES

--------------------------------------------------------------------------------
Audit Fees (1)                                                        $102,664
--------------------------------------------------------------------------------
Financial Information Systems Design and Implementation Fees (2)      $      0
--------------------------------------------------------------------------------
All Other Fees (3)                                                    $ 15,000
--------------------------------------------------------------------------------
---------------------------

(1) Represents the aggregate fees billed for professional services by WSL for professional services rendered to Atec for the audit of Atec's financial statements for the year ended June 30, 2002 and for that firm's review of Atec's financial statements included in Atec's forms 10-QSB for that fiscal year.

(2) Represents the aggregate fees billed by WSL for professional services rendered to Atec for the fiscal year ended June 30, 2002 for: (i) directly or indirectly operating, or supervising the operation of, Atec's information system or managing Atec's local area network; and
         (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to Atec's financial statements taken as a whole.

(3) Represents the aggregate fees billed by WSL for all professional services rendered to Atec for the fiscal year ended June 30, 2002 other than those disclosed in the above two categories in this chart.

         Atec's Board of Directors did not consider whether the provision of financial information systems designs and implementation services and other non-audit services described above is compatible with the independence of WSL because that firm did not perform any financial information systems designs and implementation services and the only other non-audit related services performed were related to tax return preparation.

                                 PROPOSAL NO. 6

                        ADJOURNMENT OF THE ANNUAL MEETING

         In the event that a quorum is not present at the meeting or sufficient votes in favor of the proposals to approve the acquisition of Interpharm, the amendment to the Certificate of Incorporation or the sale of the assets to Baar Group are not received by the date of the Annual Meeting, a stockholder who is represented may seek to adjourn the meeting until a quorum is present or to permit further solicitation of proxies. By voting "FOR" Proposal 6, you are authorizing Ashok Rametra to vote your shares to adjourn the meeting.

         The affirmative vote of at least a majority of the shares represented and voting at the Annual Meeting is necessary to adjourn the meeting.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 6 TO BE IN THE BEST INTERESTS OF ATEC AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 6.

                             STOCKHOLDERS' PROPOSALS

         A Stockholder of record may present a proposal for action at the 2003 Annual Meeting of Stockholders provided that Atec receives such proposal at its executive office no later than July 8, 2003. We anticipate that the 2003 Annual Meeting will be held in December 2003. The proponent may submit a maximum of one
(1) proposal of not more than five hundred (500) words for inclusion in Atec's proxy materials for a meeting of security holders. At the 2003 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Securities Exchange Act of 1934, to vote on stockholder proposals that are not submitted for inclusion in Atec's proxy statement unless received by Atec before September 22, 2003.

                                     GENERAL

     Unless contrary instructions are indicated on the proxy, all shares of Series A, B and C preferred stock and common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1, 2, 3, 4, 5 and 6.

         The Annual Report to Stockholders (Atec's Annual Report on Form 10-K and Form 10-K/A) for the fiscal year ended June 30, 2002 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies, except to the extent incorporated herein by reference.

                                 OTHER BUSINESS

         The board of directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ATEC FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.


                                     By Order of the Board of Directors,



                                     Ashok Rametra
                                     Secretary

Commack, New York
[__________], 2003

                                ATEC GROUP, INC.

Annual Meeting of Stockholders --[__________], 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing below you appoint Ashok Rametra with power of substitution, as proxy to represent you at the annual meeting of stockholders to be held at the Huntington Hilton, Melville, New York, on [________], 2003 at 10:00 a.m. local time and at any adjournment thereof, and to vote the shares of stock you would be entitled to vote if personally present, as indicted on the reverse side of this proxy card.

The shares represented by the proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR Proposal No. 4 for the election of Surinder Rametra, Stewart Benjamin, David Reback, Praveen Bhutani, Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria as directors.

Passage of Proposals 1 and 2 is contingent upon approval of each of Proposals 1 through 3. In addition passage of Proposals 1 and 2 is contingent upon the election of Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria, the two director nominees of Interpharm, Inc., in Proposal 4. In the event that Proposal 1, 2 and/or 3 is not approved or that the two director nominees of Interpharm, Inc. are not elected, Proposals 1 through 2 will not pass, the two director nominees of Interpharm, Inc. will not be elected and immediately after the annual meeting of stockholders, the Board of Directors will appoint Ashok Rametra and James Charles (current Atec directors) to fill the vacancy created.

Please mark boxes in blue or black ink.

1. Proposal No. 1 for approval of the Acquisition of all of the outstanding stock of Interpharm by Atec.
             FOR                      AGAINST                           ABSTAIN
            /  /                      /   /                               /  /

2. Proposal No. 2 for approval of the amendment to Atec's Certificate of Incorporation changing its name to Interpharm Holdings, Inc.
             FOR                      AGAINST                           ABSTAIN
            /  /                      /   /                               /  /

3. Proposal No. 3 for approval of the sale of the Assets of Atec to and the assumption of substantially all of the liabilities of Atec by Baar Group.
             FOR                      AGAINST                           ABSTAIN
            /  /                      /   /                               /  /

4. Proposal No. 4 - Election of Directors of the following nominees: Surinder Rametra, Stewart Benjamin, David Reback, Praveen Bhutani, Dr. Maganlal K. Sutaria and Bhupatlal K. Sutaria.
                                                   AUTHORITY
                         FOR                       withheld
                         all                       as to all
                      nominees                     nominees
                        /   /                        /   /

       / / For, except authority withheld as to the following nominee(s):_______
           _____________________________________________________________________

5. Proposal No. 5 for ratification of the selection of Weinick Sanders Leventhal & Co., LLP as the independent auditors of Atec.
             FOR                      AGAINST                           ABSTAIN
            /  /                      /   /                               /  /

6. Proposal No. 6 to approve the adjournment of the annual meeting in the event a quorum is not present at the meeting or sufficient votes in favor of Proposals 1, 2 and 3 are not received by the date of the meeting.
             FOR                      AGAINST                           ABSTAIN
            /  /                      /   /                               /  /

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date, sign as name appears at left, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.


Dated: ________________________          _____________________________________
                                                     (Signature)
                                         _____________________________________
                                                     (Print Name)

SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

APPENDIX A


                        CAPITAL STOCK EXCHANGE AGREEMENT

         THIS AGREEMENT is made as of this 25th day of November, 2002, by and among ATEC Group, Inc., a Delaware corporation ("ATEC"), and INTERPHARM INC., a New York Corporation ("Interpharm"), and RAJ SUTARIA ("Raj"), MONA RAMETRA ("Mona"), RAVI SUTARIA ("Ravi") and PERRY SUTARIA ("Perry"). Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         WHEREAS, Interpharm currently has (a) 8 million shares of $.001 par value per share common stock ("Interpharm Common Stock") authorized, of which 4 million shares are outstanding which collectively represent all of Interpharm's issued and outstanding capital stock (the "Interpharm Stock"); and

         WHEREAS, the following are the only holders of the Interpharm Common Stock in the following amounts: Raj - 1,400,000 shares, Ravi - 1,000,000 shares, Perry - 800,000 shares, Mona - 800,000 shares (collectively the "Shareholders");

         WHEREAS, ATEC and the Shareholders believe that it is desirable and in their mutual best interests that ATEC acquire 100% of the issued and outstanding Interpharm Stock for an aggregate consideration consisting of ATEC's $.01 par value per share common stock (the "Common Stock") and shares of ATEC's new $.01 par value per share Series K convertible preferred stock (the "Preferred Stock") on the terms and conditions set forth herein, making Interpharm a wholly owned subsidiary of ATEC; and

         WHEREAS, it the intention of the Parties that: (i) ATEC shall acquire 100% of the Interpharm Stock in exchange solely for the amount of common and preferred shares of ATEC set forth herein; (ii) said exchange of shares shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Code; and
(iii) said exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "1933 Act"), and under the applicable securities laws of the states or jurisdictions where the Shareholders reside;

         NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, ATEC, Interpharm and the Shareholders (collectively the "Parties") agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

1.1 The Transaction. On the Closing Date, and at the Closing Time, as defined herein, subject in all instances to each of the terms, conditions, provisions and limitations contained in this Agreement:

         1.1.1 the Interpharm Common Holders shall exchange all of their shares of the Interpharm Common Stock with ATEC for:

                  1.1.1.1 a number of shares of Common Stock (the "Common Stock Consideration") equal to:
         (( X/.51) * .49)*.75

         Where:

         X = the total outstanding umber of shares of Common Stock outstanding on the Closing Date

Any fractional shares shall be rounded up to the nearest share.

                  1.1.1.2 a number of shares of Preferred Stock which shall have the designations and preferences set forth in Schedule 1.1.1.2 (the "Preferred Stock Consideration") equal to:

         ((X/.51) * .49) * .25
         Where:

         X = the total outstanding umber of shares of Common Stock outstanding on the Closing Date

Any fractional shares shall be rounded up to the nearest share.

         1.1.2 the Board of Directors of ATEC shall appoint 2 designees of Interpharm and the Shareholders as members of the Board of Directors of ATEC.

         1.1.3    ATEC's name shall be changed to Interpharm Holdings, Inc.

         1.1.4 ATEC and the Shareholders shall enter into the Registration Rights Agreement annexed hereto as Exhibit 1.1.4.

The events set forth in the foregoing Sections 1.1.1 through 1.1.4 shall be referred to herein as the "Transaction").

1.2 Exchange of the Interpharm Stock. Subject to the terms of this Agreement and in reliance on the representations and warranties of ATEC, the Shareholders shall exchange, sell, assign, and transfer to ATEC at the closing of this Agreement (the "Closing"), free and clear of all liens and encumbrances, and ATEC, subject to the terms of the Agreement and upon the basis of the covenants, warranties and representations of Interpharm and the Shareholders set forth herein, shall accept from them at the Closing all shares of the Interpharm Stock issued and outstanding as of the Closing.

1.3 Consideration. Subject to the terms of this Agreement and in reliance on the representations and warranties of Interpharm and the Shareholders, ATEC shall deliver to the Shareholders, at the Closing, the Common Stock Consideration and Preferred Stock Consideration (collectively the
"Consideration"), free and clear of all liens and encumbrances, which the Shareholders shall accept based upon the covenants, warranties and representations of ATEC set forth herein. The Consideration shall be distributed among the Shareholders in accordance with Schedule 1.3.

1.4      Tax Treatment. The exchange described herein is intended to comply with
Section 368(a)(1)(B) of the Code, and all applicable regulations thereunder. In order to ensure compliance with said provisions, the Parties agree to take whatever steps may be necessary, including, but not limited to, the amendment of this Agreement.

1.5 Closing. The Closing hereunder shall take place at the offices of Interpharm, at 75 Adams Avenue Hauppauge, New York 11788, or at such other place as the Parties may agree upon, no later than February 1, 2003, on a date to be set by the Parties. The date and time on which the closing occurs shall be the Closing Date and Closing Time, respectively.

1.6 Parties to the Agreement and Transaction. To the extent that any provision of this Agreement calls for agreement by ATEC as a party hereto, such provision shall mean ATEC as it exists prior to the Closing. To the extent that provisions of this Agreement refer to ATEC after the Closing, the reference shall also be to Interpharm Holdings, Inc., as successor to ATEC.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF ATEC

         Where a representation contained in this Agreement is qualified by the phrase "to the best of a party's knowledge" (or words of similar import), such expression means that, after having conducted a reasonable due diligence review, the Party believes the statement to be true, accurate, and complete in all material respects. Except as otherwise indicated in the Schedules annexed hereto (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have been previously provided to Interpharm and the Shareholders), ATEC represents and warrants to Interpharm and the Shareholders, as follows:

2.1 Organization and Qualification. ATEC is, and each of its Subsidiaries (as defined below) is, a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and each has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of ATEC and its Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law, except where the failure to qualify as a foreign corporation would not reasonably expected to have a Material Adverse Effect.

2.2 Capitalization. The capitalization of ATEC as of the date of this Agreement consists of:

         2.2.1 Common Stock. 70,000,000 shares of authorized common stock, $.01 par value per share, of which a maximum of 8,300,000 shares are issued and outstanding;

         2.2.2 Preferred Stock. 10,000,000 shares of authorized preferred stock, $.01 par value per share, of which the following series and designations are outstanding and with the preferences and rights set forth in Schedule 2.2.3:

                  2.2.2.1  Series A  - 8,371 shares issued and outstanding;

                  2.2.2.2  Series B - 1,458 shares issued and outstanding;

                  2.2.2.3  Series C - 309,600 shares issued and outstanding; and

                  2.2.2.4  Series J - 105,000 shares issued and outstanding.

The ATEC preferred stock listed (the "Existing Preferred") above is convertible into no more than 475,000 shares of Common Stock and are not convertible into any other ATEC securities of any kind.

         2.2.3 Warrants and Options. ATEC currently has 8,598,299 options and warrants outstanding with the terms and exercise prices set forth in Schedule 2.2.4.

Other than as set forth above, ATEC has no other capital stock authorized for issuance or outstanding. As of the date of this Agreement all shares of ATEC common and preferred stock outstanding were validly issued, fully paid, and nonassessable. In addition, no shares of Common Stock are held in the ATEC treasury, and no shares are reserved for issuance, nor were there outstanding any options, warrants, convertible instruments or other rights, agreements or commitments to acquire Common Stock of ATEC, except as fully and completely described on Schedule 2.2.4 hereto.

2.3 Due Authorization. This Agreement has been duly and validly executed and delivered by ATEC and constitutes a valid and binding Agreement of ATEC enforceable in accordance with its terms, subject, however, to the approval of its stockholders as provided for below and except as such enforceability may be limited by general principals of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. ATEC has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction, subject, however, to the approval of its stockholders as provided for below, and its doing so has been duly and sufficiently authorized by its Board of Directors.

2.4 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by ATEC of its obligations hereunder, do not, nor will with the giving of notice or passage of time or both:

         2.4.1 conflict with or result in a breach of any of the provisions of the Articles of Incorporation or Bylaws of ATEC or of any of its Subsidiaries;

         2.4.2 contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, ATEC or any of its Subsidiaries or any of its or their material properties, except in any such case where such contravention will not have a Material Adverse Effect;

         2.4.3 conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of, or default under, any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon ATEC or a Subsidiary, or to which ATEC or a Subsidiary is subject; or

         2.4.4 require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

2.5 Securities and Exchange Commission Filings. All reports filed by ATEC with the SEC pursuant to the Exchange Act and any amendments thereto, since November 1999:

         2.5.1 to the best of ATEC's knowledge, fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act;

         2.5.2 to the best of ATEC's knowledge, as to the financial statements contained in such reports, present fairly, in all material respects, the financial condition and results of operations of ATEC as of the respective dates or for the respective periods set forth therein;

         2.5.3 to the best of ATEC's knowledge, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of filing (and, if amended or superseded, then on the date of such filing); and

         2.5.4 to the best of ATEC's knowledge, as to the financial statements contained in such reports, were prepared in accordance with GAAP, except that unaudited interim financial statements are subject to normal year-end audit adjustments, none of which will be material, and do not contain footnotes.

2.6 No Undisclosed Liabilities. Neither ATEC nor any of its Subsidiaries has any Liabilities which are not adequately reflected or reserved against on the face of its June 30, 2002 balance sheet and the footnotes thereto, except Liabilities (a) incurred since the date of such balance sheet in the ordinary course of business and consistent with past practice; (b) which are of a nature that would not be required to be disclosed on its balance sheet or the footnotes thereto in conformity with GAAP; or (c) which individually or in the aggregate would not have a Material Adverse Effect.

2.7 No Material Adverse Change. Since the date of ATEC's September 30, 2002 balance sheet, other than as contemplated or caused by this Agreement, there has not been:

         2.7.1 any Material Adverse Change in the business or condition (financial or otherwise) of ATEC;

         2.7.2 any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business or condition (financial or otherwise) of ATEC;

         2.7.3 any entry into any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure) of, or involving, ATEC other than (a) this Agreement, (b) the Management Buyout, as defined below and (c) agreements executed in the ordinary course of business;

         2.7.4 any redemption, repurchase, or other acquisition for value of its capital stock by ATEC, or any issuance of capital stock of ATEC or any of its Subsidiaries or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside, or paid on capital stock of ATEC;

         2.7.5 any grant, or commitment to grant, any bonus, commission or other form of incentive compensation or increase or commitment to increase the compensation or fees payable to or in respect to any of ATEC's employees, directors, officers, sales representatives, independent contractors, agents, consultants or Affiliates;

         2.7.6    any labor union organization activity;

         2.7.7    any loans to any Person;

         2.7.8 any failure to maintain its financial records in accordance with past practice;

         2.7.9 any declared, made, set aside or payment of any dividend, distribution, or payment on, or any purchase or redemption of, any shares of any class of ATEC capital stock;

         2.7.10   any transactions with any Affiliate of ATEC or any Subsidiary;

         2.7.11 any amendment to the certificate of incorporation or bylaws of ATEC;

         2.7.12 any material change (for book or Tax purposes) in any method of accounting or accounting practices; or

         2.7.13 any settlement of any litigation, claim or proceeding to which ATEC or a Subsidiary is a party.

2.8      Taxes.

         2.8.1 Since July 1998, ATEC and its Subsidiaries have filed all Tax Returns, as defined below, which they are required to file under all applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; each of ATEC and each of its Subsidiaries has paid all Taxes, as defined below, due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing by it to any employee, stockholder, creditor or other third party, and since June 30, 2002, the charges, accruals and reserves for Taxes with respect to ATEC (including any provisions for deferred income taxes) reflected on the books of ATEC are adequate to cover any Tax liability of the Company if its current tax year were treated as ending on the date hereof.

         2.8.2 No claim has been made by a taxing authority in a jurisdiction where neither ATEC nor any Subsidiary does not file Tax Returns that such corporation is or may be subject to taxation by the jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to Taxes of ATEC or any of its Subsidiaries; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority. To the best of ATEC's knowledge, there are no material unresolved questions or claims concerning the Tax liability of ATEC or any of its Subsidiaries.

         2.8.3 ATEC has not (a) waived any statute of limitations; (b) agreed to any extension of the period for assessment or collection; or (c) executed or filed any power of attorney with respect to any Taxes, which waiver, agreement or power of attorney is currently in force.

2.9      Litigation.

         2.9.1 To the best of the knowledge of ATEC, no investigation or review by any governmental entity with respect to ATEC or any of its Subsidiaries is pending or threatened, nor has any governmental entity indicated to ATEC an intention to conduct the same, and

         2.9.2 there is no action, suit, or proceeding pending or, to the best knowledge of ATEC, threatened against or affecting ATEC or its Subsidiaries at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

2.10 Employees. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by ATEC or any Subsidiary of ATEC for the benefit of its directors, officers, or employees, and there are no employment, consulting, severance, or indemnification arrangements, agreements or understandings between ATEC or any of its Subsidiaries, on the one hand, and any current or former directors, officers, or other employees (or Affiliates thereof) of ATEC or any of its Subsidiaries, on the other hand. ATEC is not, and following the Closing will not be, bound by any express or implied contract or agreement to employ, directly or as a consultant or otherwise, any person for any specific period of time or until any specific age.

2.11 Subsidiaries. All of the Subsidiaries of ATEC, direct or indirect, are identified in Schedule 2.11, ATEC has no other Subsidiaries, and neither ATEC nor any of its Subsidiaries is a partner of, or joint venturer with, any other Person. No Subsidiary has outstanding any securities, warrants, options or other rights convertible into or exchangeable or exercisable for any shares of ATEC's capital stock, and there are no contracts, commitments, understandings, arrangements or restrictions by which any Subsidiary is bound to issue shares of ATEC's capital stock.

2.12     Employee Benefit Plans and Related Matters; ERISA.

         2.12.1 Employee Benefit Plans. Neither ATEC, nor any of its Subsidiaries maintains or contributes to any Pension Plan, Welfare Plan or "employee benefit plan", as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, and any bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or independent contractor or under which any employee or independent contractor is or may become eligible to participate or derive a benefit and that is or has been maintained or established by ATEC or any of its Subsidiaries or any trade or business, whether or not incorporated, which, together with ATEC or any of its Subsidiaries, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code, (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which ATEC or any Related Person contributes or is or has been obligated or required to contribute or with respect to which ATEC or any Related Person may have any liability or obligation (collectively, the "Plans").

         2.12.2 Neither ATEC nor any Related Person has been involved in any transaction that could cause ATEC, any such Related Person or, following the Closing, Interpharm or any of its Affiliates, to be subject to liability under section 4069 or 4212 of ERISA. Neither ATEC nor any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such liability to ATEC, any Related Person or, following the Closing, Interpharm or any of its Affiliates.

         2.12.3 No employee of ATEC or any of its Subsidiaries is or will become entitled to post-employment benefits of any kind by reason of employment with ATEC or any of its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured).

2.13 Labor Matters. There are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes or disputes pending or, to the best of the knowledge of ATEC, threatened, between ATEC or any of its Subsidiaries and any of its or their employees.

2.14     Valid Issuance of Stock.

         2.14.1 The Consideration, when issued as provided in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         2.14.2 Based in part on the representations made by the Shareholders in Article 3 hereof and in the Investment Letters attached as Schedule 2.14 hereto (the "Investment Letters"), the offer and sale of the Consideration solely to the Shareholders in accordance with this Agreement will be exempt from the registration and prospectus delivery requirements of the 1933 Act.

2.15 Disclosure. To the best of ATEC's knowledge, no representation, warranty or statement by ATEC in this Agreement, or in any exhibit, schedule, statement or certificate furnished to Interpharm or the Shareholders pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

2.16 Certificate of Incorporation; Bylaws; Minute Books. True and complete copies of the Certificate of Incorporation and Bylaws (or comparable organizational documents) of ATEC, as amended to and including the date hereof, have been delivered to Interpharm. ATEC is not in violation of any provision of its Certificate of Incorporation or is in material violation of its Bylaws (or comparable organizational documents). ATEC's minute books, stock books and stock transfer records, true and complete copies of which have been delivered to Interpharm, contain true and complete records of all issuances and transfers of capital stock of ATEC, and contain a materially complete summary of all meetings, consents, proceedings and other formal actions of directors and stockholders since January 1, 1995.

2.17 Securities Laws. Since at least July 1, 1999, (a) ATEC has complied in all material respects with applicable federal and state securities laws, rules and regulations as such laws, rules and regulations apply to ATEC and its securities; and (b) all shares of capital stock of ATEC have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of ATEC's securities. All of ATEC's outstanding securities are validly issued, fully-paid and are non-assessable.

2.18     AMEX Listing and Trading. ATEC's Common Stock is registered pursuant to
Section 12 of the Exchange Act and is currently listed for trading on the AMEX. ATEC is in full compliance with all AMEX rules. ATEC has not been advised by the

AMEX that it has failed to meet any of its continued listing requirements or that the AMEX will move to delist its Common Stock from the AMEX. Neither ATEC, not any of its officers or directors, is aware of or has any reason to be aware of any claim, inquiry or investigation by a state or federal regulatory authority, or the AMEX, regarding trading in its Common Stock or any related claim, inquiry or investigation. Notwithstanding the foregoing, ATEC makes no representation concerning compliance with continued listing qualifications of AMEX as of the date of this Agreement or upon the consummation of the Transaction contemplated by this Agreement.

2.19 Investment Company Act. ATEC is not an investment company under the Investment Company Act of 1940, as amended.

2.20 Intellectual Property. To ATEC's knowledge, the conduct of its and its Subsidiaries' business has not infringed the rights of any Person in respect of any Intellectual Property. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of ATEC, threatened, that challenges ATEC's use of any Intellectual Property.

2.21 Real Property. ATEC does not own any real property. Schedule 2.21 lists all real property leased by ATEC or its Subsidiaries (the "ATEC Leased Premises"; the leases relating to the Leased Premises, collectively, the "ATEC Real Property Leases"). Except for the ATEC Leased Premises, no real property is used or occupied by ATEC or its Subsidiaries. ATEC enjoys peaceful and undisturbed possession of the ATEC Leased Premises. ATEC and its Subsidiaries' use of the ATEC Leased Premises and the improvements installed by or on behalf of them upon the ATEC Leased Premises conform in all material respects to all restrictive covenants, conditions and easements, and building, subdivision and similar codes and all applicable laws, and neither ATEC, not its Subsidiaries has received any notice of any material violation or claimed violation of any such restrictive covenants, conditions or easements, or building, subdivision or similar codes and all applicable laws. There exists no writ, injunction, decree, order or judgment, or pending litigation, nor, to the knowledge of ATEC, any threatened litigation, relating to the ownership, use, lease, occupancy or operation of any of the ATEC Leased Premises.

2.22     Environmental Matters.

         2.22.1 ATEC is in material compliance and at all times has complied in all material respects with all applicable Environmental Laws pertaining to all of the properties and assets of ATEC and its Subsidiaries (including the ATEC Leased Premises and the properties formerly owned or leased by ATEC or its Subsidiaries and the use and ownership hereof, and to their businesses and operations. No violation by ATEC or its Subsidiaries is being alleged or threatened or has at any time been alleged or threatened of any applicable Environmental Law relating to any of its respective properties and assets (including the ATEC Leased Premises and the properties formerly owned or leased by ATEC or its Subsidiaries).

         2.22.2 ATEC and its Subsidiaries are currently, and have at all times been, in possession of, and in material compliance with, all permits and authorizations required pursuant to any applicable Environmental Law.

         2.22.3 Neither ATEC, its Subsidiaries, nor any other Person (including any tenant or subtenant) has caused or taken any action that will result in, and ATEC and its Subsidiaries are not subject to, any liability or obligation on the part of ATEC or its Subsidiaries relating to (a) the environmental conditions on, under, or about the ATEC Leased Premises (or other properties or assets formerly owned, leased, operated or used by ATEC or its Subsidiaries), including, without limitation, the air, soil and groundwater conditions at such or (b) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission, or release of any Hazardous Materials.

         2.22.4 Neither ATEC, nor its Subsidiaries are subject to any outstanding order from, or contractual or other obligation with, any governmental authority or other Person in respect of which they may be required to incur costs arising from the release or threatened release of a Hazardous Material.

2.23 Stock Options. Within ninety (90) days of the Closing, all of the stock options and warrants listed in Schedule 2.2.4, with the exception of the stock options and warrants listed below, will expire or be exercised pursuant to the terms of the applicable stock option agreement and/or plan:

Stock Options
-------------

O-1, O-4, O-6, O-7, O-8, O-9, O-10, O-13, O-15, O-17, O-18, O-19, O-20, O-21,
O-22, O-24, O-28, O-29, O-30, O-31, O-40, O-72, O-74, O-75, O-91, O-93, O-94,
0-95, O-123, O-157, O-159, O-180, O-190, O-216, O-218, O-219, O-224, O-230,
O-232, O-251, O-288, O-289, O-310, 336, 370, 371, 382, 383, 388, 389, 397, 402,
435, 437, 439, 457

Warrants
--------

                            Total
                            Shares      Purchase    Issue      Exercise     Exp.
NAME OF HOLDER              Issued      Price       Total      Date         Date         Date
Phillip Getter                8,750     3.5          30,625    10/7/1998    10/8/1998    10/7/2003
Gayathri Menikdiwela          2,500     3.5           8,750    10/7/1998    10/8/1998    10/7/2003
PRIME CHARTER               113,750     3.5         398,125    10/7/1998    10/8/1998    10/7/2003

2.24 Accrued Expenses. The following ATEC accrued expenses are not likely to become payable and a write-off of such liabilities would be consistent with
GAAP: Anderson Realty in the amount of $156,130, Steinbock litigation in the amount of $39,100, Legett & Platt in the amount of $1,240 and Prudential in the amount of $23,000.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF INTERPHARM AND THE
                                  SHAREHOLDERS

         Except as otherwise indicated in the Schedules (which Schedules shall be arranged in paragraphs corresponding to the numbered and letter paragraphs contained herein and which have previously been provided to ATEC) annexed hereto, Interpharm and the Shareholders, jointly and severally, represent and warrant to ATEC as follows:

3.1 Organization and Qualification. Interpharm is a corporation duly organized, validly existing and in good standing under the laws of New York and has the requisite corporate power and authority to carry on its business as it is now being conducted. Interpharm is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

3.2 Due Authorization. This Agreement has been duly and validly executed and delivered by Interpharm and its Shareholders and constitutes a valid and binding Agreement enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally. Interpharm has all requisite corporate power and authority to enter into this Agreement and to carry out the Transaction contemplated hereby, and its doing so has been duly and sufficiently authorized by all necessary corporate or other action of Interpharm or any of the Shareholders.

3.3 Capitalization. Interpharm is authorized by its Articles of Incorporation to issue:

         3.3.1 10,000,000 shares of $.001 par value per share common stock, 4,000,000 shares of which are duly and validly issued and outstanding, fully paid, and non-assessable;

         3.3.2 1,000,000 shares of $.001 par value per share preferred stock, none of which are duly and validly issued and outstanding, fully paid, and non-assessable.

Other than as set forth above, Interpharm does not have any authority to issue any other capital stock or other security. There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of any Interpharm capital stock or other securities or entitling any person or entity to acquire Interpharm capital stock or other securities of Interpharm, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of Interpharm, any Shareholder or any other Person to repurchase redeem or otherwise acquire any outstanding shares or other equity interest of Interpharm or restricting the ability to vote or transfer such shares or other equity interest.

3.4 Interpharm Stock Ownership. The Interpharm Common Stock consists of an aggregate of 4,000,000 shares of $.001 par value per share common stock, all of which is owned, beneficially and of record, by the Interpharm Common Holders in the respective amounts set forth in 3.4. Each of the Shareholders has good, absolute, and marketable title to their Interpharm Stock. The Shareholders have the complete and unrestricted right, power and authority to sell, transfer and assign their Interpharm Stock pursuant to this Agreement. The delivery of the Interpharm Stock to ATEC as herein contemplated will vest in ATEC good, absolute and marketable title to all of the issued and outstanding shares of the Interpharm Stock, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws.

3.5 No Subsidiaries. Interpharm has no Subsidiaries nor owns any securities of or equity interest in any Person, except that Interpharm owns a 50% interest in Saturn Chemicals, LLC, a New York limited liability company.

3.6 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Interpharm and the Shareholders of their obligations hereunder, do not nor will with the giving of notice or passage of time or both:

         3.6.1 conflict with or result in a breach of any of the provisions of Interpharm's Certificate of Incorporation or Bylaws;

         3.6.2 contravene any law, ordinance, rule, or regulation of any State or Commonwealth or political subdivision of either or of the United States, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or binds, Interpharm or any of its Shareholders or any of its or their material properties, except in any such case where such contravention will not have a Material Adverse Effect;

         3.6.3 except as set forth in Schedule 3.6, conflict with, result in termination of, contravene, constitute a default under, give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, result in the creation of any lien or loss of any rights, or result in a material breach of or default under any material indenture, loan, credit agreement, mortgage, deed of trust, note, bond, franchise, lease, contract or any other agreement or instrument binding upon Interpharm, or to which the property or business of Interpharm is subject; or

         3.6.4 require the authorization, consent, approval, or license of, or the submission of any notice, report or other filing with, any third party, including any governmental agency.

3.7      Taxes.

         3.7.1 Since 1998, Interpharm has filed all Tax Returns which it is required to file under all applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; Interpharm has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing by it to any employee, stockholder, creditor or other third party.

         3.7.2 No claim has been made by a taxing authority in a jurisdiction where Interpharm does not file Tax Returns that it is or may be subject to taxation by the jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to Interpharm; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority. To the best knowledge of Interpharm and the Shareholders, there are no material unresolved questions or claims concerning the Tax liability of Interpharm.

         3.7.3 Interpharm has not (a) waived any statute of limitations; (b) agreed to any extension of the period for assessment or collection; or (c) executed or filed any power of attorney with resect to any Taxes, which waiver, agreement or power of attorney is currently in force.

3.8      Litigation.

         3.8.1 No investigation or review by any governmental entity with respect to Interpharm is pending or, to the best of the knowledge of Interpharm, threatened, nor has any governmental entity indicated to Interpharm an intention to conduct the same, and

         3.8.2 Other than as set forth in Schedule 3.8, there is no action, suit, or proceeding pending or, to the best of the knowledge of Interpharm, threatened against or affecting Interpharm at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

3.9      Investment Representations.

         3.9.1 Acquisition for Own Account. The Consideration to be received by the Shareholders hereunder, will be acquired for investment for each such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

         3.9.2 Accredited Investor Status. Each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act. Each Shareholder's residence is set forth in Schedule A.

         3.9.3 Restricted Securities. The Shareholders understand the Consideration, and the Common Stock into which the Preferred Stock is convertible are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from ATEC in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Shareholders represent that they are familiar with Rule 144 promulgated under the 1933 Act, and understand the resale limitations imposed thereby and by the 1933 Act.

         3.9.4 Legend. The Shareholders understand that the certificates representing Consideration, and the Common Stock into which the Preferred Stock is convertible, when delivered to the Shareholders, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following, or similar legend:

         THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFEROR FIRST SATISFIES THE ISSUER THAT THE PROPOSED TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SAID ACT.

Each Shareholder agrees not to attempt any transfer of any such securities without first complying with the substance of said legend, and agrees that an opinion of counsel, a no-action letter of the SEC, or equivalent evidence may be required for removal of the legend.

         3.9.5 Additional Representations. Each Shareholder acknowledges that the Consideration and the Common Stock into which the Preferred Stock is convertible has not been registered under the 1933 Act and that such securities may not be resold unless it is subsequently registered or an exemption form such registration is available. In addition, each Shareholder acknowledges that (a) such Shareholder has been granted the opportunity to ask questions of, and receive answers from, representatives of ATEC concerning ATEC and the terms and conditions of the acquisition of the Consideration and to obtain any additional information such Shareholder deems necessary; (b) such Shareholder's knowledge and experience in financial business matters is such that such Shareholder is capable of evaluating the merits and risks of the investment in the Consideration; and (c) such Shareholder has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein.

3.10 Title to Property and Related Matters. Interpharm has good and marketable title to, or has legally sufficient rights to use, all of its properties, assets, rights, claims and contracts of every kind, character and description owned or held by Interpharm, whether real, personal or mixed, tangible or intangible, of any kind or character, free and clear of any liens or encumbrances. Interpharm has maintained all assets material to its business in good repair, working order and operating condition, subject only to wear and tear, and all such assets are adequate and suitable for the purposes for which they are presently being used and they conform in all material respects with applicable law. Such assets constitute all of the properties and assets necessary for the conduct of, or otherwise material to, the business of Interpharm.

3.11 Disclosure. To the best of Interpharm's and the Shareholders' knowledge, no representation, warranty or statement by them in this Agreement, or in any exhibit, schedule, statement or certificate furnished to ATEC pursuant to this Agreement, when read as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

3.12 Certificate of Incorporation; Bylaws; Minute Books. True and complete copies of the Certificate of Incorporation and Bylaws (or comparable organizational documents) of Interpharm, as amended to and including the date hereof, have been delivered to ATEC. Interpharm is not in violation of any provision of its Certificate of Incorporation or is in material violation of its Bylaws (or comparable organizational documents). Interpharm's minute books, stock books and stock transfer records, true and complete copies of which have been delivered to ATEC, contain true and complete records of all issuances and transfers of capital stock of Interpharm, and contain a materially complete summary of all meetings, consents, proceedings and other formal actions of directors and stockholders since January 1, 1995.

3.13 Financial Statements. Interpharm and the Shareholders have previously furnished to ATEC copies of unaudited financial statements of Interpharm (including year-end balance sheets, statements of operations, statements of shareholders' equity and statements of cash flows) for at and as of December 31, 2001 and December 31, 2000, each of which has been reviewed by Marcum & Kliegman, LLP.

         3.13.1 The financial statements referred to in Section 3.13 (collectively, the "Financial Statements") are true and complete in all material respects with respect to each item therein, and have been prepared in accordance with GAAP applied on a consistent basis from period to period, except such change required by change in GAAP and reviewed by the certified public accountants of Interpharm. The Financial Statements fairly present the financial condition of Interpharm in all material respects at the respective dates thereof and the results of operations of Interpharm for the periods then ended.

3.14 Liabilities. With the exception of the credit arrangements and loans set forth in Schedule 3.16, Interpharm does not have any Liabilities, except (a) to the extent reflected in, or reserved against on the face of its December 31, 2001 balance sheet and (b) for Liabilities that have been incurred after December 31, 2001 in the ordinary course of business consistent with past practices.

3.15 Absence of Certain Changes. There has not been, since December 31, 2001 any Material Adverse Change with respect to the business, assets, results of operations, prospects or condition (financial or otherwise) of Interpharm. Without limiting the foregoing, since December 31, 2001, Interpharm has not:

                  3.15.1   sold or agreed to sell any material asset;

                  3.15.2 granted or committed to grant any bonus, commission or other form of incentive compensation or increased or committed to increase the compensation or fees payable to or in respect to any of its employees, directors, officers, sales representatives, independent contractors, agents, consultants or Affiliates of Interpharm;

                  3.15.3 suffered the loss of any key employee or key independent contractor or, other than in the ordinary course of business, consistent with past practice, retained any new key employee or key independent contractor;

                  3.15.4 encountered any labor union organization activity, had any actual or threatened employee strikes, work stoppage, slowdowns or lockouts, or had any material change in its relations with its employees;

                  3.15.5 suffered any changes in relations with, or any losses of a supplier or customers that could reasonably be expected, in the aggregate, to result in a Material Adverse Effect;

                  3.15.6 incurred any indebtedness or created any lien, pledge or encumbrance on any of its assets;

                  3.15.7   made any loans to any Person;

                  3.15.8 failed to maintain accounts receivable, accounts payable, inventory and other working capital accounts in accordance with past practice;

                  3.15.9 declared, made, set aside or paid any dividend, distribution, or payment on, or any purchase or redemption of, any shares of any class of its capital stock;

                  3.15.10 entered into any transactions with any Affiliate of Interpharm;

                  3.15.11 issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares;

                  3.15.12 except as set forth in Schedule 3.15.12 [amendment for authorization of preferred stock], amended the certificate of incorporation or bylaws of Interpharm;

                  3.15.13 made any material change (for book or Tax purposes) in any method of accounting or accounting practices;

                  3.15.14 settled any litigation, claim or proceeding relating to the business of Interpharm with the exception of claims or litigation covered under applicable insurance policies; or

                  3.15.15 entered into any material transaction not in the ordinary course of business or agreed or committed (whether or not in writing) to do any of the foregoing.

3.16 Contracts. Schedule 3.16 contains a list of the following contracts, agreements, licenses and leases or commitments therefor to which Interpharm is a party or by which any of the assets of Interpharm are bound (such contracts, agreements, licenses, leases and commitments so listed on Schedule 3.16 are collectively, the "Contracts"):

                  (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money, or any extension of credit or which impose any lien or encumbrance on any assets of Interpharm;

                  (b) real property leases and leases of any type of personal property involving aggregate payments over the remaining term of such lease in excess of $10,000;

                  (c) material agreements involving bailment off equipment or any other real or personal property;

                  (d) employment, consulting, agency, retention, severance, confidentiality, non-competition, non-solicitation, change in control or similar agreements relating to or for the benefit of any (1) current or future employee, director, officer, sales representative, independent contractor, agent, consultant or Affiliate of Interpharm, or (2) any former employee, director, officer, sales representative, independent contractor, agent, consultant or Affiliate of Interpharm, if any term of such agreement has or will have effect or application on or after the date hereof;

                  (e) maintenance and service agreements involving aggregate payments over the remaining term thereof in excess of $10,000;

                  (f) collective bargaining, labor, union and other similar agreements;

                  (g) contracts of insurance, including any contracts of insurance insuring against claims which arose during the past six (6) years;

                  (h) agreements, orders or commitments for the purchase of materials, supplies, or other services, in any case, having an unexpired term of more than 12 months or involving aggregate payments in excess of $10,000;

                  (i) Intellectual Property Licenses (as defined below);

                  (j) agreements or commitments for construction or acquisition of fixed assets or other capital expenditures;

                  (k) brokerage or finder's agreements;

                  (l) partnership, joint venture or other arrangements or agreements involving a sharing of profits or expenses;

                  (m) contracts or binding commitments to sell, lease or otherwise dispose of any asset having a value in excess of $40,000;

                  (n) contracts or binding commitments with any of the Shareholders, any Affiliate of Interpharm or any director, officer or employee of Interpharm;

                  (o) contracts or binding commitments limiting the freedom of Interpharm to compete in any line of business or in any geographical area or with any Person; and

                  (p) other agreements, contracts and binding commitments or series of related agreements, contracts and binding commitments which, in any case, involve payments or receipts of more than $15,000 over the life of such agreements, contracts and binding commitments.

         3.16.1 True Copies Provided. Interpharm and the Shareholders have delivered to ATEC complete and correct copies of all written Contracts listed on
Schedule 3.16 and a complete and correct description of all of the material terms of all oral Contracts listed on Schedule 3.16, in each case together with a complete and correct copy or description, as the case may be, of all amendments thereto.

         3.16.2   No Default; Valid and Enforceable. Except as set forth in
Schedule 3.16, to the knowledge of Interpharm and the Shareholders, it has performed the obligations required to be performed by it to date and is not in material default, or alleged to be in material default, under any such Contract, and to the knowledge of Interpharm and the Shareholders, there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default. All such Contracts are valid, in full force and effect and enforceable against Interpharm and, to the knowledge of Interpharm and the Shareholders, the other parties thereto in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or is subject to the availability of equitable remedies.

3.17 Real Property. Interpharm does not own any real property. Schedule 3.17 lists all real property leased by Interpharm (the "Leased Premises"; the leases relating to the Leased Premises, collectively, the "Real Property Leases"). Except for the Leased Premises, no real property is used or occupied by Interpharm. Interpharm (a) has the exclusive rights to use and occupy the Leased Premises; and (b) enjoys peaceful and undisturbed possession of the Leased Premises. Interpharm's use of the Leased Premises and the improvements installed by or on behalf of it upon the Leased Premises conform in all material respects to all restrictive covenants, conditions and easements, and building, subdivision and similar codes and all applicable laws, and neither Interpharm nor any of the Shareholders has received any notice of any material violation or claimed violation of any such restrictive covenants, conditions or easements, or building, subdivision or similar codes and all applicable laws. There exists no writ, injunction, decree, order or judgment, or pending litigation, nor, to the knowledge of Interpharm or any Shareholder, any threatened litigation, relating to the ownership, use, lease, occupancy or operation of any of the Leased Premises. The improvements on the Leased Premises are in good working condition and repair, ordinary wear and tear excepted.

3.18 Governmental Approvals and Authorizations; Compliance with Laws. All approvals, permits, qualifications, authorizations, licenses, franchises, consents, orders, registrations or other approvals (collectively, the "Governmental Approvals") of all governmental authorities which are required in order to permit Interpharm to carry on its business have been obtained and are in full force and effect. There has been no material violation, cancellation, suspension, revocation or default of any Governmental Approval or any notice of violation, cancellation, suspension, revocation, default or dispute affecting any Governmental Approval, and, to the knowledge of Interpharm or any Shareholder, no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement. Interpharm is not in conflict with or in violation or breach of or default under (and, to the knowledge of Interpharm or any Shareholder, there exists no event that, with notice or passage of time or both, would constitute a conflict, violation, breach or default with, of or under) any applicable law. Neither Interpharm nor any Shareholder has received any written notice, or to the knowledge of Interpharm or any Shareholder, any other notice alleging any such conflict, violation, breach or default.

3.19     Intellectual Property.

         3.19.1 Schedule 3.19 sets forth a complete and correct list of all Intellectual Property (as defined below) that is owned by Interpharm (the "Owned Intellectual Property"), except for any such Owned Intellectual Property that does not constitute an issued patent or pending patent application, a trademark registration or pending trademark application or a registered copyright and is not otherwise material to the conduct of Interpharm business. Schedule 3.19 also sets forth a complete and correct list of all written or oral licenses and arrangements (i) pursuant to which the use by any Person of Intellectual Property is permitted by Interpharm and (ii) pursuant to which the use by Interpharm of Intellectual Property is permitted by any Person (collectively, the "Intellectual Property Licenses"). The Owned Intellectual Property and the Intellectual Property subject to the Intellectual Property Licenses constitute all Intellectual Property used or held for use in connection with, necessary for the conduct of, or otherwise material to Interpharm's business. After the Closing, Interpharm will have the right to use all Intellectual Property that is subject to an Intellectual Property License and will own all Owned Intellectual Property, free from any liens.

         3.19.2 The conduct of Interpharm's Business does not infringe the rights of any Person in respect of any Intellectual Property. None of the Owned Intellectual Property is being infringed by third parties. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the knowledge of Interpharm or any Shareholder, threatened, that challenges the rights of Interpharm in respect of any Owned Intellectual Property or Intellectual Property License. No Owned Intellectual Property or Intellectual Property License is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, tribunal, arbitrator or other governmental authority. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark

Office and United States Copyright Office or other filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any Applicable Law, and the same remain in full force and effect.

3.20     Employees, Labor Matters.

         3.20.1 Interpharm is not a party to or bound by any collective bargaining or other labor agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by Interpharm.

         3.20.2 There has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of Interpharm. There are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any employee of Interpharm, and Interpharm has complied with all applicable laws pertaining to the employment or termination of employment of its employees, including, without limitation, to the extent applicable, the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1991, as amended, the Occupational Safety and Health Act, Executive Order 11246, the Fair Labor Standard Act of 1973, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, the Department of Transportation regulations, and all other such applicable laws relating to labor relations, equal employment opportunities, fair employment practices, mandatory random drug and alcohol testing, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not have or result in any material liability or obligation on the part of Interpharm or, following the Closing, ATEC or any of its Affiliates.

3.21     Employee Benefit Plans and Related Matters; ERISA.

         3.21.1 Employee Benefit Plans. Schedule 3.21.1 sets forth a complete and correct list of each "employee benefit plan", as such term is defined in section 3(3) of ERISA, whether or not subject to ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any employee or independent contractor or under which any employee or independent contractor is or may become eligible to participate or derive a benefit and that is or has been maintained or established by Interpharm or any trade or business, whether or not incorporated, which, together with Interpharm, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under section 414 of the Code, (such other trades and businesses hereinafter referred to as the "Related Persons"), or to which Interpharm or any Related Person contributes or is or has been obligated or required to contribute or with respect to which Interpharm or any Related Person may have any liability or obligation (collectively, the "Plans"). With respect to each such Plan, Interpharm and Shareholders have made available to ATEC complete and correct copies of (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, all current summary plan descriptions, all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor (including a written description of any material oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multiemployer plan liabilities, if any, and all amendments and modifications to any such document. Interpharm has not communicated to any employee or any independent contractor any intention or commitment to modify any Plan or to establish or implement any other employee, retiree or independent contractor benefit or compensation plan or arrangement.

         3.21.2   Qualification. Each Plan intended to be qualified under
section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, nothing has occurred since the date of such determination letter and no condition exists that could adversely affect such qualification or tax-exempt status. No Plan intended to be qualified under section 401(a) of the Code, or any trust forming a part thereof, is currently, or within the preceding six years has been, the subject of audit, examination or inquiry by the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor.

         3.21.3   Compliance; Liability.

                  (a) Neither Interpharm nor any Related Person would be liable for any material amount pursuant to section 4062, 4063 or 4064 of ERISA if any Plan that is subject to Title IV of ERISA (a "Title IV Plan") were to terminate as of the date hereof. As of the last day of the most recently ended fiscal year of each Title IV Plan, the "projected benefit obligations" (within the meaning of the Financial Accounting Standards Board Statement No. 87) under each such Plan did not exceed the fair market value of the assets of each such Plan allocable to such "projected benefit obligations" determined on the basis of the actuarial assumptions contained in the actuarial report prepared for such fiscal year of each such Plan, each of which assumptions is reasonable, and the present value of the "benefit liabilities" (within the meaning of, and determined in accordance with, Title IV of ERISA) under such Plan does not exceed the "current value" (within the meaning of section 3(26) of ERISA) of the assets of such Plan allocable to such benefit liabilities, determined on the basis of the actuarial assumptions required to be used in valuing pension liabilities upon plan termination.

                  (b) Each Plan that is subject to the minimum funding standards of ERISA or the Code satisfies such standards under sections 412 and 302 of the Code and ERISA, respectively, and no such Plan has incurred an "accumulated funding deficiency" within the meaning of such sections, whether or not waived.

                  (c) Neither Interpharm nor any Related Person has been involved in any transaction that could cause Interpharm, any such Related Person or, following the Closing, ATEC or any of its Affiliates, to be subject to liability under section 4069 or 4212 of ERISA. Neither Interpharm nor any Related Person has incurred (either directly or indirectly, including as a result of an indemnification obligation) any liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such liability to Interpharm, any Related Person or, following the Closing, ATEC or any of its Affiliates. All contributions and premiums required to have been paid or accrued by Interpharm and each Related Person to any employee benefit plan (within the meaning of section 3(3) of ERISA) (including each Plan) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable law (including ERISA and the Code) or collective bargaining agreement have been paid within the earliest time prescribed by any such plan, agreement or applicable law.

                  (d) Each of the Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements, except for any failures so to comply that, individually and in the aggregate, could not have or result in a material liability or obligation on the part of Interpharm or, following the Closing, ATEC or any of its Affiliates. There are no material pending or to the knowledge of Interpharm or the Shareholders, threatened claims by or on behalf of any of the Plans, by any employee or independent contractor or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared consolidated balance sheets of Interpharm).

                  (e) No Plan is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA. Neither Interpharm nor any Related Person has, within the preceding six years, withdrawn in a complete or partial withdrawal from any multiemployer plan (within the meaning of section 4001(a)(3) of ERISA) or incurred any contingent liability under section 4204 of ERISA. No Plan is a "multiple employer plan" within the meaning of section 4063 or 4064 of ERISA.

                  (f) No employee is or will become entitled to post-employment benefits of any kind by reason of employment with Interpharm, including, without limitation, death or medical benefits (whether or not insured), other than (i) coverage mandated by section 4980B of the Code or (b) retirement benefits payable under any Plan qualified under section 401 (a) of the Code. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee or independent contractor. No payment or benefit which has been, or as a result of the consummation of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) will be required to be, made by Interpharm or, to the knowledge of Interpharm or any Shareholder, by ATEC in respect of any employee of Interpharm has failed or will fail to be deductible by such entity pursuant to section 280G of the Code or has resulted or will result in the imposition of any excise tax pursuant to section 280G or 4999 of the Code.

3.22 Receivables. To the knowledge of Interpharm and the Shareholders, except to the extent expressly reserved against in the December 31, 2001 balance sheet, the receivables reflected in such balance sheet were, and will be, good and collectible, free and clear of any liens, and have and shall have arisen only from bona fide transactions in the ordinary course of business.

3.23     Business Relations.

         3.23.1 Schedule 3.23 sets forth for the period November, 2001 through November, 2002 (a) the names of the 9 largest customers of Interpharm (based on the aggregate value of services or goods ordered from Interpharm by such customers during each such period) and (b) the amount for which each such customer was invoiced during each such period. Interpharm has not received any written, and to the knowledge of Interpharm or any Shareholder, any other notice, and neither Interpharm nor any Shareholder has any reason to believe that any such customer (i) has ceased, or will cease, to use the services or goods of Interpharm, (ii) has materially reduced, or will materially reduce, the use of the services or goods of Interpharm or (iii) has sought, or is seeking, to materially reduce the price it will pay for the services or goods of Interpharm. Within the last three years, Interpharm has not been solicited to provide, nor has it offered to provide, any consideration of any kind to any Person in order to maintain or obtain an agreement under which Interpharm would provide services or goods (other than consideration provided for under the terms of the executed agreement to provide such services).

         3.23.2 Interpharm has not received any written, or to the knowledge of Interpharm or any Shareholder, any other notice, and neither Interpharm nor any Shareholder has any reason to believe that any Person with whom Interpharm does business will not continue to do business with Interpharm after the Closing Date on terms and conditions substantially the same as those prevailing during the past 12 months. Interpharm and the Shareholders believe that Interpharm's relations with Persons material to the conduct of Interpharm's business are good.

3.24 Affiliate Transactions. Schedule 3.24 contains a list of all contracts, agreements, transactions or commitments between any Shareholder, any former shareholder of Interpharm, any officer, employee or director of Interpharm, any family member of any of the foregoing or any other Affiliate of any of the foregoing, on the one hand, and Interpharm, on the other hand, other than compensation paid as part of an employment relationship for services rendered (collectively, the "Affiliate Transactions"), that took place or were entered into during the 24 months preceding the date of this Agreement or that will bind Interpharm after the Closing.

3.25 Insurance. Schedule 3.25 contains a list of all insurance policies or self-insurance agreements held or maintained by Interpharm relating to its business or assets. Interpharm has delivered to ATEC complete and correct copies of all such insurance policies, together with all riders and amendments thereto. Such policies are in full force and effect and all premiums due thereon have been paid. Interpharm has complied in all material respects with the terms and provisions of such policies. No notice of termination or, since December 1, 2001, premium increase has been received under any of the policies. Interpharm and the Shareholders believe that the insurance coverage provided by such policies (including, without limitation, as to deductibles and self-insured retentions) is adequate and suitable for Interpharm's business and assets.

3.26     Environmental Matters.

         3.26.1 Interpharm is in material compliance and at all times has complied in all material respects with all applicable Environmental Laws pertaining to all of the properties and assets of Interpharm (including the Leased Premises and the properties formerly owned or leased by Interpharm) and the use and ownership hereof, and to its businesses and operations. No violation by Interpharm is being alleged or threatened or has at any time been alleged or threatened of any applicable Environmental Law relating to any of its respective properties and assets (including the Leased Premises and the properties formerly owned or leased by Interpharm) or the use or ownership thereof, or to its respective businesses and operations.

         3.26.2 Interpharm is currently, and has at all times been, in possession of, and in material compliance with, all permits and authorizations required pursuant to any applicable Environmental Law, or relating to the past or present use, generation, management, handling, transport, treatment, disposal, storage or release of Hazardous Materials.

         3.26.3 Neither Interpharm, nor to the knowledge of Interpharm or any Shareholder, any other Person (including any tenant or subtenant) has caused or taken any action that will result in, and Interpharm is not subject to, any liability or obligation on the part of Interpharm relating to (a) the environmental conditions on, under, or about the Leased Premises (or other properties or assets formerly owned, leased, operated or used by Interpharm), including, without limitation, the air, soil and groundwater conditions at such or (b) the past or present use, management, handling, transport, treatment, generation, storage, disposal, discharge, emission, or release of any Hazardous Materials.

         3.26.4 Interpharm is not subject to any outstanding order from, or contractual or other obligation with, any governmental authority or other Person in respect of which Interpharm may be required to incur costs arising from the release or threatened release of a Hazardous Material. Interpharm has not entered into any contractual or other obligation (including indemnification obligation) with any governmental authority or other Person pursuant to which Interpharm has assumed responsibility for, either directly or indirectly, the remediation of any condition arising from or relating to the release or threatened release of Hazardous Materials.

         3.26.5 Interpharm has disclosed and made available to ATEC all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known to any Shareholder or Interpharm relating to (a) the environmental conditions on, under or about the Leased Premises (or other properties or assets formerly owned, leased, operated or used by Interpharm) and (b) any Hazardous Materials used, managed, handled, transported, treated, generated, stored, discharged, emitted, or otherwise released by Interpharm or any other Person on, under, about or from the Leased Premises and the properties formerly owned, leased, operated or used or otherwise in connection with the use or operation of any of the properties and assets of Interpharm, or its respective businesses and operations.

                                   ARTICLE IV

                                ATEC'S COVENANTS

4.1 Affirmative Covenants. Subject to the terms and conditions hereunder, from the date hereof through the Closing Date, ATEC shall use its reasonable efforts to take every action reasonably required in order to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of Interpharm and the Shareholders in this Agreement are and remain true and accurate and that the covenants and agreements of Interpharm and the Shareholders in this Agreement are honored.

4.2 Access and Information. ATEC shall afford to Interpharm and the Shareholders, and their accountants, counsel and other representatives, reasonable access during normal business hours throughout the period prior to the Closing to all of ATEC's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, ATEC shall furnish promptly to Interpharm:

         4.2.1 internal monthly financial statements when and as available, and

         4.2.2 all other information concerning its or any of its Subsidiaries' business, properties, and personnel as Interpharm or its Shareholders may reasonably request, but no investigation pursuant to this
Section 4.2 shall affect any representations or warranties of ATEC, or the conditions to the obligations of ATEC to consummate the Transaction contained in this Agreement. In the event of the termination of this Agreement, Interpharm and its Shareholders will, and will cause their representatives to, deliver to ATEC or destroy all documents, work papers and other material, and all copies thereof, obtained by them or on their behalf from ATEC (or any Subsidiary) as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all confidential information that has been designated as such by the ATEC in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. Interpharm and the Shareholders shall assert their rights hereunder in such manner as to minimize interference with the business of ATEC.

4.3      No Solicitation. From the date of the execution of this Agreement to
(a) the Closing or (b) the termination of this Agreement in accordance with
Article VIII, ATEC and its respective Subsidiaries, and those acting on behalf of any of them will not, and ATEC will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker or finder) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than Interpharm and the Shareholders and Interpharm's officers, employees, and agents, concerning any merger, acquisition of ATEC, or similar transaction involving the ATEC or any Subsidiary or division of ATEC or any sale of any of its capital stock of ATEC (collectively, "Acquisition Proposals"), with the exception of a management buyout pursuant to which certain of ATEC's current management will purchase ATEC's current business operations and assets and assume or extinguish substantially all of its liabilities, including each obligation in each agreements and plans listed in Schedules 2.6 (other than item #1) and 2.10 (other than items 1, 2, 13, 24, 27 and 28) (the "Management Buyout"), on terms acceptable solely to ATEC in its sole discretion and exclusive discretion. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of ATEC's business, or providing information to government authorities.

         4.3.1 Nothing contained in this Agreement shall prohibit ATEC (i) from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with respect to a bona fide tender offer or exchange offer, (ii) from making any disclosure of an Acquisition Proposal to its stockholders or otherwise if its Board of Directors concludes in good faith, after consultation with its outside legal counsel, that such disclosure is necessary under applicable law or the failure to make such disclosure would be inconsistent with its fiduciary duties to its stockholders under applicable law or (iii) from participating in negotiations or discussions with or furnishing information to any person in connection with an Acquisition Proposal not solicited after the date hereof in breach of Section 4.3 above and which is submitted in writing by such person to the Board of Directors of ATEC, after the date of this Agreement; provided, however, that prior to participating in any such discussions or negotiations or furnishing any information, within five (5) business days after its receipt of the Acquisition Proposal, the Board of Directors of ATEC shall have concluded in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal and, after consultation with its outside legal counsel, that failure to participate in such negotiations or discussions or furnishing such information would be inconsistent with its fiduciary duties to the stockholders of Parent or the Company, as the case may be, under applicable law. ATEC shall
(i) promptly notify Interpharm and the Shareholders (but in no event later than two (2) business days thereafter) if any Acquisition Proposal or inquiries regarding a potential Acquisition Proposal are received by, any information with respect to an Acquisition Proposal or a potential Acquisition Proposal is requested from, or any discussions or negotiations with respect to an Acquisition Proposal or a potential Acquisition Proposal are sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the name of the person or entity involved and a copy of any such Acquisition Proposal, with the intent of enabling such other party to make a matching offer so that the Transactions contemplated hereby may be effected.

         4.3.2 Prior to the Closing Time, in the event the Board of Directors of ATEC by majority vote of its members, determines in good faith that it has received a Superior Proposal and determines in good faith that consummating the Transaction would be inconsistent with its fiduciary duties to ATEC, under applicable law, ATEC and its Board of Directors may (i) withdraw, modify or change the Board of Directors' approval or recommendation of this Agreement or the Transaction, (ii) approve or recommend such Superior Proposal to its stockholders, (iii) terminate this Agreement and (iv) publicly announce the Board of Directors' intention to do any or all of the foregoing.

4.4 Conduct of Business Pending the Transaction. ATEC covenants and agrees with Interpharm and the Shareholders that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless Interpharm and the Shareholders shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, ATEC will comply with each of the following:

         4.4.1 its business shall be conducted only in the ordinary and usual course, other than the Management Buyout;

         4.4.2 it shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property;

         4.4.3 it shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of its capital stock of any class, except issuances pursuant to the exercise of stock options, warrants or convertible securities outstanding on the date of this Agreement, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

         4.4.4 it shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, other than in the ordinary course of business and other than the Management Buyout;

         4.4.5 except as provided in Schedule 4.4.5, it shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee, or
(b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee;

         4.4.6 neither it nor any of its Subsidiaries shall enter into, any material contract, agreement, commitment, or understanding binding ATEC, other than in the ordinary course of business and consistent with past practices;

         4.4.7 it will not hold any meetings of its Board of Directors, or any committee thereof, or of its stockholders, without inviting a representative selected by Interpharm and its Shareholders to attend the same (although ATEC may require that such representative absent himself or herself during that portion of any such meeting that pertains to issues arising under this Agreement, the Transaction or an Acquisition Proposal);

         4.4.8 it will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

         4.4.9 it will continue to properly and promptly file when due all reports due to be filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act;

         4.4.10 it will comply with all laws and regulations applicable to it and its operations; and

         4.4.11 it will maintain in full force and effect its insurance coverage presently in effect.

4.5 Cooperation. ATEC will use its reasonable efforts to cooperate with Interpharm and its Shareholders and their counsel, accountants and agents in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by Interpharm or its Shareholders.

4.6 Expenses. Except as set forth herein, whether or not the Transaction is consummated, all costs and expenses incurred by ATEC in connection with this Agreement and the Transaction contemplated hereby shall be paid by ATEC.

4.7 Publicity. Prior to the Closing any written public statements by ATEC pertaining to this Agreement or the Transaction shall be submitted to Interpharm for review and approval prior to release by ATEC, and shall be released only in a form approved by Interpharm, provided, however, that such review and approval shall not be required of statements by ATEC if prior review and approval would prevent the timely and accurate dissemination of such statement as required to comply, in the reasonable judgment of ATEC's counsel, with any applicable law, rule, or policy.

4.8 Updating of Exhibits and Disclosure Documents. ATEC shall notify Interpharm of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all Schedules. No notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless Interpharm and the Shareholders specifically agree thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by Interpharm or the Shareholders of any condition set forth in this Agreement.

4.9 MEX Listing. ATEC shall use its reasonable best efforts to maintain the eligibility of its Common Stock for listing on the AMEX.

4.10 Management Buyout. ATEC shall use its best efforts to complete the Management Buyout.

                                    ARTICLE V

                  COVENANTS OF INTERPHARM AND THE SHAREHOLDERS

5.1 Affirmative Covenants. From the date hereof through the Closing Date, Interpharm and the Shareholders will take every action reasonably required of it to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, and will exert all reasonable efforts to cause the Transaction to be consummated, provided in all instances that the representations and warranties of ATEC in this Agreement are and remain true and accurate and that the covenants and agreements of ATEC in this Agreement are honored.

5.2 Access and Information. Interpharm and the Shareholders shall afford to ATEC and to ATEC's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of Interpharm's properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, Interpharm and the Shareholders shall furnish promptly to ATEC:

         5.2.1 internal monthly financial statements when and as available, and

         5.2.2 all other information concerning Interpharm's business, properties, and personnel as ATEC may reasonably request, but no investigation pursuant to this Section 5.2 shall affect any representations or warranties of Interpharm and the Shareholders, or the conditions to their obligations to consummate the Transaction contained in this Agreement. In the event of the termination of this Agreement, ATEC will, and will cause its representatives to, deliver to Interpharm and the Shareholders or destroy all documents, work papers and other material, and all copies thereof, obtained by it or on its behalf from Interpharm and the Shareholders as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all confidential information that has been designated as such by Interpharm or the Shareholders in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. ATEC and its representatives shall assert their rights hereunder in such manner as to minimize interference with the business of Interpharm.

5.3      No Solicitation. From the date of the execution of this Agreement to
(a) the Closing or (b) the termination of this Agreement in accordance with
Article VIII, Interpharm and the Shareholders, and those acting on behalf of any of them will not, and Interpharm and the Shareholders will use their best efforts to cause their officers, employees, agents, and representatives (including any investment banker or finder) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than ATEC and ATEC's officers, employees, and agents, concerning any merger, acquisition of Interpharm, Interpharm capital stock and the Interpharm shares held by the Shareholder, or similar transaction involving Interpharm or the Shareholders or division of Interpharm or any sale of any of its capital stock of Interpharm. Interpharm and the Shareholders will notify ATEC immediately (but in no event later than two (2) business days thereafter) upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of Interpharm's and the Shareholders' business, or providing information to government authorities.

5.4 Conduct of Business Pending the Transaction. Interpharm covenants and agrees with ATEC that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless ATEC shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, Interpharm will comply with each of the following:

         5.4.1 its business shall be conducted only in the ordinary and usual course, and it shall use reasonable efforts to keep intact its business organizations and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and others having business or financial relationships with it;

         5.4.2 it shall not (a) amend its Articles of Incorporation or Bylaws, or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property;

         5.4.3 it shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing;

         5.4.4 it shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice;

         5.4.5 it will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it;

         5.4.6 it will not hold any meetings of its Board of Directors, or any committee thereof, or of its shareholders, without inviting a representative selected by ATEC to attend the same (although Interpharm may request that such representative absent himself or herself during that portion of any such meeting that pertains to issues arising under this Agreement);

         5.4.7 it shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee;

         5.4.8 neither it nor any of its Subsidiaries shall enter into, any material contract, agreement, commitment, or understanding binding ATEC, other than in the ordinary course of business and consistent with past practices;

         5.4.9 it will maintain in full force and effect its insurance coverage presently in effect; and

         5.4.10 it will comply with all laws and regulations applicable to it and its operations.

5.5 Cooperation. Interpharm and its Shareholders will cooperate with ATEC and its counsel, accountants and agents in every way in carrying out the transactions contemplated by this Agreement and in delivering all documents and instruments deemed reasonably necessary or useful by ATEC. Without limiting the generality of the foregoing, Interpharm and its Shareholders agree to cooperate fully with ATEC and its authorized representatives and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as ATEC may reasonably request for purposes of carrying out the intent and purpose of this Agreement, including without limitation, in connection with the preparation and filing of any filings required under any Federal, state, county, local or municipal law relating to the Transaction contemplated herein.

5.6 Expenses. Except as set forth herein, whether or not the Transaction is consummated, all costs and expenses incurred by Interpharm and the Shareholders in connection with this Agreement and the Transaction shall be paid by them.

5.7 Publicity. Prior to the Closing, neither Interpharm, nor the Shareholders shall release any public statements pertaining to this Agreement or the Transaction.

5.8 Updating of Exhibits and Disclosure Documents. Interpharm or the Shareholders shall notify ATEC of any changes, additions, or events which may cause any change in or addition to any Schedules delivered by them under this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to ATEC. No such notification made pursuant to this Section shall be deemed to cure any breach of any representation or warranty made in this Agreement unless ATEC specifically agree thereto in writing. Nor shall any such notification be considered to constitute or give rise to a waiver by ATEC of any condition set forth in this Agreement.

5.9 Financial Statements. Interpharm shall cause an audit of its financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 be completed.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

6.1 Conditions to Obligation of Interpharm and the Shareholders. The obligation of Interpharm and the Shareholders to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless Interpharm and the Shareholders shall waive such fulfillment:

         6.1.1 This Agreement and the transactions contemplated hereby shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, and lessors) required to consummate the Transaction;

         6.1.2 There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

         6.1.3 ATEC shall have performed in all material respects each of its agreements and obligations contained in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

         6.1.4 No material adverse change shall, in the reasonable judgment of Interpharm and the Shareholders, have taken place in the business or condition (financial or otherwise) of ATEC since the date of ATEC's September 30, 2002 balance sheet, other than those that result from the changes permitted by, and transactions contemplated by, this Agreement;

         6.1.5 The representations and warranties of ATEC set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of Interpharm and the Shareholders, do not materially and adversely affect the business or condition (financial or otherwise) of ATEC, as of the Closing Time as if made as of such time;

         6.1.6 The number of shares of Common Stock of ATEC issued and outstanding shall not be more than 12,000,000;

         6.1.7 ATEC shall have completed the Management Buyout resulting on ATEC having no more than $650,000 in total liabilities as of the Closing Date;

         6.1.8 ATEC shall have not less than $3.7 million in total shareholders' equity, as of the Closing Date, with at least $1.25 million in cash, as well as other assets consisting of notes and other obligations due in less than three years;

         6.1.9 ATEC shall have filed the Certificate of Designations, Rights and Preferences of the Preferred Stock annexed as Schedule 1.1.1.2 with Delaware Secretary of State;

         6.1.10 ATEC shall have received a fairness opinion in connection with the Management Buyout that shall be reasonably satisfactory to Interpharm and the Shareholders' counsel;

         6.1.11 ATEC shall have received a fairness opinion as to the Transaction that shall be reasonably satisfactory to Interpharm and the Shareholders' counsel;

         6.1.12 Interpharm and the Shareholders shall have received from ATEC an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of ATEC (in their capacities as such) dated the Closing Date, as to the satisfaction of the conditions in sub-paragraphs 6.1.1 through 6.1.9 above;

         6.1.13 Interpharm and the Shareholders shall have received, on and as of the Closing Date, (a) an opinion of counsel to ATEC, in form and substance satisfactory to Interpharm and the Shareholders' counsel and (b) such other closing documents and instruments Interpharm and the Shareholders shall reasonably request, in each case reasonably satisfactory in form and substance to Interpharm and the Shareholders' and their counsel;

         6.1.15 The Transaction and the Management Buyout shall have been approved by the ATEC stockholders;

         6.1.16 ATEC shall have delivered to Interpharm the written resignations of the following members of its Board of Directors, in their roles as Directors only: Balwinder Singh Bathla, James Charles and Ashok Rametra;

         6.1.17 ATEC shall have entered into employment agreements, reasonably satisfactory to Interpharm, with:

                  6.1.17.1 Surinder Rametra to serve as an officer of ATEC for a term of at least three years following the Closing Date at an annual salary not to exceed $150,000 which shall include a personal guarantee satisfactory to Interpharm; and

                  6.1.17.2 James Charles to serve as the chief financial officer of ATEC for a term of at least two years at an annual salary not to exceed $80,000 per year;

         6.1.18 ATEC shall have entered into a Registration Rights Agreement with the Shareholders in the form annexed hereto as Exhibit 1.1.4;

         6.1.19 ATEC shall have settled its litigation with Royal Sun Alliance set forth in Schedule 2.9; and

6.2 Conditions to Obligation of ATEC. The obligation of ATEC to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the ATEC shall waive such fulfillment:

         6.2.1 This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities, lessors, and stockholders) required by law to consummate the Transaction;

         6.2.2 There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.

         6.2.3 Interpharm and the Shareholders shall have performed in all material respects their agreements and obligations contained in this Agreement required to be performed on or prior to the Closing;

         6.2.4 No material adverse change shall, in the reasonable judgment of ATEC, have taken place in the business or condition (financial or otherwise) of Interpharm, other than those that result from the changes permitted by, and transactions contemplated by, this Agreement;

         6.2.5 The representations and warranties of Interpharm and the Shareholders set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the reasonable judgment of ATEC, do not materially and adversely affect the business or condition (financial or otherwise) of Interpharm, as of the Closing Date as if made as of such time;

         6.2.6    The Interpharm Financials provided to ATEC in accordance with
Section 7.2 shall not have materially changed or been adjusted from the Financial Statements referred to in Section 3.13 as to any specific item or the financial statements taken as a whole.

         6.2.7 There shall be no more than 4,000,000 shares of Interpharm Common Stock outstanding and no shares of Interpharm preferred stock outstanding;

         6.2.8 ATEC shall have received any necessary stockholder approval in connection with the Management Buyout and the Transactions contemplated herein;

         6.2.9 ATEC shall have received, on and as of the Closing Date, (a) an opinion of counsel to Interpharm and the Shareholders, in form and substance satisfactory to counsel to ATEC and (b) such other closing documents and instruments as ATEC shall reasonably request, in each case reasonably satisfactory in form and substance to ATEC and its counsel;

         6.2.10 ATEC shall have received from Interpharm an officer's certificate, executed by the Chief Executive Officer and the Chief Financial Officer of Interpharm, dated the Closing Date, as to the satisfaction of the conditions in sub-paragraphs 6.2.1 through 6.2.7 above;

         6.2.11 ATEC shall have received, free and clear of all liens, pledges or encumbrances, certificates representing all of the issued and outstanding shares of the capital stock of Interpharm; and

         6.2.12 ATEC shall have received a fairness opinion as to the Transaction contemplated herein reasonably satisfactory to ATEC.

                                   ARTICLE VII

                             MEETING OF STOCKHOLDERS

7.1 Meeting of Stockholders. ATEC agrees that, as soon as practicable after the execution of this Agreement, it will use its reasonable efforts to obtain the approval of its stockholders of the Transaction contemplated herein and the Management Buyout. In connection with such approval, ATEC shall (a) prepare and file with the SEC a proxy statement and/or information statement (collectively, the "Proxy Statement"), as the case may be, as required by law, (b) respond to any comments thereon by the SEC in a prompt manner, (c) establish a record date for stockholders entitled to vote on the Transaction contemplated herein and the Management Buyout, (d) comply with applicable legal requirements under state law and the Exchange Act regarding the giving of notice as to such record date, (e) mail a notice of the meeting (if required), Proxy Statement and form of proxy to stockholders (if required), and (f) in all other respects use its reasonable best efforts to take all action required by law to authorize the consummation of the Transaction and Management Buyout.

7.2 Interpharm Financial Statements. Interpharm agrees that, as soon as practicable after the execution of this Agreement, it shall deliver to ATEC for inclusion in the Proxy Statement:

         7.2.1 Interpharm audited financial statements for its fiscal years ended December 31, 1999 (if required by the Exchange Act), December 31, 2000 and December 31, 2001 and reviewed financial statements for the interim period ended September 30, 2002 which comply in all respects with GAAP and Regulation S-X under the Securities Act (the "Interpharm Financials"); and

         7.2.2 a certification from Interpharm's Chief Executive Officer and Principal Financial Officer that, to the best of their knowledge, the Interpharm Financials (i) fairly present, in all material respects, the financial condition, results of operations and cash flows of Interpharm as of, and for, the periods presented therein; (ii) were prepared in accordance with GAAP; and
(iii) fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act. In addition, Interpharm shall provide to ATEC a certification, as to the financial statements listed in this paragraph 7.2.2 only, in the form required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as if it were a reporting company.

7.3 Proxy Statement. ATEC represents and covenants that the Proxy Statement, with the exception of the Interpharm Financials and any other information provided by Interpharm or any of the Shareholders, including, without limitation, the contents thereof, and the timing and manner of use thereof, will comply with all requirements of the Exchange Act and of any state law applicable thereto, and, without limiting the foregoing, will not, at the time the Proxy Statement is mailed to stockholders, contain any untrue statement of a material fact regarding ATEC or omit to state any material fact necessary to make the statements regarding ATEC therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE XIII

                         TERMINATION, AMENDMENT, WAIVER

8.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing, whether before or after any approval by stockholders:

         8.1.1 By mutual consent of the ATEC, Interpharm and the Shareholders;

         8.1.2 By Interpharm and the Shareholders, upon written notice to ATEC, if the conditions set forth in Section 6.1 were not, or cannot reasonably be, satisfied on or before February 1, 2003 unless the failure of any such condition is the result of the material breach of this Agreement by Interpharm or the Shareholders;

         8.1.3 By ATEC, upon written notice to Interpharm and the Shareholders, if the conditions set forth in Section 6.2 were not, or cannot reasonably be, satisfied on or before February 1, 2003 unless the failure of any such condition is the result of the material breach of this Agreement by ATEC;

         8.1.4 By Interpharm and the Shareholders, if there was a material breach in any representation, warranty, covenant, agreement or obligation of ATEC hereunder and such breach (provided it is curable and ATEC promptly commences its effort to cure) shall not have been remedied on or before February 1, 2003;

         8.1.5 By ATEC, if there was a material breach in any representation, warranty, covenant, agreement or obligation of Interpharm or a Shareholder hereunder and such breach (provided it is curable and Interpharm and the Shareholders promptly commences its effort to cure) shall not have been remedied on or before February 1, 2003; or

         8.1.6 By ATEC, in accordance with Section 4.3.2.; provided, however, that in the event of a termination pursuant to Section 4.3.2, ATEC shall pay all of the costs and expenses, including reasonable attorney's fees, incurred by Interpharm and the Shareholders, through the date of such termination.

         8.1.7 Effect of Termination. If this Agreement is terminated pursuant to this Section 8.1, such termination shall be without liability of any Party, or any shareholder, member, partner, director, officer, employee, agent, consultant or representative of such Party, to any other Parties to this Agreement, provided that if such termination shall result from the breach (a) by ATEC or (b) by Interpharm or any of the Shareholder, of the representations, warranties or covenants of such Party contained in this Agreement, (a) ATEC or
(b) Interpharm and the Shareholder (jointly and severally), as the case may be, shall pay to the other Party a termination fee equal to $500,000 plus the costs and expenses (including reasonable counsel fees) sustained or incurred by the other Party.

8.2 Amendment. This Agreement may be amended in a writing signed by the Parties hereto at any time, but after the Transaction has been approved by the stockholders of ATEC, no amendment shall be made which materially and adversely affects the rights of ATEC or its stockholders without the further approval of such stockholders.

8.3 Waiver. At any time prior to the Closing Date, any Party, and in the case of ATEC or Interpharm by action taken by their respective Boards of Directors, may:

         8.3.1 extend the time for the performance of any of the obligations or other acts of the other Parties hereto;

         8.3.2 waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered pursuant hereto; or

         8.3.3 waive compliance by the other Parties with any of the agreements or conditions contained herein.

Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   ARTICLE IX

                                    INDEMNITY

Officers' and Directors' Insurance and Indemnity. Following the Closing, and for a period of at least three (3) years thereafter, Interpharm agrees to maintain in full force and effect current policies providing insurance to the current officers and directors of ATEC for their errors, omissions, and similar sources of potential liability and current policies of ATEC as to indemnification of such persons against liability for actions or inactions in their capacity as officers or directors of ATEC, or their actions on behalf of ATEC or its Subsidiaries.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1 Arbitration. In the event that there shall be a dispute, controversy or claim arising out of, relating to or in connection with this Agreement, the Transaction, any document referred to herein or related to the subject matter hereof, the Parties agrees that such dispute shall be submitted to binding arbitration in New York City, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the Parties may agree to at the time, before a tribunal of three arbitrators, one of which shall be selected by each of the Parties to the dispute and the third of which shall be selected by the two arbitrators so selected. Any award issued as a result of such arbitration shall be final and binding between the Parties, and shall be enforceable by any court having jurisdiction over the Party against whom enforcement is sought.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, faxed, mailed by registered or certified mail (return receipt requested) or delivered by independent next business day delivery service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice given at least five (5) business days prior thereto:

If to ATEC:

Mr. James Charles
Mr. Surinder Rametra
ATEC Group, Inc.
69 Mall Drive
Commack, New York   11725

Facsimile: 631-543-3780

With a copy to:

Peter Silverman, Esq.
Silverman Sclar Byrne Shin & Byrne P.C.
381 Park Avenue South, Suite 1601
New York, New York 10016

Facsimile: 212-779-8858

If to Interpharm or the Shareholders:

Dr. Maganlal Sutaria
Mr. Bob Sutaria
Interpharm, Inc.
75 Adams Avenue
Hauppauge, New York  11788

Facsimile: 631-952-9587

With a copy to:

Darren Ofsink, Esq.
Guzov, Swiedler & Ofsink, LLC
600 Madison Avenue, 22nd Floor
New York, New York  10022

Facsimile: 212-688-7273

Any such notice or communication shall be deemed to have been given (a) if by personal delivery, on the day after such delivery; (b) if by certified or registered mail, on the fifth day after the mailing thereof; (c) if by next-day or overnight deliver, on the day delivered; or (d) if by fax, on the next day following the day on which such fax was sent, provided that a copy is also sent by certified or registered mail.

10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.4 Survival of Representations and Warranties. The representations, warranties, covenants, and agreements of the Parties contained herein shall survive the Closing for two years, except that the representations and warranties made (a) under Sections 2.8 and 3.7 and, to the extent they relate to Tax and ERISA matters, Sections 2.12 and 3.21 shall continue to survive and remain in effect through the date 30 days after the expiration of the statute of limitations applicable to the subject matter thereof, including all extensions and waivers thereof, and (b) under Section 3.4 shall survive and remain in effect indefinitely.

10.5     Miscellaneous. This Agreement:

         10.5.1 constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties, with respect to the subject matter hereof, except as specifically provided otherwise or referred to herein, so that no such external or separate agreements relating to the subject matter of this Agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the Parties after the date hereof;

         10.5.2 is not intended to confer upon any other person, other than to the Parties hereto and their respective heirs, successors and permitted assigns, any rights or remedies hereunder;

         10.5.3   shall not be assigned by operation of law or otherwise;

         10.5.4 shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of New York, without regard to the principles of conflict of laws thereof, provided, the corporate laws of the State of Delaware shall govern all issues concerning the relative rights of ATEC and its stockholders; and

         10.5.5 shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors, assigns, heirs and legal representatives;

10.6 Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

10.7 Finders. The Parties hereby acknowledge that Munish Rametra, Avreo Vuono, James Rose and Konrad Kim acted as finders with respect to the Transaction and shall be entitled to $100,000, in total, payable by ATEC within three business days after the Closing as a finder's fee.

10.8 Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such provision shall be valid and enforceable to the fullest extent permitted by law and such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever.

10.9 Confidentiality. All information furnished by the Parties in connection with the Transaction contemplated hereby shall be used solely for the purpose of evaluating the Transaction and shall be treated as the sole property of the Party delivering the information until consummation of the Transaction and shall, in all respects, be subject to the Confidentiality Agreement previously entered into between the Parties. [need copy of Confidentiality Agreement]

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be signed on the date first written above by their respective officers thereunto duly authorized.

ATEC GROUP, INC.                            INTERPHARM, INC.


By: /s/ JAMES CHARLES                       By: /s/ MAGANLAL K. SUTARIA
    -----------------------------               -----------------------------
    James Charles                               Maganlal K. Sutaria
    Chief Financial Officer                     Chairman

INTERPHARM SHAREHOLDERS:


/s/ MAGANLAL K. SUTARIA
---------------------------
Maganlal K. Sutaria

/s/ RAJ SUTARIA
---------------------------
Raj Sutaria

/s/ PERRY SUTARIA
---------------------------
Perry Sutaria

/s/ RAVI SUTARIA
---------------------------
Ravi Sutaria

/s/ MONA RAMETRA
---------------------------
Mona Rametra

                                     Annex A
                                     -------

"1933 Act" means the Securities Act of 1933, as amended, as of the Closing Date.

"Affiliate" of a Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. For purposes of this Agreement, each of the Shareholders and each member of each Shareholders' immediate family shall be deemed to be an Affiliate of Interpharm.

"Affiliate Transactions" is defined in Section 3.24

"AMEX" means the American Stock Exchange.

"Acquisition Proposals" is defined in Section 4.3.

"Closing" is defined in Section 1.2.

"Closing Date" is defined in Section 1.5.

"Closing Time" is defined in Section 1.5.

"Code" means the Internal Revenue Code of 1986, as amended, and related rules and regulations thereunder.

"Common Stock" is defined in the recitals to this Agreement.

"Common Stock Consideration" is defined in Section 1.1.1.

"Consideration" is defined in Section 1.3.

"Contracts" is defined in Section 3.16.

 "Environmental Laws" means any foreign, federal, state or local law, statute, regulation, rule, ordinance, decree, or any other requirement of law (including common law) regulating or relating to the protection of human health and safety or the environment, including, but not limited to, laws relating to releases or threatened releases of Hazardous Materials into the environment.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Execution Date" is defined in Section 4.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Financial Statements" is defined in Section 3.13.1.

"Fully Diluted Basis" means that all shares of the relevant class of stock that are issuable upon exercise of outstanding warrants, options or other rights to acquire such stock, and/or upon conversion of outstanding convertible debt or equity instruments are deemed to be outstanding on the Closing Date for purposes of determining the exchange ratio. Notwithstanding the foregoing, the shares of Interpharm Common Stock issuable upon conversion of the Interpharm Preferred Stock shall not be deemed to be outstanding on the Closing Date for purposes of determining the exchange ratio for the Interpharm Common Stock

"GAAP" means United States generally accepted accounting principles

"Governmental Approvals" is defined in Section 3.18.

"Hazardous Materials" means any substance or material that is classified or regulated as "hazardous" or "toxic" pursuant to any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum products or byproducts, and urea-formaldehyde insulation.

"Intellectual Property" means United States and foreign trademarks, service marks, trade names, trade dress, copyrights, and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, United States and foreign letters patent and patent applications, and inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, Internet domain names, data and documentation, and all similar intellectual property rights, tangible embodiments of any of the foregoing (in any medium including electronic media), and licenses of any of the foregoing.

"Intellectual Property Licenses" is defined in Section 3.19.1.

"Interpharm Common Holders" is defined in the recitals to this Agreement.

"Interpharm Common Stock" is defined in the recitals to this Agreement.

"Interpharm Financials" is defined in Section 7.2.1.

"Interpharm Preferred Holders" is defined in the recitals to this Agreement.

"Interpharm Preferred Stock" is defined in the recitals to this Agreement.

"Interpharm Stock" is defined in the recitals to this Agreement.

"Investment Letters" is defined in Section 2.14.2.

"IRS" means the Internal Revenue Service.

"Leased Premises" is defined in Section 3.17.

"Liabilities" means obligations, whether known or unknown, contingent or absolute, recorded on its books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time.

"Management Buyout" is defined in Section 4.3.

"Material Adverse Effect" or "Material Adverse Change" means with respect to any Person, any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to (a) the business, financial condition or results of operations of such Person and its Subsidiaries taken as a whole; or
(b) the ability of such entity to consummate the Transaction contemplated by this Agreement.

"Owned Intellectual Property" is defined in Section 3.19.1.

"Pension Plan" shall mean a pension plan or employee pension benefit plan, as defined in Section 3(2) of ERISA and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

"Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

"Plans" is defined in Section 3.21.1.

"Preferred Stock" is defined in the recitals to this Agreement.

"Preferred Stock Consideration" is defined in Section 1.1.2.

"Proxy Statement" is defined in Section 7.1.

"Real Property Leases" is defined in Section 3.17.

"Related Persons" is defined in Section 3.21.1.

"SEC" means the Securities and Exchange Commission.

"Shareholders" is defined in the recitals to this Agreement.

"Subsidiary" means each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

"Superior Proposal" means a proposal with respect to any of the transactions described in the definition of Acquisition Proposal which the Board of Directors shall have concluded in good faith after receiving advice from its outside legal counsel and financial advisor, (i) is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the proposal, (ii) if consummated, would result in a transaction more favorable to the stockholders of the ATEC from a financial point of view than the Transaction contemplated by this Agreement (taking into account any and all modifications proposed by Interpharm and the Shareholders) and (iii) is fully financed (or, based on a good faith determination of the Board of Directors, is readily financeable).

"Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

"Transaction" is defined in Section 1.1.

"Welfare Plan" means a welfare plan or an employee welfare benefit plan as defined in Section 3(1) of ERISA and regulations adopted under ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the Transaction and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

                                 Exhibit 1.1.1.2

                       Form of Certificate of Designations
                       -----------------------------------

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES K CONVERTIBLE PREFERRED STOCK
                                       OF
                                ATEC GROUP, INC.


     ATEC Group, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify, that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $.01 per share, and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions, thereof, of Three Million (3,000,0000) shares of Series K Convertible Preferred Stock of the Company as follows:

     RESOLVED, that the Company is authorized to issue three million (3,000,000) shares of Series K convertible Preferred Stock (the "Series K"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:

     1. Dividends. Each share of the Series K shall be entitled to receive dividends to the same extent and in the same amounts as each of the shares of $.01 par value per share common stock ("Common Stock") of the Company.

     2. Conversion. Each share of Series K shall be converted in accordance with this Section 2 into the number of shares of Common Stock equal to the then effective Conversion Ratio (as defined below).

         a. Conversion Trigger. The shares of Series K shall not become convertible unless and until such date (the "Trigger Date") that any of the following conditions has been met: the Company is: (i) deemed by the American Stock Exchange, Inc. ("AMEX") to be in compliance with the applicable AMEX listing standards, (ii) deemed by another exchange to be in compliance with any such other applicable exchange listing standards, in the event the Company's securities are listed on an exchange other than AMEX and is not listed on AMEX; or (iii) no longer listed on AMEX, the Nasdaq National Market, Nasdaq SmallCap Market or New York Stock Exchange; provided, in the event any of the events described in clauses (i), (ii) and (iii) of this paragraph 2.a shall occur prior to the first anniversary of the Initial Issuance Date, then the Trigger Date shall be deemed to be the first anniversary date of the Initial Issuance Date. The term "Initial Issuance Date" shall mean the first date on which the Company issues shares of Series K pursuant to the Exchange Agreement (as defined below).

         b. Conversion Ratio. On the Trigger Date all of the shares of the Series K shall be convertible into an aggregate total number (the "Aggregate Conversion Amount") of shares of Common Stock pursuant to the following formula:

Aggregate Conversion Amount = 4 x (COP - P - T) - T

For purposes of this formula:

COP      means the Company Outstanding Common Stock (as defined below).
---

P        means the number of all shares of Common Stock issued by the Company
- pursuant to any agreements or obligations which arose after the "Closing Date" (as such term is defined in the Capital Stock Exchange Agreement, among the Company, Interpharm, Inc. and the shareholders of Interpharm, Inc., dated November 25, 2002 (the "Exchange Agreement")), which shares exclude Common Stock issued pursuant to the Exchange Agreement, up to and including the Trigger Date.

T        means the number of shares of Common Stock issued to the Interpharm,
-        Inc. shareholders pursuant to the Exchange Agreement.

The "Company Outstanding Common Stock" shall mean the sum of (a) the number of shares of Common Stock issued and outstanding on the Trigger Date and (b) the number of shares of Common Stock that are issuable upon the conversion of all issued and outstanding shares of Series A, Series B, Series C and Series J preferred stock of the Company, such number to be calculated as if all of the issued and outstanding shares of Series A, Series B, Series C and Series J that are issued and outstanding on the Triggering Date had been converted on the day immediately preceding the Triggering Date, provided, in determining the number of shares of Common Stock that are issuable upon the conversion of any shares of Series A preferred stock, any adjustment to the Conversion Ratio (as defined in the Certificate of Designations of the Series A preferred stock, filed with the Secretary of State of Delaware on February 17, 2003 ("the Series A Certificate of Designations")) of the Series A preferred stock due to the issuance of Common Stock or options, rights or warrants for Common Stock, pursuant to any obligation which arose after the Initial Issuance Date, for a consideration less than the "Adjustment Price" (as defined in the Series A Certificate of Designations), shall not be taken into effect.

The term "Conversion Ratio" shall mean the Aggregate Conversion Amount divided by the number of Series K shares issued and outstanding on the date any share of Series K is first issued, subject to adjustment as provided herein.

         c. Conversion. Beginning on the Trigger Date, and each year thereafter, on the anniversary of the Trigger Date (each a "Conversion Date"), one seventh of the total number of shares of Series K issued and outstanding as of the Trigger Date shall automatically convert into shares of Common Stock with no further action by the record holders ("Holders") thereof (an "Annual Conversion") until all of the issued and outstanding shares of Series K are converted. In the event that an Anti-Dilutive Conversion (as defined below) has occurred, the number of shares of Series K to be converted in each and every Annual Conversion following such Anti-Dilutive Conversion shall be adjusted to equal the total number of Series K shares issued and outstanding as of such Conversion Date divided by the difference between seven (7) minus the total number of Annual Conversions which have occurred prior to such Anti-Dilution Conversion. Upon each conversion, the Common Stock shall be distributed to the Holders in proportion to their Series K shareholdings. At least thirty (30) days prior to any Annual Conversion, the Company shall provide notice of the conversion to the Holders who shall then, as soon as practicable, surrender the original certificates representing the shares Series K being converted to the Company at its principal office, duly endorsed to the Company or in blank. The Company will, as soon as practicable thereafter, issue and deliver at the office or place to such Holder, or to his or her nominee or nominees, certificates for the number of full shares of Common Stock to which he or she shall be entitled as aforesaid. If the number of shares of Series K represented by the certificate submitted for conversion is greater than the number of shares of Series K being converted, then the Company shall, as soon as practicable, issue and deliver to the Holder a new certificate representing the number of shares of Series K not converted. Shares of Series K shall be deemed to have been converted as of the close of business on the applicable Conversion Date, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

In the event, at any time after the Trigger Date, the Holders beneficially own, in the aggregate, less than 51% of the Company's issued and outstanding Common Stock, all of the Holders may jointly request, by written notice to the Company (the "Anti-Dilutive Conversion Request"), that such number of any remaining issued and outstanding shares of Series K be converted to the extent as is necessary such that the Holders shall beneficially own, in the aggregate, 51% of the Company's issued and outstanding Common Stock (an "Anti-Dilutive Conversion"). The Anti-Dilutive Conversion Request shall state the total number of Common Stock beneficially owned by each Holder, together with the original certificates representing the shares of Series K being converted. Upon each conversion, the Common Stock shall be distributed to the Holders in proportion to their Series K shareholdings. Upon receipt of an Anti-Dilutive Conversion Request, the Company shall, as soon as practicable, issue and deliver at the office or place to each Holder, or to his or her nominee or nominees, certificates for the number of full shares of Common Stock to which he or she shall be entitled as aforesaid. If the number of shares of Series K represented by the certificate submitted for conversion is greater than the number of shares of Series K being converted, then the Company shall, as soon as practicable, issue and deliver to the Holder a new certificate representing the number of shares of Series K not converted. Shares of Series K shall be deemed to have been converted as of the close of business on the date the Company receives the Anti-Dilutive Conversion Request, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the close of business on such date.

Each certificate of shares of Series K shall bear the following legend:

         ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE INCLUDING SECTION 2 THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEROF PURSUANT TO SECTION 2 OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS.

         d. Adjustment of the Conversion Ratio. The Conversion Ratio in effect at any time shall be subject to adjustment as follows:

                  (i) In case the Company shall (A) subdivide its outstanding shares of Common Stock, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing Company) any shares of its capital stock, the Conversion Ratio in effect at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of the Series K surrendered for conversation after such time shall be entitled to receive the kind and amount of shares which he or she would have owned or have been entitled to receive had such share of Series K been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (ii) In case the Company shall offer to the holders of shares of its Common Stock any rights, options or warrants entitling them to subscribe for or purchase (A) shares of its Common Stock, (B) any assets of the Company, (C) any securities of the Company, other than its Common Stock, or of any other Company or (D) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called a "Distribution on Common Stock"), the Company shall offer, upon such terms offered to the holders of shares of Common Stock, to the holders of the Series K the Distribution on Common Stock to which they would have been entitled if they had converted the Series K shares immediately prior to the record date for the purpose of determining the shareholders entitled to receive such Distribution on Common Stock.

                  (iii) In case of any consolidation or merger of the Company with or into any other company (other than a consolidation or merger in which the Company is the continuing Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, the holder of each share of the Series K shall after such consolidation, merger, sale or transfer have the right to convert such share of Series K into the kind and amount of shares of stock and other securities and property which such Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he or she had held the Common Stock issuable upon the conversion of such share of Series K immediately prior to such consolidation, merger, sale or transfer, regardless of whether the Trigger Date has occurred.

                  (iv) In the event that at any time, as a result of an adjustment made pursuant to this paragraph (d), the holder of any share of the Preferred Stock surrendered for conversion shall become entitled to receive any securities other than shares of Common Stock, thereafter the amount of such other securities so receivable upon conversion of any share of the Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this paragraph (d).

                  (v) No adjustment in the Conversion Ratio shall be required unless such adjustment would require a change of at least 1%; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (vi) Whenever the Conversion Ratio is adjusted the Company shall promptly cause a notice to be mailed to the holders of the Series K setting forth the adjusted Conversion Ratio.

                  (vii) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of the Series K. Instead, any fractional share of Common Stock which would otherwise be issuable upon conversion of the Series K (or specified portions thereof) shall be rounded up to the nearest whole share.


         e.       In case:

              (i) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends or other distributions paid out of earned surplus); or

              (ii)the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

              (iii) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or of Interpharm, Inc.; or

              (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then, in each case, the Company shall cause to be mailed, first class postage prepaid, to the holders of record of the outstanding shares of Series K, at least 10 days prior to the applicable record date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. In the case of a merger, sale or transfer of substantially all of the assets of the Company or of Interpharm, Inc. , each share of Series K shall automatically convert into Common Stock, with no further action by the

         Holders, immediately prior to the date on which any of the foregoing events becomes effective and regardless of whether the Trigger Date has occurred.

         f. The Company will at all times reserve, keep available and be prepared to issue, free from any preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting conversion of the Series K, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Series K. The Company shall from time to time, in accordance with the laws of the Delaware, endeavor to amend its Certificate of Incorporation to increase the authorized amount of its Common Stock if the remaining number of unissued shares of Common Stock shall be not sufficient to permit the conversion of all Series K shares. The Company shall, if any shares of Common Stock required to be reserved for issuance upon conversion of Series K pursuant to this section requires registration with or approval of any governmental authority under any Federal or state law before such shares may be issued upon such conversion, endeavor to cause such shares to be so registered or approved as expeditiously as possible.

         g. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series K pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or transfer and delivery of shares of Common Stock in a name other than that in which the shares of the Series K so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

         h. Upon any conversion of shares of Series K under this Section 3, the shares so converted shall have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock that the Company shall have authority to issue shall not be decreased by the conversion of shares of Series K.

     3. Liquidation rights. In the event of any liquidation or dissolution or winding up of the Company, voluntary or involuntary, the holders of the Series K shall be entitled to receive, subject to the rights of any other class of stock which ranks senior to the Series K as to distribution of assets on liquidation, but before any distribution is made on any class of stock ranking junior to the Series K as to the payment of dividends or the distribution of assets, the sum of $7.50 per share.

     4. Voting Rights. With respect to all matters upon which the Company's stockholders shall vote, the Holders of the Series K shall vote together as a single class with the holders of the Common Stock, each Holder being entitled to one vote per share on all such matters.

     5. Limitations Upon Disposition. The Series K shares issuable pursuant to this Certificate and the shares of Common Stock issuable upon conversion of such Series K shares (collectively the "Shares"), if not registered by the Company under the Securities Act of 1933 (the "Act"), may not be sold or offered for sale in the absence of an effective registration statement as to the Shares under the Act, or an opinion of counsel satisfactory to the Company that such registration statement is not required. The above restrictions in this Section 5 shall be contained in a legend to be placed upon each of the Series K share certificates at the time of distribution of the Shares and stop transfer order may be placed on such Shares by the Company.

     6. Additional Rights. So long as any Series K shares remain outstanding, the Company shall not, without first obtaining the approval by vote or written consent of all Holders, (i) alter or change the powers, preferences, privileges, or rights of the Series K shares, (ii) amend the provisions of this paragraph or
(iii) create any new series or class of shares having preferences prior to, or in parity with or superior to the Series K shares as to voting or liquidation preference.

     7. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series K, and in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of such certificate, the Company at its expense will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series K which shall have been represented by such lost, stolen, destroyed, or mutilated certificate.

     8. Notice. Whenever notice is required to be given pursuant to this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 10.2 of the Exchange Agreement.

         N WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by _________________, its President, as of ___ day of _________, 2003.


                                              ATEC GROUP, INC.


                                              By: /s/
                                                  ------------------------------
                                                  Name:
                                                  Title:  President

                                  Exhibit 1.1.4

                      Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         This Registration Rights Agreement (this "Agreement") is made and entered into as of November 25, 2002, by and among ATEC GROUP, INC., a Delaware corporation (the "Company") and RAJ SUTARIA ("Raj"), MONA RAMETRA ("Mona"), RAVI SUTARIA ("Ravi") and, PERRY SUTARIA ("Perry")(collectively, Raj, Mona, Ravi and Perry are referred to herein as the "Shareholders").

         WHEREAS, the Company and the Shareholders are parties to a Capital Stock Exchange Agreement dated November 25, 2002 (the "Exchange Agreement"); and

         WHEREAS, The Exchange Agreement provides that the Shareholders shall be granted registration rights as more fully set forth herein.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       Definitions.  For purposes of this Agreement:

         1.1 Conversion Shares. The term "Conversion Shares" shall mean Ordinary Shares issuable upon conversion of the Preferred Stock.

         1.2 Form S-3. The term "Form S-3" mean such forms under the Securities Act as are in effect on the date hereof, such other forms available to a registrant similar to the Company or any successor registration forms under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         1.3 Holder. The term "Holder" means any of the Shareholders who hold Registrable Securities, as well as any person or entity which received common stock, or preferred stock pursuant to the Exchange Agreement that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act, or any assignee of record of such Registrable Securities to whom rights under such Sections have been duly assigned in accordance with this Agreement.

         1.4 Ordinary Shares. The term "Ordinary Shares" means shares of the $.01 par value per share common stock of the Company.

         1.5 Preferred Stock. The term "Preferred Stock" shall mean the Company's preferred shares issued to the Shareholders pursuant to the Exchange Agreement.

         1.6 Registration Expenses. The term "Registration Expenses" means all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the expenses of Underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, excluding any such fees, commissions and underwriting discounts based on the proceeds of sales of Registrable Securities by selling Holders. With respect to expenses incurred in connection with this Agreement, "Registration Expenses" shall include reasonable fees and disbursements of a single special counsel for the Holders.

         1.7 Registrable Securities. The term "Registrable Securities" means (1) all Ordinary Shares of the Company issued pursuant to the Exchange Agreement to any of the Holders; (2) any Ordinary Shares of the Company issued or issuable upon conversion of the Preferred Stock; or (3) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such Ordinary Shares described in clauses (1) or (2) of this subsection; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act.

                  1.7.1 Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of Ordinary Shares which are Registrable Securities and are then issued and outstanding or (2) are then issuable pursuant to the conversion of then outstanding Preferred Stock.

                           1.7.1.1  Registration. The terms "register,"
"registration" and "registered" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                           1.7.1.2  Registration Statement. The term
"Registration Statement" means any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company

         1.8 SEC. The term "SEC" shall mean the Securities and Exchange Commission.

         1.9 Securities Act. The term "Securities Act" means the Securities Act of 1933, as amended as of the date of this Agreement.

         1.10 Underwriter. The term "Underwriter" shall mean a dealer, as defined under the Securities Act,, which has agreed to offer the Company's securities to the public.

                  1.10.1 Managing Underwriter. The term "Managing Underwriter" shall mean the Underwriter or Underwriters in an Underwriting which have primary responsibility for the Underwriting.

         1.11 Underwriting. The term "Underwriting" shall mean a registration in which the Company's securities are either sold to an Underwriter for reoffering to the public or sold to the public by an Underwriter.

2.       Demand Registration.

         2.1 Request by Holders. If the Company shall receive, at any time after the date of this Agreement, a written request from the Holders of at least thirty three percent (33%) of the Registrable Securities then outstanding that the Company file a Registration Statement, covering the registration of Registrable Securities, then the Company shall, within twenty (20) days after the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Agreement; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least thirty three percent (33%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $1,000,000.

         2.2 Underwriting. If the Holders initiating the registration request under this Section 2 (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the written notice referred to in subsection 2.1. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an Underwriting agreement in customary form with the Managing Underwriter or Underwriters selected for such underwriting by the Holders holding more than fifty percent (50%) of the Registrable Securities to be underwritten; provided that any such Underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreement on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Holders; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's free and unencumbered title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Section 2, if the Underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the Underwriter(s) and the Company will include in such registration (i) first, the maximum number of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of other securities requested to be included therein (including any by the Company), pro rata among the holders of such other securities on the basis of the number of shares requested to be included in such registration by each such holder. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         2.3 Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.

         2.4 Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting the filing of a Registration Statement pursuant to this Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; and provided further, that during such sixty (60) day period the Company shall not file a registration statement with respect to the public offering of securities of the Company or any other selling shareholder.

         2.4 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Agreement, shall be borne by the Company. Each Holder participating in a registration pursuant to this Agreement shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to Underwriters in connection with such offering.

3.       Piggyback Registrations.

         3.1 Notice by Company. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any Registration Statement (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such Registration Statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement. The Company thereupon will use its best efforts as a part of its filing of such Registration Statement to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the Registrable Securities so to be registered. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

           3.2 Underwriting. If a Registration Statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Managing Underwriter or Underwriter(s) selected for such underwriting; provided that any such underwriting agreement shall not impair the indemnification rights of the Holders granted under this Agreement; and provided further, that the representations and warranties given by, and the other agreements on the part of, the Company to and for the benefit of the Underwriter(s) shall also be made to and for the benefit of the Investor; and provided further, that the Company shall ensure that no Underwriter(s) requires any Holder to make any representations or warranties to, or agreements with, any Underwriter(s) in a Registration other than customary representations, warranties and agreements relating to such Holder's title to the Registrable Securities and authority to enter into the underwriting agreement. Notwithstanding any other provision of this Agreement, if the Managing Underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Managing Underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter, delivered at least twenty (20) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         3.3 Expenses. All Registration Expenses incurred in connection with a registration pursuant to this Section 3 shall be borne by the Company.

4. Registration on Form S-3. With respect to all Registration Statements filed pursuant to this Agreement, the Company shall use its best efforts to qualify for registration on Form S-3 any comparable or successor form or forms.

5. Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

         5.1 Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use reasonable, diligent efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of more than fifty percent (50%) of the Registrable Securities registered thereunder, keep such Registration Statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

         5.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement.

         5.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

         5.4 Otherwise use its best efforts to comply with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable rules and regulations of the SEC, and make available to the securities holders; as soon as reasonably practicable, an earning statement covering the period of at least twelve (12) months after the effective date of such Registration Statement, which earning statement shall satisfy Section 10(a) of the Securities Act.

         5.5 Use reasonable, diligent efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders.

         5.6 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter(s) of such offering.

         5.7 Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         5.8 Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the Underwriters for sale, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities and (2) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the Underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         5.9 Use its best efforts to list such Registrable Securities on each securities exchange on which any equity security of the Company is then listed, if such securities are already so listed, or, if the Company does not have a class of equity securities listed on a United States securities exchange, apply for qualification and use its best efforts to qualify Registrable Securities being registered for inclusion on the National Market System/NASD or the American Stock Exchange.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required by the Company to timely effect the registration of their Registrable Securities.

7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         8.1 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and control persons of each Holder, any Underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, "Violations" and, individually, a "Violation"):

                  8.1.1 any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein;

                  8.1.2 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  8.1.3 any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any other securities or other law of any jurisdiction, common law or otherwise, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such other laws, in connection with the offering covered by such Registration Statement;
                                                                             and
the Company will reimburse each such Holder, partner, officer or director, Underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, Underwriter or controlling person of such Holder. Notwithstanding the foregoing, the Company shall not be required to indemnify or hold harmless any Holder insofar as any Violation arises out of or is based on information furnished in writing to the Company by or on behalf of that Holder

         8.2 By Selling Holders. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any Underwriter and any other Holder selling securities under such Registration Statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, Underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or any other securities or other law of any jurisdiction, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, Underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

         8.3      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of its liability to the indemnified party under this Section 8 only if and to the extent it is prejudicial to its ability to defend such action, and the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8. In no event shall any indemnity under this Section 8 exceed the net proceeds received by such Holder in the registered offering out of which such violation arises.

         8.4 Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         8.5. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act, in any case in which either (1) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8 provides for indemnification in such case, or (2) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under Section 8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         8.6 Survival; Release. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault on behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9. Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Agreement with respect to (a) any request or requests for registration made by any Holder pursuant to Section 2 or 3 of this Agreement on a date more than ten (10) years after the date of this Agreement or
(b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act.

10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

         10.1 commencing on the date of this Agreement, make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

         10.2. File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

         10.3 So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

11.      General Provisions

         11.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for deliveries within a country, or three (3) business days after such deposit for international deliveries or
(iv) three (3) business days after deposit in mail by certified mail (return receipt requested) or equivalent for deliveries within a country.

         All notices for international delivery will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number indicated for such party:

         in the case of the Company, at

         c/o Chief Executive Officer
         75 Adams Avenue
         Hauppauge, New York  11788

         in the case of the Shareholders, at

         c/o Interpharm, Inc.
         75 Adams Avenue
         Hauppauge, New York  11788
         Facsimile: 631-952-9587

or at such other address or facsimile number as such other party may designate by giving ten (10) days advance written notice by one of the indicated means of notice herein to the other party hereto. Notices by facsimile shall be machine verified as received.

         Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given in the manner set forth above.

         11.2 Entire Agreement. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         11.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. The parties hereto consent to the non-exclusive jurisdiction of any New York State or Federal court sitting in the City of New York and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement.

         11.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         11.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         11.6 Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.7 Successors And Assigns. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, except that the Company may not assign or transfer any of its rights or obligations under this Agreement.

         11.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted by any party hereto against any other party hereto concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         11.11 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Ordinary Shares or preferred shares of the Company of any class or series, then, upon the occurrence of any subdivision, combination or share dividend of such class or series of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


                                             ATEC GROUP, INC.

                                             By: /s/ JAMES CHARLES
                                                 -------------------------------
                                                 James Charles
                                                 Chief Financial Officer



/s/ RAJ SUTARIA
-----------------------------
Raj Sutaria

/s/ PERRY SUTARIA
-----------------------------
Perry Sutaria

/s/ RAVI SUTARIA
-----------------------------
Ravi Sutaria

/s/ MONA RAMETRA
-----------------------------
Mona Rametra

Appendix B

                                                 INTERPHARM, INC. AND SUBSIDIARY


                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                                               Page
                                                                                               ----

INDEPENDENT AUDITORS' REPORT                                                                    F-1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

 Consolidated Balance Sheets as of December 31, 2001 and 2000                             F-2 - F-3
 Consolidated Statements of Income for the Years Ended
  December 31, 2001 and 2000                                                                    F-4
 Consolidated Statement of Stockholders' Equity for the Years Ended
  December 31, 2001 and 2000                                                                    F-5
 Consolidated Statements of Comprehensive Income for the Years Ended
  December 31, 2001 and 2000                                                                    F-6
 Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2001 and 2000                                                              F-7 - F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                               F-9 - F-22


INTERIM CONDENSED CONSOLIDATED FINANCIAL
 STATEMENTS (UNAUDITED)

 Condensed Consolidated Balance Sheets as of September 30, 2002 and 2001                F-23 - F-24
 Condensed Consolidated Statements of Income for the Nine Months Ended
  September 30, 2002 and 2001                                                                  F-25
 Consolidated Statements of Comprehensive Income for the Nine Months Ended
  September 30, 2002 and 2001                                                                  F-26
 Consolidated Statements of Cash Flows for the Nine Months Ended
  September 30, 2002 and 2001                                                           F-27 - F-28


NOTES TO CONDENSED CONSOLIDATED FINANCIAL
 STATEMENTS (UNAUDITED)                                                                 F-29 - F-36

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Interpharm, Inc and Subsidiary

We have audited the accompanying consolidated balance sheets of Interpharm, Inc. and Subsidiary (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Interpharm, Inc. and Subsidiary as of December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


December 12, 2002, except as to Note 11, which is as of January 10, 2003
Woodbury, New York

                                                  INTERPHARM, INC AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS

                                                      December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                     ASSETS

                                                                   2001              2000
                                                           ------------------------------------
CURRENT ASSETS
Cash and cash equivalents                                       $  583,858       $  427,276
Marketable securities, at fair market value                         20,316            3,344
Accounts receivable, less allowance for doubtful
 accounts of $47,776 and $26,950 in 2001 and 2000,
 respectively                                                    3,896,723        1,692,985
Inventories                                                      2,169,114        2,608,804
Prepaid expenses and other current assets                          147,673          134,368
Deferred tax asset                                                  51,500           28,000
                                                                ----------       ----------

Total Current Assets                                             6,869,184        4,894,777


Property and equipment, net                                      2,669,744        2,396,859
Deferred tax asset                                                  95,500           87,000
Security deposits                                                   11,379           11,379
                                                                ----------       ----------

TOTAL ASSETS                                                    $9,645,807       $7,390,015
                                                                ==========       ==========

     The accompanying notes are an integral part of these consolidated financial statements.

                                                  INTERPHARM, INC AND SUBSIDIARY

                                                     CONSOLIDATED BALANCE SHEETS

                                                      December 31, 2001 and 2000
--------------------------------------------------------------------------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                  2001              2000
                                                           ------------------------------------
CURRENT LIABILITIES
Accounts payable, accrued expenses and other
 liabilities                                                   $ 2,674,812      $ 1,353,181
 Line of credit, bank                                              943,000          943,000
 Current maturities of bank notes payable                          244,112          117,476
 Due to related parties                                            924,346          950,720
                                                               -----------     ------------

Total Current Liabilities                                        4,786,270        3,364,377
                                                               -----------      -----------

OTHER LIABILITIES
 Bank notes payable, less current maturities                       591,480          289,118
 Due to related parties                                          3,000,000        3,000,000
                                                               -----------      -----------

Total Other Liabilities                                          3,591,480        3,289,118
                                                               -----------      -----------

TOTAL LIABILITIES                                                8,377,750        6,653,495
                                                               -----------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.001 par value, 10,000,000 shares
 authorized, 4,000,000 shares issued and outstanding                 4,000            4,000
Additional paid-in capital                                       2,366,000        2,366,000
Accumulated other comprehensive income (loss)                        2,444          (14,528)
Accumulated deficit                                             (1,104,387)      (1,618,952)
                                                               -----------      -----------

TOTAL STOCKHOLDERS' EQUITY                                       1,268,057          736,520
                                                               -----------      -----------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                                          $ 9,645,807      $ 7,390,015
                                                               ===========      ===========

     The accompanying notes are an integral part of these consolidated financial statements.

                                                  INTERPHARM, INC AND SUBSIDIARY

                                               CONSOLIDATED STATEMENTS OF INCOME

                                  For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


                                                                   2001            2000
                                                           ------------------------------------

SALES, Net                                                     $ 18,435,446    $ 11,391,326

COST OF SALES (including $399,500 and $270,640 of
 related party rent expense in 2001 and 2000, respectively)      14,939,725       9,181,985
                                                               ------------    ------------

GROSS PROFIT                                                      3,495,721       2,209,341
                                                               ------------    ------------

OPERATING EXPENSES
 Selling, general and administrative expenses                     1,966,098       1,298,303
 Loss on disposal of property and equipment                         313,166              --
 Related party rent expense                                          70,500          47,760
 Research and development                                           110,000              --
                                                               ------------    ------------

TOTAL OPERATING EXPENSES                                          2,459,764       1,346,063
                                                               ------------    ------------

OPERATING INCOME                                                  1,035,957         863,278
                                                               ------------    ------------

OTHER INCOME (EXPENSES)
 Related party interest expense                                    (188,126)       (188,126)
 Interest expense                                                  (119,434)       (123,325)
 Interest income                                                        452           3,568
                                                               ------------    ------------

TOTAL OTHER EXPENSES                                               (307,108)       (307,883)
                                                               ------------    ------------

INCOME BEFORE INCOME TAXES                                          728,849         555,395

INCOME TAXES                                                        214,284         217,631
                                                               ------------    ------------

NET INCOME                                                     $    514,565    $    337,764
                                                               ============    ============

     The accompanying notes are an integral part of these consolidated financial statements.

                                                  INTERPHARM, INC AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


                                                                                                          Accumulated
                                                          Common Stock                  Additional          Other
                                          ----------------------------------------       Paid-in          Comprehensive
                                                   Shares               Amount           Capital         Income / (Loss)
                                          -------------------------------------------------------------------------------------

BALANCE - January 1, 2000                         4,000,000             $4,000          $2,366,000        $    (10,747)

Unrealized loss on marketable
 securities, net                                         --                 --                  --              (3,781)

Net income                                               --                 --                  --                  --
                                                  ---------             ------          ----------        ------------

BALANCE - December 31, 2000                       4,000,000              4,000           2,366,000             (14,528)

Unrealized gain on marketable
 securities, net                                         --                 --                  --              16,972

Net income                                               --                 --                  --                  --
                                                  ---------             ------          ----------        ------------

BALANCE - December 31, 2001                       4,000,000             $4,000          $2,366,000        $      2,444
                                                  =========             ======          ==========        ============

                                          Accumulated
                                            Deficit               Total
                                          -----------------------------------

BALANCE - January 1, 2000                 $(1,956,716)         $  402,537

Unrealized loss on marketable
 securities, net                                   --              (3,781)

Net income                                    337,764             337,764
                                          -----------          ----------

BALANCE - December 31, 2000                (1,618,952)            736,520

Unrealized gain on marketable
 securities, net                                   --              16,972

Net income                                    514,565             514,565
                                          -----------          ----------

BALANCE - December 31, 2001               $(1,104,387)         $1,268,057
                                          ===========          ==========


     The accompanying notes are an integral part of these consolidated financial statements.

                                                  INTERPHARM, INC AND SUBSIDIARY

                                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                  For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                                  2001          2000
                                                           ---------------------------------

NET INCOME                                                      $514,565        $337,764

OTHER COMPREHENSIVE INCOME
Unrealized gain (loss) on marketable securities, net              16,972          (3,781)
                                                                --------        --------

TOTAL COMPREHENSIVE INCOME                                      $531,537        $333,983
                                                                ========        ========

     The accompanying notes are an integral part of these consolidated financial statements.

                                                  INTERPHARM, INC AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------


                                                              2001                2000
                                                         ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                $     514,565       $    337,764
                                                           -------------       ------------
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation and amortization                                    378,208            405,254
Deferred tax benefit                                             (32,000)           (26,200)
Provision for doubtful accounts                                   20,826             26,950
Loss on disposal of property and equipment                       313,166                 --
Changes in operating assets and liabilities:
Accounts receivable                                           (2,224,564)          (127,311)
Inventories                                                      439,690           (838,594)
Prepaid expenses and other current assets                        (13,305)            17,041
Accounts payable, accrued expenses and other
 current liabilities                                           1,321,631            370,263
                                                           -------------       ------------

TOTAL ADJUSTMENTS                                                203,652           (172,597)
                                                           -------------       ------------

NET CASH PROVIDED BY
 OPERATING ACTIVITIES                                            718,217            165,167
                                                           -------------       ------------

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchases of property and equipment                             (964,259)          (175,583)
                                                           -------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of bank notes payable                                (215,002)          (108,337)
Proceeds from line of credit, bank                                    --              8,000
Proceeds from bank notes payable                                 644,000                 --
(Repayments) proceeds from related parties, net                  (26,374)           188,126
                                                           -------------       ------------

NET CASH PROVIDED BY
 FINANCING ACTIVITIES                                      $     402,624       $     87,789
                                                           -------------       ------------

     The accompanying notes are an integral part of these consolidated financial statements.

                                                  INTERPHARM, INC AND SUBSIDIARY

                                  For the Years Ended December 31, 2001 and 2000
--------------------------------------------------------------------------------

                                                            2001                2000
                                                        ---------------------------------
NET INCREASE IN CASH AND
 CASH EQUIVALENTS                                       $    156,582        $      77,373

CASH AND CASH EQUIVALENTS - Beginning                        427,276              349,903
                                                        ------------        -------------
CASH AND CASH EQUIVALENTS - Ending                      $    583,858        $     427,276
                                                        ============        =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the years for:

  Interest                                                 $ 117,634            $ 308,312
  Income Taxes                                             $ 182,555            $  41,580

     The accompanying notes are an integral part of these consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies

       Nature of Business
       Interpharm, Inc. and Subsidiary (the "Company") are in the business of developing and manufacturing both prescription strength and over-the-counter generic drugs for wholesale distribution throughout the United States. The majority of the Company's sales have been derived from sales of Ibuprofen tablets in both over-the-counter and prescription strength.

       Principles of Consolidation
       The consolidated financial statements include the accounts of Interpharm, Inc. and its 50% owned Subsidiary, (the "Subsidiary"). The Subsidiary purchases and supplies certain raw material to Interpharm, Inc. Interpharm, Inc. controls the Subsidiary through substantive participating rights including: (i) determining through guarantee arrangements with the Subsidiary's creditors, the amount the Subsidiary may borrow, (ii) providing funding for and effectively supporting the operations of the Subsidiary, and (iii) through purchases of a significant amount of product from the Subsidiary. The Company allocated a proportionate share of the Subsidiary's losses to the minority owner until such losses reduced the amount of minority interest to zero. Since the minority owner of the Subsidiary is not responsible to fund any losses beyond its initial investments, the Company did not allocate any additional losses to the minority owner. All significant intercompany transactions and balances have been eliminated in consolidation.

       Revenue Recognition
       The Company recognizes revenue upon the shipment of product. The Company records a provision for allowances, returns and other sales credits based upon a review of specific accounts and historical experience. Such provision for allowances, returns and credits has been recorded as a reduction of sales in the consolidated statements of income.

       The Company purchases raw materials from a supplier, which are manufactured into finished goods and sold back to such supplier as well as to other customers. The Company can, and does, purchase the raw material from other suppliers. Pursuant to Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as Principal Versus Net as Agent", the Company recorded the sale to, and purchases from this supplier on a gross basis. The Company (i) has a risk of loss associated with the raw materials purchased, (ii) converts the raw material into a finished product based upon Company developed specifications, (iii) has other sources of supply of the raw material, and (iv) has credit risk related to the sale of such product to the supplier. For the years ended December 31, 2001 and 2000, the Company purchased raw materials from the supplier totaling $2,213,000 and $1,725,000, respectively and sold finished goods to such supplier totaling $3,601,000 during the year ended December 31, 2001.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

       Inventories
       Inventories are valued at the lower of cost (first-in, first-out basis) or market value.

       Property and Equipment
       Property and equipment is stated at cost. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation is eliminated from the accounts and any resulting gain or loss is reflected in income.

       Depreciation and Amortization
       Depreciation is provided for on the straight-line method over the estimated useful lives of the related assets. The cost of leasehold improvements is amortized over the lesser of the length of the related leases or the estimated useful lives of the improvements.

       Cash and Cash Equivalents
       For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

       The Company has cash balances in a bank in excess of the maximum amount insured by the FDIC at December 31, 2001 and 2000.

       Comprehensive Income
       In accordance with Statement on Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income", the Company reports comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

       Use of Estimates in the Financial Statements
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

       Impairment of Long-Lived Assets
       The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine if impairment exists, the Company compares the estimated future undiscounted cash flows from the related long-lived assets to the net carrying amount of such assets. Once it has been determined that an impairment exists, the carrying value of the asset is adjusted to fair value. Factors considered in the determination of fair value include current operating results, trends and the present value of estimated expected future cash flows.

       Income Taxes
       Deferred taxes represent the tax effects of differences between the financial reporting and tax bases of the Company's assets and liabilities at the enacted tax rates in effect for the year in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Income tax expense consists of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

       The Subsidiary is a limited liability company. For income tax purposes, the Company records only its proportionate share of the Subsidiary's taxable income or loss. The Company derives no income tax benefit or incurs no income tax liability attributable to the minority owner's proportionate share of the Subsidiary's taxable income or loss.

       Marketable Securities
       Marketable securities, which are classified as "available for sale", are valued at fair market value. Unrealized gains or losses are recorded net of income taxes as accumulated other comprehensive income or loss in stockholders' equity, whereas realized gains and losses are recognized in the Company's consolidated statements of income using the first-in, first- out method. Other-than-temporary declines in the value of marketable securities are also recognized as a loss in the consolidated statements of income.

       Shipping Costs
       The Company's shipping and handling costs are included under selling, general and administration expenses for all periods presented. For the years ended December 31, 2001 and 2000, shipping and handling costs were $248,438 and $203,429, respectively.

       Advertising Costs
       Advertising costs are expensed as incurred. For the years ended December 31, 2001 and 2000 advertising costs approximated $50,000 and $17,000, respectively.

NOTE 1 - Summary of Significant Accounting Policies, continued

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Research and Development
       Research and development is expensed as incurred.

       Concentrations and Fair Value of Financial Instruments
       Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and accounts receivable. At December 31, 2001, the Company has cash investments of approximately $584,000 at one bank. Concentrations of credit risk with respect to accounts receivable are disclosed in Note 10. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded value.

       New Accounting Pronouncements
       During 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. This Statement requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheets and measure those instruments at fair value. The accounting for changes in the fair value of a derivative instrument depends on its intended use and the resulting designation. Implementation of SFAS No. 133 did not have any material impact on the consolidated financial statements of the Company.

       In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 provides guidance on the accounting for a business combination at the date a business combination is completed. The statement requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001, thereby eliminating use of the pooling-of-interests method. SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized, but instead will be tested for impairment periodically. This statement will apply to existing goodwill and intangible assets, beginning in 2002, and will not have a material impact on the consolidated financial statements of the Company.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

       New Accounting Pronouncements, continued
       In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting model for long-lived assets to be disposed of by sale and resulting implementation issues. This statement requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. It also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company will adopt SFAS No.144 in 2002. It is not expected to have a material impact on the consolidated financial statements of the Company.

       On April 30, 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. The adoption of this standard is expected to have no material impact on the consolidated financial statements of the Company.

       Effective July 30, 2002, the FASB issued SFAS No. 146 "Accounting for Cost Associated with Exit or Disposal Activities". The main provisions of this statement address the recognition of liabilities associated with an exit or disposal activity. The adoption of this statement is expected to have no material impact on the consolidated financial statements of the Company.

NOTE 2 - Inventories

       Inventories at December 31, 2001 and 2000 consist of the following:

                                                               2001              2000
                                                          ---------------------------------
       Finished goods                                     $    172,660        $     655,813
       Work in process                                         909,527              878,150
       Raw materials                                         1,000,202              994,700
       Packaging materials                                      86,725               80,141
                                                          ------------        -------------
            Total                                         $  2,169,114        $   2,608,804
                                                          ============        =============

NOTE 3 - Property and Equipment

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Property and equipment at December 31, 2001 and 2000 consists of the following:

                                                                                               Estimated
                                                            2001                2000         Useful Lives
                                                        --------------------------------------------------
       Machinery and equipment                          $  1,893,446        $   2,943,099       5-7 Years
       Furniture and fixtures                                 64,692              180,102         5 Years
       Tooling                                                    --               77,149      5-10 Years
       Leasehold improvements                              1,818,489            1,835,662      5-15 Years
                                                        ------------        -------------
                                                           3,776,627            5,036,012
       Less:  accumulated depreciation
              and amortization                             1,106,883            2,639,153
                                                        ------------        -------------
            Property and Equipment, Net                 $  2,669,744        $   2,396,859
                                                        ============        =============

       Depreciation and amortization expense for the years ended December 31, 2001 and 2000 was $378,208 and $405,254, respectively.

NOTE 4 - Marketable Securities

       At December 31, 2001 and 2000, management has classified their equity securities as available-for-sale securities, which are reported at fair market value. The cost and fair value of marketable securities as of December 31, 2001 and 2000 are as follows:

                                                            2001                2000
                                                        ---------------------------------
     Cost                                               $     17,872        $      17,872

     Unrealized gain (loss)                                    2,444              (14,528)
                                                        ------------        -------------
     Fair market value                                  $     20,316        $       3,344
                                                        ============        =============

NOTE 5 - Accounts Payable and Accrued Expenses

       Accounts payable and accrued expenses as of December 31, 2001 and 2000 consist of the following:

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5 - Accounts Payable and Accrued Expenses, continued

                                                                           December 31,
                                                                       2001              2000
                                                                   ------------------------------
       Trade accounts payable                                      $ 2,423,579        $ 1,229,634
       Accrued expenses, taxes and other current liabilities           251,233            123,547
                                                                   -----------        -----------
       Total                                                       $ 2,674,812        $ 1,353,181
                                                                   ===========        ===========

NOTE 6 - Bank Debt

       The Company has a credit facility agreement with a bank consisting of a $2,000,000 secured line of credit (Interpharm, Inc. for $1,500,000 and the Subsidiary for $500,000) and a $1,500,000 non-revolving secured facility for equipment purchases ("Equipment Purchase Line"). The credit facility is collateralized by substantially all assets of the Company and personally guaranteed by the Company's stockholders. In addition, the Company must comply with certain financial covenants. A summary of the outstanding balances at December 31, 2001 and 2000 is as follows:

                                                            2001             2000
                                                        -----------------------------
       Line of credit(1)                                $    943,000     $    943,000
       Notes payable(2)                                      835,592          406,594
                                                        ------------     ------------
       Total                                            $  1,778,592     $  1,349,594
                                                        ============     ============

       (1) The line of credit requires monthly interest payments at the bank's prime rate (4.75% of December 31, 2001) plus 1/2% and is due on demand. The line of credit is reviewed by the bank, at least annually, and automatically expires unless extended in writing. The line of credit is scheduled to be reviewed by September 30, 2003.

       (2) Each advance under the Equipment Purchase Line cannot exceed 90% of the invoice amount of the new equipment. Each advance is converted into a separate note that is fully amortizing in up to 60 equal monthly installments of principal and interest. Interest on the notes payable is charged at the bank's prime rate plus 1/2%. At December 31, 2001, there were four separate notes outstanding with current aggregate monthly installments totaling $24,597. Such notes mature at various dates through July 2006.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6 - Bank Debt, continued

         Maturities of the notes payable at December 31, 2001 are as follows:

                    For the Year
                Ending December 31,                Amount
                ------------------------------------------
                        2002                     $ 244,112
                        2003                       263,383
                        2004                       142,251
                        2005                       108,512
                        2006                        77,334
                                                 ---------
                       Total                     $ 835,592
                                                 =========

NOTE 7 - Related Party Transactions

       Related Party Lease
       The Company leases its business premises ("Premises") from an entity controlled by three stockholders of the Company under a noncancelable lease expiring in October 2019. The Company is obligated to pay minimum annual rent of $480,000, plus property taxes, insurance, maintenance and other expenses related to the Premises.

       Upon a change in ownership of the Company, and every three years thereafter, the annual rent will be adjusted to fair market value, as determined by an independent party.

       Future minimum rental payments under this operating lease as of December 31, 2001 for each of the next five (5) years and in the aggregate are as follows:

                   For the Year
                Ending December 31,             Amount
                ------------------------------------------
                       2002                  $     480,000
                       2003                        480,000
                       2004                        480,000
                       2005                        480,000
                       2006                        480,000
                    Thereafter                   6,160,000
                                             -------------
                         Total               $   8,560,000
                                             =============

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 7 - Related Party Transactions, continued

       Related Party Lease, continued
       Such lease does not grant the Company the option to purchase the Premises at any time during the lease term or at its termination, nor will the Company share in any proceeds that may result from sale or disposition of the Premises. Three of the stockholders of the Company purchased the Premises by making cash payments in the amount of $1,255,000 and by issuing $3,720,000 in mortgage notes. Repayment of the mortgage notes has been guaranteed for the term of the mortgage primarily by the three stockholders and secondarily by the Company. The total amount due to the bank under the mortgages totaled $3,457,000 and $3,546,000 as of December 31, 2001 and 2000, respectively. The terms of these mortgage notes extend through 2019. The fair value of the Premises, which has been determined by a third-party appraisal, is in excess of the future amount of payments that may be required pursuant to the terms of the guarantee.

       Due to Related Parties
       These balances, representing advances made by three of the Company's stockholders and its chairman, bear interest at a rate of 5% per annum. $3,000,000 of these advances have a maturity date of January 1, 2012 and the balance of these advances have no definitive repayment terms. Repayment of $3,248,000 of these advances are subordinated to the Company's bank debt (See Note 6). In December 2002, the Company repaid approximately $759,000 of these advances.

NOTE 8 - Income Taxes

       The income tax expense (benefit) is comprised of the following for the year ended December 31, 2001 and 2000:

                                                 2001               2000
                                             ------------------------------
       Current
          Federal                            $   240,635         $  232,963
          State                                    5,649             10,868
                                             -----------         ----------
              Total Current                      246,284            243,831
                                             -----------         ----------
       Deferred
          Federal                                  4,000                300
          State                                  (36,000)           (26,500)
                                             -----------         ----------
              Total Deferred                     (32,000)           (26,200)
                                             -----------         ----------
              Income Tax Expense             $   214,284         $  217,631
                                             ===========         ==========

NOTE 8 - Income Taxes, continued

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The Company's effective income tax rate differs from the statutory U.S. Federal income tax rate as a result of the following:

                                                                                        2001               2000
                                                                                     ----------------------------
       Statutory U.S. federal tax rate                                                   34.0%             34.0%
       State taxes                                                                        1.2               2.0
       Permanent Differences                                                             (0.6)              6.9
       Change in valuation allowance                                                     (4.4)             (4.3)
       Other                                                                             (0.8)              0.6
                                                                                     ----------          --------
                                                                                         29.4%             39.2%
                                                                                     ==========          ========

       The components of deferred tax assets and liabilities consist of the following:

                                                                                         2001             2000
                                                                                      ---------------------------
       Deferred Tax Assets-Current portion
          Capitalized inventory                                                       $   3,500        $    3,000
          Investment tax credits                                                         48,000            25,000
                                                                                      ---------        ----------
              Deferred Tax Assets, current                                            $  51,500        $   28,000
                                                                                      =========        ==========
       Deferred Tax Assets-Long Term portion
          Investment tax credit                                                       $ 219,500        $  217,500
          Loss in excess of subsidiary basis                                             38,500            38,500
                                                                                      ---------        ----------
                                                                                        258,000           256,000
          Valuation allowance                                                          (151,000)         (162,500)
                                                                                      ---------        ----------


              Deferred Tax Assets, Long Term                                            107,000            93,500
                                                                                      ---------        ----------

       Deferred Tax Liabilities-Long Term portion
          Depreciation and amortization                                                 (11,500)           (6,500)
                                                                                      ---------        ----------

              Deferred Tax Assets- Long-Term, Net                                        95,500            87,000
                                                                                      ---------        ----------
              Total Deferred Tax Asset, Net                                           $ 147,000         $ 115,000
                                                                                      =========        ==========

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - Income Taxes, continued

       At December 31, 2001, the Company has approximately $267,500 of New York State investment tax credit carryforwards, expiring in various years through 2016. These carryforwards are available to reduce future New York State income tax liabilities. The Company also has a deferred tax asset related to a loss in excess of subsidiary basis. A $151,000 reserve of the deferred tax asset has been recorded at December 31, 2001 because the Company does not anticipate utilizing all of these deferred tax assets.

NOTE 9 - Contingency

       Legal Proceedings
       On or about January 31, 2002, Teresa Casey and Jerry Casey, as plaintiffs, commenced a lawsuit against the Company, as defendant. Plaintiffs allege that Teresa Casey was injured as a result of ingesting guaifenesin/phenylpropanolamine of which the Company was the designer, constructor, manufacturer, producer, marketer, seller and distributor. Plaintiffs have alleged nine causes of action of product liability, tort liability, negligence, breach of implied and express warranties and violation of the Washington Consumer Protection Act. Plaintiffs seek unspecified damages, attorney's fees, prejudgment interest, punitive damages and such other relief as the court deems just. The Company has denied the material allegations of the complaint, believes it has meritorious defenses to the complaint and plans to vigorously defend the action.

       On or about August 13, 2002, the Company, as plaintiff, commenced a lawsuit against General Star Indemnity Company, G.P. Insurance Agency, Inc. and Mortsan General Agency, Inc., as defendants. The lawsuit arose from General Star's refusal to cover or defend the Company under an insurance policy with respect to the Casey action above. The Company seeks a declaratory judgment that General Star is obligated to cover and defend the action and seeks damages, costs and attorney's fees for fraud misrepresentation and other claims.

       It is reasonably possible that the Company may incur a liability as a result of the resolution of these related matters. However, these matters have not been resolved and the Company is not able to estimate the potential loss or range of potential loss that may eventually become due. Therefore, no adjustments have been made in the consolidated financial statements for any amounts that may be due from or to the Company as a result of the resolution of these matters.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - Economic Dependency

       Major Customers
       The Company had the following customer concentrations as of December 31, 2001 and 2000 and for the years then ended:

                              Sales - Percent of Revenue                  Accounts Receivable
                              2001               2000                   2001                 2000
----------------------------------------------------------------------------------------------------
Customer A **                 19%                 *                  $ 495,647           $   771,363
Customer B                    22%                35%                   610,463               562,722
Customer C                    20%                 *                         --             2,114,747
Customer D                     *                 11%                   196,417               176,548

       *   Sales to customers were less than 10%

       ** This customer is the minority owner of the Subsidiary.

       Major Suppliers
       The Company purchased materials from three suppliers totaling approximately 65% and 53% of the Company's total purchases, during the years ended December 31, 2001 and 2000, respectively. At December 31, 2001 and 2000 amounts due to these suppliers included in accounts payable, were $1,895,000 and $938,000, respectively.

NOTE 11 - Subsequent Events

       Amendment to Certificate of Incorporation
       On October 25, 2002, the Company amended its Certificate of Incorporation to authorize 1,000,000 shares of preferred stock with a par value of $.001. No shares of preferred stock have been issued.

       Capital Stock Exchange Agreement
       On November 25, 2002, the Company and its stockholders entered into a Capital Stock Exchange Agreement (the "Exchange Agreement") with Atec Group, Inc. ("Atec"), a publicly held company. Pursuant to the Exchange Agreement, the Company's stockholders will exchange all of their shares of Company common stock, for shares of Atec Common Stock and Series K Convertible Preferred Stock ("Series K"), which will total approximately 48% of Atec's voting securities after the transaction is consummated. Atec will issue the Common and Series K stock in a 75/25 ratio to effectuate the transaction.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Subsequent Events, continued

       Capital Stock Exchange Agreement, continued
       Each share of Series K stock is entitled to one vote, voting as a class with the holders of Atec Common Stock. It also is entitled to receive dividends to the same extent and in the same amounts as Atec Common Stock. The Series K stock is convertible into shares of Atec Common Stock, no sooner than one year after the closing of the acquisition, upon the happening of any of the following events (the "Triggering Events"):
       (i) Atec is deemed by AMEX to be in compliance with applicable listing standards; (ii) deemed by another exchange to be in compliance with its applicable listing standards in the event Atec's securities are listed on such exchange; or (iii) Atec is no longer listed on AMEX, the Nasdaq National Market or SmallCap Market, or the New York Stock Exchange. Upon the occurrence of any of the above Triggering Events, the Series K stock becomes convertible into an aggregate total number of shares of Atec Common Stock in accordance with a defined formula, which assumes the conversion of Atec Series A, B, C and J convertible Preferred Stock into Atec Common Stock. The Series A, B and C are voting securities. The net effect of the conversion feature, which has been deemed to be a contingent event, together with the shares of Atec Common Stock issued at closing, would be to issue to Interpharm stockholders, Atec Common Stock totaling approximately 80% of the total number of shares of Common Stock and voting convertible preferred stock, outstanding as of the date of the Triggering Event, after giving effect to the conversion, less shares of Common Stock which may be issued between the date of the closing of the acquisition and the date of the Triggering Event arising out of obligations which arose after the date of closing.

       Consummation of the Exchange Agreement is subject to various items, including: (i) approval by Atec's stockholders, and (ii) a sale of substantially all of Atec's assets (and assumption of liabilities) to an entity owned by certain members of Atec's present management.

       Pro Forma Earnings Per Share
       The Company adopted the provisions of SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires the presentation of basic and diluted Earnings Per Share ("EPS"). Basic EPS includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if potentially convertible securities were converted.

       For accounting purposes, the Company is the acquirer in the proposed transaction and such transaction will be treated as a recapitalization of the Company. As described above, the number of shares of Atec Common Stock and Series K stock to be exchanged for the Interpharm common stock is dependent upon the number of shares of Atec Common Stock outstanding at closing. Assuming that the total number of shares of Atec Common Stock outstanding at closing is 7,719,326 (based upon the actual number of shares of Atec Common

                                                 INTERPHARM, INC. AND SUBSIDIARY

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 11 - Subsequent Events, continued

       Pro Forma Earnings Per Share, continued
       Stock outstanding as of January 10, 2003, the latest practicable date), Interpharm stockholders would receive 5,562,456 shares of Atec Common Stock and 1,854,152 shares of Series K. This share exchange has been given retroactive application in the pro forma earnings per share calculation for all periods presented. Pursuant to SFAS No. 128 and EITF Topic D-95, the Company has used the two-class method to calculate the effect of the participating Series K preferred stock on the calculation of Basic EPS. The if-converted method has been used to calculate the effect of the participating Series K preferred stock on Diluted EPS. Pro forma Basic and Diluted EPS for the years ended December 31, 2001 and 2000 is as follows:

                                                                                       2001                2000
                                                                                   --------------------------------
     Numerator:
        Net income                                                                 $    514,565        $    337,764
        Net income attributable to preferred stockholders                               128,641              84,441
                                                                                   ------------        ------------
            Numerator for pro forma basic EPS                                           385,924             253,323

       Effect of dilutive securities:
         Net income attributable to preferred stockholders                              128,641              84,441
                                                                                   ------------        ------------
            Numerator for pro forma diluted EPS                                        $514,565            $337,764
                                                                                   ============        ============
      Denominator:
         Denominator for basic EPS
           Weighted average shares outstanding                                        5,562,456           5,562,456

        Effect of dilutive securities:
           Convertible Series K preferred stock                                      25,767,480          25,767,480
                                                                                   ------------        ------------
            Denominator for pro forma diluted EPS                                    31,329,936          31,329,936
                                                                                   ============        ============

            Pro forma basic EPS                                                            $.07                $.05
            Pro forma diluted EPS                                                          $.02                $.01

                                                 INTERPHARM, INC. AND SUBSIDIARY

                               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                     September 30, 2002 and 2001
--------------------------------------------------------------------------------

                                     ASSETS

                                                                                       2002               2001
                                                                                   --------------------------------
CURRENT ASSETS
  Cash and cash equivalents                                                        $     119,790      $     693,713
  Marketable securities, at fair market value                                             32,790             20,258
  Accounts receivable, less allowance for doubtful accounts
   of $47,776 in 2002 and 2001                                                         3,873,675          3,183,502
  Inventories                                                                          3,129,114          2,609,900
  Prepaid expenses and other current assets                                              109,760             85,774
  Deferred tax asset                                                                      44,500             51,000
                                                                                   -------------      -------------

Total Current Assets                                                                   7,309,629          6,644,147

Property and equipment, net                                                            3,146,297          2,690,563
Deferred tax asset                                                                       102,500             79,000
Security deposits                                                                         11,379             11,379
                                                                                   -------------      -------------

TOTAL ASSETS                                                                       $  10,569,805      $   9,425,089
                                                                                   =============      =============

      See the accompanying notes to condensed consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                     September 30, 2002 and 2001
--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                   2002                2001
                                                                            ----------------------------------------
CURRENT LIABILITIES
  Accounts payable, accrued expenses and other
   liabilities                                                                 $ 2,875,291       $ 2,374,765
  Line of credit, bank                                                             943,000           943,000
  Current maturities of bank notes payable                                         249,741           242,706
  Due to related parties                                                         1,029,396         1,091,770
                                                                             -------------       -----------

Total Current Liabilities                                                        5,097,428         4,652,241
                                                                             -------------       -----------
OTHER LIABILITIES
 Bank notes payable, less current maturities                                       403,980           652,111
 Due to related parties                                                          3,000,000         3,000,000
                                                                             -------------       -----------
Total Other Liabilities                                                          3,403,980         3,652,111
                                                                             -------------       -----------
TOTAL LIABILITIES                                                                8,501,408         8,304,352
                                                                             -------------       -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 10,000,000 shares
   authorized, 4,000,000 shares issued and outstanding                               4,000             4,000
  Additional paid-in capital                                                     2,366,000         2,366,000
  Accumulated other comprehensive (loss) income                                     (4,125)            2,368
  Accumulated deficit                                                             (297,478)       (1,251,631)
                                                                             -------------       -----------
TOTAL STOCKHOLDERS' EQUITY                                                       2,068,397         1,120,737
                                                                             -------------       -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                                                          $10,569,805       $ 9,425,089
                                                                             =============       ===========


      See the accompanying notes to condensed consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                         CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                           For the Nine Months Ended September 30, 2002 and 2001
--------------------------------------------------------------------------------

                                                                                 2002               2001
                                                                        ----------------------------------------
SALES, Net                                                                   $17,676,025        $13,120,563

COST OF SALES,  (including $306,000 and $276,250 of
  related party rent expense in 2002 and 2001, respectively)                  14,445,543         10,396,165
                                                                             -----------        -----------
GROSS PROFIT                                                                   3,230,482          2,724,398
                                                                             -----------        -----------
OPERATING EXPENSES
  Selling, general and administrative expenses                                 1,616,016          1,493,907
  Loss on disposal of property and equipment                                          --            313,166
  Related party rent expense                                                      54,000             48,750
  Research and development                                                       127,450            110,000
                                                                             -----------        -----------
TOTAL OPERATING EXPENSES                                                       1,797,466          1,965,823
                                                                             -----------        -----------
OPERATING INCOME                                                               1,433,016            758,575
                                                                             -----------        -----------
OTHER INCOME (EXPENSES)
  Related party interest expense                                                (141,050)          (141,050)
  Interest expense                                                               (80,095)           (83,194)
  Interest income                                                                     10                860
                                                                             -----------        -----------
TOTAL OTHER EXPENSE                                                             (221,135)          (223,384)
                                                                             -----------        -----------
INCOME BEFORE INCOME TAXES                                                     1,211,881            535,191

INCOME TAXES                                                                     404,972            167,870
                                                                             -----------        -----------
NET INCOME                                                                   $   806,909        $   367,321
                                                                             ===========        ===========

      See the accompanying notes to condensed consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

           CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

                           For the Nine Months Ended September 30, 2002 and 2001
--------------------------------------------------------------------------------

                                                                                  2002           2001
                                                                           ----------------------------------
NET INCOME                                                                       $806,909      $367,321

OTHER COMPREHENSIVE INCOME
  Unrealized (loss) gain on marketable securities, net                             (6,569)       16,896
                                                                                 --------      --------

TOTAL COMPREHENSIVE INCOME                                                       $800,340      $384,217
                                                                                =========      ========

      See the accompanying notes to condensed consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

       CONDENSED CONSOLIDATED STATEMENTS OF STATEMENTS OF CASH FLOWS (UNAUDITED)

                           For the Nine Months Ended September 30, 2002 and 2001
--------------------------------------------------------------------------------

                                                                                   2002            2001
                                                                          ------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                    $    806,909     $    367,321
                                                                               ------------     ------------
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                                                   352,244          280,709
    Deferred tax benefit                                                                 --          (15,000)
    Provision for doubtful accounts                                                      --           20,826
    Loss on disposal of property and equipment                                           --          313,166
  Changes in operating assets and liabilities:
    Accounts receivable                                                              23,048       (1,511,343)
    Inventories                                                                    (960,000)          (1,096)
    Prepaid expenses and other current assets                                        37,913           48,594
    Accounts payable, accrued expenses and other
      current liabilities                                                           200,479        1,030,958
                                                                               ------------     ------------

TOTAL ADJUSTMENTS                                                                  (346,316)         166,814
                                                                               ------------     ------------
NET CASH PROVIDED BY OPERATING                                                      460,593          534,135
  ACTIVITIES
                                                                               ------------     ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchases of property and equipment                                              (828,797)        (896,971)
  Purchase of marketable securities                                                 (19,043)              --
                                                                               ------------     ------------
NET CASH USED IN INVESTING ACTIVITIES                                              (847,840)        (896,971)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principle repayments of bank notes payable                                       (181,871)        (155,777)
  Proceeds from bank notes payable                                                       --          644,000
  Proceeds from related parties, net                                                105,050          141,050
                                                                               ------------     ------------
NET CASH (USED IN) PROVIDED BY
 FINANCING ACTIVITIES                                                          $    (76,821)    $    629,273
                                                                               ============     ============

      See the accompanying notes to condensed consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                         CONDENSED CONSOLIDATED STATEMENTS OF STATEMENTS OF CASH
                                                    FLOWS (UNAUDITED), Continued

                           For the Nine Months Ended September 30, 2002 and 2001
--------------------------------------------------------------------------------

                                                                                  2002             2001
                                                                        ------------------------------------------
NET INCREASE IN CASH AND
 CASH EQUIVALENTS                                                              $   (464,068)    $    266,437

CASH AND CASH EQUIVALENTS - Beginning                                               583,858          427,276
                                                                               ------------     ------------
CASH AND CASH EQUIVALENTS - Ending                                             $    119,790     $    693,713
                                                                               ============     =============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the periods for:

Interest                                                                       $     78,295     $    216,742
Income Taxes                                                                   $    317,728     $    155,905

      See the accompanying notes to condensed consolidated financial statements.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies

       Nature of Business
       Interpharm, Inc. and Subsidiary (the "Company") is in the business of developing and manufacturing both prescription strength and over-the-counter generic drugs for wholesale distribution throughout the United States. The majority of the Company's sales have been derived from sales of Ibuprofen tablets in both over-the-counter and prescription strength.

       Principles of Consolidation
       The consolidated financial statements include the accounts of Interpharm, Inc. and its 50% owned Subsidiary, (the "Subsidiary"). The Subsidiary purchases and supplies certain raw material to Interpharm, Inc. Interpharm, Inc. controls the Subsidiary through substantive participating rights including: (i) determining through guarantee arrangements with the Subsidiary's creditors, the amount the Subsidiary may borrow, (ii) providing funding for and effectively supporting the operations of the Subsidiary, and (iii) through purchases of a significant amount of product from the Subsidiary. The Company allocated a proportionate share of the Subsidiary's losses to the minority owner until such losses reduced the amount of minority interest to zero. Since the minority owner of the Subsidiary is not responsible to fund any losses beyond its initial investments, the Company did not allocate any additional losses to the minority owner. All significant intercompany transactions and balances have been eliminated in consolidation.

       Use of Estimates in the Financial Statements
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       Revenue Recognition
       The Company recognizes revenue upon the shipment of product. The Company records a provision for allowances, returns and other sales credits based upon a review of specific accounts and historical experience. Such provision for allowances, returns and credits has been recorded as a reduction of sales in the consolidated statements of income.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

       Revenue Recognition, continued
       The Company purchases raw materials from a supplier, which are manufactured into finished goods and sold back to such supplier as well as to other customers. The Company can, and does, purchase the raw material from other suppliers. Pursuant to Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as Principal Versus Net as Agent", the Company recorded the sale to, and purchases from this supplier on a gross basis. The Company (i) has a risk of loss associated with the raw materials purchased, (ii) converts the raw material into a finished product based upon Company developed specifications, (iii) has other sources of supply of the raw material, and (iv) has credit risk related to the sale of such product to the supplier. For the nine months ended September 30, 2002 and 2001, the Company purchased raw materials from the supplier totaling $5,582,750 and $1,222,000, respectively and sold finished goods to such supplier totaling and $8,044,000 and $2,158,750, respectively.

       New Accounting Pronouncements
       In January 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets:" SFAS No. 142 provides guidance on how to account for goodwill and intangible assets after an acquisition is completed. The most substantive change is that goodwill will no longer be amortized, but instead will be tested for impairment periodically. Implementation of SFAS 142 did not have any material impact on the consolidated financial statements of the Company.

       In January 2002, the Company adopted SFAS 144, "Accounting for the Impairment or Disposal of Long Lived Assets." SFAS No. 144 addresses the accounting model for long-lived assets to be disposed of by sale and resulting implementation issues. This statement requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. It also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. Implementation of SFAS No. 144 did not have any material impact on the consolidated financial statements of the Company.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - Summary of Significant Accounting Policies, continued

       New Accounting Pronouncements, continued
       On April 30, 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". SFAS No. 145 eliminates the requirement that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect and eliminates an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Generally, SFAS No. 145 is effective for transactions occurring after May 15, 2002. The adoption of this standard had no material impact on the consolidated financial statements of the Company.

       Effective July 30, 2002, the FASB issued SFAS No. 146 "Accounting for Cost Associated with Exit or Disposal Activities". The main provisions of this statement address the recognition of liabilities associated with an exit or disposal activity. The adoption of this standard had no material impact on the consolidated financial statements of the Company.


NOTE 2 - Commitments and Contingencies

       Legal Proceedings
       On or about January 31, 2002, Teresa Casey and Jerry Casey, as plaintiffs, commenced a lawsuit against the Company, as defendant. Plaintiffs allege that Teresa Casey was injured as a result of ingesting guaifenesin/phenylpropanolamine of which the Company was the designer, constructor, manufacturer, producer, marketer, seller and distributor. Plaintiffs have alleged nine causes of action of product liability, tort liability, negligence, breach of implied and express warranties and violation of the Washington Consumer Protection Act. Plaintiffs seek unspecified damages, attorney's fees, prejudgment interest, punitive damages and such other relief as the court deems just. The Company has denied the material allegations of the complaint, believes it has meritorious defenses to the complaint and plans to vigorously defend the action.

       On or about August 13, 2002, the Company, as plaintiff, commenced a lawsuit against General Star Indemnity Company, G.P. Insurance Agency, Inc. and Mortsan General Agency, Inc., as defendants. The lawsuit arose from General Star's refusal to cover or defend the Company under an insurance policy with respect to the Casey action above. The Company seeks a declaratory judgment that General Star is obligated to cover and defend the action and seeks damages, costs and attorney's fees for fraud misrepresentation and other claims.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 2 - Commitments and Contingencies, continued

       Legal Proceedings, continued
       It is reasonably possible that the Company may incur a liability as a result of the resolution of these related matters. However, these matters have not been resolved and the Company is not able to estimate the potential loss or range of potential loss that may eventually become due. Therefore, no adjustments have been made in the consolidated financial statements for any amounts that may be due from or to the Company as a result of the resolution of these matters.


NOTE 3 - Related Party Transactions

       Related Party Lease
       The Company leases its business premises ("Premises") from an entity controlled by three stockholders of the Company under a noncancelable lease expiring in October 2019. The Company is obligated to pay minimum annual rent of $480,000, plus property taxes, insurance, maintenance and other expenses related to the Premises.

       Upon a change in ownership of the Company, and every three years thereafter, the annual rent will be adjusted to fair market value, as determined by an independent party.

       Such lease does not grant the Company the option to purchase the Premises at any time during the lease term or at its termination, nor will the Company share in any proceeds that may result from sale or disposition of the Premises. Three of the stockholders of the Company purchased the Premises by making cash payments in the amount of $1,255,000 and by issuing $3,720,000 in mortgage notes. Repayment of the mortgage notes has been guaranteed for the term of the mortgage primarily by the three stockholders and secondarily by the Company. The total amount due to the bank under the mortgages totaled $3,360,000 as of September 30, 2002. The terms of these mortgage notes extend through 2019. The fair value of the Premises, which has been determined by a third-party appraisal, is in excess of the future amount of payments that may be required pursuant to the terms of the guarantee.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 3 - Related Party Transactions, continued

       Due to Related Parties
       These balances, representing advances made by three of the Company's stockholders and its chairman, bear interest at a rate of 5% per annum. Approximately $3,000,000 of these advances have a maturity date of January 1, 2012 and the balance of these advances have no definitive repayment terms. Repayment of $3,248,000 of these advances are subordinated to the Company's bank debt. In December 2002, the Company repaid approximately $759,000 of these advances.


NOTE 4 - Economic Dependency

       Major Customers
       The Company had the following customer concentrations as of September 30, 2002 and 2001 and for the nine months then ended:

                              Sales - Percent of Revenue               Accounts Receivable
                              2002              2001               2002                2001
--------------------------------------------------------------------------------------------------
Customer A **                  0%                24%              $     47,599         $1,112,050
Customer B                    12%                23%                   152,812            444,247
Customer C                    45%                17%                 2,255,334            680,457

       ** This customer is the minority owner of the Subsidiary.

       Major Suppliers
       The Company purchased materials from two suppliers totaling approximately 70% of the Company's total purchases during the nine months ended September 30, 2002 and from three suppliers totaling approximately 65% of the Company's total purchases during the nine months ended September 30, 2001. At September 30, 2002 and 2001 amounts due to these suppliers included in accounts payable, were $1,691,500 and $1,910,500, respectively.

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 5 - Interim Financial Information

       The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and should be read in conjunction with Interpharm, Inc. and Subsidiary's audited financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Such adjustments are of a normal recurring nature. Operating results for the nine months ended September 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for any other period or for a full fiscal year.

NOTE 6 - Subsequent Events

       Amendment to Certificate of Incorporation
       On October 25, 2002, the Company amended its Certificate of Incorporation to authorize 1,000,000 shares of preferred stock with a par value of $.001. No shares of preferred stock have been issued.

       Capital Stock Exchange Agreement
       On November 25, 2002, the Company and its stockholders entered into a Capital Stock Exchange Agreement (the "Exchange Agreement") with Atec Group, Inc. ("Atec"), a publicly held company. Pursuant to the Exchange Agreement, the Company's stockholders will exchange all of their shares of Company common stock, for shares of Atec Common Stock and Series K Convertible Preferred Stock ("Series K"), which will total approximately 48% of Atec's voting securities after the transaction is consummated. Atec will issue the Common and Series K stock in a 75/25 ratio to effectuate the transaction.

       Each share of Series K stock is entitled to one vote, voting as a class with the holders of Atec Common Stock. It also is entitled to receive dividends to the same extent and in the same amounts as Atec Common Stock. The Series K stock is convertible into shares of Atec Common Stock, no sooner than one year after the closing of the acquisition, upon the happening of any of the following events (the "Triggering Events"):
       (i) Atec is deemed by AMEX to be in compliance with applicable listing standards; (ii) deemed by another exchange to be in compliance with its applicable listing standards in the event Atec's securities are listed on such exchange; or (iii) Atec is no longer listed on AMEX, the Nasdaq National Market or SmallCap Market, or the New York Stock Exchange. Upon the occurrence of any of the above Triggering Events, the Series K stock becomes convertible into an aggregate total number of shares of Atec Common Stock in accordance with a defined formula, which assumes the

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 6 - Subsequent Events, continued

       Capital Stock Exchange Agreement, continued conversion of Atec Series A, B, C and J convertible Preferred Stock into Atec Common Stock. The Series A, B and C are voting securities. The net effect of the conversion feature, which has been deemed to be a contingent event, together with the shares of Atec Common Stock issued at closing, would be to issue to Interpharm stockholders, Atec Common Stock totaling approximately 80% of the total number of shares of Common Stock and voting convertible preferred stock, outstanding as of the date of the Triggering Event, after giving effect to the conversion, less shares of Common Stock which may be issued between the date of the closing of the acquisition and the date of the Triggering Event arising out of obligations which arose after the date of closing.

       Consummation of the Exchange Agreement is subject to various items, including: (i) approval by Atec's stockholders, and (ii) a sale of substantially all of Atec's assets (and assumption of liabilities) to an entity owned by certain members of Atec's present management.

       Pro Forma Earnings Per Share
       The Company adopted the provisions of SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires the presentation of basic and diluted Earnings Per Share ("EPS"). Basic EPS includes no dilution and is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if potentially convertible securities were converted.

       For accounting purposes, the Company is the acquirer in the proposed transaction and such transaction will be treated as a recapitalization of the Company. As described above, the number of shares of Atec Common Stock and Series K stock to be exchanged for the Interpharm common stock is dependent upon the number of shares of Atec Common Stock outstanding at closing. Assuming that the total number of shares of Atec Common Stock outstanding at closing is 7,719,326 (based upon the actual number of shares of Atec Common Stock outstanding as of January 10, 2003, the latest practicable date), Interpharm stockholders would receive 5,562,456 shares of Atec Common Stock and 1,854,152 shares of Series K. This share exchange has been given retroactive application in the pro forma earnings per share calculation for all periods presented. Pursuant to SFAS No. 128 and EITF Topic D-95, the Company has used the two-class method to calculate the effect of the participating Series K preferred stock on the calculation of Basic EPS. The if-converted method has been used to calculate the effect of the participating Series K preferred stock on Diluted EPS. Pro forma Basic and Diluted EPS for the years ended December 31, 2001 and 2000 is as follows:

                                                 INTERPHARM, INC. AND SUBSIDIARY

                            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 6 - Subsequent Events, continued

       Pro Forma Earnings Per Share, continued

                                                                                       2001               2000
                                                                                --------------------------------------
     Numerator:
        Net income                                                                       $806,909            $367,321
        Net income attributable to preferred stockholders                                 201,727              91,830
                                                                                       ----------          ----------

            Numerator for pro forma basic EPS                                             605,182             275,491

       Effect of dilutive securities:
         Net income attributable to preferred stockholders                                201,727              91,830
                                                                                       ----------          ----------

            Numerator for pro forma diluted EPS                                          $806,909            $367,321
                                                                                       ==========          ==========

      Denominator:
         Denominator for basic EPS
           Weighted average shares outstanding                                          5,562,456           5,562,456

        Effect of dilutive securities:

           Convertible Series K preferred stock                                        25,767,480          25,767,480
                                                                                       ----------          ----------

            Denominator for pro forma diluted EPS                                      31,329,936          31,329,936
                                                                                       ==========          ==========

            Pro forma basic EPS                                                             $.11                $.05
            Pro forma diluted EPS                                                           $.03                $.01


APPENDIX C

                     [vFinance Investments, Inc. Letterhead]



December 17, 2002

Board of Directors
ATEC Group, Inc.
69 Mall Drive
Commack, NY 11725

Gentlemen:

         You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of ATEC Group, Inc., a Delaware corporation ("ATEC"), of the transaction (the "Transaction") whereby the Company intends to acquire all of the shares of Interpharm, Inc. ( "Interpharm") from the holders of Interpharm Common Stock through a Capital Stock Exchange Agreement.

         vFinance Investments, Inc. (the "Firm"), as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with ATEC and its current operations, having conducted a due diligence review of ATEC in connection with the rendering of this opinion and are familiar with Interpharm and its current operations having conducted a complete due diligence review in connection with the proposed Transaction.

         In connection with the review and analysis performed to render our opinion, among other things, we have:

         i. Reviewed the periodic reports under Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), certain interim reports of ATEC, as well as the financial statements prepared by the management of ATEC;

         ii. Reviewed certain internal financial analyses for ATEC prepared by its management;

         iii. Held discussions with members of the senior management of ATEC regarding the strategic rationale for, and potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of the company;

         iv. Reviewed certain publicly available documents relating to ATEC;

         v. Reviewed internal detailed financial statements provided to us by ATEC;

         vi. Reviewed publicly available data and information for companies which we have determined to be comparable to ATEC;

         vii. Reviewed available research reports for companies which we have determined to be comparable to ATEC;

         viii. Reviewed the financial terms of other recent transactions deemed similar.

         ix. Conducted such other financial analyses and examinations and considered such other financial, economic and market criteria as we have determined to be appropriate for purposes of this opinion.

         x. Reviewed the Capital Stock Exchange Agreement between Interpharm, Inc. and ATEC Group, Inc. dated November 25, 2002 and all accompanying schedules and exhibits including but not limited to the certificate of designation, preferences and rights of Series K Preferred Stock.

         xi. Reviewed internal detailed financial statements provided to us by Interpharm.

         xii. Reviewed publicly available data and information for companies that we have determined to be comparable to Interpharm.

         xiii. Reviewed the Registration Rights Agreements between ATEC Group, Inc. and the Interpharm Common holders.

         We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with ATEC's consent that the financial forecasts provided by the managements of ATEC has been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of ATEC. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of ATEC in connection with its consideration of the transaction.

         Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion as of the date hereof that the acquisition offer, based on a currently issued and outstanding 8,300,000 shares of ATEC Common Stock, ATEC Preferred Stock convertible into a maximum of 475,000 shares and at or in the money options convertible into 6,038,200 shares of ATEC Common Stock, consisting of shares of ATEC Common Stock and shares of newly designated

Series K Convertible Preferred Stock to be issued to Interpharm as per the Capital Stock Exchange Agreement is fair, from a financial point of view, to holders of the ATEC common stock.

         This Opinion is furnished solely for your benefit and this opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote in connection with the proposed Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of the Firm hereunder are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of the Firm shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

         We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to revise our opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

         We have been engaged to render an opinion as to whether the consideration in the proposed transaction is fair, from a financial point of view, to the shareholders of the Company, and will receive a fee in connection with the delivery of this opinion, which is not contingent upon the consummation of the Transaction.

         We hereby consent to the use of this opinion in any public disclosure of ATEC in which it is required by law, rule, or regulation to be disclosed.

Very Truly Yours,

VFINANCE INVESTMENTS, INC.


By: /s/
    ----------------------------

APPENDIX D

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ATEC GROUP, INC.


         ATEC GROUP, INC. (the "Corporation"), a Corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware, does hereby certify

         1. Pursuant to Section 242 of the General Corporation Law, the Board of Directors of the Company duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out the whole of Article FIRST thereof and inserting in lieu thereof a new Article FIRST to read in its entirety as follows:

                  FIRST:   The name of the corporation is Interpharm Holdings,
                  Inc. (the "Corporation").

         2.   That the said amendment has been duly adopted in accordance with
Section 242 and Section 222 of the General Corporation Law by the affirmative vote of the holders of the majority of the stock of the Corporation.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by ______________, its President and _______________, its Secretary, on this _____________ day of ____________________.



                                             ---------------------------
                                                       , President



                                             ---------------------------
                                                       , Secretary

APPENDIX E

                                                                  EXECUTION COPY



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                BAAR GROUP, INC.

                                       AND

                                ATEC GROUP, INC.

                                November 25, 2002

                                TABLE OF CONTENTS


1.       DEFINITIONS...........................................................1


2.       BASIC TRANSACTION.....................................................4

         (a)      Purchase and Sale of Assets................................4-5
         (b)      Assumption of Liabilities....................................5
         (c)      Purchase Price...............................................5
         (d)      The Closing..................................................5
         (e)      Deliveries at the Closing....................................5

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................6

         (a)      Organization of the Seller...................................6
         (b)      Authorization of Transaction.................................6
         (c)      Noncontravention...........................................6-7
         (d)      Brokers' Fees................................................7
         (e)      Title to Assets..............................................7
         (f)      Subsidiaries.................................................7
         (g)      Financial Statements.........................................7
         (h)      Events Subsequent to Most Recent Fiscal Year End...........7-8
         (i)      Undisclosed Liabilities......................................8
         (j)      Legal Compliance.............................................8
         (k)      Tax Matters..................................................8
         (l)      Real Property................................................8
         (m)      Intellectual Property......................................8-9
         (n)      Inventory....................................................9
         (o)      Contracts.................................................9-10
         (p)      Notes and Accounts Receivable...............................10
         (q)      Powers of Attorney..........................................10
         (r)      Insurance...................................................10
         (s)      Litigation..................................................10
         (t)      Product Warranty.........................................10-11
         (u)      Employees...................................................11
         (v)      Employee Benefits........................................11-12
         (w)      Environment, Health, and Safety.............................12
         (x)      Disclosure..................................................12
         (y)      Investment..................................................12

4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................13

         (a)      Organization of the Buyer...................................13
         (b)      Authorization of Transaction................................13
         (c)      Noncontravention............................................13
         (d)      Brokers' Fees...............................................13
         (e)      Financial Condition.........................................13
         (f)      Seller's Representations and Warranties.....................13

5.       PRE-CLOSING COVENANTS.............................................13-14

         (a)      General.....................................................14
         (b)      Notices and Consents........................................14
         (c)      Operation of Business.......................................14
         (d)      Preservation of Business....................................14
         (e)      Full Access.................................................14
         (f)      Notice of Developments......................................14

6.       CONDITIONS TO OBLIGATION TO CLOSE....................................14

         (a)      Conditions to Obligation of the Buyer....................14-15
         (b)      Conditions to Obligation of the Seller...................15-17

7.       TERMINATION..........................................................17

         (a)      Termination of Agreement.................................17-18
         (b)      Effect of Termination.......................................18

8.       MISCELLANEOUS........................................................18

         (a)      Survival of Representations and Warranties..................18
         (b)      Press Releases and Public Announcements.....................18
         (c)      No Third-Party Beneficiaries................................18
         (d)      Entire Agreement............................................18
         (e)      Succession and Assignment...................................18
         (f)      Counterparts................................................18
         (g)      Headings....................................................19
         (h)      Notices..................................................19-20
         (i)      Governing Law...............................................21
         (j)      Amendments and Waivers......................................21
         (k)      Severability................................................21
         (l)      Expenses....................................................21
         (m)      Construction.............................................21-22
         (n)      Incorporation of Exhibits and Schedules.....................22
         (o)      Limitations On Representations And Warranties...............22
         (p)      Cooperation Following The Closing...........................22
         (q)      Specific Performance........................................22
         (r)      Submission to Jurisdiction...............................22-23
         (s)      Employee Benefits Matters...................................23
         (t)      Bulk Transfer Laws..........................................23

Schedule 1= List of Acquired Assets
Schedule 2= List of Assumed Liabilities
Exhibit A= Form of Buyer 3 Year Note
Exhibit B= Form of Buyer 6 Month Note
Exhibit C= Form of Guarantee by Principals
Exhibit D= Form of Security Agreement
Exhibit E= Form of Bill of Sale and Assignments
Exhibit F= Form of Assumption
Exhibit G= Form of Side Agreements
Exhibit H= intentionally omitted
Exhibit I= Historical Financial Statements
Exhibit J= Form of Opinion of Counsel to the Seller \
Exhibit K= Form of Opinion of the counsel to Buyer
Disclosure Schedule = Exception to Representations and Warranties

                            ASSET PURCHASE AGREEMENT

         Agreement entered into as of November 25, 2002, by and between BAAR GROUP, INC., a New York corporation (the "Buyer"), and ATEC GROUP, INC., a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to individually herein as a "Party" and collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase certain of the assets (and assume certain of the liabilities) of the Seller in return for cash and the Buyer Note (the "Transaction").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Acquired Assets" means all right, title, and interest in and to the assets of the Seller set forth on Schedule 1.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" means this Asset Purchase Agreement.

         "Assumed Liabilities" means the liabilities set forth on Schedule 2.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer 3 Year Note" has the meaning set forth in ss.2(c) below.

         "Buyer 12 Month Note" has the meaning set forth in ss.2(c) below.

         "Buyer Notes" shall mean the Buyer 3 Year Note and the Buyer 6 Month Note.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in ss.2(d) below.

         "Closing Date" has the meaning set forth in ss.2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Fairness Opinion" has the meaning set forth in ss.6(b)(iv) below.

         "Financial Statement" has the meaning set forth in ss.3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Guarantee" has the meaning set forth in ss.2(c) below.

         "Included Personnel" has the meaning set forth in ss.3(u) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium). Subject to Section 3(m)(i), all rights to the name "ATEC" remain with the Seller.

         "Investment Banking Firm" has the meaning set forth in ss.6(b)(v) below.

         "Knowledge" means actual knowledge after reasonable investigation, provided, the Knowledge of any of the Principals shall not be attributed to the Seller or its directors, officers or employees. Knowledge of the Buyer shall be deemed to include the Knowledge of the Principals.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(g) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Other Party" has the meaning set forth in ss.7(a)(ii) below.

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Principals" means the following persons who are stockholders of Buyer:
Ashok Rametra, B.J. Singh, Rajnish Rametra and Arvin Gulati.

         "Purchase Price" has the meaning set forth in ss.2(c) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" has the meaning set forth in ss.2(c) below.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller" has the meaning set forth in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Terminating Party" has the meaning set forth in ss.7(a)(ii) below.

         "Transaction" has the meaning set forth in the preface above.

2.       Basic Transaction.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this ss.2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

         (c) Purchase Price. The Buyer agrees to pay to the Seller at the Closing $4,278,184 (the "Purchase Price"), subject to the closing adjustments set forth below, by delivery of (i) its promissory note (the "Buyer 3 Year Note") in the form of Exhibit A attached hereto in the aggregate principal amount of $750,000; (ii) its promissory note (the "Buyer 12 Month Note") in the form of Exhibit B attached hereto in the aggregate principal amount of $1,000,000; and (ii) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds. The Buyer 3 Year Note shall bear an adjustable interest at the rate of one and a half percent (1.5%) per annum in excess of the prime rate as published by Citibank, from time to time, with all principal and interest amortized over a three year period and payable in equal monthly installments. The Buyer 12 Month Note shall bear an adjustable interest at the rate of one and a half percent (1.5%) per annum in excess of the prime rate as published by Citibank, from time to time, with all principal and interest amortized over a six month period and payable in equal monthly installments. In addition, payment of all principal and interest under each of the Buyer Notes shall be (i) guaranteed by the Principals (other than B.J. Singh) and (ii) secured by a security interest in substantially all of the assets of the Buyer in accordance with a security agreement. The forms of guarantee (the "Guarantee") and security agreement (the "Security Agreement") are attached hereto as Exhibits C and D, respectively.

                  The Purchase Price shall be adjusted at Closing, as follows:
                  (i) increased by an amount equal to thirty-four percent (34%) of the income from operations from Albany, New York City and New Jersey operations for the period commencing July 1, 2002 through and including the Closing Date; and (ii) reduced by an amount equal to the expenses allocated to the Long Island, New York operations (as agreed to between Seller and Buyer) for the period commencing July 1, 2002 through and including the Closing Date.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Silverman Sclar Byrne Shin & Byrne P.C. at 381 Park Avenue South, New York, New York 10016, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (e) Deliveries at the Closing. At the Closing: (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.6(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) a bill of sale and assignments (including, if applicable, Intellectual Property transfer documents) in the form attached hereto as Exhibits E and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit F and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; Buyer will deliver to the Seller agreements from the Principals who are employees of the Seller to the effect that they acknowledge the termination of their employment and employment agreements with the Seller and they release the Sellers from any further obligations arising out of such employment and employment agreements; (v) the Seller and Buyer will execute and deliver to each other the side agreements in the forms attached hereto as Exhibits G-1, G-2 and G-3; and (vi) the Buyer will deliver to the Seller the consideration specified in ss.2(c) above.

3. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that to the Knowledge of the Seller, the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation..

         (b) Authorization of Transaction. Except for approval of the stockholders of the Seller, which approval is a condition precedent to the Closing of the Transaction, the Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and, upon approval of the stockholders of the Seller, to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by general principals of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting creditors generally.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the Transactions (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Seller and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Seller and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Seller and its Subsidiaries is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets). None of the Seller and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (d) Brokers' Fees. The Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with this Agreement of the Transaction.

         (e) Title to Assets. The Seller and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the Acquired Assets.

         (f) Subsidiaries.ss.3(f) of the Disclosure Schedule sets forth for each Subsidiary of the Seller its name and jurisdiction of incorporation and the extent to which it owns any of the Acquired Assets.

         (g) Financial Statements. Attached hereto as Exhibit I are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets as of June 30, 2002 and 2001 and statements of income, changes in stockholders' equity, and cash flow for the fiscal years ended June 30, 2002, 2001 and 2000 (June 30, 2002 being the "Most
                  Recent Fiscal Year End") for the Seller and its Subsidiaries; and (ii) an unaudited consolidated balance sheet as of September 30, 2002 and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") for the three and nine months ended September 30, 2002 and 2001 for the Seller and its Subsidiaries. The Financial Statements (including the Notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except such changes required by change in GAAP and approved by the certified public accountants of ATEC), present fairly the financial condition of the Seller and its Subsidiaries as of such dates and the results of operations of the Seller and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of the Seller and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack complete footnote disclosures and other presentation items.

         (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller and its Subsidiaries that would materially affect the Acquired Assets in an adverse manner.

         (i) Undisclosed Liabilities. None of the Seller and its Subsidiaries has any Liability that would materially affect the Acquired Assets in an adverse manner (and to the best of the Seller's Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth in the Most Recent Balance Sheet (and/or in any notes thereto); (ii) the Assumed Liabilities; and (iii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (j) Legal Compliance. Each of the Seller, its Subsidiaries, and their respective Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, for which the failure to so comply would materially affect the Acquired Assets in an adverse manner.

         (k) Tax Matters. There are no Security Interests on any of the Acquired Assets that arose in connection with any failure (or alleged failure) of the Seller to pay any Tax.

         (l) Real Property. There is no real property included in the Acquired Assets.

         (m)      Intellectual Property.

                  (i) The Seller and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission its Intellectual Property. All rights to the names "ATEC" and "ATEC GROUP" and the logos related thereto remain with the Seller until such time as the Seller changes its name. Notwithstanding the foregoing; until such time as the Seller changes its name, the Seller shall license the foregoing names and logos to the Buyer in perpetuity. If and when the Seller changes its name, the foregoing names and Logos shall transfer to the Buyer.

                  (ii) None of the Seller and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Seller and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller and its Subsidiaries, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the Intellectual Property.

                  (iii) ss.3(m)(iii) of the Disclosure Schedule identifies each license, agreement, or other permission which any of the Seller and its Subsidiaries has granted to any third party with respect to the Intellectual Property.

         (n) Inventory. The inventory of the Seller and its Subsidiaries is valued at the lower of cost or market and consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective.

         (o) Contracts.ss.3(o) of the Disclosure Schedule lists the following contracts and other agreements included in the Acquired Assets to which any of the Seller and its Subsidiaries is a party (collectively, the "Contracts"):

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Seller and its Subsidiaries, or involve consideration in excess of $10,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement concerning confidentiality or noncompetition;

                  (v) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (vi)     any collective bargaining agreement;

                  (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits;

                  (viii) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (ix) any agreement under which the consequences of a default or termination could have a material adverse effect on any of the Acquired Assets; or

                  (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

         The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in ss.3(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (p) Notes and Accounts Receivable. All notes and accounts receivable of the Seller and its Subsidiaries included in the Acquired Assets are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the Most Recent Balance Sheet (and/or in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries.

         (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Seller and its Subsidiaries related to or that affect the Acquired Assets.

         (r) Insurance. There are no insurance policies or insurance included in the Acquired Assets.

         (s) Litigation. ss.3(s) of the Disclosure Schedule sets forth each instance related to or that affects the Acquired Assets in which any of the Seller and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the directors and officers (and employees with responsibility for litigation matters) of the Seller and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(s) of the Disclosure Schedule could result in any material adverse change in the Acquired Assets. None of the stockholders of the Seller and the directors and officers (and employees with responsibility for litigation matters) of the Seller and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Seller and its Subsidiaries.

         (t) Product Warranty. To the extent included in the Acquired Assets, each product manufactured, sold, leased, or delivered by any of the Seller and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Seller and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Most Recent Balance Sheet (and/or in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries.

         (u) Employees. To the Knowledge of any of the directors and officers (and employees with responsibility for employment matters) of the Seller and its Subsidiaries, no executive, key employee, or group of employees whose employment and/or consulting agreements are included in the Acquired Assets (collectively, the "Included Personnel") has any plans to terminate employment with any of the Seller and its Subsidiaries. None of the Seller and its Subsidiaries is a party to or bound by any collective bargaining agreement covering any Included Personnel, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes related to any Included Personnel. None of the Seller and its Subsidiaries has committed any unfair labor practice with regard to any Included Personnel. None of the directors and officers (and employees with responsibility for employment matters) of the Seller and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any Included Personnel.

         (v)      Employee Benefits.

                  (i) ss.3(v) of the Disclosure Schedule lists each Employee Benefit Plan that any of the Seller and its Subsidiaries maintains or to which any of the Seller and its Subsidiaries contributes that covers Included Personnel.

                           (A) Each such Employee Benefit Plan (and, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan.

                           (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan .

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a)

                           (E) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) None of the Seller and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980B).

         (w) Environment, Health, and Safety. Each of the Seller, its Subsidiaries, and their respective Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, for which the failure to so comply would materially affect the Acquired Assets in an adverse manner.

         (x) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

         (y) Investment. The Seller (i) understands that the Buyer Notes have not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering pursuant to section 4(2) of the Securities Act and applicable state securities laws; (ii) is acquiring the Buyer Notes solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Notes, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Notes, and (vi) the Seller acknowledges that the Buyer Notes shall bear a legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, hypothecated or otherwise transferred or disposed of in the absence of such registration, unless an exemption from the requirement of such registration is available under the circumstances at the time obtaining and demonstrated by opinion of counsel satisfactory to the Buyer."

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

         (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).


         (d) Brokers' Fees. Neither the Buyer nor any of the Principals has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection this Agreement or the Transaction.

         (e) Financial Condition. At Closing, the Buyer shall have cash of at least $500,000 and no material liabilities.

         (f) Seller's Representations and Warranties. To the Knowledge of the Buyer, each and every representation and warranty of the Seller contained in Section 3 of this Agreement and in the Seller's Disclosure Statement is true, complete and correct in all material respect.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

         (b) Notices and Consents. The Seller and the Buyer will give (and will cause each of the Seller's Subsidiaries to give) any notices to third parties, and the Seller will use its reasonable best efforts (and will cause each of its Subsidiaries to use its reasonable best efforts) to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in ss.3(c) above. Each of the Parties will (and the Seller will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

         (c) Operation of Business. The Seller will not (and will not cause or permit any of its Subsidiaries) to take action out of the Ordinary Course of Business, if such action would materially affect the Acquired Assets in an adverse manner.

         (d) Preservation of Business. The Seller will keep (and will cause each of its Subsidiaries to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees except to the extent that keeping its business and properties substantially intact does not materially affect the Acquired Assets in an adverse manner.

         (e) Full Access. The Seller will permit (and will cause each of its Subsidiaries to permit) representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Seller and its Subsidiaries to the extent that such access reasonably relates to the Buyer's due diligence investigation of the Acquired Assets.

         (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Seller and its Subsidiaries shall have procured all of the third party consents specified inss.5(b) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
                           (C) affect adversely the right of the Buyer to own the Acquired Assets;

                  (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above inss.6(a)(i)-(iv) is satisfied in all respects;

                  (vi) the relevant parties shall have entered into side agreement in form and substance as set forth in Exhibit G-1 (agreement pursuant to which the Seller licenses the "Atec Group" name and logo to the Buyer) and the same shall be in full force and effect;

                  (vii) the Buyer shall have received from counsel to the Seller an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Buyer, and dated as of the Closing Date;

                  (viii) the Buyer shall have obtained a minimum of $500,000 in financing; and

                  (ix) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth inss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Buyer shall have delivered to the Seller agreements from the Principals who are employees of the Seller and from John Pakiam to the effect that they acknowledge the termination of their employment and employment agreements with the Seller and they release the Seller from any further obligations arising out of such employment and employment agreements (including, but not limited to any rights upon termination, or any unvested stock appreciation rights, options, warrants or other rights to acquire stock of the Seller);

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) The Seller's shall have obtained an opinion (the "Fairness Opinion") from a recognized investment banking firm or other firm experienced in business appraisals (the "Investment Banking Firm") chosen by a committee of its Board of Directors (a majority of whose members are independent directors) to the effect that the Purchase Price to be paid for the Acquired Assets is fair;

                  (vi) the Seller's stockholders shall have approved this Agreement and the Transactions in conformance with the requirements of the Delaware General Corporation Law and the rules of the American Stock Exchange;

                  (vii) the Seller shall have complied with all relevant requirements of the American Stock Exchange and determined that effectuation of the Transactions will not result in the delisting of the Seller's securities from the American Stock Exchange;

                  (viii) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iv) is satisfied in all respects;

                  (ix) the relevant parties shall have entered into side agreements in form and substance as set forth in (a) Exhibit C (the Guarantees by each of the Principals);
                           (b) Exhibit D (the Security Agreement); (c) Exhibit G-2 (agreement pursuant to which the Buyer agrees to deliver 50% of the gross proceeds from the sale, lease or other form of disposition of any interest in or to any of the aforementioned Acquired Assets effected during the one year period commencing upon the Closing Date); and (d) Exhibit G-3 (agreement pursuant to which the Buyer agrees to pay to Seller certain New York State receivables upon receipt of such receivables); and the same shall be in full force and effect;

                  (x) the Buyer shall have delivered the consideration specified in ss.2(c), including, but not limited to, the Buyer 3 Year Note and the Buyer 12 Month Note;

                  (xi) the transaction by which all of the issued and outstanding capital stock of Interpharm Inc., a New York corporation, are exchanged for the capital stock of the Seller shall have been consummated;

                  (xii) the Seller shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit K attached hereto, addressed to the Seller, and dated as of the Closing Date;

                  (xiii) the Seller shall have entered into a Pledge and Security Agreement with Alan Prefer wherein Alan Prefer pledges 100,000 shares of common stock of Buyer as security for the full performance of his obligations under than certain promissory note dated April 1, 2002, in the original principal amount of $40,000, and

                  (xiv) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

7.       Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer or Seller (the "Terminating Party") may terminate this Agreement by giving written notice to the other party (the "Other Party") on or before the 30 days following the date of this Agreement, provided, however, that should the Terminating Party terminate this Agreement pursuant to this ss.7(a)(ii), the Terminating Party shall pay to the Other Party the Other Party's accountable expenses associated with the Transaction up to a maximum of $250,000;

                  (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 1, 2003, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 1, 2003, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

8.       Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement, or in any schedule, exhibit, document, certificate or other instrument delivered by or on behalf of the Parties pursuant to this Agreement shall survive the Closing hereunder for a period of thirty-six (36) months after the Closing Date; regardless of any investigation or disclosure made by or on behalf of the Parties. Notwithstanding the foregoing, if any schedule, exhibit, document, certificate or other instrument delivered by or on behalf of the Parties pursuant to this Agreement specifically states a different survival period, such different survival period shall govern with regard to that document.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure.

         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  If to the Seller:

                  Atec Group, Inc.
                  69 Mall Drive
                  Commack, New York 11725
                  Attn: Jim Charles
                  Phone: (631) 543-2800
                  Fax: (631) 543-3780

                  Copy to:
                  Peter Silverman, Esq.
                  Silverman Sclar Byrne Shin & Byrne P.C.
                  381 Park Avenue South
                  New York, New York 10016
                  Phone: (212) 779-8600
                  Fax: (212) 779-8858

                  If to the Buyer:

                  Baar Group, Inc.
                  1762 Central Avenue
                  Albany, New York 12205
                  Attn: Ashok Rametra
                  Phone: (518) 452-3700
                  Fax: (518) 452-3939

                  Copy to:
                  Murray S. Carr, Esq.
                  1683 Western Avenue
                  Albany, New York 12203
                  Phone: (518) 862-0662
                  Fax: (518) 862-0921

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Notwithstanding the foregoing, the corporate laws of the state of Delaware shall govern all issues concerning the relative rights of the Seller and its stockholders.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. The Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors; provided, however, that the Seller's ability to consent to any such amendment effected after the stockholders of the Seller have approved this Agreement will be subject to the restrictions contained in the Delaware General Corporation Law. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Buyer, the Seller and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of its Subsidiaries has borne or will bear any of the costs and expenses of the Seller (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The

                  Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Limitations On Representations And Warranties. Except for the representations and warranties set forth in this Agreement, the Acquired Assets are being sold "AS IS, WHERE IS, AND WITH ALL FAULTS." EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE ASSUMED LIABILITIES, THE AQUIRED ASSETS, OR ANY OTHER MATTER, EXPRESS OR IMPLIED, ORAL, OR WRITTEN. THE SELLER HEREBY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

         (p) Cooperation Following The Closing. Following the Closing, the Parties shall each deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other shall reasonably request to consummate or confirm the Transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other the benefits of this Agreement.

         (q) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in ss.8(p) below), in addition to any other remedy to which it may be entitled, at law or in equity.

         (r) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Albany, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in ss.8(h) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

         (s) Employee Benefits Matters. The Buyer will adopt and assume at and as of the Closing each of the Employee Benefit Plans that the Seller maintains and each trust, insurance contract, annuity contract, or other funding -arrangement that the Seller has established with respect thereto. The Buyer will ensure that the Employee Benefit Plans treat employment with any of the Seller and its Subsidiaries prior to the Closing Date the same as employment with any of the Buyer and its Subsidiaries from and after the Closing Date for purposes of eligibility, vesting, and benefit accrual. The Seller will transfer (or cause the plan administrators to transfer) at and as of the Closing all of the corresponding assets associated with the Employee Benefit Plans that the Buyer is adopting and assuming.

         (t) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.


                                     * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                             BUYER:



                                             BAAR GROUP, INC.



                                             By: /s/ ASHOK RAMETRA
                                                 -------------------------------

                                                 Title: President
                                                        ------------------------



                                             SELLER:



                                             ATEC GROUP, INC.



                                             By: /s/ JAMES J. CHARLES
                                                 -------------------------------

                                                 Title: VP Finance and CFO
                                                        ------------------------

Schedule 1
ACQUIRED ASSETS

All of the Seller's and each of its subsidiaries' properties and assets, personal, tangible and intangible, of every kind and wherever situated, which are owned by the Seller or its subsidiaries or in which the Seller or its subsidiaries has any right, title or interest, including, without limiting the generality of the foregoing, their goodwill, franchises, telephone numbers, permits, licenses, Acquired Intellectual Property, supplies, their commercial papers, stocks, bonds and other investments, their accounts receivables, their insurance policies, their causes of actions, judgments, claims and demands of whatever nature, their tangible and intangible personal property of all kinds, their deferred charges, advance payments, pre-paid items, claims for refunds, rights of offset and credits of all kinds, all restrictive covenants and obligations of present and former officers and employees and of individuals and corporations, their accounts, general intangibles, returned and repossessed goods, and rights as an unpaid vendor, secured party of licensor, their credit balances, documents, instruments and other chooses in actions, their rights under contracts, purchase orders, personal property, leases, joint venture agreements or arrangements and other agreements, their files, papers and records relating to the aforesaid properties and assets, their inventory, securities, machinery, equipment, pre-paid expenses, work in process, contracts, tools, dies, office furniture and equipment, product literature and customer records, except the following:

1.       Employment agreement of Surinder Rametra.
2.       Employment agreement of Jim Charles.
3. Lease for the property located at 69 Mall Drive, Commack, New York 11725 (including the security deposit for such lease).
4. All machinery, equipment, fixtures, software, office furniture and equipment and telephone numbers located at the Commack, New York facility, including all leases, contracts, agreements and records relating to the aforesaid assets and properties located at the Commack, New York facility.
5.       Assets and properties in the Merrill Lynch broker account.
6. All insurance policies, including any premium deposits, refunds or rebates for such policy.
7.       Retainer in the amount of $10,000 paid to Skadden Arps Slate Meagher &
         Flom.
8.       Retainer in the amount of $5,000 paid to Weinick Sanders Leventhal & Co
         LLP.
9. New York State tax receivables in the amount of $71,730 as of June 30, 2002.
10. New York City MTA tax receivable in the amount of $5,153 as of June 30, 2002.
11.      Minute book, stock records and similar organizational documents.
12.      Captial Stock Exchange Agreement with Interpharm, Inc.
13. Promissory Note of Alan Prefer, dated April 1, 2002, in the original principal amount of $40,000.
14. Intellectual Property other than the other than the Intellectual Property relating to the Nexar division and, subject to Section 3(m)(i) of the Agreement, the "ATEC" and "ATEC Group" name and logo .

15. Receivable from Alan Prefer in connection with the $14,378 settlement paid by Seller in connection with garnishment by Alan Prefer's former wife.
16. Pledge and Security Agreement between Alan Prefer and Atec Group, Inc., dated April 1, 2002.
17.      401(k) Plan.
18.      ATEC Group, Inc. 2000 Flexible Stock Plan.
19.      ATEC Group, Inc. 1997 Stock Option Plan.
20.      Health Care Plan.
21.      Dental Insurance.
22.      Life Insurance policies.
23.      Disability Insurance policies.
24. Any tax receivables, deferred taxes or tax credits, other than the tax receivables of (a) Micro Computer Store, Inc. in the amount of $12,155 due from New York State and (b) Innovative Business Micros, Inc. in the amount of $3,071 due from New York State.
25. Stipulation and Agreement of Settlement in the Manavazian class action claim, including the Release, Indemnity and Settlement Agreement, between the Seller and National Union fire Insurance Company of Pittsburg, Pa
26. Capital stock of any of the Seller's Subsidiaries other than Micro Computer Store, Inc. and Innovative Business Micros, Inc.

Schedule 2
ASSUMED LIABILITIES

All liabilities and obligations, (a) reflected in the Seller's balance sheet as of June 30, 2002; (b) arising out of any claim asserted by Dean Bellaview; (c) arising out of any claim asserted by AMC Computer Corp.; (d) whether known or unknown, contingent or absolute, arising or accruing between the period of July 1, 2002 and the Closing Date; or (e) arising or resulting in any way out of an Acquired Asset, including any agreement, lease, instrument or license assigned to Buyer, accruing on or after the Closing Date, except the following:

1. Obligations arising out of the Capital Stock Exchange Agreement with Interpharm, Inc.

2.       The following accrued expenses:
                  a.       Anderson Realty in the amount of $156,130
                  b.       Steinbock litigation in the amount of $39,100
                  c.       Legett & Platt in the amount of $1,240
                  d.       Prudential in the amount of $23,000

3. Tax liabilities of Seller to the extent of any tax liability arising out of the income from operations during the period of July 1, 2002 and the Closing Date from the Seller's Albany, New York City and New Jersey operations.

4. Any expenses and liabilities arising out of the Manavazian class action claim.

Exhibit A
---------

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, hypothecated or otherwise transferred or disposed of in the absence of such registration, unless an exemption from the requirement of such registration is available under the circumstances at the time obtaining and demonstrated by opinion of counsel satisfactory to the Buyer.

No. 002

                                 PROMISSORY NOTE

______, 2003                                                         US $750,000

                                BAAR GROUP, INC.

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, BAAR GROUP, INC. (the "Company") promises to pay to ATEC GROUP, INC. (the "Holder"), at the address of the Holder, or such other place(s) as Holder shall direct, the principal sum of Seven Hundred Fifty Thousand (US $750,000) Dollars in equal monthly installments of Twenty Thousand Eight Hundred Thirty-Three ($20,833) Dollars, the first installment to be paid one month from date, subsequent installments to be paid monthly thereafter; together with interest, computed at the Interest Rate (as defined below) on the unpaid balance of the principal sum outstanding from time to time, the first payment of interest to be made on the expiration of one month from the date hereof, subsequent payments to be made monthly thereafter until the indebtedness evidenced by this Note is paid in full.

         For purposes hereof, the term "Interest Rate" shall mean a rate of one and a half percent (1.5%) per annum in excess of the Prime Rate. For purposes hereof, the term "Prime Rate" shall mean the rate from time to time publicly announced by Citibank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank. The Interest Rate payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

         This Note is issued under and pursuant to the Asset Purchase Agreement, between the Company and the Holder, dated November 25, 2002 (the "Agreement"), to which reference is herewith made. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned there to in the Agreement.

         This Note is subject to the following additional provisions:

         1. Usury. Nothing contained in this Note shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Note exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal.

         2. Prepayment. The Company, at its option, from time to time, prepay without premium or penalty, in whole or in part, the indebtedness evidenced by this Note, provided, that each such payment is accompanied by accrued interest on the amount of principal prepaid, calculated as of the date of such prepayment.

         3. Security. This Note is secured by the Collateral (as such term is defined in the Security Agreement, between the Company and the Holder, dated [______________], 2003, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (the "Security Agreement").

         4. Events of Default. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Note and such default continues for a period of ten (10) days; or

                  b. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  c. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of all or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
                           (60) days thereafter; or

                  e. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  f. Any representation or warranty in this Note, the Buyer 6 Month Note, the Agreement, the Security Agreement, the Guarantees and any other agreement, documents and instruments now or at any time hereafter executed and/or delivered by the Company or any Principal in connection therewith, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (collectively, the "Transactional Documents"), shall when made or deemed made be false or misleading in any material respect; or

                  g. The Company or any of the Principals revokes, terminates or fails in any material respect to perform any of the terms, covenants, conditions or provisions of any of the Transactional Documents, and in the case of a failure to perform, such failure is not cured within thirty (30) days after receipt of notice from Holder of such failure.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note together with all unpaid interest and all other amounts payable hereunder, immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or under the Transactional Documents, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, and Holder in such event shall be entitled to receive from the maker all expenses incurred in the collection of this note and including reasonable attorneys fees.

         6.       Miscellaneous.

                  a. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  b. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 8(h) of the Agreement.

                  c. Severability. If any provision in this Note is construed to be invalid, illegal or unenfoceable, then the remaining provision shall not in any way be affected thereby and shall be enforced without regard thereto.

                  d. Parties in Interest. This Note shall bind the Company and its successors and assigns.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer hereunto duly authorized, as of the date first stated above.



                                   BAAR GROUP, INC.


                                   By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:

Exhibit B
---------

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, hypothecated or otherwise transferred or disposed of in the absence of such registration, unless an exemption from the requirement of such registration is available under the circumstances at the time obtaining and demonstrated by opinion of counsel satisfactory to the Buyer.

No. 001

                                 PROMISSORY NOTE

______, 2003                                                       US $1,000,000

                                BAAR GROUP, INC.

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, BAAR GROUP, INC. (the "Company") promises to pay to ATEC GROUP, INC. (the "Holder"), at the address of the Holder, or such other place(s) as Holder shall direct, the principal sum of One Million (US $1,000,000) Dollars in equal monthly installments of Eighty-Three Thousand Three Hundred Thirty-Three ($83,333) Dollars, the first installment to be paid one month from date, subsequent installments to be paid monthly thereafter; together with interest, computed at the Interest Rate (as defined below) on the unpaid balance of the principal sum outstanding from time to time, the first payment of interest to be made on the expiration of one month from the date hereof, subsequent payments to be made monthly thereafter until the indebtedness evidenced by this Note is paid in full.

         For purposes hereof, the term "Interest Rate" shall mean a rate of one and a half percent (1.5%) per annum in excess of the Prime Rate. For purposes hereof, the term "Prime Rate" shall mean the rate from time to time publicly announced by Citibank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank. The Interest Rate payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.

         This Note is issued under and pursuant to the Asset Purchase Agreement, between the Company and the Holder, dated November 25, 2002 (the "Agreement"), to which reference is herewith made. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned there to in the Agreement.

         This Note is subject to the following additional provisions:

         1. Usury. Nothing contained in this Note shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Note exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal.

         2. Prepayment. The Company, at its option, from time to time, prepay without premium or penalty, in whole or in part, the indebtedness evidenced by this Note, provided, that each such payment is accompanied by accrued interest on the amount of principal prepaid, calculated as of the date of such prepayment.

         3. Security. This Note is secured by the Collateral (as such term is defined in the Security Agreement, between the Company and the Holder, dated [____________], 2003, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (the "Security Agreement").

         4. Events of Default. The following shall constitute an "Event of Default":

                  a. The Company shall default in the payment of principal or interest on this Note and such default continues for a period of ten (10) days; or

                  b. The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  c. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

                  d. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of all or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty
                           (60) days thereafter; or

                  e. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  f. Any representation or warranty in this Note, the Buyer 3 Year Note, the Agreement, the Security Agreement, the Guarantees and any other agreement, documents and instruments now or at any time hereafter executed and/or delivered by the Company or any Principal in connection therewith, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (collectively, the "Transactional Documents"), shall when made or deemed made be false or misleading in any material respect; or

                  g. The Company or any of the Principals revokes, terminates or fails in any material respect to perform any of the terms, covenants, conditions or provisions of any of the Transactional Documents, and in the case of a failure to perform, such failure is not cured within thirty (30) days after receipt of notice from Holder of such failure.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note together with all unpaid interest and all other amounts payable hereunder, immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or under the Transactional Documents, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, and Holder in such event shall be entitled to receive from the maker all expenses incurred in the collection of this note and including reasonable attorneys fees.

         6.       Miscellaneous.

                  a. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                  b. Notices. Any notice required or permitted to be given hereunder shall be given in accordance with Section 8(h) of the Agreement.

                  c. Severability. If any provision in this Note is construed to be invalid, illegal or unenfoceable, then the remaining provision shall not in any way be affected thereby and shall be enforced without regard thereto.

                  d. Parties in Interest. This Note shall bind the Company and its successors and assigns.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer hereunto duly authorized, as of the date first stated above.



                                   BAAR GROUP, INC.


                                   By: /s/
                                       ---------------------------------
                                       Name:
                                       Title:

Exhibit C
---------

                               GURANTY OF PAYMENT
                               ------------------

     THIS GUARANTY OF PAYMENT made this ___________, 2003, by ASHOK RAMETRA, RAJNISH RAMETRA and ARVIN GULATI (herein individually and jointly called the "Guarantors") to ATEC GROUP, INC., a Delaware corporation ("ATEC").

                                    RECITALS

     BAAR Group, Inc. ("Borrower") has issued (a) a Promissory Note in the original principal amount of $750,000 and (b) a Promissory Note in the original principal amount of $1,000,0000 (collectively, the "Notes") in connection with the purchase of certain assets of ATEC pursuant to the terms of an Asset Purchase Agreement, between Borrower and ATEC, dated November 25, 2002 (the "Agreement").

      Due to the close business and financial relationships between the Borrower and the Guarantors, in consideration of the benefits which will accrue to Guarantors and as an inducement for and in consideration of ATEC making the financial accommodations to Borrower pursuant to the Agreement, the Guarantors agree and covenant with ATEC as follows:

     1. Guaranty. The Guarantors hereby unconditionally and irrevocably guarantee to ATEC the full and punctual payment and performance, when due (whether by acceleration, declaration, extension or otherwise) of the following (all of which are collectively referred to herein as the "Guaranteed Obligations"), of all obligations, liabilities and indebtedness of any kind, nature and description of the Borrower to ATEC, including, without limitation, principal, interest, charges, fees and expenses arising under the Notes, whether now existing or hereafter arising.

Notwithstanding anything to the contrary contained in this Guaranty, the liability of (a) Ashok Rametra for the Guaranteed Obligations shall not exceed fifty percent (50%) of the aggregate amount of all of the Guaranteed Obligations; (b) (a) Rajnish Rametra for the Guaranteed Obligations shall not exceed twenty-five percent (25%) of the aggregate amount of all of the Guaranteed Obligations; and (c) Arvin Gulati for the Guaranteed Obligations shall not exceed twenty-five percent (25%) of the aggregate amount of all of the Guaranteed Obligations.

     2. Representations and Warranties. The Guarantors represent and warrant to ATEC that: (a) they have full power and authority to execute and deliver this Guaranty and to incur the obligations provided for herein; (b) this Guaranty and any other documents, instruments, or agreements made by them with respect to this Guaranty are valid, enforceable, and binding in accordance with the terms and covenants hereof and thereof; (c) they have a financial interest in the Borrower; and (d) they have examined or have had an opportunity to examine the Agreement and all instruments and documents related thereto.

     3. Obligations Not Impaired. The Guarantors hereby consent that at any time, or from time to time, and with or without consideration, ATEC may, without notice to or further consent of the Guarantors and without in any manner affecting, lessening, impairing, or releasing the liability and obligations of the Guarantors under this Guaranty: (a) increase and decrease the rate of interest under the Notes; (b) renew, extend, or change the time and terms of payment and/or maturity of the Guaranteed Obligations; (c) receive additional security and collateral for the payment of the Guaranteed Obligations; and (d) sell, assign, release, surrender, exchange, settle, compromise, substitute, subordinate, hypothecate, change, waive, or modify the Guaranteed Obligations.

     4. Guaranty of Payment. This Guaranty is a guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from the Borrower or any other person primarily or secondarily liable for the payment of the Guaranteed Obligations. The obligations and liabilities of the Guarantors hereunder shall not be impaired, released, lessened, or affected by any failure, delay, or omission of ATEC to enforce any right, power, or remedy in respect of the Guaranteed Obligations or of the Agreement or to realize upon any collateral or security provided for therein, or any waiver of any such right, power, or remedy or of any default in respect of the Guaranteed Obligations.

     5. Waiver of Presentment, Demand, etc. The Guarantors hereby waive presentment, demand for payment, dishonor, notice of nonpayment and of dishonor, of the Guaranteed Obligations and any security and collateral for the payment thereof, notice of the making of the Guaranteed Obligations or creation of the Guaranteed Obligations, and notice of acceptance of this Guaranty.

     6. Waiver of Subrogation. In the event the Guarantors shall at any time pay any sum or sums on account of the Guaranteed Obligations or take any other action in performance of their obligations and liabilities hereunder, the Guarantors shall have no subrogation or other rights against ATEC.

     7. Events of Default. The occurrence of one or more of the following events (herein referred to as "event of default") shall constitute a default hereunder, and all such events are individually and collectively included in the term "default" as used herein: (a) if the Guarantors shall fail to promptly pay to ATEC all sums due and payable to ATEC under and by reason of this Guaranty; (b) if the Guarantors shall fail to duly perform, observe, or comply with any of the terms and provisions of this Guaranty (other than payment of money) at the time or times when performance, observance, or compliance therewith is required by the terms hereof, and such failure shall continue for a period of 14 days; (c) if any representation or warranty contained herein or made pursuant hereto shall prove to have been false or incorrect in any material respect on the date as of which made; (d) if an event of default as defined in the Notes should occur, and such default shall continue for a period of fourteen (14) days after notice of such default is made by ATEC to the Guarantors; or (e) if the Guarantors shall make a general assignment for the benefit of creditors or shall admit in writing their inability to pay debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or consenting to, or acquiescing in, any arrangement, composition, readjustment or similar relief under any present or future statute, law, or regulation or shall file an answer or other pleading admitting, or shall fail to deny, or contest, the material allegations of a petition filed against them in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Guarantors or any part of the property of the Guarantors.

     8. Default. If any one or more events of default shall occur, then in any such case, ATEC may at any time thereafter, at its option: (a) declare the full amount guaranteed by the Guarantors hereunder to be due and payable whereupon the same shall become immediately due and payable to ATEC, and (b) exercise any other rights, remedies, and powers granted to it hereunder and by law.

     9. Costs and Expenses. After default hereunder, the Guarantors shall pay to ATEC on demand all costs and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by or on behalf of ATEC in endeavoring to collect or enforce this Guaranty.

     10. Remedies Cumulative, etc. Each right, power, and remedy of ATEC as provided for in this Guaranty, the Notes, the Agreement or in any instruments, agreements and documents executed and delivered in conjunction therewith or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guaranty, in the Notes, in the Agreement or in any instruments, agreements and documents executed and delivered in conjunction therewith or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by ATEC of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by ATEC of any or all such other rights, powers, or remedies.

     11. No Waiver, etc. Except as otherwise provided herein, no failure or delay by ATEC to insist upon the strict performance of any term, condition, covenant, or agreement of this Guaranty, the Notes, the Agreement or of any instruments, agreements or documents executed and delivered in conjunction therewith, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude ATEC from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Guaranty, under the Notes, under the Agreement or under any instruments, agreements or documents executed and delivered in conjunction therewith, ATEC shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Guaranty, the Notes, the Agreement or under any instruments, agreements or documents executed and delivered in conjunction therewith, or to declare a default for failure to effect such prompt payment of any such other amount.

     12. Right to Proceed. Except as otherwise expressly provided herein, ATEC shall be under no obligation or requirement to prosecute collection from the Borrower or from any other person or persons primarily or secondarily liable for all or any part of the Guaranteed Obligations, or to enforce or exercise any of its rights, remedies, or powers under the Notes, the Agreement or under any documents, agreements or instruments executed and delivered in conjunction therewith or resort to any security and collateral covered thereby before proceeding against the Guarantors under this Guaranty. The liability and obligations of the Guarantors hereunder are independent of any other guaranty or guaranties at any time in effect with respect to any existing or future liabilities and indebtedness of the Borrower to ATEC, and the liability and obligations of the Guarantors hereunder may be enforced regardless of the existence of any such other guaranty or guaranties.

     13. Term of Guaranty. This Guaranty and all guaranties, covenants and agreements of the Guarantors herein shall continue in full force and effect and shall not be discharged or released until such time as the Guaranteed Obligations shall have been paid in full.

     14. Assignment of Guaranty. ATEC may, without notice to, or consent of the Guarantors, sell, assign, or transfer to any person or persons all or any part of the Note, and each such person or persons shall have the right to enforce this Guaranty as fully as ATEC, provided that ATEC shall continue to have the unimpaired right to enforce this Guaranty as to so much of the Notes that it has not sold, assigned, or transferred.

     15. Notices. All notices and demands required under this Guaranty to be in writing, shall be deemed to have been properly given if and when mailed by first class certified mail, return receipt requested, postage prepaid, if to ATEC at [________________________], to the attention of President, and if to the Guarantors at the addresses set forth below hereto or at such other address as the Guarantors or ATEC shall have furnished to the other in writing, and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     16. Governing Law. This Guaranty shall be deemed effective only upon delivery, and shall be governed in accordance with the laws of the New York.

     17. Change, etc. Neither this Guaranty nor any term, condition, convenant or agreement hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

     18. Terms Binding. All of the terms, conditions, stipulations, and covenants of this Guaranty shall apply to and be binding upon the Guarantors and their representatives, successors, and assigns, and shall inure to the benefit of ATEC and its successors and assigns.

     19. Gender, etc. Whenever used herein, the singular number shall include the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders. Whenever used herein, the word "person" or "persons" shall mean and include a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision or agency thereof, or an estate or trust.

     20. Headings. The headings in this Guaranty are for convenience only, and shall not limit or otherwise affect any of the terms hereof.

     21. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which, together, shall constitute one and the same instrument.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be signed and delivered on the day and year first written above.


WITNESS:                                ASHOK RAMETRA

                                        Name:
--------------------------                   --------------------------------

                                        Address:
                                                -----------------------------

                                                -----------------------------



WITNESS:                                RAJNISH RAMETRA

                                        Name:
--------------------------                   --------------------------------

                                        Address:
                                                -----------------------------

                                                -----------------------------


WITNESS:                                ARVIN GULATI

                                        Name:
--------------------------                   --------------------------------

                                        Address:
                                                -----------------------------

                                                -----------------------------



WITNESS:                                                      (spouse)
                                        ----------------------

                                        Name:
--------------------------                   --------------------------------

                                        Address:
                                                -----------------------------

                                                -----------------------------

STATE OF                   )
                           )  ss.:
COUNTY OF                  )


         On this ____ day of __________, 2003, before me personally came Ashok Rametra to me known, to be the individual described in and which executed the foregoing instrument.


                                         ---------------------------
                                               Notary Public



STATE OF                   )
                           )  ss.:
COUNTY OF                  )


         On this ____ day of __________, 2003, before me personally came Rajnish Rametra to me known, to be the individual described in and which executed the foregoing instrument.


                                         ---------------------------
                                               Notary Public



STATE OF                   )
                           )  ss.:
COUNTY OF                  )


         On this ____ day of __________, 2003, before me personally came Arvin Gulati to me known, to be the individual described in and which executed the foregoing instrument.


                                         ---------------------------
                                               Notary Public

Exhibit D
---------

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT, dated [___________], 2003 (the "Security Agreement"), is entered into by and between BAAR GROUP, INC., a New York corporation (together with its successors and assigns, the "Company"), and ATEC GROUP, INC., a Delaware corporation (together with its successors and assigns, "Secured Party").

                                    RECITALS

         WHEREAS, the Company has issued to the Secured Party (a) a promissory note, dated the date hereof, in the principal amount of Seven Hundred Fifty Thousand Dollars (US $750,000); and (b) a promissory note, dated the date hereof, in the principal amount of One Million Dollars (US $1,000,000) (collectively, the "Notes"), as partial payment for the purchase of certain assets of the Secured Party by the Company, pursuant to that certain Asset Purchase Agreement, by and between the Company and the Secured Party, dated November 25, 2002 (the "Agreement"); and

         WHEREAS, the Company has duly authorized the execution, delivery and performance of this Security Agreement;

         NOW THEREFORE, in consideration of the premises and the covenants set forth herein the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Defined Terms. As used herein, capitalized terms defined in the Agreement and not otherwise defined herein are used herein as so defined. All terms defined in the UCC (defined below) and not otherwise defined herein or in the Agreement shall have the meanings assigned to them in the UCC.

         "Accounts" shall mean all present and future rights of the Company and each Subsidiary to payment for goods sold or leased or for services rendered, which are not evidenced by instructions or chattel paper, and whether or not earned by performance.

         "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and" under common control with") shall mean, with respect to any
Person: (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; (ii) in the case of a corporation, beneficial ownership of 10% or more of any class of

Capital Stock of such Person; and (ii) in the case of an individual, (A) member of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as in effect on the date hereof), and (B) trusts, any trustee or beneficiary of which is such Person or members of such Person's immediate family.

         "Agreement" is defined in the recitals hereto.

         "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interest (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Collateral" shall have the meaning assigned to it in Article II hereof.

         "Company" is defined in the recitals hereto.

         "Equipment" shall mean all equipment in all of its forms of the Company and any Subsidiary, wherever located, including all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

         "Event of Default" shall have the meaning assigned to it in Section 6.1 hereof.

         "Inventory" shall mean all of the Company's and each Subsidiary's now owned and hereafter existing or acquired inventory and other supplies used or useful in the business of the Company and each Subsidiary wherever located.

         "Liens" shall mean any mortgage, lien, pledge, change, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

         "Notes" is defined in the recitals hereto.

         "Obligations" means any principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company under the Notes or this Security Agreement.

         "Person" or "person" shall mean and include any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended) limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         "Records" shall mean all of the present and future books of account of every kind or nature of the Company and each Subsidiary, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Company or any Subsidiary with respect to the foregoing maintained with or by any other Person).

         "Secured Party" is defined in the recitals hereto.

         "Subsidiary" shall mean with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         "Voting Stock" shall mean, with respect to any Person: (a) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers, or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes has or might have voting power by reason of the happening of any contingency); and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

                                   ARTICLE II

                           GRANT OF SECURITY INTERESTS

         2.1 Security Interest. As security for the prompt and complete payment and performance in full of all the Obligations, the Company hereby grants to the Secured Party, a security interest in and continuing lien on, all of its right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located ("Collateral"):

                  (i)  Accounts;

                  (ii) subject to the final paragraph of this Section 2.1, all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, patents, trade secrets, trademarks, service marks, copyrights, trade names, applications and registrations for the foregoing, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims), chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties of the Company or any Subsidiary;

                  (iii) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of the Company or any Subsidiary now or hereafter held or received by or in transit to any depository or other institution from or for the account of the Company or any Subsidiary, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Non-Security Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Non-Security Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Non-Security Collateral, including, without limitation, returned, repossessed and reclaimed goods, and
(d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (iv) Inventory;

                  (v)  Records;

                  (vi) Equipment;

                  (vii) all of the Company's and any Subsidiary's other personal property and rights of every kind and description and interests therein; and

                  (viii) all products and proceeds of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

                  In no event shall the Secured Party's security interest in a contract or agreement of the Company or any Subsidiary be deemed to be a present assignment, transfer, conveyance, subletting or other disposition (an "Assignment") of such contract or agreement to the Secured Party within the meaning of any provision in such contract or agreement prohibiting, or requiring any consent or establishing any other conditions for, an assignment thereof by the Company or any Subsidiary. The Secured Party's security interest in each contract or agreement of the Company or any Subsidiary shall attach form the date hereof to all of the following, whether now existing or hereafter arising or acquired: (i) all of the Company's and each Subsidiary's Accounts and general intangibles for money due or to become due arising under such contract or agreement; (ii) all proceeds paid or payable to the Company or any Subsidiary from any sale, transfer or assignment of such contract or agreement and all rights to receive such proceeds; and (iii) all other rights and interests of the Company or any Subsidiary in, to and under such contract or agreement to the fullest extent that attachment thereto would not be a violation of such contract or agreement directly or indirectly entitling a party thereto (other than the Company or any Subsidiary or Affiliate thereof) to a legally enforceable right to terminate such contract or agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

         3.1 Validity, Perfection and Priority. The security interests in the Collateral granted to the Secured Party hereunder constitute valid and continuing security interests in the Collateral.

         3.2 Chief Executive Office. The chief executive office of the Company and each Subsidiary is 1762 Central Avenue, Albany, New York 12205. The originals of the Records are located at such chief executive office of the Company. All Records are maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from the chief executive office.

         3.3 Basic Representations and Warranties. The Company is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company's financial condition, results of operation or business or the rights of Secured Party in or to any of the Collateral. The execution, delivery and performance of this Security Agreement and the transactions contemplated hereunder are all within the Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which the Company is a party or by which the Company or its property are bound and will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of the Company. This Security Agreement constitutes legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors rights generally, and by general principles of equity (whether considered at law or in equity). The Company does not have any Subsidiaries.

         3.4 Priority of Liens; Title to Properties. The security interests and liens granted to the Secured Party under this Security Agreement constitute valid and perfected first priority liens and security interests in and upon the Collateral. The Company has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender.

                                   ARTICLE IV

                                    COVENANTS

         The Company covenants and agrees with the Secured Party that from and after the date of this Security Agreement;

         4.1 Further Assurances. The Company will from time to time at its own expense, promptly execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Secured Party may deem necessary or desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted, including, without limitation, the following:

                  (i) the filing of any financing statements, in form acceptable to the Secured Party under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby (and each of the Company and each Subsidiary hereby (x) authorizes the Secured Party to file any such financing statement without its respective signature to the extent permitted by applicable law and (y) agrees that a photocopy or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed in lieu of the original to the extent permitted by applicable law); and

                  (ii) furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail and in form satisfactory to such requesting party.

         4.2 Maintain Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, but not limited to, the originals of all documentation with respect to all Accounts and records of all payments received and all credits granted on the Accounts, and all other dealings therewith.

         4.3      Maintenance of Existence.

                  (i) The Company shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

                  (ii) The Company shall not change its name unless each of the following conditions is satisfied: (a) Secured Party shall have received not less than thirty (30) days prior written notice from the Company of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (b) Secured Party shall have received a copy of the amendment to the Certificate of Incorporation of the Company providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of the Company as soon as it is available.

                  (iii) The Company shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless the Secured Party shall have received not less than thirty (30) days' prior written notice from the Company of such proposed change, which notice shall set forth such information with respect thereto as the Secured Party may require and Secured Party shall have received such agreements as the Secured Party may reasonably require in connection therewith. The Company shall not change its type of organization, jurisdiction of organization or other legal structure.

         4.4 New Collateral Locations. The Company may open any new location within the continental United States provided the Company (a) gives the Secured Party thirty (30) days prior written notice of the opening of any such new location which (i) is in a jurisdiction in which the Company does not already have a place of business or operations or (ii) will be the chief executive office or location of Records of the Company and (b) executes and delivers, or causes to be executed and delivered, to the Secured Party such agreements, documents, and instruments as the Secured Party may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including without limitation, UCC financing statements.

         4.5 Insurance. The Company, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral and the Company's other property and assets against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to the Secured Party as to form, amount and insurer. The Company shall furnish certificates, policies or endorsements to the Secured Party as Secured Party shall require as proof of such. All policies shall provide for at least thirty (30) days prior written notice to the Secured Party of any cancellation or reduction of coverage and that the Secured Party may act as attorney for the Company in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. The Company shall cause the Secured Party to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies insofar as they relate to any Collateral. At its option, the Secured Party may apply any insurance proceeds received by the Secured Party at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as the Secured Party may determine or hold such proceeds as cash collateral for the Obligations.

         4.6 Sale of Assets; Consolidation; Merger; Dissolution; Etc. The Company shall not directly or indirectly:

                  (i) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it unless the Company is the surviving corporation, and no Event of Default has occurred and is then continuing (after giving effect to such merger or consolidation);

                  (ii) sell, transfer, or otherwise dispose of all or substantially all of its assets;

                  (iii) form or acquire any Subsidiaries not in existence on the date hereof (unless each such Subsidiary has complied with the requirements set forth Section 7.10); or

                  (iv)  wind up, liquidate or dissolve or

                  (v)   agree to do any of the foregoing.

         4.7 Encumbrances. The Company shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of the Secured Party; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the Company's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to the Company; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of the Company as presently conducted thereon or materially impair the value of the real property which may be subject thereto;
(e) liens incurred in the ordinary course of business to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (exclusive of obligations constituting indebtedness); (f) liens for any interest or title of a lessor under any operating lease permitted to be incurred hereunder, provided that such liens do not extend to any property or asset that is not property subject to such lease;
(g) liens to secure purchase money indebtedness provided, any lien securing such indebtedness does not extend to or encumber any assets or property other than the asset or property being acquired; and (h) liens permitted under Article V hereof.

                                    ARTICLE V

                             [intentionally omitted]


                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT


         6.1 Event of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (i) (a) the Company fails to pay when due any of the Obligations or (ii) the Company or any of the Guarantors (as defined in the Guaranty of Payment, dated the dated hereof (the "Guaranty") fails to perform any of the terms, covenants, conditions or provisions contained in this Security Agreement, the Agreement, any of the Notes or the Guaranty to which it is a party;

                  (ii) any representation, warranty or statement of fact made by the Company or a Guarantor to in this Security Agreement, the Agreement, the Notes, the Guaranty or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (iii) (a) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $10,000 in the aggregate, which judgments are not discharged, vacated, bonded, or stayed within a period of thirty (60) days, or in any event later than five (5) days prior to the date of any proposed sale thereunder;

                  (iv) the Company dissolves or suspends or discontinues doing business;

                  (v) the Company makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors; or the Company becomes insolvent (however defined or evidenced);

                  (vi) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against the Company or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or the Company shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner; or

                  (vii) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property.

         6.2 Rights and Remedies Generally. (a) If an Event of Default shall occur and be continuing, then and in every such case, the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights now or hereafter existing under all other applicable laws, and, subject to any mandatory requirements of applicable law then in effect, shall have all the rights set forth in this Security Agreement and all the rights set forth with respect to the Collateral or this Security Agreement in any other agreement between the parties.

                  (b) If an Event of Default occurs and is continuing, the Secured Party may, commence the taking of such actions toward collection or enforcement of this Security Agreement and the Collateral (or any portion thereof), including, without limitation, action toward foreclosure upon any Collateral, as the Secured Party deems in their discretion to be appropriate.

         6.3 Disposition of Collateral. The Secured Party will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to foreclose on the Collateral following an Event of Default. The Secured Party will give the Company reasonable notice of the time and place of any public sale of the Collateral or any part thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The Company agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified in Section 7.3 of this Security Agreement (or such other address that the Company or any Subsidiary may provide to the Secured Party in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.

         6.4 Proceeds. If an Event of Default shall occur and be continuing, (i) all proceeds and distributions on the Collateral received by the Company shall be held in trust for the Secured Party, segregated from other funds of the Company in a separate deposit account containing only such proceeds and distributions, and shall forthwith upon receipt thereof, be turned over to the Secured Party in the same form received (appropriately indorsed or assigned to the order of the Secured Party).

         6.5 Recourse. The Company shall pay or remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Obligations.

         6.6 Expenses; Attorneys Fees. The Company shall pay or reimburse the Secured Party for all its expenses in connection with the exercise of their rights hereunder, including, without limitation, (i) all reasonable attorneys' fees and legal expenses incurred by the Secured Party and (ii) all filing fees and related expenses contemplated by Section 4.1 hereof. All such expenses shall be secured hereby.

         6.7      Limitation on Duties Regarding Preservation of Collateral.

                  (i) The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account.

                  (ii) The Secured Party shall have no obligation to take any steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                  (iii) Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligations to sell or otherwise dispose of any Collateral upon the request of the Company, any Subsidiary or otherwise.

         6.8 Expense of Secured Party. The Company will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel, which the Secured Party may incur in connection with

                  (i)   the administration of this Security Agreement,

                  (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon any of the Collateral, or

                  (iii) the exercise or enforcement of any of the rights of the
                        Secured Party.


                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Indemnity. The Company agrees to indemnify, reimburse and hold the Secured Party and its officers, directors, employees, representatives and agents ("Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs or expenses or disbursements (including reasonable attorneys' fees and expenses) for whatsoever kind or nature ("Losses") which may be imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Security Agreement or the transactions contemplated hereby, except to the extent that such Losses are caused by the gross negligence or willful misconduct of such Indemnitees. The obligations the Company and each Subsidiary under this Section shall be secured hereby and shall survive payment and performance or discharge of the Obligations and the termination of this Security Agreement.

         7.2 Governing Law. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS).

         7.3 Notices. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one business day after delivery to such courier service, addressed, in the case of each party hereto as follows: if to the Company, BAAR Group Inc., [_____________________________], telecopy number: [__________________]; if to the Secured Party, ATEC Group, Inc., [_________________________], telecopy number [_________________], Attention:
[______________]; or to such other address as may be designated by any party in a written notice to the other party hereto.

         7.4 Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the Company and each Subsidiary, the Secured Party, all future holders of the Obligations and their respective successors and assigns, except that the Company and each Subsidiary may not assign or transfer any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party.

         7.5 Waivers and Amendments. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in writing and approved by the Secured Party, and then such waiver a consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing among the Company, each Subsidiary and the Secured Party shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as the Secured Party deems expedient and are not exclusive of any rights or remedies which the Secured Party would otherwise have whether by security agreement or now or hereafter existing under applicable law. No notice to or demand on the Company and each Subsidiary in any case shall entitle the Company and each Subsidiary to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.

         7.7 Termination; Release. When the Obligations have been indefeasibly paid and performed in full this Security Agreement shall terminate, and the Secured Party, at the request and sole expense of the Company and each Subsidiary, will excuse and deliver to the Company and each Subsidiary the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Company and each Subsidiary, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

         7.8 Headings Descriptive. The headings of the several sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

         7.9 Severability. In case any provision in or obligation under this Security Agreement or the Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         7.10 Additional Subsidiaries. Each new Subsidiary of the Company shall, and the Company shall cause any such new Subsidiary to, become a party to this Security Agreement by executing and delivering an addendum to this Security Agreement.

         7.11 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                        COMPANY
                                        -------

                                        BAAR GROUP INC.



                                        By: /s/
                                            ------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------


                                        SECURED PARTY
                                        -------------

                                        ATEC GROUP, INC.


                                        By: /s/
                                            ------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

APPENDIX F

                     [vFinance Investments, Inc. Letterhead]


December 17, 2002

Board of Directors
Atec Group, Inc.
69 Mall Drive
Commack, NY 11725

Gentlemen:

         You have requested that we render our opinion as to the fairness, from a financial point of view, to the shareholders of ATEC Group, Inc., a Delaware corporation ("ATEC"), of the transaction (the "Transaction") whereby the Company intends to accept an offer for the legacy operating systems integration business by current members of management in a privatization transaction.

         vFinance Investments, Inc. (the "Firm"), as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with ATEC and its current operations, having conducted a due diligence review of ATEC in connection with the rendering of this opinion.

         In connection with the review and analysis performed to render our opinion, among other things, we have:

         i. Reviewed the periodic reports under Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), certain interim reports of ATEC, as well as the financial statements prepared by the management of ATEC;

         ii. Reviewed certain internal financial analyses for ATEC prepared by its management;

         iii. Held discussions with members of the senior management of ATEC regarding the strategic rationale for, and potential benefits of, the transaction and the past and current business operations, financial condition and future prospects of the company;

         iv. Reviewed certain publicly available documents relating to ATEC;

         v. Reviewed internal detailed financial statements provided to us by ATEC;

         vi. Reviewed publicly available data and information for companies which we have determined to be comparable to ATEC;

         vii. Reviewed available research reports for companies which we have determined to be comparable to ATEC;

         viii. Reviewed the financial terms of other recent similar transactions; and

         ix. Conducted such other financial analyses and examinations and considered such other financial, economic and market criteria as we have determined to be appropriate for purposes of this opinion.

         x. Reviewed the Asset Purchase Agreement between Baar Group, Inc. and ATEC Group, Inc. dated November 25, 2002 and all accompanying schedules and exhibits.

         xi. Reviewed the Form of Notes, Guaranty of Payment and Security Agreement to be issued by Baar Group, Inc.in conjunction with the transaction.

         We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with ATEC's consent that the financial forecasts provided by the managements of ATEC has been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the management of ATEC. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of ATEC in connection with its consideration of the transaction.

         Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion as of the date hereof that the privitization transaction offer of $4,278,184 subject to closing adjustments is fair, from a financial point of view, to holders of the ATEC Common Stock.

         This Opinion is furnished solely for your benefit and this opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote in connection with the proposed Transaction. This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and our engagement letter, and subject to the understanding that the obligations of the Firm hereunder are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling

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

person of the Firm shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.

         We have tried to apply objective measures of value in rendering our Opinion. You understand, however, that such a valuation necessarily is based on some subjective interpretations of value. We understand that we are not obligated to revise our opinion due to events and fluctuating economic conditions occurring subsequent to the date of this Opinion.

         We have been engaged to render an opinion as to whether the consideration in the proposed transaction is fair, from a financial point of view, to the shareholders of the Company, and will receive a fee in connection with the delivery of this opinion, which is not contingent upon the consummation of the Transaction.

         We hereby consent to the use of this opinion in any public disclosure of ATEC in which it is required by law, rule, or regulation to be disclosed.

Very Truly Yours,

VFINANCE INVESTMENTS, INC.


By: /s/
    ---------------------------------

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